Exhibit 10.3

Execution Version

REVOLVING NOTES FACILITY AGREEMENT

dated as of August 7, 2006,

among

USS PRODUCTS INVESTOR LLC,

as the Borrower,

THE BORROWER SUBSIDIARIES IDENTIFIED HEREIN,

as the Obligors,

CERTAIN FINANCIAL INSTITUTIONS IDENTIFIED HEREIN,

as the Lenders,

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.,

as the Administrative Agent for the Lenders,

JPMORGAN CHASE BANK, N.A.,

as the Security Agent,

and

LEHMAN BROTHERS INC.,

as Sole Lead Arranger and Sole Bookrunner

i

ii

iii

Execution Version

REVOLVING NOTE FACILITY AGREEMENT

THIS REVOLVING NOTE FACILITY AGREEMENT, dated as of August 7, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among USS PRODUCTS INVESTOR LLC, a Delaware limited liability company (the “Borrower”), each Borrower subsidiary signatory to this Agreement or that becomes party to this Agreement from time to time in accordance with the terms hereof (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the various financial institutions as are or may become parties hereto (collectively, the “Lenders”), BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) for the Lenders, JPMORGAN CHASE BANK, N.A., as security agent (in such capacity, together with its successors in such capacity, the “Security Agent”) for the Secured Parties (as hereinafter defined) and LEHMAN BROTHERS INC., as sole lead arranger and sole bookrunner.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower and the other Obligors a revolving note facility of up to $325,000,000, the proceeds of which are to be used, among other things, to fund the construction and delivery of the Vessels;

WHEREAS, concurrently with the delivery of this Agreement the Borrower is entering into a Management and Operating Agreement with the Manager pursuant to which the Manager has agreed to provide certain services with respect to the Assigned Construction Contract and the Vessels;

WHEREAS, on the Delivery Date of each Vessel the Obligor owning such Vessel shall enter into a first preferred mortgage on such Vessel with the Security Agent, pursuant to which such Obligor shall mortgage its right, title and interest in and to such Vessel in favor of the Security Agent for the benefit of the Secured Parties;

WHEREAS, all things necessary to make this Agreement a valid, binding and legal obligation of each Obligor, in accordance with the terms of this Agreement, have been done and performed and have happened; and

WHEREAS, the Lenders are willing to make a credit facility available to the Obligors on the terms and conditions set forth herein.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Adjusted LIBOR Advances” means the Advances for which the applicable rate of interest is based upon the Adjusted LIBOR Rate.

“Adjusted LIBOR Rate” means with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR

1.00 - Eurocurrency Reserve Requirements

“Adjusted Target Price” is defined in the JV Agreement.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

“Administrative Agent’s Fee Letter” means that certain letter agreement dated August 7, between the Administrative Agent and the Borrower, as amended, supplemented, restated or otherwise modified from time to time.

“Administrative Expenses” means any amounts due or accrued to (i) the Administrative Agent and the Security Agent pursuant to Section 10.3; (ii) the independent accountants and counsel of the Borrower for reasonable fees and expenses; (iii) any other Person in respect of any governmental fee, charge or tax (other than withholding taxes) in relation to payment of interest by the Obligors; (iv) any Class A Member for expenses for which it is to be indemnified or reimbursed, pursuant to Section 6.6 of the JV Agreement; (v) the consultant employed by the Borrower in connection with the construction of the Vessels; and (vi) any other Person in respect of any other fees or expenses permitted (or other amounts required to be paid) under this Agreement and the other Operative Agreements, except that the definition of Administrative Expenses shall not include any Management Fees, Operational Expenses and any distributions permitted under Sections 5.1(a)(i) and 5.1(a)(ii) of the JV Agreement.

“Advance” is defined in Section 2.1.1.

“Advance Rate” means, with respect to any Vessel, as of any date of determination, (a) if all Equity Commitments are not fully utilized or there is a positive balance in the Reserve Funding Account, 50% and (b) thereafter, 100%.

“Affected Lender” is defined in Section 4.6(b).

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliated Fund” means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Agreement” is defined in the preamble.

“Allocable Amount” is defined in Section 10.15(f).

“Allocable Equity Amount” means, with respect to any Eligible Expenses in respect of which Advances are to be made on any Funding Date, the excess of (a) the Eligible Expenses due on such Funding Date over (b) the maximum amount of the Advances that may be made by the Lenders on such Funding Date in accordance with Section 2.1.

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism or money laundering, including the Executive Order and the PATRIOT Act.

“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, and orders, all binding interpretations thereof, and the related requirements and mandatory conditions of licenses and permits, of any Governmental Authority, and judgments, decrees, injunctions, writs, awards, orders, or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, (a) with respect to any Base Rate Advance, 3.50% per annum and (b) with respect to any Adjusted LIBOR Advance, 4.50% per annum; provided that if at any time after the third anniversary of the Closing Date but prior to June 30, 2010 (i) Vessel 1 shall have been sold for Cash equal to at least the Adjusted Target Price with respect to such Vessel and (ii) Vessels 2 and 3 shall be subject to a Qualified Charter pursuant to which the Eligible Charterer is required to make all Hire Payments in an amount not less than $52,000 per day and with an initial term of not less than five (5) years, the Applicable Margin specified in clauses (a) and (b) above shall be reduced as of such time by 1.00% per annum respectively.

“Arranger” means Lehman Brothers Inc.

“Assigned Construction Contract” means the Construction Contract, as assigned to the Borrower pursuant to the Construction Contract Assignment and, in the event that (x) Lenders elect to provide financing for Vessels 6 and 7 or Vessels 8 and 9 as provided in Section 2.6 and (y) the Borrower elects as provided in Article 36 of the Construction Contract and Section 6.11 of the JV Agreement to assume the obligations under the Construction Contract with respect to Vessels 6 and 7 or Vessels 8 and 9, as the case may be, as such Construction Contract may be further assigned to the Borrower in connection with an assignment of Vessels 6 and 7 or Vessels 8 and 9, as applicable, as amended, restated, supplemented or otherwise modified from time to time in compliance with the terms hereof.

“Assignee Lender” is defined in Section 10.9.2.

“Assignment of Charter” means, with respect to each Charter in respect of any Vessel, any assignment of such Charter entered into between the applicable Obligor and the Security Agent with respect to such Vessel on the commencement date of such Charter substantially in the form of Exhibit F hereto.

“Assignment of Insurances” means, with respect to each Vessel, an assignment of the insurances obtained with respect to such Vessel substantially in the form of Exhibit H hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Base Rate” means, on any date, an interest rate per annum equal to the higher of (x) the Prime Rate and (y) the sum of Federal Funds Rate plus 1/2 of 1% per annum.

“Base Rate Advances” means the Advances for which the applicable rate of interest is based upon the Base Rate.

“Blackstone” means Blackstone Group Holdings L.P., any Affiliate thereof, any fund or similar entity managed by Blackstone Group Holdings L.P. or by any Affiliate of Blackstone Group Holdings L.P. and any entity over which Blackstone Group Holdings, L.P. or any Affiliate of Blackstone Group Holdings L.P. has investment authority.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” is defined in the preamble.

“Borrowing” means the Advances of the same type and pursuant to the same Notice of Advance in accordance with Section 2.1.

“Builder’s Certification” means, with respect to each Vessel, a Builder’s Certification on USCG Form 1261 (Rev. 5-82), or such version thereof as may be current at the time of delivery of such Vessel.

“Business” means the acquisition, ownership, chartering, maintenance and operation of the Vessels and related assets.

“Business Day” means

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, and

(b) relative to the making, continuing, prepaying or repaying of any Adjusted LIBOR Advance, any day on which dealings in Dollars are carried on in the London interbank market.

“CAA” means the federal Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990.

“Capital Expenditures” means, for any period, the sum of:

(a) the aggregate amount of all expenditures of the Obligors for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, excluding any Routine Expenditures and any Progress Payments, and

(b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

“Capitalized Lease Liabilities” means all monetary obligations of the Obligors under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Operative Agreement, the amount of such obligations shall be capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash” means the coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Equivalent” means (i) investments in direct United States Government or United States agency obligations; (ii) investments in corporate debt obligations of “AA” quality or better maturing within one year; (iii) investments in certificates of deposit issued by any United States commercial bank or the United States branch of any foreign bank, in each case so long as such bank has capital and surplus of not less than the equivalent of $250,000,000; (iv) preferred stock investments rated “AA” or better; and (v) investments in any state, local or municipal obligations rated “AA” or better.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change Impact” has the meaning specified in the Assigned Construction Contract.

“Change of Control” means an event or series of events by which (a) a USS Change of Control has occurred, (b) U.S. Shipping ceases to own directly or indirectly one hundred percent (100%) of the Membership Interests in the Class B Member, (c) the Class B Member ceases to own directly or indirectly one hundred percent (100%) of the Class B Membership Interest in the Borrower or (d) the Borrower ceases to own directly one hundred percent (100%) of the Membership Interests in each other Obligor except as a result of sale of all of its Membership Interests in any Obligor in connection with a sale of such Obligor’s Vessel permitted under Section 7.2.7.

“Charter” means, with respect to each Vessel, any charter agreement or contract of affreightment as may be in effect at any time between the related Obligor and the Charterer identified therein.

“Charterer” means, with respect to any Vessel, any charterer or other user of such Vessel from the related Obligor.

“Charterer Consent” means, with respect to each Charter in respect of any Vessel, any consent executed by the applicable Charterer in favor of the Security Agent and the applicable Obligor with respect to such Charter in the form reasonably satisfactory to the Administrative Agent.

“Class A Member” is defined in the JV Agreement.

“Class A Member Interest” is defined in the JV Agreement.

“Class B Member” is defined in the JV Agreement.

“Class B Member Parents” means U.S. Shipping and USS PC Holding Corp., a Delaware corporation.

“Class B Member Parents Guaranty” means that certain Guaranty dated as of August 7, 2006 by the Class B Member Parents in favor of the Borrower.

“Class A Member Subordinated Indebtedness” means any subordinated or deemed subordinated Indebtedness of the Borrower to any Class A Member that is incurred in accordance with Section 3.3(g) of the JV Agreement.

“Clean Water Act” means the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251-1387, as amended 1973 to 1983, 1987, 1988, 1990-1992, 1994, 1995 and 1996.

“Closing Date” means August 7, 2006.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning assigned to such term in the Granting Clause of the Security Agreement.

“Collateral Account” means any or, in its plural form, all of the accounts established pursuant to Article IV of the Security Agreement and any ledger accounts and ledger sub-accounts maintained therein in accordance with the Security Agreement.

“Collateral Documents” has the meaning assigned to such term in the Granting Clause of the Security Agreement.

“Collections Account” means that certain account established by the Security Agreement pursuant to Section 4.01 of the Security Agreement.

“Commitment” means, with respect to any Lender, such Lender’s obligation to make Advances pursuant to Section 2.1 in the initial amount designated as its Commitment on the signature pages hereof, or (b) in the relevant Lender Assignment Agreement, in each case as such amount may be adjusted from time to time pursuant to the Lender Assignment Agreement(s) executed by such Lender and its designee Lender(s) and delivered pursuant to Section 10.9.2 or reduced from time to time pursuant to the terms hereof.

“Commitment Letter” means that certain Commitment Letter dated as of August 7, 2006 among Blackstone, U.S. Shipping and the Class B Member.

“Commitment Termination Date” means the earliest of (a) July 31, 2012, (b) the ninetieth (90th) day following the Delivery Date of the last Vessel and (c) the date on which the Total Commitment Amount is terminated in full or reduced to zero pursuant to this Agreement.

“Conforming Charter” has a meaning specified in the Management and Operating Agreement.

“Construction Contract” means that certain Amended and Restated Contract for Construction entered into between USS Product Carriers LLC and the Contractor effective March 14, 2006 (including all contract modifications), as amended, restated, supplemented or otherwise modified from time to time.

“Construction Contract Assignment” means the Assignment and Assumption Agreement dated August 7, 2006 between the Borrower and USS Product Carriers LLC.

“Construction Contract Event” means (a) failure by the Class B Member to make all capital contributions then required to be made by it pursuant to Section 3.3 of the JV Agreement, as in effect as of the date hereof, or an amount equal to such contributions has not been advanced under, or from the proceeds of, the Equity Letter of Credit or (b) the occurrence of any event of default under Article 25(a) of the Assigned Construction Contract (other than as a result of the failure by any Lender or any Affiliate to fund its portion of any applicable Advance or otherwise comply with its obligations under the Operative Agreement).

“Construction Contract Payments” means the Progress Payments with respect to each Vessel or any other amounts due under the Assigned Construction Contract.

“Construction Period” means, in respect of each Vessel, the period commencing on the initial Funding Date for such Vessel and ending on the Delivery Date for such Vessel.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the equity interests of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Contractor” means National Steel and Shipbuilding Company, a Nevada corporation.

“Contractor Parent” means General Dynamics Corporation, a Delaware corporation.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Credit Exposure” means, relative to any Lender, at any time, the sum of (a) its undrawn Commitment and (b) the unpaid principal amount of its Advances.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delivery Certificate” means, with respect to each Vessel, a Certificate of Actual Delivery and Completion of Vessel - Acceptance and Receipt as specified under Article 1(c) of the Assigned Construction Contract.

“Delivery Date” means, with respect to any Vessel, the date on which a Vessel is tendered for delivery by the Contractor to the applicable Obligor or any other Purchaser (as defined in the Assigned Construction Contract), as the case may be, pursuant to the Assigned Construction Contract.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Obligors with the written consent of the Administrative Agent and the Majority Lenders.

“Distribution” for any Person means, with respect to any shares of capital stock, any units, any partnership interests, any membership interests, or equity securities or ownership interests issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities or interests, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or interests, and (c) any other payment by such Person with respect to such securities or interests.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such in the Lender Assignment Agreement executed by such Lender or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, any Base Rate Advances or Adjusted LIBOR Advances.

“Eligible Assignee” means a commercial bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that (a) is engaged in making, purchasing or otherwise investing in equity investments and/or commercial loans in the ordinary course of its business and (b) the combined and/or committed capital of such assignee and its Affiliates exceeds $500,000,000 (in any event excluding any Person principally engaged in the U.S. shipping industry at the time it becomes a Lender hereunder unless consented to by the Borrower).

“Eligible Charterer” has the meaning specified in the Management and Operating Agreement.

“Eligible Expenses” means, as of any Funding Date, (i) the Construction Contract Payments, (ii) accrued interest on any outstanding Advances, (iii) fees, expenses and indemnities payable hereunder and or under any other Loan Documents, (iv) payments with respect to the Hedging Obligations incurred in compliance with the terms hereof, (v) Management Fees, (vi) Operational Expenses, (vii) Administrative Expenses and (viii) interest payments with respect to the Class A Member Subordinated Indebtedness, in each case then due and owing, as certified by the Borrower in the applicable Notice of Advance. Notwithstanding the foregoing, the definition of Eligible Expenses shall not include any expenses of any professional advisors, consultants or attorneys related to any work completed prior to or in conjunction with the Closing Date or any other expenses incurred in connection with the closing of the transactions contemplated to be consummated pursuant to the Operative Agreements prior to or on the Closing Date.

“Eligible Investments” means one or more of the following: (i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; (ii) certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated not less than “AA-” by S&P, and “Aa3” by Moody’s, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated “A1” by S&P, and “P1” by Moody’s; (iii) commercial paper (having original maturities of not more than two hundred seventy (270) days) of any corporation, incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated “A1+” by S&P, and “P1” by Moody’s; (iv) any money market fund that has been rated “AAA” by S&P, and “Aaa” by Moody’s or that invests solely in Eligible Investments; and (v) eurodollar deposits (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated not less than “AA-” by S&P, and “Aa3” by Moody’s, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated “A1” by S&P, and “P1” by Moody’s. Each of the Eligible Investments may be purchased by the Security Agent or through an Affiliate of the Security Agent so long as such Eligible Investments are held in the name of the Securities Intermediary.

“Eligible Manager” means USS Product Manager LLC, a Delaware limited liability company, or another Person reasonably satisfactory to the Administrative Agent.

“Embargoed Person” has the meaning assigned to such term in Section 7.1.18.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA.

“Environmental Laws” means all Applicable Laws relating to the environment, natural resources or public health and safety, including the manufacture, distribution in commerce, export, import, handling, use, storage, Release or threatened Release of Hazardous Materials.

“Equity Commitment” means $175,000,000.

“Equity Holders” means the Class A Members and the Class B Member, as applicable.

“Equity Letter of Credit” means the letter of credit, dated August 7, 2006, issued by Canadian Imperial Bank of Commerce, New York Agency, in favor of the Security Agent, in the face amount of $52,363,212.51 (or any replacement or substitute thereof which is an Approved Letter of Credit issued by an Approved Letter of Credit Provider (as such terms are defined in the JV Agreement) in favor of the Security Agent in the face amount of the then Remaining Capital Contribution of the Class B Member).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any entity which is required to be aggregated with an Obligor payment to Sections 414(b), (c), (m) or (o) or pursuant to Section 4001(a)(14) of ERISA.

“Essential Change” has the meaning specified in the Assigned Construction Contract.

“Event of Default” is defined in Section 8.1.

“Event of Loss” means, in respect of each Vessel,

(a) its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss), or

(b) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, or

(c) the requisition of title or other compulsory acquisition of such Vessel by a Governmental Authority (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title, or

(d) the requisition for use or hire by any Governmental Authority of the United States which deprives any person permitted by the applicable Obligor to have possession and/or use of such Vessel of its possession and/or use for more than ninety (90) consecutive days or, for any period which extends beyond the Maturity Date, or

(e) the hi-jacking, theft, disappearance, confiscation, detention, seizure deprivation or subject to paragraph (d) above requisition for use or hire of such Vessel which deprives any person permitted by the applicable Obligor to have possession and/or use of such Vessel of its possession and/or use for more than sixty (60) consecutive days or, for any period which extends beyond the Maturity Date.

“Event of Loss Proceeds” means, with respect to any Vessel, the total loss proceeds of insurance paid with respect to the Event of Loss of such Vessel (other than liability insurance and the distributions permitted under Sections 5.1(a)(i)(B) and 5.1(a)(i)(D) of the JV Agreement).

“Excepted Payments” means, with respect to any Vessel and the related Operative Agreements, (a) indemnity or similar payments paid by a Charterer pursuant to its Charter to the indemnitee or other payee (other than any Obligor) entitled thereto pursuant to such Charter, (b) proceeds of liability insurance related to such Vessel payable as a result of insurance claims made, or losses suffered, by the indemnitee or payee entitled thereto other than any Obligor, (c) any interest paid or payable on any amounts described in clauses (a) and (b) of this definition and (d) the proceeds of any amount described in clauses (a) through (c) of this definition.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Expenses Account” means that certain account established by the Security Agent pursuant to Section 4.01 of the Security Agreement.

“Eurocurrency Reserve Requirements” means for any day, as applied to an Adjusted LIBOR Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Fair Market Value” means the fair market charter value or fair market sales value of a Vessel based upon the assumption that (i) the sale or charter transaction would be an arm’s-length transaction between an informed and willing charterer or buyer, as the case may be, under no compulsion to charter or buy, as the case may be, and an informed and willing owner or seller, as the case may be, under no compulsion to charter or sell, as the case may be, (ii) such Vessel is unencumbered by the Operative Agreements (including any purchase option thereunder) and (iii) such Vessel is in the condition required by the Operative Agreements or, if better, in its actual condition.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to

(a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as reported by Bloomberg Government Pricing Monitor for such day (or, if such day is not a Business Day, for the next preceding Business Day), or

(b) if such rate is not so reported for any day which is a Business Day, the average of the quotations for such day on such transactions as reported by Bloomberg Government Pricing Monitor.

“First Notice Date” is defined in the JV Agreement.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2005 Fiscal Year”) refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

“Funding Agreement” means that certain Funding Agreement dated as of the date hereof among the Lenders, the Administrative Agent, the Security Agent and the Contractor, as amended, supplemented or modified from time to time.

“Funding Date” means the date on which an Advance is made by any Lender pursuant to the terms of this Agreement.

“GAAP” means the generally accepted accounting principles in the United States in effect from time to time.

“GD Guaranty” means that certain Guaranty dated August 7 issued by the Contractor Parent in favor of the Borrower.

“General Partner” means US Shipping General Partner LLC, a Delaware limited liability company and sole general partner of U.S. Shipping.

“Governmental Authority” means any nation or government, any state, federal or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Without limiting the foregoing, “Governmental Authority” shall include the U.S. Coast Guard, the IACS, the American Bureau of Shipping and all other Regulatory Bodies (as such term is defined in the Assigned Construction Contract).

“Granting Clause” means the granting clause of the Security Agreement.

“Hazardous Material” means:

(a) any “hazardous substance”, as defined by CERCLA,

(b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended,

(c) any petroleum or petroleum-derived product, substance, waste or additive or

(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

“Hedge Agreements” means (i) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect any Obligor against fluctuations in interest rates or currency exchange rates, (ii) all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price arrangements and all other agreements or arrangements designed to protect any Obligor against fluctuations in currency exchange rates or commodity prices under the Assigned Construction Contract, and (iii) all other agreements or arrangements designed to protect any Obligor against fluctuations in prices of a particular index applicable to its operations or business, in each case including all confirmations and schedules related thereto and all credit support documents and related margin accounts delivered in connection therewith, in each case as approved by the Administrative Agent.

“Hedging Obligations” means, with respect to any Obligor, all liabilities of such Obligor under any Hedge Agreement.

“Hire Payments” means all hire payments and other amounts equivalent to a hire payment payable by or on behalf of a Charterer under a Charter.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification:

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statements; or

(c) which is any other material qualification or exception.

“Increased Costs” is defined in Section 4.4.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person,

(c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities,

(d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined other than accounts payable, deferred revenue and accrued operating expenses incurred in the ordinary course of business in each case to the extent not otherwise constituting Indebtedness under the other terms of this definition,

(e) net liabilities of such Person under all Hedge Agreements,

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding any obligations of the Borrower incurred pursuant to the Assigned Construction Contract), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and

(g) all Contingent Liabilities of such Person in respect of any of the foregoing.

“Indemnified Liabilities” is defined in Section 10.3.2.

“Indemnitee” is defined in Section 10.3.2.

“Initial Equity Holders” means Blackstone Capital Partners V USS L.P., Blackstone Family Investment Partnership V-A L.P., Blackstone Family Investment Partnership V L.P., Blackstone Mezzanine Holdings II L.P., Blackstone Mezzanine Partners II USS L.P., Blackstone Participation Partnership V L.P., Cerberus Partners, L.P., Styx Partners, L.P. and USS Product Carriers LLC.

“Insolvency Proceeding” means, with respect to any Person, (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to such Person or any of its property or assets, or (b) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Insured Parties” means each of the Security Agent for the benefit of the Secured Parties, the Equity Holders and the Manager, and each of their respective directors, officers, employees and agents.

“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Period” means as to any Adjusted LIBOR Advance, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Adjusted LIBOR Advance and ending one, two or three months thereafter, as selected by the applicable Obligor in its Notice of Advance or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted LIBOR Advance and ending one, two or three months thereafter, as selected by the applicable Obligor by irrevocable notice to the Administrative Agent not later than 11:00 a.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) no Obligor may select an Interest Period that would extend beyond the Maturity Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investment” means, relative to any Person,

(a) any loan, advance or other extension of credit made by such Person to or for the benefit of any other Person (excluding commission, travel and similar advances to officers and employees and extensions of trade credit, in each case made in the ordinary course of business),

(b) any Contingent Liability of such Person,

(c) purchase by such Person of any capital stock, bonds, notes, debentures or other securities of any other Person, and

(d) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than Cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“ISM Code” means the International Safety Management Code.

“ISPS Code” means the International Ship and Port Facility Security Code.

“Joinder Agreement” means each Joinder Agreement with respect to the Security Agreement to be executed and delivered by each Obligor not in existence on the date of the Security Agreement substantially in the form of Exhibit A to the Security Agreement.

“Jones Act” means Section 27 of the Merchant Marine Act of 1920 (46 U.S.C. § 883).

“JV Agreement” means the Limited Liability Company Agreement of the Borrower dated as of August 7, 2006.

“Lender Assignment Agreement” means a Lender Assignment and Assumption Agreement substantially in the form of Exhibit C hereto.

“Lenders” is defined in the preamble.

“Letter of Credit Reserve Account” means that certain account established by the Security Agent pursuant to Section 4.01 of the Security Agreement.

“LIBOR” means, for any Interest Period, commencing on the first day of such Interest Period, an interest rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to the average per annum rate of interest determined by the Administrative Agent on the basis of the offered rates for deposits in Dollars for a term equal to one month, two months or three months (as applicable) appearing on the Bloomberg page BBAM (or such other service as has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) as of 5:00 p.m. (New York City time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Interest Period.

“LIBOR Break Cost” means, as at any date of determination, that amount reasonably determined by the Administrative Agent to be sufficient to compensate the applicable Lender for any loss, cost or expense (but not including loss of profit) attributable (a) to default or rescission, as applicable, by any Obligor in making a borrowing of or continuation of any Adjusted LIBOR Advance under this Agreement on the date requested after such Obligor has given a notice requesting the same in accordance with the provisions of this Agreement, (b) to a default by any Obligor in making any prepayment on the date requested after such Obligor has given a notice thereof in accordance with the provisions of this Agreement or (c) to the making of a prepayment of Adjusted LIBOR Advances on a day which is not the last day of an Interest Period with respect thereto (after proper notice).

“LIBOR Disruption Event” means the occurrence of any of the following: (a) a determination by any Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market for such Lender to make, fund or maintain the applicable Advance for the related Interest Period, (b) a determination by any Lender that the rate at which deposits of Dollars are being offered in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining such Adjusted LIBOR Advance for such Interest Period or (c) the inability of any Lender to obtain Dollars in the London interbank market for such Lender to make, fund or maintain any such Adjusted LIBOR Advance for such Interest Period.

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such in the Lender Assignment Agreement executed by such Lender or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Adjusted LIBOR Advances of such Lender hereunder.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“LLC Agreement” means, with respect to any Obligor, the limited liability company agreement of such Obligor entered into by the Borrower on or prior to the Delivery Date of the related Vessel.

“Loan Documents” means (a) this Agreement, any Notes, the Security Documents, the Administrative Agent’s Fee Letter, the Commitment Letter, the Security Agent’s Fee Letter and the Hedge Agreements with the Secured Hedge Counterparties, and (b) each other agreement, document or instrument (other than any Lender Assignment Agreement) delivered by any Obligor or any other Person in connection with this Agreement, as such may be amended from time to time in compliance with the terms hereof.

“Major Part” means, in respect of a Vessel, such Vessel’s ship engines and such other specific or generic Parts as the Manager and the Security Agent (acting at the direction of the Administrative Agent on behalf of the Lenders) may from time to time agree in writing.

“Majority Lenders” means Lenders holding more than 50% in aggregate outstanding principal balance of the Advances (or if no Advances are then outstanding, more than 50% of the aggregate amount of the Commitments).

“Management” means the chairman and chief executive officer, president and chief operating officer, executive vice president, vice president of operations, vice president of chartering and vice president and chief financial officer, in each case of the General Partner as of the date hereof

“Management and Operating Agreement” means that certain Management and Operating Agreement dated as of August 7, 2006 among the Borrower, the Obligors that may become party thereto from time to time and USS Product Management LLC, as the Manager, as amended, supplemented or modified from time to time in compliance with the terms hereof

“Management Fees” has the meaning specified in the Management and Operating Agreement.

“Manager” means USS Product Management LLC.

“Manager Guarantors” means U.S. Shipping Partners L.P., a Delaware limited partnership and USS JV Manager Inc., a Delaware corporation.

“Manager Guaranty” means that certain Guaranty dated as August 7, 2006 by the of Manager Guarantors in favor of the Borrower and the Security Agent.

“Manager Termination Event” has the meaning set forth in Section 5.2 of the Management and Operating Agreement.

“Managing Member” means USS Product Carriers LLC.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships, as modified by the Protocol of 1978.

“Material Adverse Effect” means a material adverse effect on (a) the transactions contemplated by the Operative Agreements, (b) the Business, assets, properties, financial condition or results of operations of the Borrower and the other Obligors taken as a whole or U.S. Shipping, or the prospects of the Borrower and the other Obligors taken as a whole, (c) the validity or enforceability of any of the Operative Agreements or the validity, enforceability, perfection or priority of any Lien securing the Secured Obligations, or (d) the ability of the Borrower or any other Obligor to perform its obligations under any of the Operative Agreements to which it is a party; provided that that any breach of the Construction Contract by USS Product Carriers LLC solely with respect to Vessels 6 and 7 or Vessels 8 and 9 (unless such Vessels 6 and 7 or Vessels 8 and 9 become Vessels hereunder) shall not in of itself be deemed to have a material adverse effect for the purposes hereof.

“Maturity Date” means the Commitment Termination Date.

“Membership Interest” means membership interest in an Obligor or in any other limited liability company, as applicable.

“Money” has the meaning assigned to such term in Section 1-201(24) of the UCC.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means each of the First Preferred Ship Mortgages executed and delivered substantially in the form of Exhibit D hereto.

“Multiemployer Plan” has the meaning assigned to such term in Section 4001(a)(3) of ERISA.

“National Vessel Documentation Center” means the National Vessel Documentation Center, a part of the U.S. Coast Guard.

“New Accord” is defined in Section 4.4.

“New Lender” has the meaning assigned to such term in Section 2.6(b).

“New Rules” is defined in Section 4.4.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.6(b).

“Non-U.S. Lender” has the meaning set forth in Section 4.5(c).

“Note” means any note issued pursuant to Section 2.5.

“Notice of Advance” means a request for Advances substantially in the form of Exhibit B hereto.

“Obligations” means all obligations (monetary or otherwise) of each of the Obligors and each of the other Obligors arising under or in connection with this Agreement, the Notes or any other Operative Agreement.

“Obligor” has the meaning assigned to such term in the preamble of this Agreement.

“Obligor Documents” has the meaning assigned to such term in Section 6.1.

“OFAC” means the United States Treasury Department Office of Foreign Asset Control.

“Officer’s Certificate” means a certificate signed by, with respect to the Borrower, the Managing Member and, with respect to any other Person, any authorized officer.

“Ongoing Investments” has the meaning assigned to such term in Section 7.2.4.

“OPA” means the Oil Pollution Act of 1990.

“Operational Expenses” means all costs, expenses, fees and charges incurred in connection with the use, operation, construction and maintenance of the Vessels or any Part, including but not limited to underwater surveys in an annual aggregate amount not to exceed $500,000, the Reimbursable Expenses, repairs, maintenance, storage, servicing and all use fees, Taxes and charges, except the foregoing shall not include any Capital Expenditures (other than any Routine Expenditures).

“Operative Agreements” means (a) this Agreement, any Notes, the Mortgages, the Security Agreements, the Pledge Agreements, the Management and Operating Agreement, the Class B Member Parents Guaranty, the Manager Guaranty, the Assigned Construction Contract, the GD Guaranty, the Equity Letter of Credit, the Organic Documents of the Obligors, the Administrative Agent’s Fee Letter, the Commitment Letter, the Security Agent’s Fee Letter and the Hedge Agreements with the Secured Hedge Counterparties, and (b) each other agreement, document or instrument delivered by any Obligor or any other Person (other than a Lender) in connection with this Agreement, as such may be amended from time to time in compliance with the terms hereof.

“Organic Document” means, relative to any Person, its respective certificate or articles of incorporation, organization or formation, by-laws, partnership agreement, limited liability company agreements, and all shareholder, partner, member or unitholder agreements, voting trusts and similar arrangements applicable to any of its respective authorized shares of capital stock, partnership interest, membership interest or other equity interests.

“Part” means, in respect of each Vessel:

(a) any part, component, appliance, accessory, module, instrument or other item of equipment of whatever nature installed or incorporated in or attached to that Vessel at delivery, or, if not so installed, incorporated in or attached at delivery, delivered with that Vessel at delivery, and

(b) any substituted, renewed or replacement part, component, appliance, accessory, module, instrument or other item of equipment at any particular time installed or incorporated in or attached to that Vessel and which becomes the property of the relevant Obligor.

“Partial Loss” means, with respect to any Vessel, any event or occurrence of loss, damage, destruction or the like which is not an Event of Loss.

“Partial Loss Proceeds” means, with respect to any Vessel, the total proceeds of the insurance (other than in respect of liability insurance) paid in respect of any Partial Loss to the applicable Obligor.

“Participant” is defined in Section 10.9.3.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Payment Date” means, for any Advance, the last Business Day of each month, commencing with August 31, 2006.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code.

“Percentage” means, relative to any Lender, at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all the Lenders at such time.

“Permitted Liens” means any Liens permitted under Section 7.2.3.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledge Agreement” means each Pledge Agreement executed and delivered by the Borrower and the Security Agent, substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Prime Rate” means, as of any date, the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding or investigation.

“Proceeds” has the meaning assigned to such term in Section 9-102(64) of the UCC.

“Progress Payments” means, in respect of each Vessel, the monthly progress payments made with respect to each Vessel in accordance with the Assigned Construction Contract.

“Register” is defined in Section 2.5.

“Regulatory Change” means, with respect to any Lender, any change after the Closing Date in United States Federal or state or foreign laws or regulations or the change, adoption or making after such date of any interpretation, directive or request applying to a class of banks (or other relevant financial institutions) including such Lender, of or under any United States Federal or state or other foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (including any change in the regulations or interpretation thereof), but not including any such laws or regulations relating to Taxes.

“Reimbursable Expenses” has the meaning set forth in Section 1 of the Management and Operating Agreement.

“Related Parties” shall mean (a) in the case of an individual, the immediate family of such Person, a trust solely for the benefit of such Person or his immediately family, the estate or legal representatives of such Person, and any partnership, corporation or other entity wholly-owned by such Person or his immediately family, (b) in the case of a partnership, any of its partners (limited or general), the estates of such partners, any liquidating trust for the benefit of the partners of such partnership and any partnership, corporation or other entity wholly-owned by such partnership (and, if any partner is itself a partnership, its partners (limited or general), and if any such partner is itself a corporation or limited liability company, its stockholders or members, respectively), (c) in the case of a limited liability company, any of its members or economic owners, or any entity wholly-owned by, wholly-owning or wholly-owned by the same entity which wholly-owns such member or economic owner, and (d) in the case of a corporation, any entity wholly-owned by, wholly-owning, or wholly-owned by the same entity which wholly-owns the corporation.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Lender” is defined in Section 4.6.

“Reserve Funding Account” means that certain account established by the Security Agent pursuant to Section 4.01 of the Security Agreement.

“Required Directors” is defined in the JV Agreement.

“Routine Expenditures” is defined in Section 7.2.5.

“Second Notice Date” is defined in the JV Agreement.

“Secured Hedge Counterparties” means each counterparty to a Hedge Agreement otherwise permitted under Section 7.2.2 that is part of the Secured Obligations.

“Secured Obligations” means the “Senior Secured Obligations” as such term is defined in Section 1.01 of the Security Agreement.

“Secured Parties” means each of the Administrative Agent, the Security Agent, the Secured Hedge Counterparties and each Lender, in each case, to the extent of any obligations owing to such Person by any Obligor pursuant to any Operative Agreement.

“Securities Intermediary” has the meaning assigned to such term in Section 4.08 of the Security Agreement.

“Security Agent” means JPMorgan Chase Bank, N.A., acting in its capacity as security agent (and as trustee in respect of the Mortgages) for the Secured Parties under the Security Documents.

“Security Agent’s Fee Letter” means that certain letter agreement of even date herewith, among the Borrower and the Security Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Security Agreement” means the Security Agreement executed and delivered by the Obligors, the Manager, the Administrative Agent and the Security Agent, substantially in the form of Exhibit E hereto, as amended, supplemented, restated or otherwise modified from time to time.

“Security Documents” means (a) the Pledge Agreements, (b) the Security Agreement, (c) each Joinder Agreement, (d) each Mortgage, (e) each Assignment of Insurances, (f) each Assignment of Charter and (g) each Charterer Consent.

“Shipyard” means the Contractor’s shipbuilding facility located at San Diego, California.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Solvent” means, as to the Obligors on a particular date, that, after giving effect to extensions of credit hereunder then outstanding or available hereunder (and capital contributions then available pursuant to the Operative Agreements), the Obligors taken as a whole (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) have assets having a value, at fair valuation, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice of Advance” is defined in Section 2.3.1.

“Special Payments Account” means that certain account established by the Security Agent pursuant to Section 4.01 of the Security Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time capital stock or other ownership interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Supporting Obligation” means any “supporting obligation” as defined in Section 9.102(a)(77) of the UCC.

“Taxes” means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Total Commitment Amount” means, as of any date of determination, $325,000,000 as such amount may be reduced from time to time pursuant to the terms hereof.

“UCC” is defined in the Security Agreement.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Citizen” means a “citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916 (46 U.S.C. § 802) as amended.

“U.S. Coast Guard” means the United States Coast Guard, a military organization under the Department of Homeland Security.

“U.S. Shipping” means U.S. Shipping Partners L.P., a Delaware limited partnership.

“USS Change of Control” is defined in the Management and Operating Agreement.

“Unused Fee” is defined in Section 3.3.1.

“Unused Fee Rate” means, at any time, with respect to the Total Commitment Amount, 1.00% per annum.

“Vessel Funding Account” means that certain account established by the Security Agent pursuant to Section 4.01 of the Security Agreement.

“Vessel Purchase Option” means an election by the Class B Member to purchase the related Vessel in accordance with Section 11.2 of the JV Agreement.

“Vessels 6 and 7” means vessels designated as Hull Numbers 506 and 507 in the Construction Contract.

“Vessels 8 and 9” means vessels designated as Hull Numbers 508 and 509 in the Construction Contract.

“Vessels” means any of the 49,000 deadweight tonnage product/chemical tanker vessels constructed pursuant to the Assigned Construction Contract and designated as Hull Number 501 (“Vessel 1”), designated as Hull Number 502 (“Vessel 2”), designated as Hull Number 503 (“Vessel 3”), designated as Hull Number 504 (“Vessel 4”) and designated as Hull Number 505 (“Vessel 5”), and, in the event that (x) Lenders elect to provide financing for Vessels 6 and 7 or Vessels 8 and 9 as provided in Section 2.6 and (y) the Borrower elects as provided in Article 36 of the Construction Contract and Section 6.11 of the JV Agreement to assume the obligations under the Construction Contract with respect to Vessels 6 and 7 or Vessels 8 and 9, as the case may be, Vessels 6 and 7 and Vessels 8 and 9, as applicable.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, teams for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Notice of Advance, Operative Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Operative Agreement.

SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Operative Agreement to any Article or Section are references to such Article or Section of this Agreement or such other Operative Agreement, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Operative Agreement shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

SECTION 1.5 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations (and any reference to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States) and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The phrase “to the knowledge of the Borrower” and phrases of similar import shall mean to the actual knowledge of, or receipt of written notice by, any officer of the Borrower, any other Obligor, the Manager or U.S. Shipping.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Advances pursuant to its Commitment described in this Section 2.1. The Commitments of the Lenders shall terminate on the Commitment Termination Date.

SECTION 2.1.1 Advances. On the terms and subject to the conditions of this Agreement, on the Closing Date and from time to time thereafter on each Funding Date (but prior to the Commitment Termination Date), each Lender will make advances (relative to such Lender, its “Advances”) to the applicable Obligor on a pro rata basis of the aggregate amount of Borrowing of Advances requested to be made on such day; provided however, that (a) the aggregate principal amount of the Advances made on such Funding Date shall not exceed the product of (i) the Advance Rate multiplied by (ii) the Eligible Expenses as of such Funding Date, (b) the principal amount of outstanding Advances (including the outstanding principal amount of all Advances made pursuant to a Special Notice of Advance) from any Lender to the applicable Obligor shall not at any time exceed such Lender’s Commitment, (c) the proceeds of such Advance shall be utilized solely for the purposes set forth in Section 4.10 and (d) there shall be no more than four (4) Adjusted LIBOR Advances in effect at any time. On the terms and subject to the conditions hereof, the Obligors may from time to time borrow, prepay and reborrow Advances.

SECTION 2.1.2 Lenders Not Permitted or Required To Make Advances. No Lender shall be permitted or required to make any Advance if, after giving effect thereto, the aggregate outstanding principal amount of all Advances:

(i) of all Lenders, would exceed the Total Commitment Amount, or

(ii) of such Lender would exceed the lesser of (y) such Lender’s Percentage of the Total Commitment Amount and (z) such Lender’s Commitment.

SECTION 2.1.3 Borrower as Agent of Other Obligors. The Borrower hereby agrees to act as an agent for the other Obligors for purposes of this Agreement.

SECTION 2.2 Reduction of the Commitments.

SECTION 2.2.1 Optional Reduction of Commitment Amounts. The Obligors may, at any time after the Delivery Date of Vessel 3 and the sale of Vessel 1, Vessel 2 and Vessel 3, voluntarily reduce the amount of the Commitments to an amount not less than the sum of (i) the outstanding principal amount of all Advances and (ii) 120% of the sum of (A) the payments remaining to be made under the Assigned Construction Contract and (B) the aggregate amount of interest payments through the Maturity Date projected to be made with respect to the Advances outstanding and Advances expected to be made to fund the payments remaining to be made under the Construction Contract (net of prepayments), based on the then-current forward LIBOR curve (as confirmed, in each case, by the Administrative Agent); provided, however, that all such reductions shall require at least three (3) Business Days’ prior written notice from the Borrower to the Administrative Agent (with a copy to the Security Agent) and be permanent, and any partial reduction of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. All Unused Fees accrued until the effective date of any reduction of the Commitments shall be paid on the effective date of such reduction. Except as expressly provided above in this Section 2.1.1, the Obligors shall not have any right to voluntarily reduce or terminate the Commitments.

SECTION 2.3 Borrowing Procedure.

SECTION 2.3.1 Procedure for Advances. The Borrower shall give each Lender, the Security Agent and the Administrative Agent a Notice of Advance no later than 12:00 noon (New York time) three (3) Business Days prior to any proposed Funding Date. The Borrower agrees that any Notice of Advance given to each Lender and the Administrative Agent pursuant to this Section 2.3.1 shall be substantially in the form of Exhibit B hereto. Each Advance to be made by the Lenders shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000 or the unused amount of the applicable Commitment. On or before 11:00 a.m. (New York time) on such Funding Date each Lender shall apply or make such funds available to the Security Agent to be applied as set forth in Section 4.10 and promptly notify the Administrative Agent and the Security Agent of such funding. Each Obligor hereby authorizes the Administrative Agent, at any time and in its sole discretion, to give each Lender a notice of Advance (the “Special Notice of Advance”) no later than 1:00 p.m. (New York time) three (3) Business Days prior to any proposed Funding Date to pay accrued but unpaid interest on all Advances then outstanding, fees, any Construction Contract Payment as to which an Advance has not been requested hereunder, accrued but unpaid interest on all Class A Member Subordinated Indebtedness then outstanding, expenses and other charges of any Obligor from time to time arising under this Agreement or any other Operative Agreement (whether or not the conditions precedent set forth in Article V are satisfied (and upon funding of any such Advance the parties hereto agree and acknowledge that (a) any condition precedent set forth in Article V in respect of such Advance which has not met shall be deemed waived, (b) no representation or warranty by any Obligor shall be made or deemed made as a result of the borrowing of such Advance and (c) no Default or Event of Default shall be deemed to occur as a result of such borrowing). On or before 11:00 a.m. (New York time) on the Funding Date specified in the Special Notice of Advance, each Lender shall transfer to the Security Agent same day funds in an amount equal to such Lender’s Percentage of the Advances of the requested Borrowing. No Lender’s obligation to make any Advance shall be affected by any other Lender’s failure to make any Advance. It being understood and agreed that the Borrower has requested the first Advance in the aggregate amount of $12,000,000 to be made on the Closing Date and the Notice of Advance to be delivered prior to or on the Closing Date with respect to such Advance shall be deemed to be delivered in compliance with the foregoing provisions of this Agreement. Proceeds of Advances, and other payments hereunder or under the other Loan Documents, made on the Closing Date, shall be made and distributed in accordance with the flow of funds memorandum referenced in Schedule 3.3(b) of the JV Agreement.

SECTION 2.4 Funding of Advances. Each Lender may, if it so elects, fulfill its obligation to make or continue Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Advance; provided, however, that such Advance shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Obligors to repay such Advance shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Obligors hereby consent and agree that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3, or 4.4 , it shall be conclusively assumed that each Lender elected to fund all Adjusted LIBOR Advances by purchasing Dollar deposits in its LIBOR Office’s interbank eurodollar market.

SECTION 2.5 Notes. Each Lender’s Advances under its Commitment shall be evidenced by Notes to be substantially in the form therefor set forth in Exhibit A hereto and executed by each Obligor, each such Note being payable to the order of such Lender in a maximum principal amount equal to such Lender’s pro rata portion of the original Total Commitment Amount. The Obligors hereby irrevocably designate the Administrative Agent to serve as their agent, solely for the purposes of this section, to maintain a register (the “Register”) on which the Administrative Agent will record the name and address of each Lender, and the Commitments and Advances and each repayment in respect of the principal amount of the Advances of each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for an Advance shall be made to any Person other than the Person identified in such Register as the Lender with respect to such Advance. Failure to make any such recordation or any errors in such recordation shall not limit or otherwise affect the Obligors’ obligations in respect of such Advances or otherwise limit or affect any Obligations of any of the Obligors. The entries in the Register shall be conclusive and binding on the Obligors absent manifest error. The Obligors hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid) or on such Lender’s records, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Advances evidenced thereby. Such notations shall be conclusive and binding on the Obligors absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any of the Obligors.

SECTION 2.6 Financing of Vessels 6-9. (a) At the written direction of all of the Lenders (in each such Lender sole discretion), the Administrative Agent shall have the right by written notice delivered to the Borrower no later than (x) the First Notice Date, to provide the debt financing to the Borrower for Vessels 6 and 7 if the Borrower elects as provided in Article 36 of the Construction Contract and Section 6.11 of the AT Agreement to assume the obligations under the Construction Contract with respect to Vessels 6 and 7 and (y) the Second Notice Date, to provide the debt financing to the Borrower for Vessels 8 and 9 if the Borrower elects as provided in Article 36 of the Construction Contract and Section 6.11 of the DI Agreement to assume the obligations under the Construction Contract with respect to Vessels 8 and 9. If so extended, such financing for Vessels 6 and 7 and Vessels 8 and 9 shall be on the same terms as the terms set forth hereunder and the Commitment Termination Date would be extended accordingly.

(b) If any Lender (a “Non-Consenting Lender”), prior to the date specified in clauses (x) or (y) of Section 2.6(a), as applicable, elects not to provide the debt financing for Vessels 6 and 7 or Vessel 8 and 9, as the case may be, the Majority Lenders or, only so long as no Default or Event of Default shall have occurred and be continuing and subject to prior written consent of the Administrative Agent, the Borrower, may designate another Lender or, subject to the consent of the Contractor to the assignment of the corresponding obligations under the Funding Agreement, another bank or financial institution to assume, in accordance with Section 10.9.2, all (but not less than all) the Commitments, Advances and other rights and obligations of such Non-Consenting Lender hereunder (a “New Lender”), in each case, on a date mutually acceptable to the New Lender, the Non-Consenting Lender and the Administrative Agent, but in any event not later then the date specified in clauses (x) or (y) of Section 2.6(a), as applicable, without recourse upon, warranty by, or expense to, such Non-Consenting Lender or the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Advances of such Non-Consenting Lender plus all interest accrued thereon and all other amounts owing to such Non-Consenting Lender hereunder, or such other purchase price as may be mutually agreed upon between the Non-Consenting Lender and the New Lender, upon such assumption and purchase by the New Lender, such New Lender shall be deemed a “Lender” for purposes of this Agreement and the other Operative Agreements and such Non-Consenting Lender shall cease to be a “Lender” for such purposes and shall no longer have any obligations hereunder.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Mandatory Prepayments; Scheduled Payments and Acceleration. The Obligors shall be obligated to make the following prepayments:

(a) on each date when any reduction in the Total Commitment Amount shall become effective the Obligors shall make a mandatory prepayment of all Advances in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all such Advances over the Total Commitment Amount as so reduced,

(b) on the related date of sale following an election by any Obligor to sell the related Vessel (or by the Borrower to sell all of its interest in the applicable Obligor that holds title to such Vessel) in accordance with Section 7.2.7 or upon the exercise of a Vessel Purchase Option by the Class B Member, the Obligors shall make a mandatory prepayment in an amount equal to the net proceeds of the sale of such Vessel (or the net proceeds of the sale of all Borrower’s interest in the applicable Obligor that holds title to such Vessel, as the case may be), including if and when received any payment with respect to the contingent purchase price pursuant to Section 11.4 of the JV Agreement (net of the distribution permitted under Sections 5.1(a)(i)(B) and 5.1(a)(i)(D) of the JV Agreement),

(c) upon the earlier of (A) (y) the 120th day following an Event of Loss (other than a constructive total loss of a Vessel) and (z) the 365th day following such Event of Loss as a constructive total loss of a Vessel with respect to any Vessel and (B) receipt of the Event of Loss Proceeds received in connection with such Event of Loss, the Obligors shall make a mandatory prepayment in an amount equal to such Event of Loss Proceeds, or, to the extent that such Event of Loss Proceeds are not received at such time, in an amount equal to the aggregate outstanding principal amount of the Advances with respect to such Vessel together with accrued but unpaid interest thereon; provided that in the event that any Obligor receives the Event of Loss Proceeds in connection with such Event of Loss in an aggregate amount that exceeds the amount of prepayment previously made in connection with such Event of Loss, such Obligor shall make a mandatory prepayment in an amount equal to such excess and the balance of such Event of Loss Proceeds shall be distributed in accordance with the Security Agreement.

(d) on each Payment Date, the Obligors shall make a mandatory prepayment of the outstanding Advances to the extent and in an amount of funds available and as required to be so applied pursuant to Section 5.01 of the Security Agreement, and

(e) immediately upon any acceleration of the Maturity Date of any Advances pursuant to Section 8.2 or Section 8.3, the Obligors shall repay all Advances, unless, pursuant to Section 8.3, only a portion of all Advances is so accelerated, in which case only the amount accelerated shall be so prepaid by the Obligors.

Each prepayment of any Advances made pursuant to this Section must be accompanied by accrued interest up to, and including, the date of such prepayment together with any LIBOR Break Costs (if any) but shall otherwise be without premium or penalty. Proceeds of any mandatory prepayment under paragraphs (b) and (c) of this Section 3.1 shall be applied in accordance with Section 5.02 of the Security Agreement. All other proceeds shall be applied in accordance with Section 5.01 or 5.03 of the Security Agreement, as applicable. No prepayment of principal of any Advances shall cause a reduction in the Commitments. Notwithstanding anything to the contrary, the Obligors shall repay in full the unpaid principal amount of each Advance upon the Maturity Date.

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Advances shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1 Rates. (a) Each Adjusted LIBOR Advance shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBOR Rate determined for such day in accordance with Section 3.4 plus the Applicable Margin with respect to Adjusted LIBOR Advances in effect for such day.

(b) Each Base Rate Advance shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin with respect to Base Rate Advances in effect for such day.

SECTION 3.2.2 Default Rates of Interest. If an Event of Default has occurred and is continuing, the Advances shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 3.2.1 but without giving effect to the reduction of Applicable Margin (if any) provided for in accordance with the definition thereof plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured (after as well as before judgment); provided that (x) in the case of any Event of Default (other than Events of Default under Section 8.1.1, 8.1.2 and 8.1.3) such additional 2% shall be payable only during the first six (6) months of continuation of such Event of Default (unless the Advances are accelerated during such six month period) and (y) in the case of any Event of Default under Section 8.1.1, 8.1.2 or 8.1.3, such additional 2% shall be payable only during the first six (6) months of continuation of such Event of Default or such longer period that such Event of Default is continuing but only to the extent that the continuance of such Event of Default does not solely result from the failure of the Lenders to make Advances hereunder on the basis that such Event of Default is continuing (unless the Advances are accelerated during such month period). In addition, should any interest on such Advances or any fees or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum as determined pursuant to the preceding sentence which would be applicable to a Base Rate Advance (including the additional 2%), in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

SECTION 3.2.3 Payment Dates. Interest accrued on each Advance shall be payable, without duplication:

(a) on the Maturity Date,

(b) on each Payment Date occurring after the date hereof,

(c) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance, and

(d) immediately upon acceleration in accordance with Article VIII.

Interest accrued on Advances or other monetary Obligations arising under this Agreement or any other Operative Agreement after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. The Obligors hereby agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

SECTION 3.3.1 Unused Fee. The Obligors hereby agree to pay to each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of such Obligors’ inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the Commitment Termination Date, an unused fee (the “Unused Fee”) at the Unused Fee Rate on such Lender’s Percentage of the sum of the average daily unused portion of the Total Commitment Amount. Such Unused Fees shall be payable by the Obligors in arrears on each Payment Date, commencing with the first such day following the date hereof, and on the Commitment Termination Date.

SECTION 3.3.2 Other Fee. (a) to the Administrative Agent for its own account, the fees in the amounts and on the dates specified in the Administrative Agent’s Fee Letter, (b) to the respective payees under the Commitment Letter for each such payee own account, the fees in the amount and on the date specified therein, and (c) to the Security Agent for its own account, the fees in the amounts and on the dates specified in Security Agent’s Fee Letter.

SECTION 3.4 Conversion and Continuation Options. (a) Any Obligor may elect from time to time to convert Adjusted LIBOR Advances to Base Rate Advances by giving each Lender at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Adjusted LIBOR Advances may be made only on the last day of an Interest Period with respect thereto. Any Obligor may elect from time to time to convert Base Rate Advances to Adjusted LIBOR Advances by giving each Lender irrevocable notice of such election no later than 12:00 noon, New York City time, three (3) Business Days prior thereto (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Advance may be converted into an Adjusted LIBOR Advance (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Maturity Date.

(b) Any Obligor may elect to continue any Adjusted LIBOR Advance as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to each Lender, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Advance, provided that no Adjusted LIBOR Advances may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Maturity Date, and provided, further, that if such Obligor shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Advances shall be converted automatically to Base Rate Advances on the last day of such then expiring Interest Period.

ARTICLE IV

CERTAIN INCREASED COSTS AND OTHER PROVISIONS

SECTION 4.1 LIBOR Disruption Event. If any Lender has determined that a LIBOR Disruption Event has occurred (which determination shall, upon notice thereof to the Obligors and the Lenders, be conclusive and binding on the Obligors), such Lender shall notify each of the Obligors, the Administrative Agent and each other Lender, whereupon Base Rate rather than the Adjusted LIBOR Rate shall be used in determining the interest rate so long as such LIBOR Disruption Event is continuing.

SECTION 4.2 Funding Losses. The Obligors shall compensate the Lenders for any LIBOR Break Costs. Any LIBOR Break Costs shall be set forth in a certificate provided by such Lender to the Obligors which includes in reasonable detail the basis for the calculations of the amount being claimed which certificates shall be conclusive and binding on the Obligors absent manifest error. The Obligors shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof or earlier if required by the terms of this Agreement.

SECTION 4.3 Increased Loan Costs, etc. Each of the Obligors agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances. Such Lender shall promptly notify the Administrative Agent and the Obligors in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Obligors directly to such Lender within five (5) days of its receipt of such notice, and such notice shall be conclusive and binding on the Obligor absent manifest error.

SECTION 4.4 Increased Capital Costs. The Obligors shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making, funding or maintaining the Advances, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Advances (such increases in costs and reductions in amounts receivable being herein called “Increased Costs”), resulting from any Regulatory Change that imposes or modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender. Determinations and allocations made by any such Lender for purposes of this Section 4.4 of the effect of any Regulatory Change on its costs or rate of return of maintaining its Advances, or on amounts receivable by it in respect of its Advances, and of the amounts required to compensate such Lender under this Section 4.4, shall be made by such Lender on a reasonable basis and be conclusive and binding on the Obligors absent manifest error. Any payment required to be made under this Section 4.4 shall be made on the next occurring Payment Date.

If any Lender shall determine that any change after the Closing Date in any law, rule, regulation or guideline adopted pursuant to or arising out of (A) the July 1988 report of the Basel Committee on Banking Supervision entitled “International Convergence of Capital Measurement and Capital Standards”, or (B) the proposal for New Basel Capital Accord issued by the Basel Committee on Banking Supervision (as revised from time to time, the “New Accord”) or the adoption after the Closing Date of any other law, rule, regulation or guideline regarding capital adequacy, or the implementation after the Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Closing Date, and in either case affecting such Lender (including, but not limited to, any rule to be so adopted or so implemented with respect to recourse, residuals, liquidity commitments or direct credit substitutes, the “New Rules”) or any change after the Closing Date in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Lender with any request or directive of any such Governmental Authority regarding capital adequacy, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of the making or maintaining any Advance under this Agreement to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then, upon written demand by such Lender, the Obligors shall, within thirty (30) days of notification by such Lender, pay to such Lender, from time to time, such additional amount or amounts as will compensate such Lender for any such reduction suffered.

Each Obligor acknowledges to each Lender that such Lender is providing no assurance that the committed liquidity support provided with respect to this Agreement will be assigned a zero percent credit-conversion factor under risk-based capital guidelines adopted by the applicable bank regulatory authorities in response to the framework therefor announced in July, 1988 by the Basel Committee on Banking Regulations and Supervisory Practices or in response to the New Accord or under the New Rules.

Each Lender will furnish to the Obligors a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 4.4. Failure or delay on the part of any Lender to request compensation pursuant to this Section 4.4 shall not constitute a waiver of such Lender right to demand such compensation; provided that no Obligor shall be required to compensate any Lender pursuant to this Section 4.4 for any Increased Costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Regulatory Change or New Rules, as applicable, giving rise to such Increased Costs or reductions and of such Lender’s intention to request compensation therefor (except that, if a Regulatory Change or New Rules, as applicable, giving rise to such Increased Costs or reductions is retroactive, then the ninety-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.5 Taxes. (a) All payments by the Obligors of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future Taxes imposed by any Governmental Authority (except as permitted by clause (d) of this Section 4.5), but excluding (i) franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts, as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such taxes and (ii) United States withholding taxes imposed on amounts payable to the

Administrative Agent or a Lender at the time the Administrative Agent or such Lender becomes a party to this Agreement, except to the extent that the Administrative Agent or such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts with respect to such Taxes pursuant to this paragraph. In the event that any withholding or deduction from any payment to be made by the Obligors hereunder is required in respect of any such non-excluded Taxes (the “Non-Excluded Taxes”) pursuant to any applicable law, rule or regulation, then the Obligors will

(i) pay directly to the relevant authority the full amount required to be so withheld or deducted,

(ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and

(iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender taking into account any Taxes on such additional amount and any benefit with respect to Taxes derived by the Lenders relating to the amount withheld or deducted will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Non-Excluded Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Non-Excluded Taxes and the Obligors will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

(b) If the Obligors fail to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fail to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Obligors shall indemnify the Administrative Agent and the Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.5, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Obligors.

(c) Each Lender that is organized under the laws of a jurisdiction other than the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.9 hereof after the Closing Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case establishing that a payment to such Lender is entitled to the benefits of an income tax treaty which reduces the rate of withholding tax on payments or interest or claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents to the Administrative Agent and the Borrower that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Sections 864(d)(4) and 881(c)(3)(C) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Administrative Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable LIBOR Office by designating a different LIBOR Office. In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Agent or the assigning Lender, as applicable. Notwithstanding any other provision of this Section 4.5(c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 4.5(c) that such Non-U.S. Lender is not legally able to deliver.

(d) The Obligors shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of the United States withholding tax pursuant to this Section 4.5 if the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply in a timely manner with the provisions of clause (c) above (without regards to the last sentence thereof) for any reason, other than a change in treaty, law or regulation after the date hereof (or, in the case of an Assignee Lender, after the date of assignment or transfer).

(e) Each party to this Agreement acknowledges that Advances under the Agreement are intended to be treated as indebtedness for U.S. federal income tax purposes and each party to this Agreement agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law.

SECTION 4.6 Change of Lending Office; Replacement Lender. (a) Each Lender agrees that if it makes any demand for payment under Section 4.3, Section 4.4 or Section 4.5(a) or if any LIBOR Disruption Event shall occur with respect to it, such Lender will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it as determined in its sole discretion) to designate a different LIBOR Office or Domestic Office, as applicable, if the making of such a designation would reduce or obviate the need for any Obligor to make payments under Section 4.3, Section 4.4 or Section 4.5(a), or would eliminate or reduce the effect of any LIBOR Disruption Event.

(b) If any Lender (an “Affected Lender”), seeks payment or indemnification from any Obligor pursuant to Section 4.3, Section 4.4 or Section 4.5(a) (without prejudice to any amounts then due to such Lender under such Sections) that are not applicable to all Lenders, then, if such assumption would eliminate or, in the good faith judgment of the Borrower, materially reduce amounts payable pursuant thereto in the future, the Borrower may designate, another Lender or, subject to the consent of the Contractor to the assignment of the corresponding obligations under the Funding Agreement, another bank or financial institution reasonably acceptable to the Administrative Agent to assume, in accordance with Section 10.9.2, all (but not less than all) the Commitments, Advances and other rights and obligations of such Affected Lender hereunder (a “Replacement Lender”), in each case, on a date mutually acceptable to the Replacement Lender, the Affected Lender, the Borrower and the Administrative Agent, without recourse upon, warranty by, or expense to, such Affected Lender or the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Advances of such Affected Lender plus all interest accrued thereon and all other amounts owing to such Affected Lender hereunder, or such other purchase price as may be mutually agreed upon between the Affected Lender and the Replacement Lender, upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed a “Lender” for purposes of this Agreement and the other Operative Agreements and such Affected Lender shall cease to be a “Lender” for such purposes and shall no longer have any obligations hereunder; provided that the Affected Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by the Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 4.7 Payments, Computations, etc. (a) Payments by the Obligors. Unless otherwise expressly provided, all payments by the Obligors pursuant to this Agreement, any Notes or any other Loan Document shall be made by (or on behalf of) the Obligors to the Security Agent for future distribution (at the direction of the Administrative Agent) on a pro rata basis to the account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent (or to the Security Agent on behalf of the Administrative Agent) shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Security Agent. Funds received after that time shall be deemed to have been received by the Security Agent on the next succeeding Business Day. The Security Agent shall promptly (at the direction and based on the calculations provided by the Administrative Agent) remit in same day funds to each Lender its share, if any, of such payments received by the Security Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Any change in the interest rate on an Advance resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (unless if by virtue of such deferral, such payment would be made in the next calendar month, in which case such payment shall be made on the preceding Business Day) and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Security Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in accordance with the Security Agreement.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing, each payment of any Unused Fees under Section 3.3 and each termination or reduction of the amount of the Commitments under Section 2.2, shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments; (ii) each payment or prepayment of principal of Advances by the Obligors shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Advances held by them; and (iii) each payment of interest on Advances by the Obligors shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Advances then due and payable to the respective Lenders.

SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Advance (other than pursuant to the terms of Section 4.3 and 4.4) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such portion of the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of:

(a) the amount of such selling Lender’s required repayment to the purchasing Lender to

(b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Obligors agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Obligors in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Lender shall, upon the occurrence of any Default or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify each of the Obligors and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10 Use of Proceeds. The proceeds of each Advance shall be applied in the following order of priority (i) first, subject to the proviso of Section 5.2.10, to finance a portion of the Construction Contract Payments due on such Funding Date on a pro rata basis by deposit into the applicable Vessel Funding Account (or, in the Administrative Agent’s sole discretion, by wire transfer directly to the Contractor with a prompt notice thereof to the Borrower and the Security Agent), (ii) second, to pay any fees, expenses and other charges of any Obligor from time to time arising under this Agreement or under any Loan Document on a pro rata basis by payments directly to the Administrative Agent and the Security Agent, (iii) third, to pay any Eligible Expenses on a pm rata basis to the extent such Eligible Expenses would be paid pursuant to clause “second” of Section 5.01 of the Security Agreement by deposit into the Expenses Account, (iv) fourth, to pay any Eligible Expenses to the extent such Eligible Expenses would be paid pursuant to clause “third” of Section 5.01 of the Security Agreement and to fund outstanding Hedging Obligations of the Obligors under any Hedge Agreement on a pro rata basis by deposit into the Expenses Account, and (v) fifth, to pay any other Eligible Expenses on a pro rata basis to the extent such Eligible Expenses would be paid pursuant to clause “sixth” of Section 5.01 of the Security Agreement by deposit into the Expenses Account. For the avoidance of doubt, the proceeds of the Advances made hereunder shall not be subject to payment priorities set forth in Article V of the Security Agreement.

SECTION 4.11 Application of Proceeds. On or before the Closing Date, the Security Agent shall establish the Collateral Accounts in accordance with the Security Agreement. All payments and proceeds in respect of the Collateral when received shall be applied in accordance with payment priorities set forth in Article V of the Security Agreement.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1 Closing Date. The obligations of the Lenders to enter into this Agreement on the Closing Date (including to fund the initial Borrowing) shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

SECTION 5.1.1 Resolutions, etc. The Administrative Agent shall have received from the Borrower a certificate, dated the date of the Closing Date, of the Managing Member as to:

(a) resolutions of the Borrower’s board of members then in full force and effect authorizing the execution, delivery and performance of this Agreement, any Notes and each other Operative Agreement to be executed by the Borrower,

(b) the incumbency and signatures of those officers of the Managing Member authorized to act with respect to each Operative Agreement executed by the Borrower, and

(c) evidence that the Borrower is (A) duly organized or formed, and (B) validly existing, in good standing and qualified to transact business under the laws of the State of Delaware and under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect upon which certificates each Lender may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificate.

SECTION 5.1.2 Operative Agreements. The Administrative Agent shall have received executed counterparts of this Agreement, the Construction Contract Assignment, the Management and Operating Agreement, the Class B Member Parents Guaranty, the Manager Guaranty, the Security Agreement, the Administrative Agent’s Fee Letter, the Commitment Letter, the Security Agent’s Fee Letter, each dated as of the date hereof and duly executed by the parties thereto and each in form and substance reasonably satisfactory to the Lenders.

SECTION 5.1.3 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, a Note payable to the order of such Lender, duly executed by the applicable Obligor.

SECTION 5.1.4 Equity Commitments. The Administrative Agent shall have received the Equity Letter of Credit in form and substance reasonably satisfactory to the Administrative Agent together with any opinions and supporting documentation reasonably requested by the Administrative Agent.

SECTION 5.1.5 Security Documents. The Administrative Agent shall have received the following:

(a) evidence of the completion (or satisfactory arrangement for the completion) of all recordings and filings of the Security Documents to be executed on the Closing Date, including, acknowledgment copies of properly filed UCC financing statements in respect of the Collateral, dated a date reasonably near to the date of the Closing Date, or such other evidence of filing as may be acceptable to the Administrative Agent, naming each Obligor as the debtor and the Security Agent as the secured party, or other similar instruments or documents, filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Security Agent pursuant to the Security Documents in the Collateral,

(b) a report signed by a reputable firm of independent market insurance brokers stating that all of the insurance required to be obtained in accordance with Section 7.1.5 has been so obtained and is in full force and effect, together with certificates evidencing the insurance required to be obtained by the Contractor under Article 21 of the Assigned Construction Contract, including evidence that the liability insurance required to be obtained therein names the Insured Parties as “additional insureds” and, in the case of the casualty insurance required to be obtained therein, the Security Agent is indorsed as sole “loss payee” on the applicable loss payable clause, and

(c) UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any Obligor as debtor and which are filed in those jurisdictions in which any Obligor is organized and the jurisdictions in which any applicable Obligor’s principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber the Collateral and which shall evidence no Liens other than Liens permitted pursuant to Section 7.2.3.

SECTION 5.1.6 Construction Documents. Each of the Assigned Construction Contract and the GD Guaranty shall be in full force and effect and each shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.1.7 Opinions of Counsel. The Administrative Agent shall have received the following opinions, dated the Closing Date and addressed to the Administrative Agent, the Security Agent and all Lenders: (i) an opinion addressed from Milbank, Tweed, Hadley & McCloy LLP, as counsel to the Class B Member; (ii) an opinion addressed from Andrews Kurth LLP, as special bankruptcy counsel to the Obligors; (iii) an opinion addressed from Fulbright & Jaworski L.L.P., special California counsel to the Obligors addressing matters relating to the Construction Contract Assignment; (iv) an opinion addressed from Richards, Layton & Finger, P.A., as special Delaware counsel to the Obligors; (v) an opinion addressed from Fulbright & Jaworski L.L.P., as counsel to the Obligors, the Manager and the Manager Guarantors, and (vi) an opinion addressed from Hill, Betts & Nash LLP, as special maritime counsel to the applicable Obligor, in form and substance reasonably satisfactory to each addressee.

SECTION 5.1.8 Closing Fees, Expenses, etc. Each Secured Party shall have received for its own account, all fees, costs and expenses due and payable pursuant to Section 3.3 and Section 10.3 to such Secured Party on or before the Closing Date under the terms of the Operative Agreements and all other payments to be made on or before the Closing Date pursuant to the Operative Agreements shall have been made (including such fees, expenses and other payments set forth on Schedule 3.3(b) of the JV Agreement).

SECTION 5.1.9 Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate duly executed by the Managing Member of the Borrower, dated as of the Closing Date, certifying that (i) the conditions precedent to be performed by the Borrower as described in this Section 5.1 have been satisfied and (ii) the representations and warranties of the Borrower set forth in Article VI hereof are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 5.1.10 Organic Documents. The Administrative Agent shall have received a duly executed copy of the Organic Documents (including the JV Agreement) for each Obligor, the Manager and each Manager Guarantor and all amendments, supplements or modifications thereto, each in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.1.11 Collateral Accounts. The Manager shall have directed the Security Agent to establish the Collateral Accounts set forth in accordance with Article IV of the Security Agreement.

SECTION 5.1.12 Representations and Warranties. The following statements shall be true and correct:

(a) the representations and warranties set forth in Article VI hereof and in each Operative Agreement entered into on or prior to the Closing Date shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and

(b) No Obligor is in material violation of any Applicable Law.

SECTION 5.1.13 PATRIOT Act, etc. The Lenders have received all requested information required pursuant to its obligations under the PATRIOT Act, together with any other additional documents, records and information as any of them may be required to obtain, verify or review pursuant to the terms of Applicable Laws or as may be reasonably required.

SECTION 5.1.14 No Change in Law. No change in Applicable Law shall have occurred prior to the Closing Date that would make it unlawful for any Person to execute, deliver or perform any Operative Agreement to which it is or is to be a party.

SECTION 5.1.15 Additional Documentation. The Administrative Agent shall have received, in form and substance satisfactory to it, such additional assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Majority Lenders may reasonably request.

SECTION 5.2 All Advances. The obligations of each Lender to make any Advances on each Funding Date (including the Closing Date) shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.2 applicable to such Funding Date.

SECTION 5.2.1 Compliance with Warranties, No Default, etc. As of such Funding Date, the following statements shall be true and correct:

(a)(i) the representations and warranties set forth in Article VI and in each Operative Agreement entered into on or prior to such Funding Date shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that (y) if the Borrower sets forth in the applicable Notice of Advance delivered to the Administrative Agent specific events or circumstances in reasonable detail which have occurred which in the Borrower’s good faith judgment may cause the representation set forth in Section 6.5 to not be true and correct on such proposed Funding Date, the parties hereto agree and acknowledge that the Lenders shall not be obligated to fund such Advance on such Funding Date (whether or not all conditions precedent have been met) and (z) if the Lenders elect to fund an Advance described in clause (y) above (in their sole discretion), the parties hereto agree and acknowledge that the representation set forth in Section 6.5 (solely in relation to such events or circumstances and solely in respect of such Advance) shall be deemed waived (it being understood and agreed that any such funding shall not adversely affect the Lenders’ right to not fund under the same or similar circumstances in the future) and no Default or Event of Default shall be deemed to occur as a result of such borrowing,

(b) there shall have been no change in Applicable Law prior to such Funding Date that would make it unlawful for the Lenders to make such Advance, and

(c) on such Funding Date and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing or would result from such Advance and the Lender shall have received a certificate executed by the Managing Member of the Borrower to that effect.

SECTION 5.2.2 Notice of Advance. The Administrative Agent, each Lender and the Security Agent shall have received a Notice of Advance from the Borrower.

SECTION 5.2.3 Allocable Equity Amounts. With respect to each Advance, the aggregate Allocable Equity Amounts (including any portion funded by a drawing under the Equity Letter of Credit) due with respect to such Vessel for such Funding Date shall have been paid to the Security Agent and deposited on or prior to such Funding Date into the applicable Vessel Funding Account.

SECTION 5.2.4 Advance Amount. With respect to each Advance, the amount of such Advance with respect to such Funding Date shall not exceed the amount specified therefor in Section 2.1.

SECTION 5.2.5 Operative Documents. Each of the Operative Agreements entered into on or prior to such Funding Date is in full force and effect.

SECTION 5.2.6 Assigned Construction Contract. The Assigned Construction Contract is in full force and effect and has not been amended or modified in any manner except as permitted under the terms hereof.

SECTION 5.2.7 GD Guaranty. The GD Guaranty is in full force and effect.

SECTION 5.2.8 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

SECTION 5.2.9 Illegality. The making of such Advance shall not be illegal by operation of Applicable Law.

SECTION 5.2.10 Contractor Events. (i) No Insolvency Proceeding with respect to the Contractor Parent shall have occurred and be continuing, (ii) the Contractor shall not be in breach of its obligations set forth in Section 6.2 of the Funding Agreement, (iii) no event of default under Article 26(a) of the Assigned Construction Contract shall have occurred and be continuing and (iv) no event giving rise to the right to early terminate the Assigned Construction Contract under Sections 11(c) and 23(b) (solely with respect to the funding of the affected Vessel) thereof shall have occurred and be continuing; provided that if the Borrower represents and undertakes to the Administrative Agent (in writing in form and substance reasonably satisfactory to the Administrative Agent) that no portion of the proceeds of the applicable Advance shall be used to finance any Construction Contract Payment, then the conditions precedent set forth in this Section 5.1.10 shall be waived.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Advances hereunder, each Obligor represents and warrants to the Administrative Agent and each Lender on the Closing Date and on each Funding Date as set forth in this Article VI.

SECTION 6.1 Organization, etc. It is a limited liability company validly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a limited liability company in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and has full limited liability company power and authority and holds all requisite governmental licenses, permits and other approvals (i) to enter into and perform its obligations under this Agreement, any Notes issued by it and each other Operative Agreement to which it is a party (collectively, with respect to such Obligor, the “Obligor Documents”) and (ii) to own its property and to conduct its business as currently (or proposed to be) conducted by it, except where the failure to have licenses, permits and other approvals could not be reasonably expected to have a Material Adverse Effect. As of the Closing Date, the Initial Equity Holders own 100% of the Borrower. The Borrower owns 100% of each other Obligor.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance of this Agreement and each other Obligor Document executed or to be executed by it are within its limited liability company powers, have been duly authorized by all necessary corporate action, and do not:

(a) contravene its Organic Documents,

(b) contravene any contractual restriction or Applicable Law, or

(c) result in, or require the creation or imposition of, any Lien on any of its properties (other than Liens permitted under Section 7.2.3).

SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required to be made by it for due execution, delivery or performance of this Agreement or any other Obligor Document, except (i) solely with respect to this representation made on the Closing Date by the Borrower, those filings set forth in the Disclosure Schedule attached as Schedule I hereto, (ii) those authorizations, approvals, other actions, notices or filings that may be required under the blue sky laws of any state and (iii) those that the failure to obtain individually or in the aggregate, would not have a Material Adverse Effect on such Obligor or the transactions contemplated by, or its ability to perform its obligations under, this Agreement, the Management and Operating Agreement or the other Operative Agreements to which it is a party. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Obligor is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

SECTION 6.4 Validity, etc. This Agreement constitutes and the other Obligor Documents executed by it will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 6.5 No Material Adverse Change, etc. Since December 31, 2005 (in the case of U.S. Shipping) or since the date of its formation (in the case of the Borrower and any other Obligor), except as disclosed in the Disclosure Schedule or, in the case of U.S. Shipping, in filings with the Securities and Exchange Commission delivered to the Administrative Agent (by electronic transmission or otherwise) prior to the date hereof, no event or occurrence that could reasonably be anticipated to have a Material Adverse Effect has occurred.

SECTION 6.6 Litigation, etc. There is no pending or, to the knowledge of such Obligor, threatened (in writing) Proceeding, or labor controversy against it or any other Obligor, or any of its or their properties, businesses, assets or revenues, that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Obligor Document, except as disclosed in the Disclosure Schedule.

SECTION 6.7 Subsidiaries; Nature of Business. It has no employees. After giving effect to the consummation of the transactions contemplated by the Operative Agreements, it has no subsidiaries, except, with respect to the Borrower, those subsidiaries that are permitted to be formed from time to time in accordance with this Agreement. It has not engaged in any business other than to enter into and perform the Obligor Documents and the transactions contemplated thereunder and otherwise to conduct such business as is necessary or appropriate to the construction, ownership, maintenance, chartering and operation of the Vessels and the conduct of activities incidental to the foregoing.

SECTION 6.8 Taxes. It has filed all Tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside. It is and has at all times been treated either as a partnership or a disregarded entity for U.S. federal income tax purposes.

SECTION 6.9 Environmental Warranties. Except as expressly disclosed in the Disclosure Schedule:

(i) it is in material compliance with all Environmental Laws,

(ii) there have been no past, and there are no pending or to its knowledge threatened (in writing) claims, complaints, notices or requests for information received by it with respect to any alleged violation of or liability under any Environmental Law that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect and it does not have knowledge or reason to believe that any such claim, complaint, notice or request for information will be received or is being threatened,

(iii) there has been no Release or threat of Release of Hazardous Materials from, at, on or under any property currently or previously owned or leased by it or any other location or arising from or related to its operations or otherwise in connection with its business that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect,

(iv) it has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations required under Environmental Law for its business,

(v) no property owned by it is listed or publicly proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up,

(vi) it has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or publicly proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against such it for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, and

(vii) no conditions exist which, with the passage of time, or the giving of notice or both, would give rise to a material liability under any Environmental Law.

SECTION 6.10 Regulations T, U and X. It is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance will be used for a purpose that violates, or would be inconsistent with the Board Regulation T, U or X. No Membership Interest (or any other Collateral) constitutes margin stock. Terms for which meanings are provided in the Board Regulation T, U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.11 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of it (including information furnished by the Manager or U.S. Shipping) in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, at the time so furnished, and all other such factual information hereafter furnished by or on behalf of it to the Administrative Agent or any Lender will be, when taken together with all such other factual information previously so furnished, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances in which such information was furnished (it being recognized that any projections or forecasts provided by or on behalf of the Borrower, the Manager or U.S. Shipping to the Administrative Agent or any Lender are based on estimates and assumptions believed in good faith by the Borrower, the Manager or U.S. Shipping on the Closing Date, or (if later) as of the date of delivery to the Administrative Agent or any Lender, to be reasonable as of their date, and that actual results during the periods covered by such projections or forecasts may differ from projected or forecasted results).

SECTION 6.12 No Default. No Manager Termination Event (other than pursuant to clause (vi) or (vii) of Section 5.2 of the Management and Operating Agreement), Default or Event of Default has occurred and is continuing, and no event, act or omission has occurred and is continuing that, with the lapse of time, the giving of notice or both, would constitute such Manager Termination Event, a Default or an Event of Default.

SECTION 6.13 Insurance. It has obtained insurance meeting the requirements set forth in Section 7.1.5 hereof, which remains in full force and effect.

SECTION 6.14 Use of Proceeds. The proceeds of the Advances shall be used solely for the purposes set forth in Section 4.10.

SECTION 6.15 Compliance with Laws and Contractual Obligations. It is in compliance in all material respects with all Applicable Laws and all Contractual Obligations, except where, in each case, the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.16 Assigned Construction Contract. The Assigned Construction Contract is in full force and effect and has not been amended or modified in any manner except as permitted under the terms hereof and the Borrower is not in material breach thereunder. To the knowledge of the Borrower, the Contractor is not in material breach thereunder.

SECTION 6.17 Security. The Security Agreement creates a valid first priority security interest (except for Permitted Liens) in the Collateral in favor of the Security Agent, enforceable against the applicable Obligor. No portion of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the Security Documents and no portion of the Collateral is described in any UCC financing statements filed against it other than the UCC financing statements filed in connection with the Security Agreement or the other Security Documents, each of which name the Security Agent as secured party. Upon completion of the filings (including without limitation the filing of UCC financing statements in appropriate form) and other actions described in the Security Documents with respect to the collateral described therein (all of which filings and other actions have been duly completed or will be taken within the statutorily prescribed period therefor or, in any jurisdiction in which no statutory period is prescribed, within ten (10) days after the Closing Date or Delivery Date, as applicable), the Security Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of such Obligor in such collateral and the Proceeds thereof, as security for the obligations, in each case prior and superior in right to any other Person (except for Permitted Liens).

SECTION 6.18 Jurisdiction of Organization; Office and Records. The jurisdiction of organization of such Obligor is the State of Delaware. The chief place of business and chief executive office of such Obligor and the office where such Obligor keeps records of the Collateral are located at 399 Thornall Street, Edison, NJ 08837.

SECTION 6.19 Collateral Documents. A true and complete copy of each Collateral Document to which it is a party in effect on the applicable date of determination has been delivered to the Administrative Agent. Each such Collateral Document will, not later than concurrently with its inclusion in the Collateral, have been duly authorized, executed and delivered by such Obligor, be in full force and effect and be binding upon and enforceable against all parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 6.20 Hedge Agreements. Each of the Hedge Agreements constitutes “general intangibles” within the meaning of Section 9-102(a)(42) of the UCC.

SECTION 6.21 Collateral Accounts. Each Collateral Account constitutes a “securities account” within the meaning of Section 8-501(a) of the UCC.

SECTION 6.22 No Event of Loss. No Event of Loss (and no event which upon lapse of time would constitute an Event of Loss) has occurred with respect to the related Vessel as of the Delivery Date of such Vessel.

SECTION 6.23 Delivery Date. On the Delivery Date of each Vessel to an Obligor, (i) a separate Obligor shall be formed in respect of such Vessel in accordance with the terms of this Agreement, (ii) such Vessel will be duly documented in the name of such Obligor as owner of the Vessel under the laws of the United States, (iii) such Obligor will receive good and marketable title to such Vessel, free and clear of all Liens, (iv) there are no filings, documentation, registration or other action required to perfect title to such Vessel in such Obligor or register the same in the name of such Obligor except for those set forth on Schedule I hereto and except for those that shall have been made or taken on or prior to such Delivery Date and (v) all filings and recordings (including all filings of financing statements under the UCC) will be duly effected in each jurisdiction in which such filings and recordings are required to perfect the Liens of and security interests granted by the Security Agreement, the related Mortgage, the Assignment of Charters (if any) and the other Security Documents to which it is a party or to make such Liens and security interests valid and enforceable. The related Mortgage is in due form for filing and recording on the Delivery Date for such Vessel and, upon recordation, will create a valid first preferred mortgage on such Vessel under the laws of the United States in favor of the Security Agent.

SECTION 6.24 Membership Interests. The Membership Interest or Membership Interests, as the case may be, in the applicable Obligor (i) have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer other than as may be permitted or required under this Agreement and restrictions on transfer imposed by applicable securities laws and (ii) constitute all of the Membership Interests in such Obligor as of the applicable date. Such Membership Interests constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. All certificates evidencing such Membership Interests in any Subsidiary of the Borrower have been delivered to the Security Agent and all such certificates have been indorsed, by an effective endorsement, to the Security Agent or in blank.

SECTION 6.25 Charters. A true and complete original copy of each Charter to which it is a party has been delivered to the Security Agent. No such Charter has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Security Agent.

SECTION 6.26 ERISA. It (i) does not maintain, contribute to or have any liability in respect of, (ii) is not obligated to maintain or contribute to, or has at any time, maintained, contributed to or had any liability in respect of and (iii) has not been obligated to maintain or contribute to, any Employee Benefit Plan. The ERISA Affiliates (i) do not maintain, contribute to or have any liability in respect of, (ii) are not obligated to maintain or contribute to, or have at any time, maintained, contributed to or have any liability in respect of and (iii) has not been obligated to maintain or contribute to, any Pension Plan or Multiemployer Plan.

SECTION 6.27 RICO. It is not engaged in or has engaged in any course of conduct that could subject any of its respective properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic.

SECTION 6.28 Anti-Terrorism Laws, etc. It is not in violation of any Anti-Terrorism Law. Neither it nor any broker or other agent of it is acting in any capacity in connection with the Advances is a Embargoed Person. Neither it nor any broker or other agent of it is acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 6.29 Intellectual Property. It owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Obligor know of any valid basis for any such claim. The use of Intellectual Property by any Obligor does not infringe, to its knowledge, on the rights of any Person in any material respect.

SECTION 6.30 Solvency. It is, and after giving effect to the consummation of the transactions contemplated by this Agreement and other Operative Documents and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

SECTION 6.31 Representations in other Operative Agreements. All representations made by the Obligors under any Operative Agreement are true, correct and complete in all material respects as of the date when made or deemed made.

SECTION 6.32 Jones Act Compliance, Etc. Each Vessel delivered to any Obligor has been built in accordance with the terms of the Assigned Construction Contract. Assuming that no less than 75% of the Class A Member Interest is and has been continuously owned by one or more U.S. Citizens, each Obligor is and has been, at all times following its formation, a U.S. Citizen and each Vessel delivered to any Obligor pursuant to the Assigned Construction Contract and not sold to a Person that is not an Obligor in accordance with the Loan Documents, is and has been, at all times following such delivery, owned by a U.S. Citizen. Assuming that no less than 75% of the Class A Member Interest is and has been continuously owned by one or more U.S. Citizens, each Vessel delivered pursuant to the Assigned Construction Contract and not sold to a Person that is not an Obligor in accordance with the Loan Documents is and has been, at all times following its delivery to an Obligor, in compliance with all laws applicable to vessels documented under U.S. flag for the coastwise trade, duly documented in the name of such Obligor under the laws and flag of the United States with a coastwise endorsement on its U.S. Coast Guard Certificate of Documentation, and duly qualified for the coastwise trade of the United States.

The rights and remedies of the Administrative Agent, the Security Agent, or any Lender in relation to any misrepresentation or breach of a warranty on the part of any Obligor shall not be prejudiced by any investigation by or on behalf of any of the Administrative Agent, the Security Agent, or any Lender, by the execution, delivery or performance of any Operative Agreement, or by any other act or thing which may be done by or on behalf of any such Person and which may, apart from this Section, prejudice such rights or remedies.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. Each Obligor agrees with the Administrative Agent, and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Obligors will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Obligors will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 45 days of each calendar month and within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower as of the end of such calendar month and each such Fiscal Quarter and consolidated and consolidating statements of earnings, members’ equity and cash flow of the Borrower for such calendar month and each such Fiscal Quarter and, in the case of each quarterly statement for any quarter ending after the first anniversary of the Closing Date, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the Borrower, all such monthly reports shall be accompanied with detailed information setting forth progress with respect to the construction of the Vessels, copies of all specification or design change notices or other charge orders given pursuant to the Assigned Construction Contract, any other material events under the Assigned Construction Contract (other than with respect to any design or technical information that is designated as confidential in accordance with the terms thereof), individual Vessel activity, Charter rates, non-charter or off hire days and reasons, payments made under any support agreement or required to be made with respect to such period under any support agreement, Capital Expenditures (including payments made pursuant to the Assigned Construction Contract) and any insurance claims made or payments received under any insurance policies, any coast guard or other governmental notices received and such other information as the Administrative Agent shall from time to time reasonably request,

(b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower, including therein consolidated balance sheets of the Borrower as of the end of such Fiscal Year and consolidated statements of earnings, members’ equity and cash flow of the Borrower for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default describing such Default or Event of Default, and (ii) a copy of the consolidating balance sheets of the Borrower as of the end of such Fiscal Year and consolidating statements of earnings, members’ equity and cash flow of the Borrower for such Fiscal Year, in each case certified by the Borrower, or, upon request of the Administrative Agent, certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent.

(c) as promptly as practicable and in any event within five Business Days after having knowledge of the occurrence of each Default, a statement of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto,

(d) as promptly as practicable and in any event within five (5) Business Days after obtaining knowledge thereof,

(i) the commencement of any labor controversy, litigation, action or proceeding under the Assigned Construction Contract, including the commencement of any dispute resolution process pursuant to Article 14(e)(2) or Article 33 thereof,

(ii) the occurrence or cessation of any “Force Majeure” under and as defined in the Assigned Construction Contract,

(iii) the enactment of any change in Applicable Law which could reasonably be expected to give rise to an Essential Change with a Change Impact in excess of $250,000,

(iv) any Change or proposed Change (or series of Changes or proposed Changes during any six month period) which individually or in the aggregate could reasonably be expected to (x) have a Change Impact in excess of $250,000 or (y) materially alter any of the Key Performance Requirements (as such term is defined in the Assigned Construction Contract) of any Vessel or achievability thereof or (z) materially alter the scheduled delivery date for such Vessel,

(v) the deposit (or demand for deposit) of any sum (or series of sums during any six month period) into escrow pursuant to Article 34 thereof individually or in the aggregate in excess of $250,000,

(vi) notice from the Contractor proposing to accelerate the delivery date of any Vessel (including any notice pursuant to Article 1(e) thereof),

(vii) the amendment, modification or other action with respect to Section 27 of the Merchant Marine Act, 1920, as amended (including any regulation promulgated thereunder or official determination with respect thereto) which could reasonably be expected to give rise to a right to terminate any portion of the Assigned Construction Contract pursuant to Article 11(c)(5) thereof, or

(viii) the occurrence of any other event which could reasonably be expected to affect, in any material respect, the Vessel Contract Delivery Date (as such term is defined in the Assigned Construction Contract) as in effect on the date hereof, the Construction Base Price (as such term is defined in the Assigned Construction Contract) as in effect on the date hereof, or the construction (in accordance with the terms and specifications as in effect on the date hereof pursuant to the Assigned Construction Contract) of any Vessel,

notice thereof and copies of all material documentation relating thereto,

(e) as promptly as practicable, (A) any accident to its Vessel the cost of repair of which will likely exceed $1,000,000 (or the equivalent in any other currency); (B) any Event of Loss (or any event which upon lapse of time would constitute an Event of Loss) of such Vessel; and (C) any arrest of such Vessel or the exercise or purported exercise of any Lien on such Vessel,

(f) concurrently with the sending thereof, copies of all written information and reports which any Obligor is required to provide under any of the Operative Agreements and promptly upon receipt thereof, copies of all written information and notices which any Obligor receives under any of the Operative Agreements, excluding in each case copies of routine correspondence delivered pursuant to the Assigned Construction Contract or the Charters or design or other technical information that by its terms is confidential information,

(g) as promptly as practicable, any distress or other similar charges against a Vessel and, if required by the Administrative Agent, notice that such Obligor has procured the release of such distress or other similar charges against such Vessel,

(h) any correspondence or notices to or from any governmental authority, regulatory or self regulatory agencies, or other entities with jurisdiction over such Obligor pertaining to matters that could reasonably be expected to have a Material Adverse Effect,

(i) promptly and in any event within five Business Days after (i) becoming aware of any adverse development with respect to any litigation, action or proceeding that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Operative Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto,

(j) upon such Obligor becoming aware of a material breach or alleged material breach of the Assigned Construction Contract by any party thereto, such breach or alleged breach,

(k) as promptly as practicable, any event of Release or threat of Release of Hazardous Materials from, at, on or under any property owned or leased by any Obligor or any other location or arising from or related to any Obligor operations or otherwise in connection with its business that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect, and

(l) such other information respecting the condition or operations, financial or otherwise, of any Obligor or (to the extent any Obligor has contractual rights to request such information) any other Person as the Administrative Agent may from time to time reasonably request.

SECTION 7.1.2 Compliance with Laws, Contracts, etc. (a) Each Obligor shall comply in all material respects with all Applicable Laws, such compliance to include (without limitation):

(i) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books,

(ii) compliance in all material respects with the ISM Code and the ISPS Code, and

(iii) compliance in all material respects with the Jones Act, the OPA, the CAA, CERCLA, the Clean Water Act, MARPOL, all coastwise laws, any other Applicable Laws with respect to such Obligor, its business and its properties, including in connection with the construction and the purchase of the Vessels.

(b) Each Obligor shall pay and discharge all lawful claims and otherwise comply with all Contractual Obligations except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In any event, (i) each Obligor shall take all actions as are necessary to be in compliance in all material respects with the Operative Agreements and (ii) the Borrower shall perform and observe in all material respects all terms and provisions of the Assigned Construction Contract to be performed and observed by it, maintain the Assigned Construction Contract in full force and effect in all respects, enforce the Assigned Construction Contract in accordance with its terms, and take all such actions in connection therewith as may be reasonably required from time to time by the Security Agent.

SECTION 7.1.3 Preservation of Existence. Each Obligor shall maintain and preserve its legal existence and good standing as a limited liability company under the laws of the State of Delaware and qualification as a limited liability company and all rights, franchises, licenses and privileges necessary to the conduct of its business, be in good standing and qualify and remain qualified to transact business under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

SECTION 7.1.4 Maintenance of Properties; Inspections. (a) Each Obligor will maintain, preserve, protect and keep its properties in good repair, working order and condition, reasonable wear and tear excepted (and in any event in compliance in all material respects with the applicable Mortgage). Each Obligor will make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

(b) Each Obligor shall manage, maintain, preserve, protect and keep its Vessel tight, strong, in good seaworthy condition working order and otherwise in good repair, working order and condition, reasonable wear and tear excepted. Each Obligor shall make necessary and proper repairs, renewals and replacements, all in a manner consistent with the reasonable commercial practice of other United States first class commercial ship owners and operators. Each Vessel shall be subject to periodic inspection and survey by and the drydocking and maintenance requirements of either of or each of the U.S. Coast Guard and the American Bureau of Shipping with an opportunity provided to the Administrative Agent, each Lender or their respective representative to participate in any such inspection. Each Obligor shall maintain its Vessel in a technical condition consistent with the certification of “in class” by the American Bureau of Shipping, and shall arrange to have its Vessel submitted for technical inspection by an independent surveyor appointed by the Manager. Each Obligor shall take all actions to maintain the “in class” status of the related Vessel, as so certified by the American Bureau of Shipping. In the event such inspection does not conclude with a report that the Vessel is “in-class” by the American Bureau of Shipping, such Obligor shall procure that the technical condition of such Vessel is rectified and re-submit such Vessel for technical inspections in the same manner within three months. Each Obligor shall remain the sole owner of its Vessel and shall keep such Vessel registered in the United States.

(c) No Obligor shall permit any major structural alteration or any other major change to be made to its Vessel, to any Major Part of such Vessel or to any Part of such Vessel or undertake, contract or otherwise make any investment in respect of its Vessel, any Major Part or any Part in excess of $250,000 per annum, unless such major structural alteration or other major change is required to be effected by the U.S. Coast Guard or the American Bureau of Shipping or such investment is consistent with the terms of this Article VII.

(d) Each Obligor agrees to provide the Administrative Agent and each Lender (or their respective representative) the opportunity to accompany such Obligor on any inspection of the Shipyard so long as the Administrative Agent (and each such Lender) has satisfied the requirements under the Assigned Construction Contract to perform such inspection.

SECTION 7.1.5 Insurance.

(a) Construction Period. During the Construction Period of each Vessel, the Borrower shall obtain and maintain commercial general liability insurance, California Workers’ Compensation and United States Longshore and Harbor Workers’ Compensation Act insurance, with such minimum limits and on such other terms as specified in Article 22 of the Assigned Construction Contract. In addition, the Borrower shall use reasonable commercial efforts to cause the Contractor to obtain and maintain property insurance, marine builder’s risk insurance, commercial general liability insurance and workers’ compensation and employer’s liability insurance, with such minimum limits and on such other terms as specified in Article 21 of the Assigned Construction Contract. All liability insurance policies issued in accordance with the Assigned Construction Contract shall be indorsed to name the Insured Parties as “additional insureds”, and all casualty insurance policies shall name the Security Agent as sole “loss payee” in the loss payable clause, and shall provide that all notices of cancellation or change of such policies shall be provided to the Security Agent. All Event of Loss Proceeds with respect to each Vessel subject to the Assigned Construction Contract shall be payable to the Security Agent. All insurance certificates received by the Borrower from the Contractor shall be promptly delivered to the Security Agent.

(b) Post-Construction Period. Following the Delivery Date of each Vessel to an Obligor, so long as such Obligor continues to own the Vessel, the related Obligor shall obtain and maintain insurance coverage in respect of such Vessel as determined by the board of directors of the Borrower and in accordance with the Mortgage applicable to such Vessel.

SECTION 7.1.6 Books and Records. Each Obligor shall keep books and records that accurately reflect in conformity with GAAP and all Applicable Laws all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals during normal business hours and, upon reasonable notice to such Obligor, to visit all of its offices, to discuss its business, assets, liabilities, financial matters, results of operation and business prospects with its officers and its independent accountants and to examine (and, at the expense of such Obligor, photocopy extracts from) any of its books or other records. Each Obligor shall, at its own cost and expense,

(i) maintain records of the construction of any applicable Vessel, including a record of all payments received and all credits granted with respect to the Assigned Construction Contract and all other dealings with the Contractor and (ii) maintain records of the related Vessel and any applicable Charters, including a record of all payments received and all credits granted with respect to such Charters and all other dealings with such Charters.

SECTION 7.1.7 Environmental Covenant. Each Obligor will:

(a) use and operate its Vessel and all of its other facilities and properties in material compliance with all Environmental Laws, obtain and keep in effect all material permits, approvals, certificates, licenses and other authorizations relating to environmental matters comply in all material respect therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws,

(b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its Vessel or any of its other facilities and properties or compliance with or liabilities under Environmental Laws, and promptly cure and use its reasonable efforts to have dismissed with prejudice to the reasonable satisfaction of the Administrative Agent any actions and Proceedings relating to Environmental Laws, and

(c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.7.

SECTION 7.1.8 Security. Each Obligor agrees to take all action from time to time necessary, or as deemed advisable in the reasonable judgment of the Administrative Agent, to fully preserve, maintain, and protect the interest of the Security Agent (or its assignee) in the Collateral and in the Proceeds thereof, including, without limitation, by making all necessary filings relating to the perfection of the mortgage, security interest or assignments created or intended to be created by the Collateral Documents. Each Obligor shall not change its name, identity, or corporate structure in any manner that would or could reasonably be expected to make any financing statement or continuation statement filed by such Obligor (or by the Security Agent on behalf of such Obligor) seriously misleading within the meaning of Section 9-506(b) of the UCC, unless such Obligor shall have given the Security Agent at least thirty (30) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements. Each Obligor shall furnish to the Security Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

SECTION 7.1.9 Security Procedures. Each Obligor shall maintain security procedures in respect of the related Vessel consistent in all material respects with the ISPS Code and such procedures shall include customized security plans for such Vessel and crew identification requirements.

SECTION 7.1.10 Management and Operating Agreement. No Obligor shall amend, terminate, supplement or otherwise modify the Management and Operating Agreement in any material respect without the consent of the Administrative Agent, provided that with respect to any amendment, supplement or modification to be entered into for the purposes of adding additional tetras and conditions to the Management and Operating Agreement or in order to comply with Applicable Law, such consent may not be unreasonably withheld or delayed; provided further, any amendments or supplements made in order to correct any errors or ambiguities shall not require any such consent. No Obligor shall pay any management or other fee to the Manager other than payment of Management Fees to the extent contemplated by this Agreement, the Security Agreement and the Management and Operating Agreement. No Obligor shall commit or permit any material breach under and shall enforce the provisions of the Management and Operating Agreement. No Obligor shall amend, terminate, supplement or otherwise modify the Manager Guaranty in any respect without the prior written consent of the Administrative Agent not to be unreasonably withheld.

SECTION 7.1.11 Undertakings in Respect of Additional Subsidiaries. If any Obligor is formed after the Closing Date, the Borrower shall notify the Administrative Agent and the Security Agent and the Borrower shall cause such Obligor to execute a supplement substantially in the form of Exhibit K hereto, a Mortgage and, if applicable, an Assignment of Charter and Assignment of Insurances and promptly take such other actions necessary to create and perfect Liens on such Obligor’s personal property as required by the terms of this Agreement and the Security Agreement.

SECTION 7.1.12 Charters. No Obligor shall enter into a Charter of its Vessel (or permit its Vessel to be chartered) other than in compliance with the provisions of the JV Agreement. No Obligor shall, without the consent of the Administrative Agent (such consent not to be unreasonably withheld), enter into any Charter unless (i) such Obligor has entered into an Assignment of Charter with respect to a Charter for a term longer than one (1) year and will use its commercially reasonable efforts to enter into an Assignment of Charter with respect to a Charter for a term shorter than one (1) year, and (ii) the applicable Charterer has executed a Charterer Consent with respect to a Charter for a term longer than one (1) year and such Obligor will use its commercially reasonable efforts to cause the applicable Charterer to execute a Charterer Consent with respect to a Charter for a term shorter than one (1) year. Notwithstanding any chartering of a Vessel, the applicable Obligor shall remain fully liable with respect to such Vessel under this Agreement and the other Operative Agreements. Except in circumstances in which the management of a Vessel has been delegated pursuant to the Management and Operating Agreement, maintenance or repair work is being carried out on such Vessel by suitable providers or such Vessel has been requisitioned by the U.S. government (to the extent such requisition does not constitute an Event of Loss hereunder), the applicable Obligor shall not part with the possession of such Vessel. No Obligor shall execute and deliver any Charter if such Obligor’s performance thereunder could reasonably be expected to result in a material violation of any applicable requirements under any material insurance policy.

SECTION 7.1.13 Class B Member Parents Guaranty. No Obligor shall amend, terminate, supplement or otherwise modify the Class B Member Parents Guaranty in any respect without the prior written consent of the Administrative Agent not to be unreasonably withheld.

SECTION 7.1.14 Employee Benefit Plans; Employees. No Obligor shall maintain, contribute to or have any liability in respect of or become obligated to maintain or contribute to any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan. No ERISA Affiliate shall maintain, contribute to or have any liability in respect of, or become obligated to maintain or contribute to any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan. No Obligor shall have any employees other than as required by any provisions of local law; provided that trustees and members shall not be deemed to be employees for purposes of this covenant.

SECTION 7.1.15 Change in Business. No Obligor shall change any of its policies and procedures relating to the operation of its business in a manner that would materially adversely affect the ability of such Obligor to perform its obligations under this Agreement or any Operative Agreement without the prior written consent of the Administrative Agent.

SECTION 7.1.16 Organic Documents. No Obligor shall modify, amend or alter the related LLC Agreement and other Organic Documents without the prior written consent of the Security Agent as directed by the Administrative Agent except to the extent such modification or amendment corrects a minor or technical error or resolves an ambiguity in such Organic Documents.

SECTION 7.1.17 Anti-Terrorism Law; Anti-Money Laundering. No Obligor shall:

(i) directly or indirectly, (A) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (B) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other anti-terrorism law, or (C) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law (and each Obligor shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this Section), and

(i) cause or permit any of its funds that are used to repay the Notes to be derived from any unlawful activity with the result that the making of the Advances would be in violation of any Applicable Law.

SECTION 7.1.18 Embargoed Person. No Obligor shall cause or permit (i) any of its funds or properties that are used to repay the Notes to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (A) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Applicable Law promulgated thereunder, with the result that such investment (whether directly or indirectly) is prohibited by an Applicable Law, or the Advances made by the Lenders would be in violation of an Applicable Law, or (B) the Executive Order, any related enabling legislation or any other similar Executive Orders or (ii) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in such Obligor, with the result that such interest (whether directly or indirectly) is prohibited by an Applicable Law.

SECTION 7.1.19 Collateral Accounts; Priority of Payments. Each Obligor shall cause all payments received under the Assigned Construction Contract, any Charters or pursuant to any Assignment of Insurances to be paid to the Security Agent for deposit into the applicable Collateral Account for application in accordance with the Security Agreement.

SECTION 7.1.20 Tax Treatment of Borrower. The Borrower shall at all time while this Agreement is in effect be treated as a partnership for U.S. federal income tax purposes.

SECTION 7.1.21 Jones Act Compliance, Etc. Each Obligor shall qualify at all times as a U.S. Citizen and, at all times on and after the delivery of any Vessel pursuant to the Assigned Construction Contract until such Vessel is sold to a Person that is not an Obligor in accordance with the Loan Documents, shall cause such Vessel to be in compliance with all laws applicable to vessels documented under U.S. flag with a coastwise endorsement, duly documented in the name of the relevant Obligor under the laws and flag of the United States and duly qualified to trade in the coastwise trade of the United States. Each Obligor shall cause each Vessel to be built in the United States in accordance with the Assigned Construction Contract.

SECTION 7.2 Negative Covenants. Each of the Obligors agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Obligor will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1 Distributions. No Obligor shall declare or make any dividend payment or other Distribution, or return any capital to its Equity Holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of its Membership Interests or any warrants, rights or options to acquire any such Membership Interest, now or hereafter outstanding; provided, however, that (a) the Borrower may declare and pay cash (including the distributions permitted under Sections 5.1(a)(i) and 5.1(a)(ii) of the JV Agreement) or other dividends on its Membership Interests to its Equity Holders from funds distributed to the Borrower pursuant to Article V of the Security Agreement, and (b) each other Obligor may declare and pay cash or other dividends on its Membership Interests to the Borrower from funds distributed to such Obligor pursuant to Article V of the Security Agreement.

SECTION 7.2.2 Indebtedness. No Obligor will create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness in respect of the Advances, Notes and the other Secured Obligations,

(b) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness of the type described in clauses (a), (b) (c) or (e) of the definition thereof (or constituting Contingent Liabilities with respect thereto)),

(c) Contingent Liabilities under the Assigned Construction Contract;

(d) Indebtedness in respect of any Hedging Obligations under Hedge Agreements approved by the board of directors of the Borrower;

(e) Indebtedness incurred pursuant to Section 3.3(f) of the JV Agreement which is subordinated to the Obligations on terms set forth thereunder or otherwise reasonably satisfactory to the Administrative Agent and the Class A Member Subordinated Indebtedness; provided that payments with respect to such Indebtedness are made in compliance with Article V of the Security Agreement;

(f) Indebtedness in connection with the Investments permitted pursuant to Section 7.2.4(d); and

(g) other Indebtedness (not of the type set for in clauses (a), (b), (c) or (e) of the definition thereof) in an aggregate amount outstanding at any time not exceeding $100,000.

SECTION 7.2.3 Liens. No Obligor will create, incur, assume or suffer to exist any Lien upon any of their property, revenues or assets, whether now owned or hereafter acquired except:

(a) Liens granted pursuant to any Security Document,

(b) other Liens in favor of the Security Agent for the benefit of the Lenders,

(c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that (x) no foreclosure action with respect to such Liens has been undertaken, (y) the Obligors are diligently pursuing to remove or contest such Liens and (z) such Liens are removed within 45 days after the earlier of (A) receipt of a notice thereof and (B) obtaining knowledge thereof by any Obligor,

(d) Liens for crew’s wages, for wages of stevedores when employed directly by any Charterer, the Manager, any Affiliate of Manager, or the master of the Vessel, or for general average or salvage (including contract salvage), Liens for repairs or incident to current operations of a Vessel or with respect to any alteration or installation made in respect of a Vessel, Liens for necessaries to a Vessel, Liens of carriers, warehousemen, mechanics, materialmen and landlords, in each case, incurred in the ordinary course of business arising by operation of law, and Liens granted to Charterers under Charters entered into in the ordinary course of business to secure obligations under such Charters, and in the case of each of the foregoing, that are not due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that (x) no foreclosure action with respect to such Liens has been undertaken, (y) the Obligors are diligently pursuing to remove or contest such Liens and (z) such Liens are removed within 45 days after the earlier of (A) receipt of a notice thereof and (B) obtaining knowledge thereof by any Obligor,

(e) Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds,

(f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business, and

(g) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

SECTION 7.2.4 Investments. No Obligor shall make, incur, assume or suffer to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in the Disclosure Schedule (“Ongoing Investments”),

(b) Investments with respect to the funds on deposit in the Collateral Accounts in accordance with Article IV of the Security Agreement,

(c) acquisition of the Vessels in accordance with the terms of the Operative Agreements, and

(d) in the ordinary course of business, Investments by the Borrower in any of the Obligors, by way of contributions to capital or loans or advances; provided that (y) any such Investment is subject to the lien of the Security Documents (and any certificate evidencing any such Investment is delivered to the Security Agent endorsed by effective endorsement to the Security Agent or in blank) and (z) any such loan or advance shall be subordinated on terms set forth in Schedule II or otherwise satisfactory to the Administrative Agent.

SECTION 7.2.5 Capital Expenditures, etc. No Obligor shall make or commit to make Capital Expenditures, except (i) expenditures in respect of each Vessel during its Construction Period in accordance with the terms of the Assigned Construction Contract, (ii) expenditures for the replacement of assets and property subject to a disposition made in compliance with Section 7.2.7 and (iii) expenditures with respect to the Vessels in the ordinary course of its business (including amounts necessary to accommodate expenditures for the routine and customary maintenance and drydocking of the Vessels) incurred in accordance with the JV Agreement (the “Routine Expenditures”).

SECTION 7.2.6 Consolidation, Merger, etc. No Obligor shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person, except the foregoing shall not limit any sale or disposition of a Vessel or an Obligor in accordance with the terms of this Agreement and the Management and Operating Agreement.

SECTION 7.2.7 Assets Dispositions, etc. No Obligor shall sell, transfer, lease, charter or otherwise dispose any of its assets, including any Vessel, except (x) as expressly permitted pursuant to Section 7.1.12 or the Management and Operating Agreement, (y) any Obligor may dispose of surplus or immaterial equipment in the ordinary course of business with an aggregate fair market value (for all Obligors) not in excess of $50,000 per annum and (z) any Obligor may dispose obsolete or worn out equipment in the ordinary course of business. Notwithstanding the foregoing, any Obligor may sell (but may only sell) its Vessel (or the Borrower may sell (but may only sell) all of its interest in the applicable Obligor that holds title to the Vessel) pursuant to and in compliance with the terms of Section 11.2 or 11.3 of the JV Agreement; provided that written notice of such sale shall be given to the Security Agent at least five Business Days prior to such sale and the Obligors shall cause the net proceeds of any such sale to be deposited into the Special Payments Account for application in the order of priority set forth in Section 5.02 of the Security Agreement. Notwithstanding the foregoing, a Vessel that has suffered an Event of Loss may be disposed of at the direction of an insurer that provided insurance covering such Event of Loss and has paid into the Special Payments Account all insurance proceeds which the Security Agent and/or the applicable Obligor are entitled to receive in connection with such Event of Loss. The parties acknowledge and agree that each Obligor shall be released from its obligations under the Loan Documents concurrently with the release of the Lien of the Security Agent in the Borrower’s interest in such Obligor.

SECTION 7.2.8 Vessel Acquisitions. No Obligor shall purchase or otherwise acquire any assets other than its Vessel and related assets.

SECTION 7.2.9 Transactions with Affiliates. Other than (a) the Operative Agreements, (b) the sale of a Vessel (or, in connection with any such sale, the sale of a Membership Interest in the applicable Obligor) to an Affiliate in compliance with the terms of the JV Agreement and (c) except as otherwise approved by the Required Directors, no Obligor, without the consent of the Majority Lenders, shall enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or rendering of any service) with any Affiliate of such Obligor, the Manager, the Managing Member or any of their respective Affiliates.

The foregoing limitation does not limit, and shall not apply to: (i) any transaction in connection with the establishment of the Borrower, including the Management and Operating Agreement or any Loan Document, the use of any personnel provided by the Affiliates of the Manager in connection with the operation or maintenance of the Vessel; or (ii) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the board of members of any Obligor.

SECTION 7.2.10 Guarantees. No Obligor shall make, issue or become liable on any Contingent Liabilities, except (i) those arising hereunder and under the Assigned Construction Contract, (ii) guarantees of the Indebtedness permitted by Section 7.2.2, (iii) guaranties entered into in connection with any Charter entered into in compliance with the Operative Agreements and (iv) endorsement in the ordinary course of business of negotiable instruments for deposit or collection.

SECTION 7.2.11 No Release of Obligations; Certain Agreements with respect to the Assigned Construction Contract. No Obligor shall take any action that would release any Person from any of such Person’s covenants or obligations under any applicable Collateral Document, except in conformity with this Agreement and the other Operative Agreements. The Borrower shall not enter into or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the GD Guaranty or the Assigned Construction Contract (including any instruments with respect to any security for performance delivered in connection thereto), other than in compliance with the JV Agreement. Without limiting the generality of the foregoing, no Obligor shall take any action or fail to take any action that could reasonably be expected to impair its rights or remedies under the Assigned Construction Contract or the GD Guaranty.

SECTION 7.2.12 Limitation on Engaging in Business Activities. Each Obligor shall limit its business and activities to (i) the ownership of the other Obligors (in the case of the Borrower), (ii) issuing equity interests to the Class A Members and the Class B Member (in the case of the Borrower), (iii) entering into the Assigned Construction Contract (in the case of the Borrower), the Management and Operating Agreement and any other Operative Agreements and performing its obligations under and consummating the transactions contemplated by the Operative Agreements to which it is a party, (iv) owning, managing, chartering, protecting and conserving the Vessels, any Eligible Investments and any interests in respect of Hedge Agreements entered into in accordance with Section 7.2.2, including taking all actions necessary or desirable for the construction, acquisition, chartering and operation and disposition of any related Vessel and any other Vessel acquired in accordance with its Organic Documents, and (v) business incidental to such activities.

SECTION 7.2.13 Bankruptcy Remote Entities. The Borrower shall ensure that each Obligor is a special purpose bankruptcy remote entity whose Organic Documents contain restrictions similar to the restrictions (including, but not limited to, the provisions regarding limited purpose, maintaining separateness from other entities and bankruptcy remoteness) contained in the Organic Documents of the Borrower existing on the Closing Date.

The Organic Documents of each Obligor shall contain provisions requiring such Obligor to comply with the provisions of this Agreement and the other Operative Agreements.

SECTION 7.2.14 Maintenance of Separate Existence; Corporate Governance. Except to the extent provided in this Agreement or any other Operative Agreement, each Obligor shall maintain certain policies and procedures relating to its existence as a separate limited liability company or other legal entity as follows:

(a) each Obligor shall maintain its own books and records and bank accounts separate from those of any other Person except as otherwise contemplated by the Organic Documents of such Obligor or the Operative Agreements,

(b) each Obligor shall maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets,

(c) each Obligor shall have a board of managers or directors separate from that of any other Person and the Borrower shall maintain at all times at least one independent manager or director; provided that the individuals serving as managers or directors of such board of members may be the same individuals on each board of managers or directors of another Obligor,

(d) each Obligor shall cause its board of managers or directors to meet at least annually or act pursuant to a written consent and keep minutes of such meetings and actions and observe all other entity and other legal formalities to maintain its separate existence,

(e) each Obligor shall hold itself out to creditors and the public as a legal entity separate and distinct from any other Person,

(f) each Obligor shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that such Obligor’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of such Obligor from such Affiliate and to indicate that such Obligor’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person,

(g) each Obligor shall prepare and file its own Tax returns separate from those of any Person to the extent required by Applicable Law, and pay any Taxes required by Applicable Law,

(h) each Obligor shall not enter into any transaction with Affiliates except on an arm’s-length basis and pursuant to written, enforceable agreements, other than as contemplated by the Operative Agreements,

(i) each Obligor shall not make loans to any other Person,

(j) each Obligor shall pay its liabilities and expenses out of its own funds, other than as contemplated by the Operative Agreements,

(k) each Obligor shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the applicable managing member to make additional capital contributions to such Obligor,

(l) each Obligor shall allocate and charge fairly and reasonably any common overhead shared with any Affiliates or each other Obligor,

(m) each Obligor shall conduct business in its own name, use separate invoices, stationery and checks,

(n) each Obligor shall not commingle its assets or funds with those of any other Person except as otherwise contemplated by the Operative Agreements,

(o) each Obligor shall not hold out its credit or assets as being available to satisfy the obligations of others except as otherwise contemplated by the Operative Agreements,

(p) each Obligor shall not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person except as otherwise contemplated by the Operative Agreements,

(q) each Obligor shall correct any known misunderstanding regarding its separate identity,

(r) except as otherwise expressly provided in the Operative Agreements, no Obligor shall acquire the securities of any other Obligor or any Affiliate thereof, and

(s) each Obligor shall cause its board of managers or directors and any officers, managers, agents and other representatives of such Obligor to act at all times with respect to such Obligor, as the case may be, consistently and in furtherance of the foregoing and in compliance with Applicable Law.

SECTION 7.2.15 Limitation on Negative Pledge Clauses. No Obligor shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than (a) this Agreement and the other Operative Agreements (or as contemplated under this Agreement or other Operative Agreements), (b) solely with respect to the Vessel subject thereto, any Charter entered into in compliance with the Operative Agreements and (c) any agreements governing any purchase money Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

SECTION 7.2.16 Limitation on Restrictions on Subsidiaries Distribution. The Borrower shall not enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (a) declare or pay any dividend on, or make any payment on account of, any Membership Interest of the Borrower in such Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower, (b) make Investments in the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Operative Agreements, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Membership Interests or assets of such Subsidiary or (iii) solely in the case of clause (c) above, (y) solely with respect to the Vessel subject thereto, any Charter entered into in compliance with the Operative Agreements and (z) any agreements governing any purchase money Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

SECTION 7.3 Covenants With Respect to Delivery Date. No Obligor shall (unless consented otherwise in writing by the Administrative Agent, such consent not to be unreasonably withheld) accept any Vessel on the Delivery Date of such Vessel to such Obligor unless on such Delivery Date the conditions set forth in this Section 7.3 shall have been met.

SECTION 7.3.1 Authorizations. The Administrative Agent shall have received from the applicable Obligor a certificate, dated the date of such Funding Date, of the Managing Member of the Borrower or such other duly authorized member of the Borrower as to resolutions of the Borrower’s board of members then in full force and effect authorizing the purchase of the applicable Vessel.

SECTION 7.3.2 Corporate Formalities. The Administrative Agent shall have received (i) the incumbency and signatures of those officers of the Managing Member of the Borrower authorized to execute the Operative Agreements on behalf of such Obligor; and (ii) evidence that such Obligor is (A) duly organized or formed, and (B) validly existing, in good standing and qualified to transact business under the laws of the State of Delaware and under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect on such Obligor.

SECTION 7.3.3 Organic Documents. The Administrative Agent shall have received a duly executed copy of the Organic Documents for the applicable Obligor and all amendments, supplements or modifications thereto.

SECTION 7.3.4 Security. All filings and other actions necessary or desirable to perfect and protect the security interest created by each of the Security Documents executed on or prior to such Delivery Date shall have been duly taken. In connection therewith, the Lenders shall have received the following:

(i) evidence of the completion (or satisfactory arrangement for the completion) of all recordings and filings of the Security Agreement and any other Security Document to be executed on such Delivery Date shall have been executed and delivered, dated a date reasonably near to such Delivery Date, or such other evidence of filing as may be acceptable to the Lenders, naming such Obligor as the debtor and the Security Agent as the secured party, or other similar instruments or documents, filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Lenders, desirable to perfect the security interest of the Security Agent pursuant to such Security Documents,

(ii) (A) the Mortgage in respect of the applicable Vessel, duly executed and delivered by such Obligor and the Security Agent, (B) an Assignment of Insurances in respect of the applicable Vessel duly executed and delivered by such Obligor, (C) with respect to any Charter of such Vessel, an Assignment of Charter (if applicable) duly executed and delivered by the applicable Obligor and (D) with respect to any such Charterer, a Charterer Consent, if applicable, and

(iii) UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any Obligor as debtor and which are filed in those jurisdictions in which any Obligor is organized and the jurisdictions in which any applicable Obligor’s principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber the Collateral and which shall evidence no Liens other than Liens permitted pursuant to Section 7.2.3.

SECTION 7.3.5 Mortgage. The Administrative Agent shall have received evidence reasonably acceptable to it that the related Mortgage shall have been filed with the National Vessel Documentation Center of the U.S. Coast Guard and that such Mortgage shall constitute a first preferred ship mortgage on such Vessel.

SECTION 7.3.6 Purchase Price. The remaining amount of the Construction Contract Payments then due in connection with such Vessel shall have been paid in full substantially concurrently with the making of the applicable Delivery Date Advance (less any portion of such amount that may be withheld pursuant to the terms set forth in Article 4 of the Assigned Construction Contract and paid into the related escrow sub-account as provided therein).

SECTION 7.3.7 Vessel Documents. The Administrative Agent shall have received the following with respect to such Vessel:

(i) evidence reasonably satisfactory to it to the effect that, as of such Delivery Date, the Contractor shall have delivered such Vessel to the applicable Obligor in accordance with the provisions of the Assigned Construction Contract (including, without limitation, a copy of the Delivery Certificate countersigned by such Obligor, the Builder’s Certification provided by the Contractor, the Interim Classification Certificate issued by the American Bureau of Shipping and any other certificates identified under the Assigned Construction Contract (including any certificates evidencing compliance under the Jones Act), in each case as provided for in Article 18(c) thereof) and such Obligor shall have good and marketable title to such Vessel free and clear of all Liens (other than Permitted Liens),

(ii) evidence that such Vessel has received all necessary classifications in accordance with the terms of the Assigned Construction Contract and the Management and Operating Agreement and free of recommendations affecting class, and

(iii) evidence that such Vessel shall have been documented in the name of such Obligor under the laws of the United States, including a Certificate of Documentation with a coastwise endorsement issued by the U.S. Coast Guard with respect to such Vessel.

SECTION 7.3.8 Insurance. The Administrative Agent shall have received a report signed by a reputable firm of independent market insurance brokers stating that all of the insurance required to be obtained pursuant to Section 7.1.5(b) and the applicable Obligor has been so obtained and is in full force and effect, together with certificates evidencing such hull insurance, oil pollution, spillage and leakage liability insurance and protection and indemnity insurance and stating in the opinion of said insurance broker (A) that such insurance is in compliance with Section 7.1.5(b) and (B) that such insurance is adequate for the reasonable protection of the Insured Parties and consistent with first class commercial ship ownership for such Vessels.

SECTION 7.3.9 Pledge Agreement and Membership Interest. The Security Agent shall have received (a) executed counterparts of the Pledge Agreement in connection with the pledge of the Membership Interests in the applicable Subsidiary of the Borrower and (b) a certificate representing each Membership Interest in such Subsidiary, together with the executed and undated instruments of transfer in blank, and evidence that such Membership Interests (i) have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third-parties or any contractual or other restrictions upon transfer other than as may be permitted or required pursuant to this Agreement and (ii) constitute all of the Membership Interests in such Subsidiary as of such date.

SECTION 7.3.10 Permits, Licenses. Evidence satisfactory to the Lenders that all material permits and licenses in connection with such Vessel in accordance with Applicable Law shall have been received by the Obligor and shall then be in full force and effect.

SECTION 7.3.11 Opinions. The Administrative Agent shall have received the following opinions addressed to the Administrative Agent, the Security Agent and the Lender: (i) an opinion addressed from Fulbright & Jaworski L.L.P., as counsel to the applicable Obligor, the Manager and the Manager Guarantors, (ii) an opinion addressed from Andrews Kurth LLP, as special bankruptcy counsel to the applicable Obligor; (iii) an opinion addressed from Hill, Betts & Nash LLP, as special maritime counsel to the applicable Obligor; and (iv) to the extent requested by the Lenders, an opinion addressed from Watson, Farley & Williams (New York) LLP, as special maritime counsel to the Lenders, in form and substance reasonably satisfactory to each such addressee.

SECTION 7.3.12 Jones Act Compliance, Etc. Such Vessel shall, upon delivery in accordance with the Assigned Construction Contract and this Agreement, comply with all laws applicable to vessels documented under U.S. flag for the coastwise trade of the United States and be duly qualified to trade in the coastwise trade of the United States.

SECTION 7.3.13 Delivery of Notes and Joinder Agreement. The Administrative Agent shall have received (i) for the account of each Lender, a Note payable to the order of such Lender, duly executed by the applicable Obligor and (ii) executed counterparts of the Joinder Agreement dated as of the date hereof and duly executed by the parties thereto substantially in the form of Exhibit I hereto.

SECTION 7.3.14 Other Certificates. The Lenders shall have received a certificate duly executed by the Managing Member of the Borrower, dated as of such Delivery Date, certifying that the conditions precedent to be performed by the applicable Obligor as described in this Section 7.3 have been satisfied.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1 Events of Default. Each of the following events or occurrences described in this Section 8.1 (subject, to the extent applicable, to Section 8.5) shall constitute an “Event of Default” (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

SECTION 8.1.1 Non-Payment of Interest. The Obligors shall default in the payment when due of any interest on any Advance or any payment when due of Unused Fees to the Lenders and such failure shall, in each case, have continued unremedied for five (5) calendar days.

SECTION 8.1.2 Non-Payment of Principal. The Obligors shall default in the payment or prepayment when due of any principal of any Advance.

SECTION 8.1.3 Other Payment Obligations. The Obligors shall default in the payment when due of any Obligation (other than those set forth above in Section 8.1.1 and 8.1.2), and such failure shall have continued unremedied for thirty (30) calendar days.

SECTION 8.1.4 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Operative Agreement executed by it or any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any other Loan Document is or shall be incorrect in any material respect.

SECTION 8.1.5 Non-Performance of Covenants and Other Obligations. Any Obligor shall default in the due performance and observance of any covenant or obligation of such Obligor contained in Section 7.1.15, 7.1.16, 7.2 (other than Section 7.2.13 and 7.2.14), 7.3.4, 7.3.5, 7.3.8, or 7.3.9. Any Obligor shall default in the due performance and observance of any other covenant or obligation of such Obligor contained herein (other than those set forth in immediately preceding sentence or above in Section 8.1.1, 8.1.2 and 8.1.3) or in any other Operative Agreement executed by it, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (y) notice thereof shall have been given to such Obligor by the Administrative Agent or any Lender and (z) the applicable Obligor obtains actual knowledge of such default; provided that if such default has not been cured within such 30-day period, then the period within which to remedy such default shall be extended by up to an additional 60 days so long as (i) the Obligors are diligently pursuing such remedy, (ii) such default is reasonably capable of being remedied within such additional 60-day period and (iii) in the reasonable judgment of the Majority Lenders, such default does not have a Material Adverse Effect.

SECTION 8.1.6 Judgments. One or more judgments or orders for the payment of money where the uninsured portion of such claim (excluding permitted deductibles) is in excess of $1,000,000 in the aggregate shall be rendered against any Obligor and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be and remain in effect within sixty (60) days from entry thereof.

SECTION 8.1.7 Manager Termination Event. A Manager Termination Event (other than pursuant to clause (vi) or (vii) of Section 5.2 of the Management and Operating Agreement) shall have occurred and be continuing and an Eligible Manager shall not have been appointed within sixty (60) days of the date of the occurrence of such event.

SECTION 8.1.8 Construction Contract Event. A Construction Contract Event shall have occurred and shall continue unremedied for a period of five (5) Business Days after the earlier of (y) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender and (z) the Borrower obtains knowledge of such Construction Contract Event.

SECTION 8.1.9 Voluntary Bankruptcy, Insolvency, etc. Any Obligor shall (i) be generally not paying its debts as they become due, within the meaning of the Bankruptcy Code, (ii) file, or consent by answer or otherwise to the filing against such Obligor of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of such Obligor’s property, or (v) take corporate or comparable action for the purpose of any of the foregoing.

SECTION 8.1.10 Involuntary Bankruptcy, Insolvency, etc. A proceeding or case shall be commenced with respect to any Obligor, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor or of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor shall be entered in an involuntary case under the Bankruptcy Code.

SECTION 8.1.11 Impairment of Security. (a) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the applicable Security Document; or (b) any Security Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or in any material respect cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto.

SECTION 8.1.12 Change of Control. Any Change of Control shall occur.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1.9 or 8.1.10 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Advances and all other Obligations, or, at the option of the Majority Lenders, the outstanding Advances and all other Obligations only of the Obligor subject to the Event of Default thereunder shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.9 or 8.1.10) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall by notice to the Obligors declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate (for the avoidance of doubt, the Majority Lenders may elect to declare as due and payable all Obligations of all Obligors or, in their discretion, of one or more Obligors (as they may select)).

SECTION 8.4 Proceeds of Collateral. Following the acceleration of the Advances as a result of an Event of Default as provided in Section 8.3, all proceeds from the disposition of Collateral shall be distributed in accordance with Section 5.03 of the Security Agreement.

SECTION 8.5 Certain Class A Member Events. Notwithstanding the foregoing, but for only so long as the Class A Members or its respective Affiliates continue to constitute the Majority Lender or any Affiliate of a Class A Member is the Administrative Agent, if:

(a) (i) any Class A Member fails to fund a capital contribution required to be funded by it in accordance with Section 3.3(b) of the JV Agreement, (ii) U.S. Citizens fail to hold at least 75% of the Class A Member Interest (other than as a result of a change in law after the date hereof) or (iii) solely after the occurrence of a Board Reduction (as such phrase is defined in the JV Agreement), any Obligor breaches its obligations in any respect under any Loan Document, and

(b) as a result of any such failure or breach in clause (a), a Default or Event of Default would occur and be continuing but for the provisions of this Section 8.5,

then such Default or Event of Default shall be deemed to have not occurred, in each case solely with respect to such specific instance and during such specific period (it being understood and agreed that the provisions hereof (including such default provisions) shall otherwise remain in full force and effect and apply to all other circumstances and periods); provided however that the foregoing provisions shall not apply to (A) any Event of Default under Section 8.1.1, 8.1.2, 8.1.3, 8.1.9, and 8.1.10, and (B) any breach referred to in clause (iii) of this Section 8.5(a) which was not in the control of any Obligor and which could not have been prevented with the exercise of commercially reasonable efforts.

SECTION 8.6 Post-Acceleration. Notwithstanding anything herein to the contrary, neither the Administrative Agent not any Lender shall take any actions to enforce the payment obligations of any Obligor hereunder after the Advances hereunder have been declared due and payable except in compliance with Section 6.10 of the Security Agreement.

ARTICLE IX

THE ADMINISTRATIVE AGENT,

ARRANGER AND SECURITY AGENT

SECTION 9.1 Actions. (a) Each Lender hereby appoints Blackstone Corporate Debt Administration L.L.C. as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Operative Agreement. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Operative Agreement and, in the absence of other written instructions from the Majority Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender’s Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the

Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Operative Agreement, including reasonable attorneys’ fees, and as to which the Administrative Agent is not reimbursed by the Obligors; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Operative Agreement, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Operative Agreement, unless it is indemnified hereunder to its reasonable satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

(b) Each Lender hereby appoints JPMorgan Chase Bank, N.A. as its Security Agent for the purpose of acting as Security Agent to act as trustee on its behalf solely under the Security Documents and as mortgagee under Mortgages and holding the first preferred mortgage interest in each Vessel granted to the Security Agent as trustee pursuant to the respective Mortgages. The Security Agent hereby accepts such trust and declares that, as trustee, it will hold the Security Documents and each Mortgage for the sole use and benefit of the Lenders and the other Secured Parties. The Security Agent shall, on behalf of the trust created hereby, perform its obligations hereunder, but only upon the terms and conditions of this Agreement. JPMorgan Chase Bank, N.A. is appointed to act solely as security agent under this Agreement and the Security Documents notwithstanding any language to the contrary contained herein or therein. The parties hereto agree that JPMorgan Chase Bank, N.A. shall not be deemed to be acting in a fiduciary capacity hereunder or under the Security Documents other than with respect to maintaining the security interest granted to it in the Collateral under the various Security Documents and as required by the provisions thereof. The Security Agent shall be entitled to the rights and protections set forth in Article VII and VIII of the Security Agreement in carrying out its duties and obligations under this Agreement and the Security Documents.

(c) The term “Administrative Agent” as used in this Article IX shall also include the Arranger and the Security Agent and the Arranger and the Security Agent shall have all of the benefits and immunities provided to the Administrative Agent in this Article IX with respect to any acts or omissions suffered by the Arranger or the Security Agent with respect to its activities as arranger of the facilities described in this Agreement and the other Operative Agreements, and with respect to its activities as Security Agent under the Operative Agreements, as the case may be, and as additionally provided in the other Operative Agreements with respect to the Security Agent.

SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by noon New York time on the day of any Advance, that such Lender will not make available the amount which would constitute its Percentage of such Advance on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Obligors a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the

Administrative Agent, such Lender on the one hand and the Obligors on the other severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Obligors to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Advances (including the Applicable Margin applicable thereto); it being understood that all obligations of the Obligors hereunder shall be joint and several.

SECTION 9.3 Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Operative Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Operative Agreement, nor for the creation, perfection or priority of any Liens purported to be created by any of the Operative Agreements, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligors of its obligations hereunder or under any other Operative Agreement. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4 Successor. The Administrative Agent may resign as such at any time upon at least sixty (60) days’ prior notice to the Obligors and all Lenders. If the Administrative Agent at any time shall resign, the Majority Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of

(a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and

(b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

In addition and not by way of limitation of the foregoing, the Security Agent may be replaced with cause by the Administrative Agent or the Majority Lenders with thirty (30) days prior notice but only upon appointing pursuant to such notice a new Security Agent meeting the requirements to serve as Security Agent hereunder and acceptance of such appointment by the replacement Security Agent. All the provisions relating to the replacement of the Administrative Agent upon resignation shall also apply to the replacement of the Security Agent whether upon resignation by the Security Agent or upon replacement by the Administrative Agent or the Majority Lenders.

SECTION 9.5 Merger or Sale of Security Agent. Any corporation or association into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Security Agent may be sold or otherwise transferred, shall be the successor Security Agent hereunder without any further act.

SECTION 9.6 Credit Extensions by Blackstone Corporate Debt Administration L.L.C. and JPMorgan Chase Bank, N.A. Each of Blackstone Corporate Debt Administration L.L.C. and JPMorgan Chase Bank, N.A. shall have the same rights and powers with respect to (x) the Advances made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent or Security Agent, as the case may be. Each of Blackstone Corporate Debt Administration L.L.C. and JPMorgan Chase Bank, N.A. and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Obligors or any subsidiary or Affiliate of any of the Obligors as if Blackstone Corporate Debt Administration L.L.C. and JPMorgan Chase Bank, N.A., respectively, were not the Administrative Agent or Security Agent, as the case may be hereunder.

SECTION 9.7 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Obligors, this Agreement, the other Operative Agreements (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Operative Agreement.

SECTION 9.8 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Obligors pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Obligors). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Obligor for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 9.9 Arranger; Bookrunner. None of the Lenders or other Persons or the Arranger identified on the facing page, in this Agreement, or signature pages of this Agreement as an “arranger,” “lead arranger,” “sole lead arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such and only to the extent it is a Lender. Without limiting the foregoing, none of the Lenders or other Persons so identified as an “arranger,” “lead arranger,” “sole lead arranger” or “bookrunner” shall have, or be deemed to have, any fiduciary relationship with any Lender or any other Person. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or the Arranger so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc. No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 10.1.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

SECTION 10.1.1 Amendments. Neither this Agreement nor any other Operative Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower or any other Obligor and the Majority Lenders; provided that no such amendment, waiver or modification shall:

(a) increase the Commitment of any Lender without the written consent of such Lender,

(b) reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder or waive or modify the provision of Article V of the Security Agreement, without the written consent of each Lender affected thereby,

(c) postpone the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(d) change any of the provisions of this Section or the percentage in the definition of the term “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(e) release any Obligor from its obligations under Section 10.15 without the written consent of each Lender, or

(f) change any of the provisions of Section 2.6 without the written consent of each Lender.

SECTION 10.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to the Borrower or any other Obligor, addressed to it at its office at c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P., 666 Fifth Avenue New York, New York 10103, Telephone: 212-318-3000, Facsimile: 212-318-3400, Attention: Paul Jacobs and Roy L. Goldman, (ii) if to the Security Agent, addressed to it at its office at 4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212-623-5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor, (iii) if to the Administrative Agent, addressed to it at its office at 345 Park Avenue, 29th Floor, New York, NY 10154, Facsimile: 646-253-7522/212-583-5482, Attention: Jason Ostheimer/Bryan Martoken, with a copy to: Dewey Ballantine L.L.P., 1301 Avenue of the Americas, New York, New York 10019, Telephone: 212-259-6115, Facsimile: 212-259-6333, Attention: Ira Palgon, or (iv) if to any Lender, addressed to such party at the address indicated on the signature page hereto or such other address as such party shall have furnished by notice to the Borrower and the Administrative Agent. Whenever any notice in writing is required to be given by any Obligor, the Administrative Agent or the Security Agent or any Lender to any of the other of them, such notice shall be deemed and such requirement satisfied when such notice is received, (i) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 10.3 Expenses; Indemnity; Damage Waiver.

SECTION 10.3.1 Costs and Expenses. The Obligors shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Security Agent, each Lender and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel, accountants, consultants, auditors and industry experts retained by the Administrative Agent, the Security Agent and each Lender, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Operative Agreements or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Administrative Agent, the Security Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Security Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Operative Agreement, including its rights under this Section, or in connection with the Advances made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

SECTION 10.3.2 Indemnification by the Obligors. The Obligors shall jointly and severally indemnify the Administrative Agent, the Security Agent and each Lender, and each related party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, (collectively, the “Indemnified Liabilities”) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Security Agreement, the Mortgages, each other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on or from any property owned or operated by the Borrower or any Obligor, or any environmental liability related in any way to the Borrower, any of the Obligors or the Vessels, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.3.3 Reimbursement by Lenders. To the extent that the Obligors fails to pay any amount required to be paid by it to the Administrative Agent under Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

SECTION 10.3.4 Waiver of Consequential Damages, Etc. To the extent permitted by Applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Security Agreement, the Mortgages, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance, any Note or the use of the proceeds thereof.

SECTION 10.3.5 Payments. All amounts due under this Section shall be payable not later than five (5) days after written demand therefor.

SECTION 10.4 Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 4.3, 4.4, 4.5, 10.3 and 10.4 and the obligations of the Lender under Section 9.1 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.7 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Obligors and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Administrative Agent, the Security Agent, each Obligor and Lenders having Commitments aggregating the Total Commitment Amount (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Security Agent, the Obligors and each Lender.

SECTION 10.8 Governing Law; Entire Agreement. This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York (excluding any non-mandatory conflicts of law provisions thereof that would result in the application of the law of any jurisdiction other than the State of New York), including all matters of construction, validity and performance. This Agreement, the Notes and the other Operative Agreements constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.9 Successors and Assigns; Assignments Generally.

SECTION 10.9.1 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 10.9.2 Assignments. Any Lender,

(a) except for assignments described in paragraph (b) below, with the written consent of the Administrative Agent (not to be unreasonably withheld) and, as long as Blackstone constitutes the Majority Lenders, with the written consent of Blackstone (not to be unreasonably withheld) and, to the extent that Blackstone does not constitute the Majority Lenders, and only so long as no Default or Event of Default shall have occurred and be continuing, with the written consent of the Borrower (which consent shall not be unreasonably delayed or withheld and which consent shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more Eligible Assignee or, after the occurrence and during the continuance of an Event of Default, any other Person acceptable to the Administrative Agent, and

(b) with notice to the Borrower and the Administrative Agent, but without the consent of the Obligors or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender, any Affiliate of a Lender, or to a Person that is an Affiliated Fund of any Lender immediately prior to an assignment,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Advances and Commitments (which assignment and delegation need not be of a constant percentage of all the assigning Lender’s Advances and Commitments); provided, however, that (i) any such assignment shall be in a minimum amount equal to the lesser of $5,000,000 and the aggregate amount of such Lender’s outstanding Advances and Commitments unless otherwise agreed by the Administrative Agent and (ii) any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.5(c); and further, provided, however, that, each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until: (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender, (ii) such Assignee Lender shall have executed and delivered to the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent and (iii) the processing fees (if any) described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and the Administrative Agent records such transfer in the Register, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Operative Agreements, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Operative Agreements. Within five (5) Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Obligors shall execute and deliver to the relevant Assignee Lender new Notes evidencing such Assignee Lender’s assigned Advances and Commitments and, if the assignor Lender has retained Advances and Commitments hereunder, replacement Notes in the principal amount of the Advances and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated as of the Closing Date. The assignor Lender shall mark the predecessor Notes “exchanged” and deliver them to the relevant Obligor. Accrued interest on that part of the Advances so assigned, and accrued fees on the assigned Commitments, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the Advances not so assigned and accrued fees on the Commitments not so assigned shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such Assignee Lender must also pay a processing fee to and for the account of the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 (except, in the case of an assignment to an Affiliate or Approved Fund of the assigning Lender, no such processing and recordation fee shall be required) and all other fees and expenses associated with such assignment. Any attempted, assignment and delegation not made in accordance with this Section 10.9.2 shall be null and void.

SECTION 10.9.3 Participations. (a) Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Operative Agreements (including all or a portion of its Commitment and the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Operative Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Obligors, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Operative Agreements. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Operative Agreements and to approve any amendment, modification or waiver of any provision of this Agreement or any other Operative Agreements except that each Participant shall retain the right to consent to the following: (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Advances, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Advances or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Obligor (except as set forth in Section 7.2.7 of this Agreement or the Security Agreement). The Obligors agree that each Participant shall be entitled to the benefits of Section 4.3, 4.4, 4.5, 4.7, and 4.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.9.2 hereof; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the applicable Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such Participant had no such sale occurred.

(b) In the event that any Lender sells participations in an Advance, such Lender, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance that is the subject of the participation (the “Participant Register”). Any participation of such Advance (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 10.9.4 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

SECTION 10.9.5 No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Advance held by it hereunder to the Obligors or any of their Affiliates without the prior consent of each Lender.

SECTION 10.10 Treatment of Certain Information; Confidentiality Treatment of Certain Information. Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Obligors (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Obligors hereby authorizes each Lender to share any information delivered to such Lender by the Obligors pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of this Section 10.10 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Advances, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.10.1 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Operative Agreement or any suit, action or proceeding relating to this Agreement or any other Operative Agreement or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, “Information” means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.11 Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE SECURITY AGENT, THE LENDERS AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE SECURITY AGENT, THE LENDERS OR THE OBLIGORS. EACH OF THE OBLIGORS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE SECURITY AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER OPERATIVE AGREEMENT.

SECTION 10.12 Interest Rate Limitation. Notwithstanding, anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender making such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender.

SECTION 10.13 No Petition. Each party hereto hereby covenants and agrees that, it will not institute against any Obligor, or join any other person in instituting against such Obligor, any Insolvency Proceeding so long as any Advances remain outstanding and there shall not have elapsed one year plus one day since the last day on which any such Advances shall have been paid in full.

SECTION 10.14 Quiet Enjoyment. Each of the Administrative Agent, each Lender and the Security Agent agrees it shall not interrupt or interfere with the quiet use, possession or enjoyment of any Vessel by any Charterer unless a Charterer Event of Default (as defined under the related Charter) has occurred and is continuing under the related Charter.

SECTION 10.15 Joint and Several Obligations.

(a) It is understood by the parties hereto, and the Obligors hereby acknowledge and affirm, that all of the Obligations of the Obligors hereunder and under the other Operative Agreements shall be joint and several. Except as expressly set forth in Article VIII, each Obligor waives presentation to, demand of payment from and protest to the Lenders of any of the obligations and liabilities of the other Obligors hereunder and also waives notice of protest for nonpayment and notice of acceleration and notice of intent to accelerate, and all other notices of any kind. Except as expressly set forth in Article VIII, each Obligor waives notice of any default by the other Obligors hereunder. The obligations and liabilities of each Obligor hereunder shall not be affected by (i) the failure of any Lender, the Administrative Agent or the Security Agent to assert any claim or demand or to enforce any right or remedy against the other Obligors or any other Person under this Agreement or any other Operative Agreement; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Operative Agreement; (iv) the release of any obligation or liability of the other Obligors by any Lender, the Administrative Agent or the Security Agent; (v) the failure of any Lender to exercise any right or remedy against any Obligor; (vi) any change in the ownership of any of the Obligors; or (vii) any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Obligors, any Lender, the Security Agent or the Administrative Agent.

(b) If and to the extent that any of the Obligors shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the teens thereof, then in each such event, the other Obligors will make such payment with respect to, or perform, such obligation.

(c) The obligations of each Obligor under the provisions of this Section 10.15 constitute full recourse obligations of such Obligors, enforceable in accordance with the terms of this Agreement.

(d) The provisions of this Section 10.15 are made for the benefit of the Lenders, the Administrative Agent, the Security Agent and their successors and assigns, and may be enforced by the Administrative Agent, the Security Agent and the Lenders from time to time against any of the Obligors as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of their claims or to exercise any of their rights against the other Obligors or to exhaust any remedies available to them against the other Obligors or to resort to any other source or means of obtaining payment of all or any part of the obligations hereunder or to elect any other remedy. The provisions of this Section 10.15 shall remain in effect until all of the obligations hereunder shall have been paid in full or otherwise fully satisfied and all of the Commitments shall have terminated or expired. If at any time, any payment, or any part thereof, made in respect of all or any part of the Obligations hereunder, is rescinded or must otherwise be restored or returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of a Borrower, or otherwise, the provisions of this Section 10.15 will forthwith be reinstated in effect, as though such payment had not been made.

(e) Any action by one Obligor under this Agreement or any of the other Operative Agreements shall conclusively bind all of the other Obligors.

(f) To the extent that any Obligor shall make a payment under this Agreement (an “Obligor Payment”) which, taking into account all other Obligor Payments then previously or concurrently made by or attributable to any other Obligor, exceeds the amount which would otherwise have been paid by or attributable to such Obligor if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion that such Obligor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Obligor Payment) bore to the aggregate Allocable Amounts of each of the Obligors as determined immediately prior to the making of such Obligor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Obligor Payment. As of any date of determination, the “Allocable Amount” of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor under this Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable, state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 10.16(f) is intended only to define the relative rights of the Obligors and nothing set forth in this Section 10.16(f) is intended to or shall impair the obligations of the Obligor, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Obligor to which such contribution and indemnification is owing. The rights of the indemnifying Obligors against other Obligors under this Section 10.16(f) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

SECTION 10.16 The Contractor as Third Party Beneficiary. Each of the parties hereto agree that the Contractor is an intended third party beneficiary of Section 3.1(b) and 7.2 hereof and Sections 5.01, 5.02 and 5.03 of the Security Agreement and the parties hereto agree not to amend or modify said Section 3.1(b) and Section 7.2 hereof and Sections 5.01, 5.02 and 5.03 of the Security Agreement without the prior written consent of the Contractor (not to be unreasonably withheld). The provisions of this Section 10.16 shall cease to be effective following the occurrence of the Delivery Date for the Vessel 5 or, and, in the event that Lenders, pursuant to the terms of Section 2.6 hereof, elect to provide debt financing to the Borrower for (y) Vessels 6 and 7, Vessel 7 and (z) Vessels 8 and 9, Vessel 9, respectively.

SECTION 10.17 Consent to Jurisdiction. Each party hereto (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware in any action arising out of this Agreement or any other Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) to the fullest extent permitted by law, consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

USS PRODUCTS INVESTOR LLC,
as Borrower

By:	USS PRODUCT CARRIERS LLC,
its Managing Member

By:	/s/ Paul Gridley
	Name:	Paul Gridley
	Title:	Chairman and CEO

[Signature Page to Credit Agreement]

BLACKSTONE CORPORATE DEBT
ADMINISTRATION L.L.C.,
as Administrative Agent

By:	/s/
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as the Security Agent

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Trust Officer

[Signature Page to Credit Agreement]

LEHMAN BROTHERS INC.,
as Arranger

By:	/s/ Carl W
	Name:	Carl W
	Title:	Senior Vice President

Address:	745 Seventh Avenue
New York, New York 10019

Telephone:	212-526-4041
Facsimile:	646-834-4754
E-mail:	carlww@lehman.com
Attention:	Carl Weatherly-White

[Signature Page to Credit Agreement]

CERBERUS PARTNERS, L.P.,
as Lender

By:	CERBERUS ASSOCIATES, L.L.C. Its General Partner

By:	/s/ Jeffrey Lomosky
	Name:	Jeffrey Lomosky
	Title:	Vice President

Commitment:	$54,437,500

Address:	299 Park Avenue 23rd Floor New York, New York 10171

Telephone:	212-739-1213
Facsimile:	212-739-1212
E-mail:	kmcLeod@cerberuscapital.com
Attention:	Kevin McLeod

[Signature Page to Credit Agreement]

STYX PARTNERS, L.P.,
as Lender

By:	STYX ASSOCIATES, LLC, its General Partner

By:	/s/ Jeffrey Lomosky
	Name:	Jeffrey Lomosky
	Title:	Vice President

Commitment:	$26,812,500

Address:	299 Park Avenue 23rd Floor New York, New York 10171

Telephone:	212-739-1213
Facsimile:	212-739-1212
E-mail:	kmcLeod@cerberuscapital.com
Attention:	Kevin McLeod

[Signature Page to Credit Agreement]

BLACKSTONE MEZZANINE PARTNERS II USS L.P., as Lender

By:	BLACKSTONE MEZZANINE ASSOCIATES II L.P., its General Partner

BY:	BLACKSTONE MEZZANINE MANAGEMENT ASSOCIATES II L.L.C., its General Partner

By:	/s/ Salvatore Gentle
	Name:	Salvatore Gentle
	Title:	Authorized Signer

Commitment:	$72,293,604.65

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

BLACKSTONE MEZZANINE HOLDINGS II L.P., as Lender

By:	BLACKSTONE MEZZANINE ASSOCIATES II L.P., its General Partner

By:	BLACKSTONE MEZZANINE MANAGEMENT ASSOCIATES II L.L.C., its General Partner

By:	/s/ Salvatore Gentle
	Name:	Salvatore Gentle
	Title:	Authorized Signer

Commitment:	$3,287,790.70

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P., as Lender

By:	BLACKSTONE MANAGEMENT ASSOCIATES V L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Authorized Signer

Commitment:	$7,427,754.83

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P., as Lender

By:	BLACKSTONE MANAGEMENT ASSOCIATES V L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Authorized Signer

Commitment:	$515,302.62

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A L.P., as Lender

By:	BLACKSTONE MANAGEMENT ASSOCIATES V L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Authorized Signer

Commitment:	$717,625.70

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

BLACKSTONE CAPITAL PARTNERS V USS L.P., as Lender

By:	BLACKSTONE MANAGEMENT ASSOCIATES V L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David Foley
	Title:	Authorized Signer

Commitment:	$159,507,921.51

Address:	345 Park Avenue 29th Floor New York, New York 10154

Facsimile:	646-253-7522/212-583-5482
E-mail:	Ostheimer@blackstone.com
Attention:	Jason Ostheimer/Bryan Martoken

[Signature Page to Credit Agreement]

Execution Copy

AMENDMENT NO. 1 TO

REVOLVING NOTE FACILITY AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING NOTE FACILITY AGREEMENT (this “Amendment”), dated as of August 5, 2009, amends the Revolving Note Facility Agreement, dated August 7, 2006 (and as further amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each Borrower subsidiary signatory thereto or that became party thereto from time to time in accordance with the terms thereof (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders party thereto (collectively, the “Lenders”), and BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Preamble

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Financing Agreement to permit the indebtedness under the proposed DVB Financing Agreement (as hereinafter defined) and the liens on the Collateral securing such indebtedness, subject to the terms and conditions set forth in this Amendment;

WHEREAS, the Borrower owns 100% of the membership interests in JV Tanker Charterer LLC and PI2 Pelican State LLC (the “Membership Interests”);

WHEREAS, the Borrower proposes to contribute the Membership Interests to APT Intermediate Holdco LLC (“Intermediate Holdco”), a Delaware limited liability company and a wholly-owned subsidiary of the Borrower (the “Contribution”);

WHEREAS, the Borrower and the other Obligors have requested and the Lenders, in sufficient number to constitute the Majority Lenders, waive any non-compliance with Sections 7.2.6, 7.2.7 and 7.2.9 of the Financing Agreement by reason of the Contribution.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions in this Amendment. All capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments to Financing Agreement.

(a) Definitions. Section 1.1 of the Financing Agreement is hereby amended as follows:

(i) by adding the following defined terms thereto, in appropriate alphabetical order:

“DVB means DVB Bank America N.V. and any of its affiliates.”

“DVB Financing Agreement” means that certain Term Loan Facility Agreement, proposed to be entered into among JV Tanker Charterer LLC, PI 2 Pelican State LLC, each a Delaware limited liability company, as joint and several borrowers together with any other parties joined thereto as borrowers, APT Intermediate Holdco LLC, the lenders party thereto and DVB, as arranger, facility agent to such lenders and as security trustee, as amended, modified, restated, replaced and refinanced from time to time.”

“First Amendment”: the First Amendment to the Revolving Note Facility Agreement, dated as of August 5, 2009, among the parties to this Agreement.”

“First Amendment Effective Date”: the date on which the First Amendment shall become effective in accordance with its terms.”

“Intermediate Holdco” means APT Intermediate Holdco LLC, a Delaware limited liability company.”

(ii) by amending and restating the definition of “Change of Control” as follows:

“Change of Control” means an event or series of events by which (a) the Borrower ceases to own directly one hundred percent (100%) of the Membership Interests in Intermediate Holdco, or (b) Intermediate Holdco ceases to own directly one hundred percent (100%) of the Membership Interests in each Obligor (other than the Borrower) except as a result of sale of all of its Membership Interests in any Obligor in connection with a sale of such Obligor’s Vessel permitted under Section 7.2.7.”

(b) Indebtedness Covenant. Section 7.2.2 to the Financing Agreement is hereby amended as follows:

(i) deleting “and” after the semi-colon in clause (f) thereto;

(ii) deleting the period at the end of clause (g) thereto and replacing it with a semi-colon; and

(iii) adding a new clause (h) thereto as follows:

“(h) Indebtedness under the DVB Financing Agreement in an aggregate principal amount not to exceed $275,000,000 at any time outstanding.”

(c) Liens Covenant. Section 7.2.3 to the Financing Agreement is hereby amended as follows:

(i) deleting “and” after the semi-colon in clause (f) thereto;

2

(ii) deleting the period at the end of clause (g) thereto and replacing it with a semi-colon; and

(iii) adding a new clause (h) thereto as follows:

“(h) Liens granted on the Collateral to secure the Indebtedness under the DVB Financing Agreement, which Liens may be senior in priority to the Liens granted to the Secured Parties as security for the Obligations.”

(d) Negative Pledge Covenant. Clause (a) of Section 7.2.15 to the Financing Agreement is hereby amended and restated as follows:

“(a) this Agreement, the other Operative Documents and the DVB Financing Agreement (or as contemplated under this Agreement, the other Operative Documents or the DVB Financing Agreement),”

(e) Limitation on Subsidiaries’ Distributions Covenant. The exception in subclause (i) of Section 7.2.16 to the Financing Agreement is hereby amended and restated as follows:

“(i) any restrictions existing under the (x) Operative Agreements or (y) DVB Financing Agreement,”

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) No Default. Subject to Section 4 hereof, no Default or Event of Default has occurred or is continuing immediately prior to or after giving effect to this Amendment.

(b) Representations and Warranties True and Correct. As of the First Amendment Effective Date (as defined below), each of the representations and warranties contained in the Financing Agreement and the other Loan Documents are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

(c) Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene its operating agreement or its certificate of formation, or any applicable law or any material contractual restriction binding on or otherwise affecting it, any of its properties or any Vessel, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

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(d) Binding Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally.

4. Waiver. Pursuant to Section 10.1.1 of the Financing Agreement and in reliance on the representations and warranties set forth in Section 3 above, the Required Lenders hereby waive any Event of Default otherwise arising under Section 8.1.5 of the Financing Agreement by reason of the Contribution.

5. Conditions Precedent. This Amendment shall be effective as of the first date upon which the parties hereto have fulfilled in a manner satisfactory to the Administrative Agent, all of the following conditions precedent set forth in this Section 5 (such date being the “First Amendment Effective Date”):

(a) Execution of the Amendment. The Borrower shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to the Administrative Agent.

(b) Execution of Other Documents. The Administrative Agent shall have received from the signatories thereto (including by way of facsimile transmission or other electronic transmission), fully executed copies of (i) an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor (other than the Borrower) and (ii) an Acknowledgment and Consent, substantially in the form of Exhibit B hereto, duly executed and delivered by the Contractor.

(c) Payment of Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders on demand, all reasonable fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel.

(d) Representations and Warranties. As of the First Amendment Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

6. Miscellaneous.

(a) Continuing Effect. Except as specifically provided herein, the Borrower confirms and agrees that (i) the Financing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, provided that on and after the First Amendment Effective Date, all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof” or “hereunder” and all references in any other Loan Documents to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that any

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such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent, a Lien on any collateral as security for the Obligations of the Borrower or any other Obligor from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects and (iii) this Amendment constitutes a Loan Document.

(b) No Waiver; Reservation of Rights. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Financing Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, the Administrative Agent, the Security Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Financing Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default now in existence (if any) or hereinafter arising.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d) Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of the Borrower and the Administrative Agent.

(f) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g) Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns.

(h) Expenses. The Borrower agrees that it will pay the Administrative Agent and the Lenders, upon demand, for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Administrative Agent or the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

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(i) Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Remainder of page left intentionally blank; signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN PETROLEUM TANKERS LLC

By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

ADMINISTRATIVE AGENT:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., On behalf of itself and its affiliate assignees:

By:	Blackstone Debt Advisors L.P., its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ George Fan
Name: George Fan
Title: Managing Director

LENDERS:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.

By:	Blackstone Debt Advisors L.P., its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ George Fan
Name: George Fan
Title: Managing Director

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BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By: Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

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BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C. its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

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CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

A3 FUNDING LP

By:	A3 Fund Management LLC, its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Vice President

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Exhibit A

Acknowledgment and Consent

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 1 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising; and (iv) acknowledges and agrees to the terms and releases from liability set forth in Section 6(j) of the Amendment, as it relates to any defense, counterclaim, offset, cross-complaint, claim or demand of any kind that such Obligor may have now or hereafter against the Released Parties.

Dated: August     , 2009

JV TANKER CHARTERER LLC		PI 2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC, its Sole Member	By:	APT Intermediate Holdco LLC, its Sole Member

By:	American Petroleum Tankers LLC, its Sole Member	By:	American Petroleum Tankers LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P., its Managing Member	By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner	By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member	By:	BMA V USS L.L.C., its Sole Member

By:		By:
	Name: David I. Foley		Name: David I. Foley
	Title: Senior Managing Director		Title: Senior Managing Director

EXHIBIT B

Acknowledgement and Consent

The undersigned, the Contractor (as defined in the Financing Agreement referred to in Amendment No. 1 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby acknowledges and consents to the amendments and the waivers in the Amendment as required pursuant to Section 6.1(d) of the Funding Agreement, dated August 7, 2006, by and among the Lenders, the Administrative Agent, the Security Agent and the Contractors (each such term defined herein as defined in the Financing Agreement).

Dated: August     , 2009

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:
Name:
Title:

Acknowledgment and Consent

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 1 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising; and (iv) acknowledges and agrees to the terms and releases from liability set forth in Section 6(j) of the Amendment, as it relates to any defense, counterclaim, offset, cross-complaint, claim or demand of any kind that such Obligor may have now or hereafter against the Released Parties.

Dated: August __, 2009

JV TANKER CHARTERER LLC		PI 2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC, its Sole Member	By:	APT Intermediate Holdco LLC, its Sole Member

By:	American Petroleum Tankers LLC, its Sole Member	By:	American Petroleum Tankers LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P., its Managing Member	By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner	By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member	By:	BMA V USS L.L.C., its Sole Member

By:		By:
	Name: David I. Foley		Name: David I. Foley
	Title: Senior Managing Director		Title: Senior Managing Director

EXHIBIT B

Acknowledgement and Consent

The undersigned, the Contractor (as defined in the Financing Agreement referred to in Amendment No. 1 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby acknowledges and consents to the amendments and the waivers in the Amendment as required pursuant to Section 6.1(d) of the Funding Agreement, dated August 7, 2006, by and among the Lenders, the Administrative Agent, the Security Agent and the Contractors (each such term defined herein as defined in the Financing Agreement).

Dated: August     , 2009

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:
Peter Bollenbecker
Controller

EXECUTION COPY

WAIVER AND AMENDMENT NO. 2 TO

REVOLVING NOTE FACILITY AGREEMENT

This WAIVER AND AMENDMENT NO. 2 TO REVOLVING NOTE FACILITY AGREEMENT (this “Amendment”), dated as of August 17, 2009, amends the Revolving Note Facility Agreement, dated August 7, 2006 (and as further amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each Borrower subsidiary signatory thereto or that became party thereto from time to time in accordance with the terms thereof (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders party thereto (collectively, the “Lenders”), and BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Preamble

WHEREAS, an Event of Default has occurred and is continuing under Section 8.1.1 of the Financing Agreement due to the failure of the Borrower to pay the interest payment due on July 17, 2009, and whereas an Event of Default will occur under Section 8.1.1 of the Financing Agreement due to the failure of the Borrower to pay the interest payment due on August 17, 2009, in each case, in violation Section 3.2.3 of the Financing Agreement (such Events of Default, the “Specified Events of Default”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to waive such Events of Default and amend the Financing Agreement to provide for, among other things, the capitalization of the amount of such interest payments, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions in this Amendment. All capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments to Financing Agreement.

(a) Definitions. Section 1.1 of the Financing Agreement is hereby amended as follows:

(i) by adding the following defined terms thereto, in appropriate alphabetical order:

“‘PIK Amount” means, as of any date of determination, the amount of all interest accrued with respect to the Advances that has been paid in kind by being added to the balance thereof in accordance with Section 3.2.1(c).”

(ii) by amending and restating the definition of “Obligations” as follows:

“Obligations” means all obligations (monetary or otherwise) of each of the Obligors and each of the other Obligors (including the PIK Amount) arising under or in connection with this Agreement, the Notes or any other Operative Agreement.”

(b) Advances. Section 2.1.2 of the Financing Agreement is hereby amended by adding the parenthetical “(including the then extent PIK Amount)” immediately following the word “Advances” appearing in the first sentence thereof.

(c) Mandatory Repayments. Section 3.1(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(a) on each date when any reduction in the Total Commitment Amount shall become effective the Obligors shall make mandatory prepayment of all Advances in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all such Advances (excluding the amount of any interest capitalized pursuant to Section 3.2.1(c)) over the Total Commitment Amount as so reduced,”

(d) PIK Interest. Section 3.2.1(c) of the Financing Agreement is hereby added to Section 3.2.1 in its entirety as follows:

“(c) Notwithstanding anything to the contrary contained in clause (a) or above, the amount of the interest payments that otherwise would have been due and payable on July 17, 2009 and August 17, 2009 shall not be required to be paid in cash, but shall be paid-in-kind by capitalizing the amount of each such interest payment and adding it to the outstanding principal amount of the Advances on the date on which such interest payment would otherwise have been required to be paid in cash pursuant to Section 3.2.3, whereupon such amount shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Advances and shall otherwise be deemed to be a part of the Advances for all purposes under all of the Loan Documents.”

3. Waiver. At the request of the Borrower, effective upon the date hereof, the Administrative Agent and the Lenders hereby waive the Specified Events of Default. The waiver set forth herein shall be effective only in this specific instance and for the specific purpose set forth herein, and does not allow for any other or further departure from the terms and conditions of the Financing Agreement including, without limitation, any further violation of Section 3.2.3 or Section 8.1.1 of the Financing Agreement.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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(b) Representations and Warranties True and Correct. Immediately after giving effect to this Amendment, each of the representations and warranties contained in the Financing Agreement and the other Loan Documents are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

(c) Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene its operating agreement or its certificate of formation, or any applicable law or any material contractual restriction binding on or otherwise affecting it, any of its properties or any Vessel, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Binding Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally.

5. Conditions Precedent. This Amendment shall be effective as of the first date upon which the parties hereto have fulfilled in a manner satisfactory to the Administrative Agent, all of the following conditions precedent set forth in this Section 4:

(a) Execution of the Amendment. The Borrower shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to the Administrative Agent.

(b) Execution of Other Documents. The Administrative Agent shall have received from the signatories thereto (including by way of facsimile transmission or other electronic transmission), a fully-executed copy of an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor (other than the Borrower).

(c) Payment of Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders on demand, all reasonable fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel.

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(d) Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties set forth in Section 4 hereof shall be true and correct.

6. Miscellaneous.

(a) Continuing Effect. Except as specifically provided herein, the Borrower confirms and agrees that (i) the Financing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, provided that on and after the effective date of this Amendment, all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof’ or “hereunder” and all references in any other Loan Documents to “the Financing Agreement”, “thereto”, “thereof’, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent, a Lien on any collateral as security for the Obligations of the Borrower or any other Obligor from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects and (iii) this Amendment constitutes a Loan Document.

(b) No Waiver; Reservation of Rights. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Financing Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, the Administrative Agent, the Security Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Financing Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default now in existence (if any) or hereinafter arising.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d) Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of the Borrower and the Administrative Agent.

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(f) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g) Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns.

(h) Expenses. The Borrower agrees that it will pay the Administrative Agent and the Lenders, upon demand, for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Administrative Agent or the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i) Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Remainder of page left intentionally blank; signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
AMERICAN PETROLEUM TANKERS LLC

By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

6

ADMINISTRATIVE AGENT:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.

By:	Blackstone Debt Advisors L.P., its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

LENDERS:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.

By:	Blackstone Debt Advisors L.P., its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

7

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

8

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

9

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates L.L.C., its General Partner

By:	/s/ Jeffrey Lomasky
	Name:	Jeffrey Lomasky
	Title:	Senior Managing Director

A3 FUNDING LP

By:	A3 Fund Management LLC, its General Partner

By:	/s/ Jeffrey Lomasky
	Name:	Jeffrey Lomasky
	Title:	Vice President

10

Exhibit A

Acknowledgment

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 2 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment and Consent is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising; and (iv) acknowledges and agrees to the terms and releases from liability set forth in Section 6(j) of the Amendment, as it relates to any defense, counterclaim, offset, cross-complaint, claim or demand of any kind that such Obligor may have now or hereafter against the Released Parties.

Dated: August 17, 2009

JV TANKER CHARTERER LLC			PI 2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC, its Sole Member		By:	APT Intermediate Holdco LLC, its Sole Member

By:	American Petroleum Tankers LLC, its Sole Member		By:	American Petroleum Tankers LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P., its Managing Member		By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner		By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member		By:	BMA V USS L.L.C., its Sole Member

By:			By:
	Name:	David I. Foley		Name:	David I. Foley
	Title:	Senior Managing Director		Title:	Senior Managing Director

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WAIVER AND AMENDMENT NO. 3 TO

REVOLVING NOTE FACILITY AGREEMENT

This WAIVER AND AMENDMENT NO. 3 TO REVOLVING NOTE FACILITY AGREEMENT (this “Amendment”), dated as of October 30, 2009, amends the Revolving Note Facility Agreement, dated August 7, 2006 (and as further amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each Borrower subsidiary signatory thereto or that became party thereto from time to time in accordance with the terms thereof (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders party thereto (collectively, the “Lenders”), and BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Preamble

WHEREAS, Events of Default have occurred and are continuing under Section 8.1.1 of the Financing Agreement due to the failure of the Borrower to pay the interest payments due on September 17, 2009 and October 17, 2009, in each case, in violation Section 3.2.3 of the Financing Agreement (such Events of Default, the “Specified Events of Default”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to waive such Events of Default and amend the Financing Agreement to provide for, among other things, the capitalization of the amount of all interest payments, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions in this Amendment. All capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendment to Financing Agreement. Section 3.2.1(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(c) Notwithstanding anything to the contrary contained in clause (a) or (b) above, (i) the amount of the interest payments that otherwise would have been due and payable on July 17, 2009, August 17, 2009, September 17, 2009 and October 17, 2009 shall not be required to be paid in cash, but shall be paid-in-kind by capitalizing the amount of each such interest payment and adding it to the outstanding principal amount of the Advances on the date on which such interest payment would otherwise have been required to be paid in cash pursuant to Section 3.2.3 and (ii) after October 17, 2009, all interest on the outstanding principal amount of the Advances shall, in the absence of an election by the Borrower to pay such interest in cash, be paid-in-kind by capitalizing the amount of each such interest payment and adding it to the outstanding principal amount of

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such Advances on the date on which such interest payment would otherwise have been required to be paid in cash pursuant to Section 3.2.3, whereupon each such amount described in clause (i) and (ii) above shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Advances and shall otherwise be deemed to be a part of the Advances for all purposes under all of the Loan Documents.”

3. Waiver. At the request of the Borrower, effective upon the date hereof, the Administrative Agent and the Lenders hereby waive the Specified Events of Default. The waiver set forth herein shall be effective only in this specific instance and for the specific purpose set forth herein, and does not allow for any other or further departure from the terms and conditions of the Financing Agreement including, without limitation, any further violation of Section 3.2.3 or Section 8.1.1 of the Financing Agreement.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(b) Representations and Warranties True and Correct. Immediately after giving effect to this Amendment, each of the representations and warranties contained in the Financing Agreement and the other Loan Documents are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

(c) Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene its operating agreement or its certificate of formation, or any applicable law or any material contractual restriction binding on or otherwise affecting it, any of its properties or any Vessel, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Binding Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally.

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5. Conditions Precedent. This Amendment shall be effective as of the first date upon which the parties hereto have fulfilled in a manner satisfactory to the Administrative Agent, all of the following conditions precedent set forth in this Section 4:

(a) Execution of the Amendment. The Borrower shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to the Administrative Agent.

(b) Execution of Other Documents. The Administrative Agent shall have received from the signatories thereto (including by way of facsimile transmission or other electronic transmission), a fully-executed copy of an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor (other than the Borrower).

(c) Payment of Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders on demand, all reasonable fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel.

(d) Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties set forth in Section 4 hereof shall be true and correct.

6. Miscellaneous.

(a) Continuing Effect. Except as specifically provided herein, the Borrower confirms and agrees that (i) the Financing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, provided that on and after the effective date of this Amendment, all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof” or “hereunder” and all references in any other Loan Documents to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent, a Lien on any collateral as security for the Obligations of the Borrower or any other Obligor from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects and (iii) this Amendment constitutes a Loan Document.

(b) No Waiver; Reservation of Rights. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Financing Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, the Administrative Agent, the Security Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Financing Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default now in existence (if any) or hereinafter arising.

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(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d) Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of the Borrower and the Administrative Agent.

(f) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g) Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns.

(h) Expenses. The Borrower agrees that it will pay the Administrative Agent and the Lenders, upon demand, for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Administrative Agent or the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i) Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Remainder of page left intentionally blank; signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN PETROLEUM TANKERS LLC

By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

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ADMINISTRATIVE AGENT:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.,

By:	Blackstone Debt Advisors L.P. its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

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LENDERS:

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C. its General Partner

By:	/s/ David I. Foley
	Name:	David I. Foley
	Title:	Senior Managing Director

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BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C. its General Partner

By:	/s/ George Fan
	Name:	George Fan
	Title:	Managing Director

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CERBERUS PARTNERS, L.P.

By:	Cerberus Associates L.L.C., its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

A3 FUNDING LP

By:	A3 Fund Management LLC, its General Partner

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Vice President

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Exhibit A

Acknowledgment

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 3 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment and Consent is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising; and (iv) acknowledges and agrees to the terms and releases from liability set forth in Section 6(j) of the Amendment, as it relates to any defense, counterclaim, offset, cross-complaint, claim or demand of any kind that such Obligor may have now or hereafter against the Released Parties.

Dated: October 30, 2009

JV TANKER CHARTERER LLC			PI2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC, its Sole Member		By:	APT Intermediate Holdco LLC, its Sole Member

By:	American Petroleum Tankers LLC, its Sole Member		By:	American Petroleum Tankers LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P., its Managing Member		By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner		By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member		By:	BMA V USS L.L.C., its Sole Member

By:			By:
	Name:	David I. Foley		Name:	David I. Foley
	Title:	Senior Managing Director		Title:	Senior Managing Director

10

EXECUTION COPY

AMENDMENT NO.4 TO

REVOLVING NOTES FACILITY AGREEMENT

This AMENDMENT NO. 4 TO REVOLVING NOTES FACILITY AGREEMENT (this “Amendment”), dated as of April 23, 2010, amends the Revolving Notes Facility Agreement, dated as of August 7, 2006 (and as further amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each affiliate of the Borrower signatory thereto or that becomes a party thereto from time to time (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders party thereto (collectively, the “Lenders”), and BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Preamble

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Financing Agreement to permit the indebtedness under the Senior Secured Note Documents (as hereinafter defined) and the liens on the Collateral securing such indebtedness, subject to the terms and conditions set forth in this Amendment;

WHEREAS, (i) the Equity Holders formed American Petroleum Tankers Holding LLC (the “Parent”), a newly-formed Delaware limited liability company and a wholly-owned subsidiary of the Equity Holders, (ii) the Parent formed American Petroleum Tankers Parent LLC (the “Intermediate Parent”), a newly-formed Delaware limited liability company and a wholly-owned subsidiary of the Parent, (iii) the Borrower proposes to distribute 100% of the Membership Interests of Intermediate Holdco to Intermediate Parent, and (iv) the Equity Holders propose to contribute 100% of the Class A Member Interests and the Class B Member Interests of the Borrower to Intermediate Parent (collectively, the “Restructuring”); and

WHEREAS, the Borrower and the other Obligors have requested that the Lenders waive any non-compliance with the Financing Agreement that would occur as a result of the Restructuring and the Lenders have agreed to waive such non-compliance, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions in this Amendment. All capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

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2. Amendments to Financing Agreement.

(a) Preamble. The Preamble to the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“THIS REVOLVING NOTES FACILITY AGREEMENT, dated as of August 7, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each affiliate of the Borrower signatory to this Agreement or that becomes a party to this Agreement (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders that are or may become parties hereto (collectively, the “Lenders”), BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.)., as security agent (in such capacity, together with its successors in such capacity, the “Security Agent”).”

(b) Definitions. Section 1.1 of the Financing Agreement is hereby amended as follows:

(i) by adding the following defined terms thereto, in appropriate alphabetical order:

“‘Fourth Amendment’ means the Fourth Amendment to the Revolving Notes Facility Agreement, dated as of April 23, 2010, among the parties to this Agreement.”

“‘Fourth Amendment Effective Date’ means the date on which the Fourth Amendment shall become effective in accordance with its terms.”

“‘Intermediate Parent’ means American Petroleum Tankers Parent LLC, a Delaware limited liability company.”

“‘Parent’ means American Petroleum Tankers Holding LLC, a Delaware limited liability company.”

“‘Senior Secured Note Documents’ means the Senior Secured Note Indenture, the Senior Secured Notes and all agreements and documents executed in connection therewith at any time.”

“‘Senior Secured Note Indenture’ means the Senior Secured Indenture to be entered into in connection with the Senior Secured Notes, among the Parent and AP Tankers Co., as issuers, and the trustee named therein, as trustee and security agent, as amended, supplemented or otherwise modified from time to time.”

“‘Senior Secured Notes’ means the Senior Secured Notes issued by the Parent and AP Tankers Co. in the original principal amount of up to $285,000,000 issued pursuant to the Senior Secured Note Indenture and any other securities issued pursuant to the Senior Secured Note Indenture at any time.”

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(ii) by amending and restating the definition of “Change of Control” as follows:

“‘Change of Control’ means an event or series of events by which (a) the Parent ceases to own directly one hundred percent (100%) of the Membership Interests in Intermediate Parent, (b) Intermediate Parent ceases to own directly one hundred percent (100%) of the Membership Interests in Intermediate Holdco or the Borrower, or (c) Borrower or Intermediate Holdco cease to own directly one hundred percent (100%) of the Membership Interests in each Obligor (other than the Parent and Intermediate Parent) except as a result of a sale of all of its Membership Interests in any Obligor in connection with a sale of such Obligor’s Vessel permitted under Section 7.2.7”

(iii) by amending and restated the definition of “JV Agreement” as follows:

“‘JV Agreement’ means the Limited Liability Company of the Parent dated as of the Fourth Amendment Effective Date.”

(iv) by amending and restating the definition of “Pledge Agreement” as follows:

“‘Pledge Agreement’ means each Pledge Agreement executed and delivered by any Obligor and the Security Agent, as amended, supplemented, restated or otherwise modified from time to time.”

(c) Organization Representation. The final two sentences of Section 6.1 of the Financing Agreement are hereby deleted.

(d) Subsidiaries; Nature of Business Representation. The second sentence of Section 6.7 of the Financing Agreement is hereby deleted.

(e) No Default Representation. Section 6.12 of the Financing Agreement is hereby amended and restated as follows:

“SECTION 6.12 No Default. No Default or Event of Default has occurred and is continuing, and no event, act or omission has occurred and is continuing that, with the lapse of time, the giving of notice or both, would constitute a Default or an Event of Default.”

(f) Membership Interests Representation. The final sentence of Section 6.24 of the Financing Agreement is hereby amended and restated as follows:

“To the extent required by the Administrative Agent, all certificates evidencing such Membership Interests in any Subsidiary of Intermediate Parent have been delivered to the Security Agent and all such certificates have been indorsed, by an effective endorsement, to the Security Agent or in blank.”

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(g) Financial Information, Reports, Notices, etc. Covenant. Clauses (a) and (b) of Section 7.1.1 of the Financing Agreement are hereby amended by deleting each occurrence of the phrase “the Borrower” contained therein and inserting the phrase “Intermediate Parent” in its stead.

(h) Distributions Covenant. Section 7.2.1 of the Financing Agreement is hereby amended by amending and restating the proviso at the end thereof to read in its entirety as follows:

“provided, however, that each Obligor may declare and pay cash or other dividends on its Membership Interests to the Parent from funds distributed to such Obligor pursuant to Article V of the Security Agreement.”

(i) Indebtedness Covenant. Section 7.2.2 to the Financing Agreement is hereby amended as follows:

(i) deleting “and” after the semi-colon in clause (g) thereto;

(ii) deleting the period at the end of clause (h) thereto and replacing it with a semi-colon followed by the word “and”; and

(iii) adding a new clause (i) thereto as follows:

“(i) Indebtedness under the Senior Secured Note Documents in an aggregate principal amount not to exceed $285,000,000 at any time outstanding.”

(j) Liens Covenant. Section 7.2.3 to the Financing Agreement is hereby amended as follows:

(i) deleting “and” after the semi-colon in clause (g) thereto;

(ii) deleting the period at the end of clause (h) thereto and replacing it with a semi-colon followed by the word “and”; and

(iii) adding a new clause (i) thereto as follows:

“(i) Liens granted on the Collateral to secure the Indebtedness under the Senior Secured Note Documents, which Liens may be senior in priority to the Liens granted to the Secured Parties as security for the Obligations.”

(k) Investments Covenant. Section 7.2.4(d) of the Financing Agreement is hereby amended by deleting the phrase “the Borrower in any of the Obligors” contained therein and inserting the phrase “any Obligor in any other Obligor” in its stead.

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(l) Assets Dispositions, etc. Covenant. Section 7.2.7 of the Financing Agreement is hereby amended by (i) deleting the phrase “the Borrower may sell” contained therein and inserting the phrase “any Obligor may sell” in its stead, and (ii) amending and restating the last sentence thereof to read in its entirety as follows:

“The parties acknowledge and agree that each Obligor shall be released from its obligations under the Loan Documents concurrently with the release of the Lien of the Security Agent in such Obligor’s interest in such other Obligor.”

(m) Negative Pledge Covenant. Clause (a) of Section 7.2.15 to the Financing Agreement is hereby amended and restated as follows:

“(a) this Agreement, the other Operative Documents, the DVB Financing Agreement and the Senior Secured Note Documents (or as contemplated under this Agreement, the other Operative Documents, the DVB Financing Agreement or the Senior Secured Note Documents),”

(n) Limitation on Subsidiaries’ Distributions Covenant. The exception in subclause (i) of Section 7.2.16 to the Financing Agreement is hereby amended and restated as follows:

“(i) any restrictions existing under the (x) Operative Agreements, (y) the DVB Financing Agreement, or (z) the Senior Secured Note Documents”

(o) Pledge Agreement and Membership Interest Covenant. Section 7.3.9 of the Financing Agreement is hereby amended by (i) deleting the phrase “the Borrower” contained in clause (a) thereof and inserting the phrase “the Parent” in its stead, and (ii) adding the phrase “to the extent requested by the Administrative Agent” at the beginning of clause (b) thereof.

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) No Default. Subject to Section 4 hereof, no Default or Event of Default has occurred or is continuing immediately prior to or after giving effect to this Amendment.

(b) Representations and Warranties True and Correct. As of the Fourth Amendment Effective Date (as defined below), each of the representations and warranties contained in the Financing Agreement and the other Loan Documents made by the Obligors are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

(c) Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene its operating agreement or its certificate of formation, or any applicable law or any material contractual restriction binding on or otherwise affecting it, any of its properties or any Vessel, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

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(d) Binding Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally.

4. Waiver. Pursuant to Section 10.1.1 of the Financing Agreement and in reliance on the representations and warranties set forth in Section 3 above, the Lenders hereby waive any Default or Event of Default that would otherwise arise under Section 8.1.4 or Section 8.1.5 of the Financing Agreement by reason of the Restructuring.

5. Conditions Precedent. This Amendment shall be effective as of the first date upon which the parties hereto have fulfilled in a manner satisfactory to the Administrative Agent, all of the following conditions precedent set forth in this Section 5 (such date being the “Fourth Amendment Effective Date”):

(a) Execution of the Amendment. The Borrower shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to the Administrative Agent.

(b) Execution of Other Documents. The Administrative Agent shall have received from the signatories thereto (including by way of facsimile transmission or other electronic transmission), fully executed copies of (i) an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor (other than the Borrower), (ii) an Acknowledgment and Consent, substantially in the form of Exhibit B hereto, duly executed and delivered by the Contractor, (iii) a Joinder Agreement, substantially in the form of Exhibit C hereto, duly executed and delivered by Intermediate Parent, (iv) a Second Amended and Restated Pledge Agreement, duly executed by each of the parties thereto, (v) a Second Amended and Restated Security Agreement, duly executed by each of the parties thereto, (vi) a UCC financing statement naming Intermediate Parent as debtor and the Security Agent as secured party, (vii) a copy of the Organic Documents of Parent, Intermediate Parent and Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (viii) such other documents as the Administrative Agent shall reasonably request.

(c) Payment of Expenses. The Borrower shall have paid to the Administrative Agent, the Lenders and the Security Agent on demand, all reasonable fees, costs and expenses of the Administrative Agent, the Lenders and the Security Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel.

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(d) Representations and Warranties. As of the Fourth Amendment Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

6. Miscellaneous.

(a) Continuing Effect. Except as specifically provided herein, the Borrower confirms and agrees that (i) the Financing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, provided that on and after the Fourth Amendment Effective Date, all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof” or “hereunder” and all references in any other Loan Documents to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent, a Lien on any collateral as security for the Obligations of the Borrower or any other Obligor from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects and (iii) this Amendment constitutes a Loan Document.

(b) No Waiver; Reservation of Rights. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Financing Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary (except as expressly provided in Section 4 hereof), the Administrative Agent, the Security Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Financing Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default now in existence (if any) or hereinafter arising.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d) Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of the Borrower and the Administrative Agent.

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(f) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g) Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns.

(h) Expenses. The Borrower agrees that it will pay the Administrative Agent, the Lenders and the Security Agent, upon demand, for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Administrative Agent, the Lenders or the Security Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i) Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Remainder of page left intentionally blank; signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN PETROLEUM TANKERS LLC

By:	Blackstone Capital Partners V USS, L.P.,
its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

9

ADMINISTRATIVE AGENT:

BLACKSTONE CORPORATE DEBT
ADMINISTRATION L.L.C., on behalf of itself and its affiliate assignees:

By:	Blackstone Debt Advisors L.P. its Sole Member

By:	BCLO Advisors L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

10

LENDERS:

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C.
its General Partner

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

11

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P.,
its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C. its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

12

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates L.L.C.,
its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Senior Managing Director

A3 FUNDING LP

By:	A3 Fund Management LLC,
its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Vice President

13

EXHIBIT A

Acknowledgement and Consent

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 4 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (iii) confirms and agrees the to the extent that any such Loan Document purports so assign or pledge to the Security Agent or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising.

Dated: April 3, 2010

JV TANKER CHARTERER LLC		PI 2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC,	By:	APT Intermediate Holdco LLC,
	its Sole Member		its Sole Member

By:	American Petroleum Tankers Parent LLC,	By:	American Petroleum Tankers Parent LLC,
	its Sole Member		its Sole Member

By:	American Petroleum Tankers Holding LLC,	By:	American Petroleum Tankers Holding LLC,
	its Sole Member		its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,	By:	Blackstone Capital Partners V USS, L.P.,
	its Managing Member		its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,	By:	Blackstone Management Associates V USS L.L.C.,
	its General Partner		its General Partner

By:	BMA V USS L.L.C.,	By:	BMA V USS L.L.C.,
	its Sole Member		its Sole Member

By:		By:
	Name: Josh Kobza		Name: Josh Kobza
	Title: Attorney in Fact		Title: Attorney in Fact

14

APT INTERMEDIATE HOLDCO LLC		APT SUNSHINE STATE LLC

By:	American Petroleum Tankers Parent LLC,	By:	APT Intermediate Holdco LLC,
	its Sole Member		its Sole Member

By:	American Petroleum Tankers Holding LLC,	By:	American Petroleum Tankers Parent LLC,
	its Sole Member		its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,	By:	Blackstone Capital Partners V USS, L.P.,
	its Managing Member		its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,	By:	Blackstone Management Associates V USS L.L.C.,
	its General Partner		its General Partner

By:	BMA V USS L.L.C.,	By:	BMA V USS L.L.C.,
	its Sole Member		its Sole Member

By:		By:
	Name: Josh Kobza		Name: Josh Kobza
	Title: Attorney in Fact		Title: Attorney in Fact

AMERICAN PETROLEUM TANKERS PARENT LLC

By:	American Petroleum Tankers Holding LLC,
its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,
its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:
Name: Josh Kobza
Title: Attorney in Fact

15

EXHIBIT B

Acknowledgement and Consent

The undersigned, the Contractor (as defined in the Financing Agreement referred to in Amendment No. 4 to Revolving Note Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby acknowledges and consents to the amendments and the waivers in the Amendment as required pursuant to Section 6.1(d) of the Funding Agreement, dated August 7, 2006, by and among the Lenders, the Administrative Agent, the Security Agent and the Contractors (each such term defined herein as defined in the Financing Agreement).

Dated: April 23, 2010

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:
Name: Robert E. Smith
Title: CFO

16

EXHIBIT C

Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), effective as of April         , 2010, is by and among American Petroleum Tankers Parent LLC, a Delaware limited liability company (“Intermediate Parent”), Blackstone Corporate Debt Administration L.L.C., as Administrative Agent (the “Administrative Agent”), and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Security Agent (the “Security Agent”) under that certain Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among American Petroleum Tankers LLC (formerly known as USS Products Investor LLC), a Delaware limited liability company, as borrower (the “Borrower”), the affiliates of the Borrower that are or may become parties thereto, as obligors (collectively the “Obligors” and each individually, an “Obligor”), certain lenders that are or may become parties thereto, as lenders (collectively, the “Lenders”), the Administrative Agent and the Security Agent, as Security Agent for the Secured Parties (as defined in the Credit Agreement). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

WHEREAS, (a) the Equity Holders formed American Petroleum Tankers Holding LLC (“Parent”) as a direct wholly-owned subsidiary of the Equity Holders, (b) the Parent formed Intermediate Parent as a directly wholly-owned subsidiary of the Parent, (b) the Borrower distributed 100% of the Membership Interests of Intermediate Holdco to Intermediate Parent, and (d) the Equity Holders contributed 100% of the Class A Member Interests and the Class B Member Interests of the Borrower to Intermediate Parent; (collectively, the “Restructuring”);

WHEREAS, as consideration for the Secured Parties agreeing to permit the Restructuring, the Borrower agreed to cause Intermediate Parent to become an “Obligor” under the Credit Agreement by execution of this Joinder Agreement.

Accordingly, Intermediate Parent hereby agrees as follows:

1. Intermediate Parent hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Intermediate Parent will be deemed to be a party to the Credit Agreement and an “Obligor” for all purposes of the Credit Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Credit Agreement. Intermediate Parent hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, Intermediate Parent hereby agrees to be jointly and severally together with the other Obligors liable to each Lender and the Administrative Agent, as provided in Section 10.15 of the Credit Agreement, for the prompt payment and performance by the Borrower and the other Obligors of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

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2. The address of Intermediate Parent for purposes of all notices and other communications is as follows:

American Petroleum Tankers Parent LLC

c/o Blackstone Capital Partners V USS, L.P.

345 Park Avenue

29th Floor

New York, New York 10154

Facsimile: 646-253-7522

Attn: David I. Foley or Sean Klimczak

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Facsimile: 212-593-5955

Attn: Eliot Relies

3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

4. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Intermediate Parent has caused this Joinder Agreement to be duly executed by its authorized officer, and each of Administrative Agent, for the benefit of the Lenders, and the Security Agent, for the benefit of the Secured Parties, has caused the same to be acknowledged and accepted by its authorized officer, as of the day and year first above written.

AMERICAN PETROLEUM TANKERS PARENT LLC

By:	American Petroleum Tankers Holding LLC,
its Sole Member

By:	Blackstone Capital Partners V USS L.P.,
its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:
Name: Josh Kobco
Title: Attorney in Fact

Acknowledged and accepted:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as the Administrative Agent

By:	Blackstone Debt Advisors LP,
its sole member

By:	BCLO Advisors LLC,
its General Partner

By:
Name: Marisa Beeney
Title: Managing Director

19

IN WITNESS WHEREOF, Intermediate Parent has caused this Joinder Agreement to be duly executed by its authorized officer, and each of Administrative Agent, for the benefit of the Lenders, and the Security Agent, for the benefit of the Secured Parties, has caused the same to be acknowledged and accepted by its authorized officer, as of the day and year first above written.

AMERICAN PETROLEUM TANKERS PARENT LLC

By:	American Petroleum Tankers Holding LLC,
its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,
its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:
Name: David I. Foley
Title: Senior Managing Director

Acknowledged and accepted:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as the Administrative Agent

By:	Blackstone Debt Advisors LP,
its sole member

By:	BCLO Advisors LLC,
its General Partner

By:
Name: Marisa Beeney
Title: Managing Director

20

THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.), as the Security Agent

By:
Name: Esther D. Antoine
Title: Senior Associate

EXECUTION COPY

AMENDMENT NO. 5

TO FACILITY AGREEMENT

This AMENDMENT NO. 5 TO FACILITY AGREEMENT (this “Amendment”), dated as of May 5, 2010, amends the Revolving Notes Facility Agreement, dated as of August 7, 2006 (and as further amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each affiliate of the Borrower signatory thereto or that becomes a party thereto from time to time (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders party thereto (collectively, the “Lenders”), and BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Preamble

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Financing Agreement, subject to the terms and conditions set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions in this Amendment. All capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments to Financing Agreement.

(a) Preamble. The Preamble to the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“THIS FACILITY AGREEMENT, dated as of August 7, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among AMERICAN PETROLEUM TANKERS LLC, a Delaware limited liability company (the “Borrower”), each affiliate of the Borrower signatory to this Agreement or that becomes a party to this Agreement (together with the Borrower, the “Obligors” and each individually, an “Obligor”), the lenders that are or may become parties hereto (collectively, the “Lenders”), BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.)., as security agent (in such capacity, together with its successors in such capacity, the “Security Agent”).”

(b) Definitions. Section 1.1 of the Financing Agreement is hereby amended as follows:

(i) by adding the following defined terms thereto, in appropriate alphabetical order:

“‘Fifth Amendment’ means the Fifth Amendment to the Facility Agreement, dated as of May 5, 2010, among the parties to this Agreement.”

“‘Fifth Amendment Effective Date’ means the date on which the Fifth Amendment shall become effective in accordance with its terms.”

(ii) by amending and restating the definition of “Commitment Termination Date” as follows:

“‘Commitment Termination Date’ means June 30, 2011.”

(iii) by amending and restating the definition of “Senior Secured Note Indenture” as follows:

“‘Senior Secured Note Indenture’ means the Indenture for the Senior Secured Notes (i.e. the 10 1/4% First Priority Senior Secured Notes Due 2015) dated as of May 17, 2010, by and among American Petroleum Tankers Parent LLC, a Delaware limited liability company, AP Tankers Co., a Delaware corporation, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee.

(iv) by amending and restating the definition of “Maturity Date” as follows:

“‘Maturity Date’ means the date that is 5 years and 364 days from the Fifth Amendment Effective Date.”

(v) by amending and restating the definition of “Payment Date” as follows:

“‘Payment Date’ means each anniversary of the Fifth Amendment Effective Date, and the Maturity Date.”

(vi) by amending and restating the definition of “Total Commitment Amount” as follows:

“‘Total Commitment Amount’ means, prior to the Fifth Amendment Effective Date, $325,000,000, and on and after the Fifth Amendment Effective Date, $3,750,911.51, as such amount may be reduced from time to time pursuant to the terms hereof.”

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(vii) by deleting the definitions of the terms “Adjusted LIBOR Advances”, “Adjusted LIBOR Rate”, “Applicable Margin”, “Base Rate”, “Base Rate Advances”, “Eurocurrency Requirements”, “Interest Period”, “LIBOR”, “LIBOR Break Cost”, “LIBOR Disruption Event”, “LIBOR Office” and “Prime Rate”.

(c) Article II. Article II is hereby amended and restated as follows:

“SECTION 2.1 Commitments. As of the date of this Fifth Amendment, the Lenders made Advances to the Obligors in an aggregate principal amount equal to $335,147,476.33 (including PIK Amounts capitalized and added thereto), which amount remains outstanding on the Fifth Amendment Effective Date (the “Converting Loan Amount”). On the Fifth Amendment Effective Date, the Converting Loan Amount will be converted into a term loan and the Commitments will be reduced to $3,750,911.51. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Advances pursuant to its remaining Commitment described in this Section 2.1. The Commitments of the Lenders shall terminate on the Commitment Termination Date.

SECTION 2.1.1 Advances. On the terms and subject to the conditions of this Agreement, on each Funding Date, each Lender made (prior to the Fifth Amendment Effective Date) and will make (on and after the Fifth Amendment Effective Date through the Commitment Termination Date) advances (relative to such Lender, its “Advances”) to the applicable Obligor on a pro rata basis of the aggregate amount of Borrowing of Advances requested to be made on such day; provided however, that (a) the aggregate principal amount of the Advance made on such Funding Date shall not exceed the product of (i) the Advance Rate multiplied by (ii) the Eligible Expenses as of such Funding Date, (b) the principal amount of outstanding Advances from any Lender to the applicable Obligor shall not at any time exceed such Lender’s Commitment, and (c) the proceeds of such Advance shall be utilized solely for the purposes set forth in Section 4.10. Each Advance made on or after the Fifth Amendment Effective Date shall reduce the Total Commitment Amount in an amount equal to such Advance. Once repaid, no Advance may be reborrowed.

SECTION 2.1.2 Lenders Not Permitted or Required To Make Advances. Following the Fifth Amendment Effective Date, no Lender shall be permitted or required to make any Advance if, after giving effect thereto, the aggregate outstanding principal amount of all Advances:

(i) of all Lenders, funded after the Fifth Amendment Effective Date, would exceed the Total Commitment Amount at such time, or

(ii) of such Lender, funded after the Fifth Amendment Effective Date, would exceed the lesser of (y) such Lender’s Percentage of the Total Commitment Amount at such time and (z) such Lender’s Commitment at such time.

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SECTION 2.1.3 Borrower as Agent of Other Obligors. The Borrower hereby agrees to act as an agent for the other Obligors for purposes of this Agreement.

SECTION 2.2 [Intentionally Omitted].

SECTION 2.3 Borrowing Procedure.

SECTION 2.3.1 Procedure for Advances. The Borrower shall give each Lender, the Security Agent and the Administrative Agent a Notice of Advance no later than 12:00 noon (New York time) three (3) Business Days prior to the proposed Funding Date. The Borrower agrees that any Notice of Advance given to each Lender and the Administrative Agent pursuant to this Section 2.3.1 shall be substantially in the form of Exhibit B hereto. Each Advance to be made by the Lenders shall be in a minimum amount of $500,000 and an integral multiple of $100,000 or the unused amount of the applicable Commitment. On or before 11:00 a.m. (New York time) on such Funding Date each Lender shall apply or make such funds available to the Security Agent to be applied as set forth in Section 4.10 and promptly notify the Administrative Agent and the Security Agent of such funding. No Lender’s obligation to make any Advance shall be affected by any other Lender’s failure to make any Advance.

SECTION 2.4 Funding of Advances. Each Lender may, if it so elects, fulfill its obligation to make or continue Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Advance; provided, however, that such Advance shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Obligors to repay such Advance shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

SECTION 2.5 Notes. Each Lender’s Advances under its Commitment shall be evidenced by Notes to be substantially in the form therefor set forth in Exhibit A hereto and executed by each Obligor, each such Note being payable to the order of such Lender in a maximum principal amount equal to such Lender’s pro rata portion of the original Total Commitment Amount. The Obligors hereby irrevocably designate the Administrative Agent to serve as their agent, solely for the purposes of this section, to maintain a register (the “Register”) on which the Administrative Agent will record the name and address of each Lender, and the Commitments and Advances and each repayment in respect of the principal amount of the Advances of each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for an Advance shall be made to any Person other than the Person identified in such Register as the Lender with respect to such Advance. Failure to make any such recordation or any errors in such recordation shall not limit or otherwise affect the Obligors’ obligations in respect of such Advances or otherwise limit or affect any Obligations of any of the Obligors. The entries in the Register shall be conclusive and binding on the Obligors absent manifest error. The Obligors hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid) or on such Lender’s records, which notations, if made, shall evidence, inter alia, the date of, the outstanding

4

principal amount of, and the interest rate and Interest Period applicable to the Advances evidenced thereby. Such notations shall be conclusive and binding on the Obligors absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any of the Obligors.”

(d) Section 3.1(a) of the Financing Agreement is hereby amended and restated as follows:

“(a) Intentionally Omitted.”

(e) The final paragraph of Section 3.1 of the Financing Agreement is hereby amended and restated as follows:

“Each prepayment of any Advances made pursuant to this Section must be accompanied by accrued interest up to, and including, the date of such prepayment but shall otherwise be without premium or penalty. Proceeds of any mandatory prepayment under paragraphs (b) and (c) of this Section 3.1 shall be applied in accordance with Section 5.02 of the Security Agreement. All other proceeds shall be applied in accordance with Section 5.01 or 5.03 of the Security Agreement, as applicable. Notwithstanding anything to the contrary, the Obligors shall repay in full the unpaid principal amount of each Advance upon the Maturity Date.”

(f) Section 3.2.1 of the Financing Agreement is hereby amended and restated as follows:

“Section 3.2.1 Rates. (a) Prior to the Fifth Amendment Effective Date, each Advance bore interest at the rates specified in this Agreement as in effect prior to the Fifth Amendment Effective Date.

(b) Commencing on the Fifth Amendment Effective Date, each Advance shall bear interest for each day during each day on which it is outstanding at a rate per annum equal to 12.0%.

(c) All interest on the outstanding principal amount of the Advances shall be paid-in-kind by capitalizing the amount of each such interest payment and adding it to the outstanding principal amount of such Advances on the date on which such interest payment would otherwise have been required to be paid in cash pursuant to Section 3.2.3, whereupon each such amount shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Advances and shall otherwise be deemed to be a part of the Advances for all purposes under all of the Loan Documents.”

(g) LIBOR Provisions. Sections 3.4, 4.1 and 4.2 of the Financing Agreement are hereby amended and restated as follows:

“SECTION 3.4 Intentionally Omitted.”

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“SECTION 4.1 Intentionally Omitted.”

“SECTION 4.2 Intentionally Omitted.”

(h) Financial Information, Reports, Notices, etc. Section 7.1.1(a) and (b) of the Financing Agreement is hereby amended and restated as follows:

“(a) as soon as available and in any event within 45 days of each calendar month and within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Intermediate Parent, or, so long as Intermediate Parent is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, such later period as may be permitted for furnishing financial information to the holders of the Senior Secured Notes pursuant to the Senior Secured Note Indenture, consolidated and consolidating balance sheets of Intermediate Parent as of the end of such calendar month and each such Fiscal Quarter and consolidated and consolidating statements of earnings, members’ equity and cash flow of Intermediate Parent for such calendar month and each such Fiscal Quarter and, in the case of each quarterly statement for any quarter ending after the first anniversary of the Closing Date, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by Intermediate Parent, all such monthly reports shall be accompanied with detailed information setting forth progress with respect to the construction of the Vessels, copies of all specification or design change notices or other charge orders given pursuant to the Assigned Construction Contract, any other material events under the Assigned Construction Contract (other than with respect to any design or technical information that is designated as confidential in accordance with the terms thereof), individual Vessel activity, Charter rates, non-charter or off hire days and reasons, payments made under any support agreement or required to be made with respect to such period under any support agreement, Capital Expenditures (including payments made pursuant to the Assigned Construction Contract) and any insurance claims made or payments received under any insurance policies, any coast guard or other governmental notices received and such other information as the Administrative Agent shall from time to time reasonably request,”

“(b) as soon as available and in any event within 90 days after the end of each Fiscal Year of Intermediate Parent, or, so long as Intermediate Parent is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, such later period as may be permitted for furnishing financial information to the holders of the Senior Secured Notes pursuant to the Senior Secured Notes Indenture, (i) a copy of the annual audit report for such Fiscal Year for Intermediate Parent, including therein consolidated balance sheets of Intermediate Parent as of the end of such Fiscal Year and consolidated statements of earnings, members’ equity and cash flow of Intermediate Parent for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the

6

Administrative Agent, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default describing such Default or Event of Default, and (ii) a copy of the consolidating balance sheets of Intermediate Parent as of the end of such Fiscal Year and consolidating statements of earnings, members’ equity and cash flow of Intermediate Parent for such Fiscal Year, in each case certified by Intermediate Parent, or, upon request of the Administrative Agent, certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent.”

(i) Notices Provision. Section 10.2 of the Financing Agreement is hereby amended by amending clauses (i) - (iii) to read as follows:

(i) if to the Borrower or any other Obligor, addressed to it at its office at American Petroleum Tankers LLC do Blackstone Capital Partners V USS, L.P., 345 Park Avenue 29th Floor, New York, New York 10154, Facsimile: 212-583-5701, Attention: David Foley/Sean Klimczak, with a copy to: Schulte Roth & Zabel LLP, 919 Third Ave., New York, New York 10022, Telephone: 212-756-2000, Facsimile: 212-593-5955, Attention: Eliot Relles, (ii) if to the Security Agent, addressed to it at its office at 101 Barclay Street, Floor 4W, New York, NY 10286, Telephone: 212-815-5331, Facsimile: 212-815-8091, Attention: Esther Antoine, (iii) if to the Administrative Agent, addressed to it at its office at 345 Park Avenue, 29th Floor, New York, NY 10154, Facsimile: 646-253-7522/212-583-5482, Attention: David Foley/Sean Klimczak, with a copy to: Schulte Roth & Zabel LLP, 919 Third Ave., New York, New York 10022, Telephone: 212-756-2000, Facsimile: 212-593-5955, Attention: Eliot Relies, or”

(j) Confidentiality Provisions. Section 10.10.1 of the Financing Agreement is hereby amended by amending clause (ii) to read as follows:

“(ii) to the extent requested by any regulatory authority or as required to be furnished to holders of Senior Secured Notes pursuant to the Senior Secured Note Indenture,”

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) No Default. No Default or Event of Default has occurred or is continuing immediately prior to or after giving effect to this Amendment.

(b) Representations and Warranties True and Correct. As of the Fifth Amendment Effective Date (as defined below), each of the representations and warranties contained in the Financing Agreement and the other Loan Documents made by the Obligors are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty is true and correct as of such earlier date).

7

(c) Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene its operating agreement or its certificate of formation, or any applicable law or any material contractual restriction binding on or otherwise affecting it, any of its properties or any Vessel, (iii) does not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Binding Effect. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally.

4. Conditions Precedent. This Amendment shall be effective as of the first date upon which the parties hereto have fulfilled in a manner satisfactory to the Administrative Agent, all of the following conditions precedent set forth in this Section 4 (such date being the “Fifth Amendment Effective Date”):

(a) Execution of the Amendment. The Borrower shall have executed an original counterpart of this Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to the Administrative Agent.

(b) Execution of Other Documents. The Administrative Agent shall have received from the signatories thereto (including by way of facsimile transmission or other electronic transmission), fully executed copies of (i) an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Obligor (other than the Borrower), and (ii) such other documents as the Administrative Agent shall reasonably request.

(c) Payment of Expenses. The Borrower shall have paid to the Administrative Agent, the Lenders and the Security Agent on demand, all reasonable fees, costs and expenses of the Administrative Agent, the Lenders and the Security Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel.

(d) Representations and Warranties. As of the Fifth Amendment Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

8

5. Miscellaneous.

(a) Continuing Effect. Except as specifically provided herein, the Borrower confirms and agrees that (i) the Financing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects, provided that on and after the Fifth Amendment Effective Date, all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof’ or “hereunder” and all references in any other Loan Documents to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent, a Lien on any collateral as security for the Obligations of the Borrower or any other Obligor from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects and (iii) this Amendment constitutes a Loan Document.

(b) No Waiver; Reservation of Rights. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification or amendment of any provision of the Financing Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, the Administrative Agent, the Security Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Financing Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default now in existence (if any) or hereinafter arising.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(d) Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of the Borrower and the Administrative Agent.

(f) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9

(g) Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns.

(h) Expenses. The Borrower agrees that it will pay the Administrative Agent, the Lenders and the Security Agent, upon demand, for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Administrative Agent, the Lenders or the Security Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any document required to be furnished herewith.

(i) Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Remainder of page left intentionally blank; signature pages to follow.]

10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN PETROLEUM TANKERS LLC

By:	Blackstone Capital Partners V USS, L.P.,
its Managing Member

By:	Blackstone Management Associates V USS L.L.C.,
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

ADMINISTRATIVE AGENT:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., on behalf of itself and its affiliate assignees:

By:	Blackstone Debt Advisors L.P.,
its Sole Member

By:	BCLO Advisors L.L.C.,
its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

LENDERS:

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C.
its General Partner

By:	BMA V USS L.L.C.,
its Sole Member

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side by Side GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C.,
its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Senior Managing Director

A3 FUNDING LP

By:	A3 Fund Management LLC,
its General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: Vice President

EXHIBIT A

Acknowledgement and Consent

Each of the undersigned, each an Obligor under one or more Loan Documents (as defined in the Financing Agreement referred to in Amendment No. 5 to Facility Agreement dated as of the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgment is attached), hereby (i) acknowledges and consents to the Amendment; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Security Agent, or to grant to the Security Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower or any other Obligor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and such Obligors, whether now existing or hereafter arising.

Dated: May 5, 2010

JV TANKER CHARTERER LLC		PI 2 PELICAN STATE LLC

By:	APT Intermediate Holdco LLC,	By:	APT Intermediate Holdco LLC,
	its Sole Member		its Sole Member

By:	American Petroleum Tankers Parent LLC	By:	American Petroleum Tankers Parent LLC,
	its Sole Member		its Sole Member

By:	American Petroleum Tankers Holding LLC, its Sole Member	By:	American Petroleum Tankers Holding LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,	By:	Blackstone Capital Partners V USS, L.P.,
	its Managing Member		its Managing Member

By:	Blackstone Management Associates V USS, L.L.C., its General Partner	By:	Blackstone Management Associates V USS, L.L.C., its General Partner

By:	BMA V USS L.L.C.,	By:	BMA V USS L.L.C.,
	its Sole Member		its Sole Member

By:	/s/ Josh Kobza	By:	/s/ Josh Kobza
	Name: Josh Kobza		Name: Josh Kobza
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

APT INTERMEDIATE HOLDCO LLC		APT SUNSHINE STATE LLC

By:	American Petroleum Tankers Parent LLC, its Sole Member	By:	American Intermediate Holdco LLC, its Sole Member

By:	American Petroleum Tankers Holding LLC, its Sole Member	By:	American Petroleum Tankers Parent LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P., its Managing Director	By:	American Petroleum Tankers Holding LLC, its Sole Member

By:	Blackstone Management Associates V USS, L.L.C., its General Partner	By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	BMA V USS L.L.C.,	By:	Blackstone Management Associates V USS, L.L.C.,
	its Sole Member		its General Partner

By:	/s/ Josh Kobza	By:	BMA V USS LLC,
	Name: Josh Kobza		its Sole Member
Title: Attorney-in-Fact
		By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

AMERICAN PETROLEUM TANKERS PARENT LLC

By:	American Petroleum Tankers Holding LLC, its Sole Member

By:	Blackstone Capital Partners V USS, L.P.,
its Managing Member

By:	Blackstone Management Associates V USS, L.L.C., its General Partner

By:	BMA V USS L.L.C.,
its sole Member

By:	/s/ Josh Kobza
Name: Josh Kobza
Title: Attorney-in-Fact

EXHIBIT A

FORM OF NOTE

$[ ]	August 7, 2006

FOR VALUE RECEIVED, the undersigned, [NAME OF OBLIGOR ALL CAPS], a [            ] limited liability company (the [“Borrower”][IF RELATES TO USS PRODUCTS INVESTOR [“Obligor”] [IF RELATES TO BORROWER SUBSIDIARY]), promises to pay to the order of [LENDER FULL NAME ALL CAPS] (the “Lender”), on the Maturity Date the principal sum of              DOLLARS ($        ) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among [the Borrower]/[USS Products Investor LLC, as borrower (the “Borrower”)], the Borrower Subsidiaries as are or may become parties thereto, as obligors, certain financial institutions as are or may become parties thereto, as lenders (collectively, the “Lenders”), Blackstone Corporate Debt Administration L.L.C., as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the “Administrative Agent”), and JPMorgan Chase Bank, N.A., as security agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

The [Borrower]/[Obligor] also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the [Borrower]/[Obligor] is required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY NON-MANDATORY CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

[NAME OF BORROWER/OTHER APPLICABLE OBLIGOR],
a [...] limited liability company

By:
Name:
Title:

ADVANCES AND PRINCIPAL PAYMENTS

Amount of			Amount of			Unpaid
Advances Made			Principal Repaid			Principal Balance
Date	Base Rate Advance	Adjusted LIBOR Advance	Date	Base Rate Advance	Adjusted LIBOR Advance	Base Rate Advance	Adjusted LIBOR Advance	Notation Made By

EXHIBIT B

FORM OF NOTICE OF ADVANCE

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.,

as Administrative Agent

345 Park Avenue, 29th Floor

New York, New York 10154

Attention: Jason Ostheimer / Bryan Martoken

Facsimile: 646-253-7522 / 212-583-5482

[NAME OF EACH LENDER],

as Lender

[Address]

Attention:

JPMORGAN CHASE, N.A.,

as Security Agent

4 New York Plaza-6th floor

New York, NY 10004

Attention: Worldwide Securities Services/

Structured Finance Services-USS Products Investors

Facsimile: 212-623-5932

[DATE]

Ladies and Gentlemen:

This Notice of Advance is delivered to you pursuant to Section 2.3.1 of the Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the (“Credit Agreement”), among USS Products Investor LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Borrower Subsidiaries as are or may become parties thereto, as obligors (collectively the “Obligor” and each individually, an “Obligor”), certain financial institutions as are or may become parties thereto, as lenders (collectively, the “Lenders”), Blackstone Corporate Debt Administration L.L.C., as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the “Administrative Agent”), and JPMorgan Chase Bank, N.A., as security agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that an Advance be made in the aggregate principal amount of $             on                     , 20     as a [Adjusted LIBOR Advance having an Interest Period of          month[s]] [Base Rate Advance].

The Borrower hereby acknowledges, on behalf of itself and each other Obligor, that each of the delivery of this Notice of Advance and the acceptance by the Borrower or any other Obligor of the proceeds of the Advances requested hereby constitute a representation and warranty by the Borrower and each other Obligor that, on the date of such Advances, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct.

The Borrower hereby certifies, on behalf of itself and each other Obligor, that (i) all conditions set forth in Section 5.2 of the Credit Agreement has been satisfied and (ii) each payment to be made with the proceeds of the requested Advance is an Eligible Expense.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent and the Lenders. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent and the Lenders shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the following accounts1:

Amount to be Transferred		Account Name and Details

$ [.]	Bank:	[.]
	Address:	[.]
	Account Name:	Vessel [.] Funding Account
	Account No.:	[.]
	Attention:	[.]
	Telephone:	[.]

$ [.]	Bank:	[.]
	Address:	[.]
	Account Name:	Expenses Account
	Account No.:	[.]
	Attention:	[.]
	Telephone:	[.]

The Borrower has caused this Notice of Advance to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the day and year first above written.

[1]

Subject to the Administrative Agent’s rights to wire all or a portion of the proceeds of the Advances made in connection with the Construction Contract Payments directly to the Contractor pursuant to Section 4.10.

USS PRODUCTS INVESTOR LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

FORM OF LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assigned”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto including any Notes to the extent related to the amount and the percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor	[Assignor]

2.	Assignee	[Assignee], [and is [an Affiliate of the Assignor]/[a Lender]/[an Affiliate of [identify the Lender]]/[an Affiliated Fund of [identify the Lender]]/[an Eligible Assignee][2]

3.	Borrowers	USS Products Investor LLC, a Delaware limited liability company and each Borrower Subsidiaries as are or may become parties to the Credit Agreement, as obligors (collectively the “Obligor” and each individually, an “Obligor”)

4.	Administrative Agent	Blackstone Corporate Debt Administration L.L.C., as the administrative agent under the Credit Agreement

5.	Credit Agreement	Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement), among the Borrower, the Obligors, certain financial institutions as are or may become parties thereto, as lenders (collectively, the “Lenders”), the Administrative Agent for the Lenders and the other parties thereto.

[2]	Select as appropriate.

6.	Assigned Interest:

Aggregate Amount of Commitments/Advances for all Lenders	Amount of Commitments/Advances Assigned			Percentage Assigned of Commitments/Advances
$325,000,000	$	[.	]	[____	]%

7.	Effective Date:________, 20__

The terms set forth in this Assignment are hereby agreed to:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

Accepted and Acknowledged:
BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as Administrative Agent

By:
Name:
Title:

[BLACKSTONE],
as Majority Lenders[3]

By:
Name:
Title:

USS PRODUCTS INVESTOR LLC,
as Borrower[4]

By:
Name:
Title:

[3]	If required.
[4]	If applicable.

ANNEX 1

USS PRODUCTS INVESTOR LLC.

REVOLVING NOTES FACILITY AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any collateral thereunder, (iii) the financial condition of any Obligor, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Obligor, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and of the other Loan Documents and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances thereunder and copies of the financial statements delivered pursuant to Section 7.1.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to any conflict of laws principles which would require the application of the law of any other jurisdiction).

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EXHIBIT D

to

Revolving Notes Facility Agreement

EXHIBIT C

to

Funding Agreement

FORM OF PREFERRED SHIP MORTGAGE ON THE WHOLE OF

[NAME OF VESSEL]

(OFFICIAL NUMBER             )

Between

[NAME OF BORROWER SUBSIDIARY],

[c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837]

OWNER AND MORTGAGOR

IN FAVOR OF

[JPMORGAN CHASE BANK, N.A.],

in its capacity as trustee under that certain

Revolving Notes Facility Agreement

dated as of August 7, 2006

[4 New York Plaza, 6th Floor, New York, NY 10004]

MORTGAGEE

Dated

___________ ___, 20__

Total Amount and Discharge Amount:

$____________ (excluding interest, expenses and fees)

FIRST PREFERRED SHIP MORTGAGE

THIS FIRST PREFERRED SHIP MORTGAGE (hereinafter called the “Mortgage”), on the whole of the Vessel (as hereinafter defined), which is dated and effective as of             , 20__, is provided and made by [NAME OF BORROW ER SUBSIDIARY], a Delaware limited liability company whose mailing address is [c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837] (hereinafter called “Mortgagor”), to [JPMORGAN CHASE BANK, N.A.], not in its individual capacity, but solely as trustee on behalf of itself and the Beneficiaries (as hereinafter defined), whose mailing address is [4 New York Plaza, 6th Floor, New York, NY 10004] (hereinafter called “Mortgagee”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Revolving Notes Facility Agreement (as hereinafter defined) and the other definitional provisions set forth in Section 1.5 thereof shall apply hereto.

W I T N E S S E T H:

WHEREAS, Mortgagor is a wholly-owned direct subsidiary of USS Products Investor LLC (hereinafter called the “Borrower”);

WHEREAS, pursuant to a Revolving Notes Facility Agreement, dated as of August 7, 2006, the form of which (without Exhibits B to I thereto) is attached hereto as Attachment A and incorporated herein by reference (said Revolving Notes Facility Agreement, together with all amendments, supplements, restatements and other modifications, if any from time to time hereafter made thereto, the “Revolving Notes Facility Agreement”) by and among the Borrower, Mortgagor, the other Obligors identified therein, the various financial institutions as are or may become parties thereto as Lenders, Blackstone Corporate Debt Administration L.L.C. as administrative agent, Mortgagee and Lehman Brothers Inc. as sole lead arranger and sole bookrunner, the Lenders have made available to the Obligors a credit facility in an aggregate principal amount of $325,000,000;

WHEREAS, Advances made by the Lenders pursuant to the Revolving Notes Facility Agreement shall be repayable with interest upon the terms and conditions set forth therein and each Advance made by such Lender shall be evidenced by a Note payable to the order of such Lender in the principal amount of such Advance in the form attached to the Revolving Notes Facility Agreement as Exhibit A;

WHEREAS, as of the date hereof, the Lenders have made Advances in the aggregate principal amount of $__________, and remain committed to make further Advances in an aggregate principal amount of $__________;

[WHEREAS, pursuant to a [Hedging Agreement] supplemented by a [Confirmation] between Mortgagor and [Secured Hedge Counterparty], copies of which are attached hereto as Attachment B and incorporated herein by reference (said [Hedging Agreement] as supplemented by such [Confirmation], together, the “Secured Hedging Agreement”), Mortgagor has entered into a transaction pursuant to which, among other things, certain amounts may be payable by Mortgagor to [Secured Hedge Counterparty] (the “Secured Hedge Counterparty”), which Mortgagor and [Secured Hedge Counterparty] estimate will not exceed a maximum aggregate amount of $__________];]

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WHEREAS, pursuant to Section 12.13 of the Security Agreement, Mortgagor has absolutely and irrevocably guaranteed the payment of all obligations of the Borrower to the Contractor (together, collectively, with the Lenders [and the Secured Hedge Counterparty], the “Beneficiaries”) arising under the Assigned Construction Contract, which Mortgagor and the Contractor estimate will not exceed a maximum aggregate amount of $[1,000,000,000];

WHEREAS, Mortgagor has duly authorized the execution, delivery and performance of this Mortgage;

WHEREAS, Mortgagor will benefit, either directly or indirectly, from the Advances made or to be made under the Revolving Notes Facility Agreement and the performance of [the Secured Hedging Agreement and] the Assigned Construction Contract;

WHEREAS, Mortgagor is the sole owner of the whole of the Vessel (as hereinafter defined);

WHEREAS, the Vessel has been documented in the name of Mortgagor under the laws and the flag of the United States with the National Vessel Documentation Center;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make and maintain Advances under the Revolving Notes Facility Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee, for its benefit and the benefit of the Secured Parties; and

WHEREAS, pursuant to the Revolving Notes Facility Agreement and the Funding Agreement, Mortgagee has agreed to act as trustee for the Secured Parties and the Contractor, respectively, to hold this Mortgage;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the due and punctual payment and performance of any and all present and future obligations and liabilities of Mortgagor of every type or description owing to (i) the Lenders and the Security Agent arising under or in connection with the Revolving Notes Facility Agreement, the Notes or the Security Documents to which Mortgagor is a party, whether for principal, interest, LIBOR Break Costs, expenses, indemnity payments or other amounts (including attorneys’ fees and expenses), (ii) [the Secured Hedge Counterparty arising under or in connection with the Secured Hedging Agreement or (iii)] the Contractor arising under Section 12.13 of the Security Agreement, or [(iii)] [(iv)] the Beneficiaries arising under or in connection with this Mortgage, including for reimbursement of amounts that may be advanced or expended by or through Mortgagee (a) to satisfy amounts required to be paid by Mortgagor under this Mortgage, together with interest thereon to the extent provided or (b) to maintain or preserve any collateral, including the Vessel or to create, perfect, continue or protect any collateral or the security interest therein, including the Vessel, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or

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restructured, whether or not from time to time decreased or existing or later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described herein are collectively referred to as the “Secured Mortgage Obligations”), Mortgagor does by these presents bargain, sell, transfer, assign, remise, release, set over, confirm, mortgage, convey and grant a continuing security interest in, unto Mortgagee, and to its successors and assigns the whole of the following named and described vessel documented under the law and flag of the United States of America (hereinafter referred to as the “Vessel”), to wit:

VESSEL NAME	OFFICIAL NUMBER	GROSS TONS (GRT)	HAILING PORT
☐	☐	☐	☐

together with all materials, machinery, equipment and accessories now or from time to time installed thereon, and substitutions therefor, whether now existing or hereafter acquired, including all of its boilers, engines, machinery, masts, spars, boats, pumps, anchors, cables, chains, motors, navigation and radar equipment, tools, booms, cranes, rigs, pipes, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings, communication systems, visual and electronic surveillance systems and transportation systems, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel (excluding any fuel paid by a Charterer under a Charter), all financial equipment, computer equipment, calculators, adding machines and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiter, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, showers, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, iceboxes and heating units, all kitchen and restaurant equipment, including silverware, dishes, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, and all maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereinafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging thereto, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel.

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TO HAVE AND TO HOLD ALL and singular the above-described Vessel unto Mortgagee, its successors and assigns forever.

Provided, however, that if the Secured Mortgage Obligations are paid and performed in full in accordance with the terms of the Revolving Notes Facility Agreement, the Notes, [the Secured Hedging Agreement,] the Security Agreement, this Mortgage and the other Security Documents, and the Commitments have been terminated or expired, then this Mortgage shall cease and, in such event, at the expense of Mortgagor, Mortgagee agrees to execute all documents as Mortgagor may reasonably require to discharge this Mortgage under the laws of the United States; otherwise, it shall remain in full force and effect. Nothing herein shall be deemed or construed to subject to the Lien hereof any property other than the whole of the vessel or the Vessel as the term is used in Chapter 313 of Subtitle 111 of Title 46 U.S.C. § 31301 et seq. (as the same may from time to time be amended hereafter, or any reenactment or recodification thereof, “Chapter 313”).

The terms and conditions of this Mortgage are as follows:

ARTICLE I

Particular Representations, Warranties and Covenants of Mortgagor

Mortgagor hereby represents, warrants, covenants and agrees with Mortgagee as follows:

1. Mortgagor is and shall continue to be a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (46 App. U.S.C. § 802), entitled to own and operate the Vessel in the coastwise trade under its marine documents, which marine documents shall be maintained in full force and effect by Mortgagor; the Vessel is duly documented in the name of Mortgagor under the United States flag with the National Vessel Documentation Center and Mortgagor will at its own expense cause the Vessel to remain so documented. All limited liability company action necessary for the execution, delivery, validity and performance of this Mortgage and the other Operative Agreements to which Mortgagor is a party have been duly taken and this Mortgage constitutes the legal, valid and binding obligation of Mortgagor enforceable against all parties hereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law. Mortgagor is a limited liability company validly organized and existing in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and has full limited liability company power and authority and holds all requisite governmental licenses, permits and other approvals (a) to enter into and perform its obligations under this Mortgage and each other Operative Agreement to which it is a

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party and (b) to own its property and to conduct its business substantially as currently conducted by it, except where the failure to have licenses, permits and other approvals could not reasonably be expected to have a Material Adverse Effect. This Mortgage is given in good faith and with no intent to hinder or defraud any existing or future creditor of Mortgagor or lienor of the Vessel.

2. Mortgagor lawfully owns and possesses the Vessel free of all Liens, whatsoever, except for Permitted Liens. Mortgagor shall warrant and defend title to and possession of all and every part of the Vessel for the benefit of Mortgagee against all Persons whomsoever.

3. Mortgagor will pay or cause to be paid the Secured Mortgage Obligations and will observe, perform and comply with the covenants, terms and conditions herein and in the Revolving Notes Facility Agreement, the Notes, [the Secured Hedging Agreement,] the Security Agreement and the other Security Documents to which it is a party, express or implied, on its part to be observed, performed or complied with.

4. Mortgagor shall comply in all material respects with, and not permit the Vessel to be operated in any material respect contrary to, any provision of any law, treaty, convention, rule, regulation or order of the United States, any State, and/or of any department or agency thereof, shall not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and shall not operate the Vessel outside of the navigation limits of the insurance carried pursuant to Section 12 of this Article I, will cause this Mortgage immediately to be duly filed and recorded in accordance with Chapter 313, and will comply with and satisfy all of the other provisions of Chapter 313. Mortgagor shall do every thing necessary to establish and maintain this Mortgage as a valid and enforceable first preferred mortgage (within the meaning of Chapter 313) on the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Mortgage Obligations, prior to all other Liens and encumbrances (including paying and discharging all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens on or claims enforceable against such Vessel). Mortgagor will not do, or suffer or permit to be done, anything which could reasonably be expected to injuriously affect the documentation of the Vessel under the laws and regulations of the United States.

5. Neither Mortgagor nor the Master of the Vessel, or anyone acting in its or their behalf, has or shall have any right, power or authority to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Lien upon the Vessel, except Permitted Liens, and in no event shall any Lien be imposed or placed or continued upon the Vessel which would be prior to or on a parity with or which could reasonably be expected to impair the Lien of this Mortgage; provided that the right of Mortgagor to create or permit the existence of any Permitted Lien shall in no event be construed as permitting any libel, attachment, or other seizure of the Vessel under process or color of legal authority to remain undissolved or undischarged, or in any respect modify or alter any obligation of Mortgagor under Section 8 of this Article I.

6. Mortgagor shall pay and discharge before the same shall become delinquent, all taxes, assessments, governmental charges, fines and penalties lawfully imposed upon the Vessel and upon any income therefrom; provided that Mortgagor may omit to pay any such taxes, assessments, governmental charges, fines or penalties that are being contested in

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good faith and with due diligence and by appropriate legal proceedings; provided that the nonpayment thereof will not subject the Vessel to arrest, detention, attachment, forfeiture or loss; and provided further, however, that Mortgagor will pay or cause to be paid all such taxes, assessments, or charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor. Mortgagor shall indemnify and save Mortgagee harmless from and against any liability, loss, damage, cost or expense of any kind that may be imposed upon Mortgagee in connection with any such contest and any determination resulting therefrom, and the right of Mortgagor to contest the validity of any claim contemplated by this Section 6 shall in no event be construed as permitting any libel, attachment, or other seizure of the Vessel under process or color of legal authority to remain undissolved or undischarged, or in any respect modify or alter any obligation of Mortgagor under Section 8 of this Article I.

7. Mortgagor will cause a properly certified copy of this Mortgage to be maintained on the Vessel and to be exhibited to any and all Persons having business with the Vessel which could reasonably be expected to give rise to any Lien thereon other than Liens for stevedores’ and crews wages, salvage and general average, and to any representative of Mortgagee on demand. A notice of this Mortgage shall be prominently displayed aboard the Vessel in the chart room and in the Master’s cabin of the Vessel, printed in plain type of such size that it shall cover a space not less than six (6) inches wide by nine (9) inches high, which said notice shall read as follows:

Notice of Mortgage

This vessel is owned by [NAME OF BORROWER SUBSIDIARY], a Delaware limited liability company, and is covered by a First Preferred Ship Mortgage in favor of [JPMORGAN CHASE BANK, N.A.], as trustee, said First Preferred Ship Mortgage having been executed under authority of the Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. § 31301 et seq. Under the terms of said First Preferred Ship Mortgage, neither Mortgagor nor the Master, nor any agent of this Vessel nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than Permitted Liens.

8. Subject to the provisions of Section 24 of this Article I, if the Vessel shall be libeled, arrested, attached, detained, seized or levied upon or taken into custody under process or under color of any authority, Mortgagor shall forthwith notify Mortgagee by telecopy, confirmed by letter, and forthwith discharge or release the Vessel therefrom, and in any event within fifteen (15) days after such libel, arrest, attachment, detention, seizure, levy or taking into custody; provided, however, that if Mortgagor or any Charterer of the Vessel shall invoke the benefits of 46 App. U.S.C. § 181 to § 186, inclusive, as amended, providing for the limitation of the liability of ship owners, then and in that event, the release and discharge of such Vessel shall be effected within five (5) days from the date of the order of the district court for the payment into the registry of the court of the amount of the value of petitioner’s interest in the Vessel and its pending freight, if any, or an equivalent as accepted by the court; and provided further, however, that in any such proceeding to limit liability, such Vessel shall not be surrendered or offered to be surrendered to a trustee as provided in 46 App. U.S.C. § 185(b), without the prior written consent of Mortgagee. If Mortgagor shall fail or neglect to release the Vessel from libel,

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arrest, attachment, detainment, seizure or levy, Mortgagee or any Person acting on behalf of Mortgagee may, but shall not be obligated to, furnish security to release the Vessel and by so doing shall not be deemed to have cured the default of Mortgagor and the cost of same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and such costs and the interest thereon shall constitute a debt secured by the Lien of this Mortgage.

9. Mortgagor shall (i) at all reasonable times and (unless an Event of Default shall have occurred and is continuing in which case no notice is required) upon reasonable notice to Mortgagor afford Mortgagee or its representatives complete opportunity to inspect or survey the Vessel and its cargoes and papers (including the Vessel’s logs), provided that no such inspection or survey shall delay the Vessel, (ii) at the reasonable request of Mortgagee, deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not, and (iii) certify upon Mortgagee’s request, but not more often than quarterly, that all wages and other claims whatsoever, which might have given rise to a Lien upon the Vessel, have been paid or are not overdue.

10. (a) Except as permitted by Section 7.2.7 of the Revolving Notes Facility Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, demise, charter, change the management of, or further mortgage the Vessel or any interest therein. Any such written consent to any one sale, transfer, demise, charter, change of management or mortgage shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, transfer, demise, charter, change of management or mortgage of the Vessel (or any interest therein). Any such sale, transfer, demise, charter, change of management or mortgage of the Vessel or any interest therein shall be subject to the provisions of this Mortgage and the Lien hereof.

(b) Mortgagor shall not, except as expressly permitted herein or under the Revolving Notes Facility Agreement, change the name or flag of the Vessel or make any substantial change in the Vessel’s structure without the written consent of Mortgagee first had and obtained in its sole and absolute discretion, and any such written consent to any change of name, flag or structure shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of name, flag or structure. In the event of Mortgagee’s consent to any change of name or flag of the Vessel, such change shall not be undertaken unless and until all filings, recordations or other actions necessary to perfect and protect the Lien created by this Mortgage and to enable Mortgagee to exercise and enforce its rights and remedies hereunder with respect to such Vessel after giving effect to such change of name or flag shall have been completed (including opinions of counsel as to the perfected status of Mortgagee after giving effect to such change of name or flag, if required by Mortgagee).

11. From time to time Mortgagor shall execute and deliver such other and further instruments and assurances as: (i) may be required to effect the purposes of this Mortgage; (ii) necessary to maintain and effectuate this Mortgage as a valid and enforceable first preferred mortgage (within the meaning of Chapter 313) on the Vessel prior to all other Liens and encumbrances; (iii) necessary for operation of the Vessel by Mortgagee; and (iv) necessary to effectuate sales as hereinafter provided in paragraph (c) of Section 6 of Article II.

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12. (a) So long as any of the Secured Mortgage Obligations remain outstanding, Mortgagor shall obtain and maintain the following insurance coverage in respect of the Vessel (i) hull insurance (including coverage of risks of fire, explosion and marine perils, and against all other risks insured against in the form of policies known as “American Institute Hull Clauses (June 2, 1977)” and “American Institute Hull War Risks and Strikes Clauses (December 1, 1977)” or equivalent, including strikes, riots, civil commotion, terrorism and war coverage), (ii) protection and indemnity insurance (including coverage against third-party claims for pollution liability, including statutory and governmental clean-up liabilities, and coverage fox injury to the master and any and all officers and crew members and war-related risks such as confiscation, seizure, capture, vandalism and sabotage), (iii) mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) coverage satisfactory to Mortgagee, and (iv) against any other risks, including war risks and employees’ compensation and at values consistent with first class United States commercial ship ownership, from time to time reasonably specified by Mortgagee. Mortgagor will keep the Vessel insured, in lawful money of the United States and in markets reasonably acceptable to Mortgagee, for (A) in the case of the insurance referred to in clauses (i) and (iii) above, an amount not less than 110% of the Fair Market Value for the Vessel on a sale basis, and (B) in the case of the insurance referred to in clause (ii) above, in an amount not less than the highest levels of cover available from any member of the International Group of P&I Clubs. Policy deductibles shall not exceed $250,000 at any time.

(b) The policy or policies of insurance shall be issued by underwriters or associations having an A.M. Best & Company, Inc. rating of A- or higher, or if such underwriter or association is not rated by A.M. Best & Company, Inc., such other institution having the financial stability and size deemed appropriate by a reputable insurance broker and Mortgagee in its reasonable judgment, and shall contain terms customarily imposed on vessels engaged in the same or similar type of trade. Mortgagor shall furnish or cause to be furnished to Mortgagee on the date hereof, and on each anniversary of such date thereafter, a detailed certificate or opinion signed by a firm of marine insurance brokers reasonably satisfactory to Mortgagee that the insurance coverages in place and the amounts thereof are consistent with first class United States commercial ship ownership, and the risks associated with the trade of the Vessel and comply with Mortgagor’s obligations under this Section 12. Mortgagor shall promptly pay all insurance premiums, calls and costs in respect of the Vessel and timely renew the insurances in respect of the Vessel and deliver notice of coverage of insurance (including any copies of cover notes and/or certificates of entry for all insurance coverages provided for herein) to Mortgagee upon execution of this Mortgage and deliver to Mortgagee whenever requested but, in all events, no less than annually on or before each anniversary of the date hereof for the Vessel and at the time such insurance coverages are renewed, extended or a new insurance policy substituted therefor. All policies required hereunder shall contain provisions that the same may not be cancelable or materially modified until thirty (30) days (or fifteen (15) days in respect of protection and indemnity insurance policies) following delivery to Mortgagee of written notice of intent to cancel (except for war risk, in which case notice shall be given to the extent required by the policies). Any language contained in the printed policy or insurance certificate which relieves the insurance carrier from responsibility to Mortgagee in the event such carrier fails to provide such notice must be deleted.

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(c) All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by Mortgagee. Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that Mortgagee shall be a named insured and the loss payee. Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of Mortgagee. Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by Mortgagor any other person. The interest of Mortgagee is hereby declared to be the outstanding amount of the Secured Mortgage Obligations, whether contingent or absolute, due or to become due. Mortgagor shall not declare or agree with the underwriters that the Vessel is a constructive or compromised, agreed or other Event of Loss without the prior written consent of Mortgagee (such consent not to be unreasonably withheld, delayed or conditioned). All policies of insurance maintained pursuant to this Section 12 for risks covered by insurance other than that provided by a protection and indemnity club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any insured named in such policy and any assignee of said insured. Mortgagor has assigned to Mortgagee Mortgagor’s rights under any policies of insurance in respect of the Vessel.

(d) The proceeds of all insurance, except protection and indemnity insurances, shall be paid to Mortgagee and shall be deposited in the Collections Account for application as provided in the Security Agreement.

(e) Mortgagor agrees to renew all insurance policies or cause or procure the same to be renewed before the relevant policies or contracts expire and to procure that the underwriters or a firm of independent marine insurance brokers shall promptly confirm in writing to Mortgagee as and when each such renewal is effected. Mortgagor agrees to cause such underwriters or independent marine insurance brokers to agree (x) to advise Mortgagee promptly of any failure to renew or other event which could reasonably be expected to cause a lapse in coverage and of any default in payment of any premium and of any other act or omission on the part of Mortgagor of which they have knowledge and which could reasonably be anticipated to, in their opinion, invalidate or render unenforceable, or cause the lapse of, or prevent the renewal or extension of, in whole or in part, the insurance on the Vessel, and of any material alteration of such insurance, and (y) to mark their records and advise Mortgagee at least thirty (30) days prior to the expiration date of any of the insurance policies, that such insurance policies have been renewed or replaced with new insurance which complies with the provisions hereof. In addition, Mortgagor shall promptly provide Mortgagee with any information which Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and Mortgagor shall upon demand indemnify Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of Mortgagee in connection with any such report; provided Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

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(f) Mortgagor shall cause the underwriters or brokers to furnish Mortgagee with a letter or letters of undertaking to the effect that:

(i) they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of Mortgagee in accordance with the terms of the loss payable clause referred to in the Assignment of Insurances for the Vessel; and

(ii) they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the Assignment of Insurances for the Vessel; and

(iii) they will not set off against any sum recoverable in respect of a claim against the Vessel under the said insurances any premium or other amount payable to underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

(g) Mortgagor warrants that it will maintain all such insurance unimpaired by any act, breach of warranty or otherwise, and that it will not be guilty of or permit any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained. Mortgagor shall pay for or defend against with appropriate proceedings diligently pursued if reasonably disputed any loss of or damage to the Vessel by any cause whatsoever and any third-party claims whatsoever which would constitute a Lien against the Vessel not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance.

13. Mortgagor shall maintain the Vessel in such condition as is required under Section 7.1.4(b) of the Revolving Notes Facility Agreement. In addition, Mortgagor shall, at its own expense, at all times keep the Vessel tight, strong, in good seaworthy condition working order and in a good and efficient state of repair and fit for its intended use and perform all ordinary maintenance on the Vessel and make all reasonably proper renewals and replacements necessitated by wear, tear, normal depreciation and casualty so as to comply in all material respects with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels documented under the flag of the United States and engaged in the service in which the Vessel is engaged. In the event of damage to the Vessel less than a total loss, actual or constructive, as constructive total loss is defined in the policy or policies of hull insurance procured hereunder, Mortgagor shall make and pay for the repairs necessitated thereby, and in that event Mortgagor shall pay the amount of the deductible average provided in the insurance, and if Mortgagor has paid for such repairs, Mortgagor shall be entitled to receive the proceeds of insurance applicable to the repaired damage in the manner and to the extent provided in Section 12 of this Article I; and if Mortgagor does not make such repairs, Mortgagor nevertheless shall remain bound for the amount of the deductible average provided in such insurance. Mortgagor will keep the Vessel in such condition as would entitle it to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping (the “Classification Society”). Mortgagor covenants to deliver annually to Mortgagee a certificate from the Classification Society showing such classification to be maintained. Mortgagor covenants that the Vessel shall, at all times comply in all material respects with all laws, treaties and conventions, and rules and regulations issued thereunder, applicable to the Vessel, its operation and trade, including the ISM Code and the ISPS Code, and shall have on board as and when required thereby, valid certificates showing compliance therewith. Mortgagor will not make, or permit to be made, any substantial change in the structure, type or speed of the

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Vessel or change its rig without the prior written approval of Mortgagee. Mortgagor will without cost or expense to Mortgagee promptly, irrevocably and unconditionally instruct and authorize the Classification Society, and shall request the Classification Society to give an undertaking to the Mortgagee as follows:

(i) to send to Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the Classification Society relating to the Vessel;

(ii) to allow the Mortgagee (or its agents), at any time and from time to time during normal business hours upon receipt of a written request from Mortgagee therefor, to inspect the original class and related records of Mortgagor and the Vessel at the offices of the Classification Society and to take copies of them;

(iii) following receipt of a written request from Mortgagee:

(1) to advise of any facts or matters which could reasonably be expected to result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of Mortgagor’s or the Vessel’s membership of the Classification Society; and

(2) to confirm that Mortgagor is not in default of any of its obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; and

(3) if Mortgagor is in default of any of its obligations or liabilities to the Classification Society, to specify to Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society.

Mortgagor shall further notify the Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from Mortgagee, and that Mortgagor shall reimburse the Classification Society for all its out-of-pocket costs and expenses incurred in complying with the foregoing instructions. Notwithstanding the above instructions and undertaking given for the benefit of Mortgagee, Mortgagor shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the services that the Classification Society may perform for Mortgagor, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Classification Society in respect thereof.

14. Without limiting the generality of any other provision contained herein or in any other Security Document, Mortgagor will comply in all material respects with all applicable provisions of the Jones Act, the OPA, the CAA, CERCLA, the Clean Water Act, MARPOL, all coastwise laws, any other Applicable Laws, rules, regulations, writs, judgments, injunctions, decrees, awards or orders concerning financial responsibility for liabilities imposed on the Vessel to the extent non-compliance with such Applicable Laws, rules, regulations, writs, judgments,

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injunctions, decrees, awards or orders could reasonably be expected to have a Material Adverse Effect, and will maintain all certificates or other evidence of financial responsibility as may be required by any such applicable law, regulation, proclamation, order, treaty or convention with respect to the Vessel’s cargo or the trade in which the Vessel is from time to time engaged.

15. Mortgagor will keep books and records which accurately reflect in conformity with GAAP and all Applicable Laws all of its business affairs and transactions and permit Mortgagee or its representatives, at reasonable times and intervals during normal business hours and, (unless an Event of Default has occurred and is continuing in which case no notice is required) upon reasonable notice to Mortgagor, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of Mortgagor, photocopy extracts from) any of its books or other corporate records. Mortgagor will, at its own cost and expense, maintain records of any Charters in respect of the Vessel, including a record of all payments received and all credits granted with respect to such Charters and all other dealings with such Charters.

16. The execution, delivery and performance by Mortgagor of each of this Mortgage and the other Security Documents to which Mortgagor is a party, do not (a) contravene its Organic Documents, (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it, or (c) result in, or require the creation or imposition of, any Lien on any of its properties (other than Permitted Liens).

17. All consents, licenses, approvals and authorizations (including any approvals of the U.S. Maritime Administration) required for the entry into, performance, validity and enforceability of this Mortgage and the other Security Documents to which Mortgagor is a party have been obtained and are in full force and effect, except for those consents, licenses, approvals and authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

18. Except for the filing with the National Vessel Documentation Center, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it, or any document relating hereto, be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that, except for the recording fee payable to the U.S. Coast Guard, any stamp, registration or similar taxes or fee be paid on or in relation to this Mortgage and the other Security Documents.

19. Mortgagor will cause the Vessel, upon documentation with the National Vessel Documentation Center and at all times thereafter, to be operationally seaworthy; provided, that Mortgagor shall not be deemed to be in violation of the foregoing with respect to the Vessel during such time as such Vessel is in drydock or is undergoing necessary repairs as permitted or required by this Mortgage.

20. Mortgagor will submit or cause the Vessel to be submitted to such periodic surveys as may be required for inspection purposes and to supply or to cause to be supplied to Mortgagee at its request, copies of all survey reports concerning the Vessel.

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21. Mortgagor will promptly furnish and cause to be furnished to Mortgagee all such information as it may from time to time reasonably request regarding the Vessel, its employment, position and engagements, particulars of all towages and salvages and copies of all Charters and other contracts for its employment or otherwise concerning the matters addressed by this Mortgage.

22. Mortgagor agrees to notify Mortgagee in writing of:

(i) any accident to the Vessel involving repairs the cost of which will or is likely to exceed ONE MILLION DOLLARS ($1,000,000);

(ii) any occurrence which has or is likely to render the Vessel a total loss or a constructive total loss;

(iii) any requirement or recommendation made by any insurer or classification society or by any competent authority with which there is not prompt compliance with the reasons therefor;

(iv) any arrest of the Vessel or the exercise or purported exercise of any Lien on the Vessel or its earnings; and

(v) any occurrence of any Default or Event of Default.

23. In the event of any conflict between the provisions of this Mortgage with respect to the documentation, maintenance, operation and insurance of the Vessel and the corresponding provisions of the Revolving Notes Facility Agreement or the Security Agreement, the provisions of this Mortgage shall prevail.

24. In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of the Vessel by any governmental or purported authority or by anyone else, the Lien of this Mortgage shall be deemed to attach to, and to Mortgagor’s claim for, any compensation, purchase price, reimbursement or award therefor payable from any source (including any insurance proceeds in respect thereof), and any payments in respect thereof shall be paid to Mortgagee and applied in accordance with the terms of the Revolving Notes Facility Agreement. Mortgagor shall promptly execute and deliver to Mortgagee such documents and do and perform such acts as in the opinion of Mortgagee acting reasonably may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

25. If this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part for any reason, or if the documents at any time held by Mortgagee shall be deemed by Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time Mortgagor will duly execute and deliver, on its own behalf, any and all such other and further assurances and documents as in the judgment of Mortgagee acting reasonably may be necessary, useful or desirable more effectually to subject the Vessel to the Lien of this Mortgage or to obtain or maintain the full benefits of this Mortgage. Upon the failure of Mortgagor so to do, Mortgagee may execute any and all such other and further assurances and documents for and in the name and stead of Mortgagor.

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ARTICLE II

Events of Default and Remedies of Mortgage

1. In the event that Mortgagor fails to procure and/or maintain insurance, as provided in Section 12 of Article I above, Mortgagee may, at its option, without any obligations so to do, and without waiver of any of its rights hereunder, procure such insurance as it deems necessary to protect its security and the cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at a rate equal to the rate payable under Section 32.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and such insurance costs and the interest thereon shall constitute a debt secured by the Lien of this Mortgage.

2. In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity, or admiralty jurisdiction, or by any governmental or other authority, on a claim for which Mortgagor is alleged to be liable, and shall not be released from arrest or detention as and within the time prescribed by the provisions of Section 8 of Article I above, Mortgagor hereby authorizes and empowers Mortgagee, as its duly appointed representative, in the name of Mortgagor, or its successors or assigns, to apply for, claim and receive, or take possession of the Vessel with all rights and powers Mortgagor, its successors or assigns may have, possess, and exercise in any such event. The power hereby granted shall be irrevocable and may be exercised not only by said representatives of Mortgagee, but also by an appointee or appointees of such representatives, with full power of substitution, to the same extent as if such appointee or appointees had been named as one of the attorneys above named by express designation. Mortgagor also authorizes and empowers any Person duly acting under the provisions of this Section 2 of Article II to appear in the name of Mortgagor, its successors or assigns, in any court where a suit may be pending against Mortgagor, or against the Vessel because of or on account of any alleged Lien against such Vessel and from which it has not been released, and to take such proceedings as such Person may deem proper for the defense of such suit and for the release of the Vessel therefrom. All expenditures or liabilities made or incurred by them, or any of them, in the premises, in good faith, shall be debts due from Mortgagor to Mortgagee, and shall be promptly repaid by Mortgagor to Mortgagee with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and shall be secured by the Lien of this Mortgage.

3. In the event Mortgagor fails properly to comply with the provisions of Section 13 of Article I above, Mortgagee may, at its option, without any obligation so to do and without waiver of any of its rights hereunder, perform such maintenance and make such repairs, renewals and replacements and the cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and all such expenditures and the interest thereon shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

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4. In the event that Mortgagee, though without any obligation so to do, employs an attorney to protect the Vessel or to prevent the impairment of Mortgagee’s security represented by the Vessel and/or makes any reasonable expenditure for any other matter in any instance where Mortgagor is obligated by this Mortgage to employ such attorney and/or make such expenditure shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and all such expenditures and the interest thereon shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

5. In the event that Mortgagee should make any expenditure or incur any costs which Mortgagor is obligated by this Mortgage so to do, such expenditure or costs shall be charged against Mortgagor and be repaid promptly to Mortgagee with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default, and shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

6. In case of the occurrence and continuance of any Event of Default, then, and in each and every case, in addition to the remedies specified in Article VIII of the Revolving Notes Facility Agreement, Mortgagee may and, upon the written direction of the Instructing Group (as such term is defined in the Security Agreement), Mortgagee shall:

(a) Declare the then unpaid Secured Mortgage Obligations under the Revolving Notes Facility Agreement [and the Secured Hedging Agreement] to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable; provided, however, that no declaration shall be required if an Event of Default described in Section 8.1.9 or 8.1.10 of the Revolving Notes Facility Agreement shall have occurred, and in such case, the Secured Mortgage Obligations shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;

(b) Retake the Vessel without legal process at any time wherever it may be and without being responsible in any manner for loss or damage to Mortgagor or any other Person, and Mortgagor, or other Person in possession, shall forthwith surrender possession of such Vessel to Mortgagee, upon demand; Mortgagee then may hold, lay up, lease, operate, manage and control or otherwise use the Vessel in any service as Mortgagee may elect and may insure the Vessel and make all necessary or proper repairs and useful alterations, additions, betterments and improvements thereto as to it may seem judicious and shall be entitled to collect and receive all tolls, earnings, income, rents, issues and profits of or arising out of the operation or management of the Vessel and after deducting all expenses of operation and/or repairs, maintenance, alterations, additions, betterments and improvements and all payments for taxes, insurance, as well as just and reasonable compensation for its own services, and for all its agents, attorneys and employees, Mortgagee shall apply the net money arising, as aforesaid, as provided by Section 8 of this Article II;

(c) Retake the Vessel without legal process wherever it may be and without being responsible in any manner for loss or damage to Mortgagor or to any other Person (and Mortgagor or any other Person in possession shall forthwith surrender possession of such Vessel upon demand of Mortgagee) and sell such Vessel at public auction free from any and all claims of or by Mortgagor in law, in equity, in admiralty or by statute, which said auction shall be made

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at a time and place and upon such notice as may be required by law; if not governed by any applicable provisions of law, such auction shall be made at such time and place as Mortgagee may fix, after notice of the time, place and terms of said auction, together with a description of the property to be auctioned, has been published for six (6) consecutive days (except Sunday) preceding the date for such auction in a newspaper printed in the English language and customarily published on each business day and of general circulation in the County of New York, State of New York, or in a newspaper published in the county or counties in which the place of auction is located if other than the said county; and Mortgagee shall have the right to become the purchaser hereunder if Mortgagee is the high bidder at the public auction;

(d) Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of Applicable Law, including all rights and remedies arising by reason of the provisions of Chapter 313, and all acts amendatory thereof and supplement thereto, by suit or suits in equity or actions at law, or by suit in admiralty in rem or in personam, whether for specific performance of any covenant or agreement contained herein or for any foreclosure hereunder or for the enforcement of any proper legal or equitable remedy or remedy in admiralty as Mortgagee, being advised by counsel, shall deem most effectual to protect and enforce the rights aforesaid; in connection with any such proceeding, Mortgagee shall be entitled, as a matter of right and not as a matter of discretion, to:

(i) the appointment of a receiver or receivers of Mortgagor’s interest in the Vessel and Mortgagor’s interest in the hire, earnings, issues, revenues, freights, incomes and profits due or to become due and arising from the operation thereof; and

(ii) a decree ordering and directing the sale and disposal of the Vessel after the appropriate admiralty proceeding; and

(e) Proceed personally against Mortgagor in any court of competent jurisdiction to recover, with interest thereon at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement, any damages that Mortgagee may sustain by reason of any breach by Mortgagor of the terms of this Mortgage;

PROVIDED, ALWAYS, that any sale by Mortgagee of the Vessel pursuant to this Section 6 shall operate to divest all rights, title and interest of any nature whatsoever of Mortgagor, its successors and assigns, and all persons claiming by, through or under them, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the power of sale of Mortgagee has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt by the Mortgagee of the purchase money shall effectively discharge the purchaser, who shall not be concerned with the manner of application of the proceeds of the sale or be in any way answerable therefor. Mortgagor hereby irrevocably appoints Mortgagee the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary transfers of the whole or any part of the Vessel in connection with a sale, use or other disposition pursuant to this Section 6, and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, Mortgagor shall, if so requested by Mortgagee, ratify and confirm any sale, assignment, transfer or delivery by executing and delivering such proper bill of sale, assignment, conveyance, instrument of transfer or other instrument as may be designated in such request.

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Each and every power or remedy herein conferred on Mortgagee shall be cumulative and in addition to all other powers or remedies now or hereinafter existing in admiralty, in equity, in law or by statute (including the UCC) and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy and no waiver of any default shall waive any other default.

7. If at any time after one or more Events of Default shall have occurred and before the Vessel shall have been sold pursuant to any provision of this Article II (whether or not proceedings for foreclosure shall have been commenced and/or prosecuted in any court), Mortgagor shall make good such default or defaults, including payment of any past due installment of principal and interest of the Secured Mortgage Obligations secured by the Lien of this Mortgage and any other Secured Mortgage Obligations, and reimbursement of any advances and expenditures made by Mortgagee in accordance with the provisions of Sections 1, 2, 3, 4 and 5 of this Article II, with interest thereon, together with attorneys’ fees and costs, then, and in every such ease, Mortgagee shall waive such default or defaults and its or their consequences and shall rescind any action theretofore taken by it, including the acceleration of payment of the Secured Obligations secured by this Mortgage; but no waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

8. The net proceeds of any judicial or other sale, of any charter, management or other use of the Vessel by Mortgagee, of any claim for damages to the Vessel and of any insurance received by Mortgagee shall be held and applied by Mortgagee in accordance with Section 5.03 of the Security Agreement.

Should there not be any funds or insufficient funds to liquidate all valid claims of Mortgagee, then Mortgagor shall remain bound to Mortgagee for any unpaid amount or balance due and shall be liable to pay said amount to Mortgagee with interest thereon as provided in this Mortgage, but, if after payment in full, any amount remains, it shall be paid to the Person or entity entitled thereto.

9. If an Event of Default has occurred, which has not been cured pursuant to provisions hereof, Mortgagor shall not at any time insist upon, plead in any manner whatever, claim or take the benefit or advantage of, any stay or extension, valuation or appraisement law for the purpose of preventing or hindering the enforcement or foreclosure of this Mortgage, and it covenants that it will not hinder, delay or impede the execution of any power herein granted and declared to Mortgagee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted, nor after any sale or sales will it claim or exercise any right under any statute or otherwise to redeem the property so sold or any part thereof.

10. Without prejudice to any other rights and remedies of Mortgagee arising under this Mortgage or the other Security Documents, Mortgagor hereby agrees and undertakes to indemnify Mortgagee against all obligations and liabilities whatsoever and whensoever incurred by Mortgagee in good faith in the enforcement of its rights hereunder or under any other Security Documents.

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11. (a) Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact until the termination of this Mortgage as herein provided to do in its name all acts which Mortgagor, or its successors or assigns, could do in relation to the Vessel, including to demand, collect, receive, compromise, settle and sue for (insofar as Mortgagee lawfully may), all freights, hire, earnings, issues, revenues, income and profits of such Vessel, and all amounts due from underwriters under the insurance as payment for losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to Mortgagor or arising from the Vessel, and to make, give and execute in the name of Mortgagor, acquittances, receipts, releases, or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ the Vessel, to execute and deliver Charters and a bill of sale for the Vessel, and to endorse and accept in the name of Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing and execute any instruments for the National Vessel Documentation Center necessary to consummate such sale or transfer, provided, that Mortgagee shall take no action under the power of attorney granted hereby, unless an Event of Default has occurred and Mortgagor has received prompt written notice of such Event of Default.

(b) The exercise by or on behalf of Mortgagee of the power granted in this Section 11 shall not require any Person dealing with Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred and is not continuing, and the exercise by Mortgagee of such power shall, with regard to such Person, be conclusive evidence of Mortgagee’s right to exercise the same.

(c) Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such lawful agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee hereunder.

12. The powers conferred on Mortgagee by this Mortgage are solely to protect its interest and the interests of the Secured Parties in the Vessel and shall not impose any duty upon it to exercise such powers. The exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No notice to or demand on Mortgagor in any instance shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuit of any remedy occurring upon an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Mortgagor or to be an acquiescence therein, nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any past Event of Default or any advances after any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. Except for the safe custody of any part of the Vessel in its possession (subject to standards of care governing the Mortgage hereunder) and the accounting for moneys actually received by it hereunder, Mortgagee shall have no duty as to any part of the Vessel whether or not Mortgagee or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Vessel.

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ARTICLE III

Possession Until Default

Unless an Event of Default shall have occurred and shall have continued for the time, if any, specified with reference thereto in Article II above, Mortgagee shall permit Mortgagor and Mortgagor shall have the right to possess, use, manage, operate and enjoy the Vessel.

ARTICLE IV

Miscellaneous Provisions

1. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Mortgagor and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by Mortgagor shall bind the successors and assigns of Mortgagor.

2. The total amount of the direct and contingent obligations secured by this Mortgage is                  Dollars ($ [insert (a) $325,000,000, plus (b) the estimated maximum exposure under any Secured Hedging Agreement, plus (c) the estimated maximum exposure under Section 12.13 of the Security Agreement as reasonably estimated by the Contractor, not to exceed, in the case of this clause (c), $1,000,000,000]) (excluding interest, expenses and fees). The discharge amount of this Mortgage is the same as the total amount, and there is no separate discharge amount. Notwithstanding the foregoing or any other statement contained herein regarding the maturity of this Mortgage, this Mortgage shall remain in full force and effect until the payment in full of all of the Secured Mortgage Obligations and the termination or expiration of all Commitments and until the full and final performance by Mortgagor of all of its covenants contained in the Revolving Notes Facility Agreement, the Notes, [the Secured Hedging Agreement,] the Security Agreement, this Mortgage and the other Security Documents to which it is a party.

3. The interest of Mortgagor in the Vessel and the interest mortgaged by this Mortgage is that of one-hundred percent (100%) absolute and sole ownership.

4. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to Mortgagor, addressed to it at its office at [c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P, 666 Fifth Avenue, New York, New York 10103, Telephone: 212-318-3000, Facsimile: 212-318-3400,

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Attention: Paul Jacobs and Roy L. Goldman], and (ii) if to Mortgagee, addressed to it at its office at [4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212-623-5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor]. Whenever any notice in writing is required to be given by either of Mortgagor or Mortgagee to the other, such notice shall be deemed and such requirement satisfied when such notice is received (x) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (y) on the next Business Day if sent by recognized overnight courier service and (z) on the third Business Day following the date sent by certified mail, return receipt requested. Each of Mortgagor and Mortgagee may change the address to which notices to such party will be sent by giving notice of such change to the other.

5. In the event of any casualty, accident, loss or other occurrence which gives rise to a preferred maritime lien against the Vessel within the meaning of 46 U.S.C. § 31301 et seq., and § 31341 et seq. or any other claim against the Vessel which primes the preferred ship mortgage herein granted, except for Liens arising and accruing in the ordinary course of business but not yet due, or in the event that Mortgagor receives notice that any third-party claims or contends that he or some other party holds a preferred maritime lien or a claim against the Vessel which primes the Lien of the Mortgage herein granted, and if any such Lien or claim is not covered in full by insurance maintained by Mortgagor or Mortgagor’s insurance company has issued a reservation of rights with respect to any such Lien or claim, then, and in any such events, Mortgagor will give Mortgagee immediate notice thereof.

6. Nothing in this Mortgage, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors, permitted assigns and other transferees any rights or remedies under or by reason of this Mortgage.

7. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion of this Mortgage shall be construed to waive its preferred status, then such provision or portion to such extent shall be void and of no effect without affecting the remaining provisions, which shall remain in full force and effect.

8. Any term of this Mortgage may be amended and the observance of any term hereof may be waived only with the written consent of Mortgagee. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Mortgagor and Mortgagee.

9. Mortgagor hereby indemnifies Mortgagee, its agents, if any, and each Beneficiary and saves each of them harmless from and against all liability, loss, damages, judgments and expenses, including reasonable attorneys’ fees, disbursements, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses, incurred in connection with any action or proceeding to foreclose this Mortgage or in or to which Mortgagee or any Beneficiary may be made a party due to the existence of this Mortgage or to which action or proceeding Mortgagee or any Beneficiary may become a party for the purpose of protecting the Lien of this Mortgage, except to the extent any such liability, loss, damages, judgments and expenses arises from any gross negligence or willful misconduct on the part, or on behalf, of Mortgagee or such Beneficiary. All sums paid by

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Mortgagee or any Beneficiary to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Mortgage Obligations and shall be paid by Mortgagor to Mortgagee or such Beneficiary within ten (10) days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by Mortgagee or such Beneficiary to and including the date of payment by Mortgagor at a rate equal to the rate payable under Section 3.2.2 of the Revolving Notes Facility Agreement following the occurrence of an Event of Default.

10. This Mortgage shall be governed by and construed in accordance with the provisions of Chapter 313, and where Chapter 313 is silent, by the General Maritime Law of the United States, and only to the extent not addressed thereby, by the laws of the State of New York.

11. All agreements, representations and warranties contained herein or made in writing by or on behalf of Mortgagor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Mortgage.

[Signatures begin on following page]

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IN WITNESS WHEREOF, Mortgagor has caused to be executed by its duly authorized officer this instrument which is effective on the day and year first above written.

[NAME OF BORROWER SUBSIDIARY]

By:
Name:
Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on the          day of                 , 20__, before me, the undersigned, a Notary Public, duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, personally appeared [            ], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the foregoing First Preferred Ship Mortgage and acknowledged to me that he executed the same in his capacity as [                    ] for [                    ], the limited liability company described in the foregoing First Preferred Ship Mortgage, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Witness my hand and official seal.

NOTARY PUBLIC

My Commission expires:

_________________, 20__

ATTACHMENT A

[REVOLVING NOTES FACILITY AGREEMENT]

EXECUTION VERSION

SECURITY AGREEMENT

dated as of

August 7, 2006

among

USS PRODUCTS INVESTOR LLC,

as the Borrower,

THE BORROWER SUBSIDIARIES IDENTIFIED HEREIN,

USS PRODUCT MANAGER LLC,

as the Manager,

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C.,

as the Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as the Security Agent and Securities Intermediary

i

ii

Schedule I- Chief Executive Office

iii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 7, 2006, (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Security Agreement”) among USS PRODUCTS INVESTOR LLC, a Delaware limited liability company (the “Borrower”), each subsidiary of the Borrower signatory to this Security Agreement or that becomes party to this Security Agreement from time to time in accordance with the terms hereof (each, a “Borrower Subsidiary” and together with the Borrower, the “Obligors” and each a “Obligor”), USS PRODUCT MANAGER LLC, as the Manager (the “Manager”), BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as the Administrative Agent (the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A. (the “Security Agent”) (and JPMORGAN CHASE BANK, N.A. as the Securities Intermediary (solely for purposes of Section 4.08)).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower and the other Obligors a credit facility of up to Three Hundred Twenty-Five Million Dollars ($325,000,000), the Proceeds of which are to be used to fund, among other things, the construction and delivery of the Vessels (as hereinafter defined);

WHEREAS, the Lenders are entering into a Revolving Notes Facility Agreement dated as of August 7, 2006 (the “Credit Agreement”) with the Borrower, the other Obligors, the Security Agent and the Administrative Agent;

WHEREAS, it is a condition precedent to the Lenders making Advances to the Obligors under the Credit Agreement that the Borrower and the other Obligors (if any) have executed and delivered this Security Agreement;

WHEREAS, the Borrower, by virtue of the execution of that certain Assignment Agreement with respect to the Construction Contract, dated the date hereof, between the Borrower and USS Product Carriers LLC shall become a party to the Assigned Construction Contract with respect to the Vessels;

WHEREAS, the Contractor has requested that the Borrower and the other Obligors (if any) have executed and delivered this Security Agreement;

WHEREAS, each Obligor is duly authorized to execute and deliver this Security Agreement. All agreements made by each Obligor herein are for the benefit and security of the Secured Parties and the Security Agent. Each Obligor is entering into this Security Agreement, and the Security Agent is accepting the grants created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, all things necessary to make this Security Agreement a valid, binding and legal obligation of each Obligor, in accordance with the terms of this Security Agreement, have been done and performed and have happened.

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GRANTING CLAUSE

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment of all Senior Secured Obligations and the performance and observance by each Obligor of all the agreements, covenants and provisions contained in the Operative Agreements for the benefit of the Senior Secured Parties, and in consideration of the premises and of the covenants herein contained, each Obligor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, to the Security Agent and its successors and assigns, for the security and benefit of the Senior Secured Parties, a first priority security interest in and mortgage Lien (the “Senior Lien”) on all estate, right, title and interest of such Obligor in, to and under all personal property of any kind or description whatsoever, wherever located, whether now owned or hereafter acquired, tangible or intangible, including (i) all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights (and all letters of credit), money, Supporting Obligations and the Intellectual Property Collateral and (ii) without limiting the foregoing, the following described properties, rights, interests and privileges whether now owned or hereafter acquired:

1. The Assigned Construction Contract as and to the extent the same relates to any and all of the Vessels, including, without limitation, (i) any and all rights of any Obligor to receive moneys (including any refunds of Progress Payments) due and to become due from the Contractor under or pursuant to the Assigned Construction Contract, (ii) any and all claims of any Obligor for damages under or in respect of the Assigned Construction Contract arising as a result of any default by the Contractor under any provision of the Assigned Construction Contract, or by any supplier of parts or Equipment installed or to be installed on or in the Vessels, including, without limitation, any and all claims arising under any warranty or indemnity provision contained in the Assigned Construction Contract or any property relating to or included or to be included in the Vessels, (iii) any and all rights of any Obligor to compel performance of the Assigned Construction Contract, (iv) any and all rights with respect to the Escrow (as such term is defined in the Assigned Construction Contract) established pursuant to Article 4(d)(2) of the Assigned Construction Contract and (v) the right to purchase, accept delivery of and take title to each Vessel and any and all property relating to or included in such Vessel (the foregoing, collectively together with proceeds thereof, the “Construction Contract Collateral”);

2. The Management and Operating Agreement, the Manager Guaranty, the GD Guaranty, each Bill of Sale, each Charterer Consent and each Assignment of Insurances, as each such agreement, instrument or other document may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Obligor to monies due and to become due under or pursuant to each such agreement, instrument or other document, (ii) all rights of any Obligor to receive proceeds of any indemnity, representation, warranty or guaranty with respect to each such agreement, instrument or other document, (iii) claims of any Obligor for damages arising out of or for breach of or default under each such agreement, instrument or other document and (iv) the right of any Obligor to perform under each such agreement, instrument or other document and to compel performance and otherwise exercise all remedies thereunder;

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3. Each Vessel (including all Major Parts, Parts and replacements thereof and substitutions therefor) in which any Obligor shall from time to time acquire an interest, all as more particularly described in the Joinder Agreement executed and delivered from time to time, or any such replacements or substitutions therefor, and all records, logs, and the Documents at any time maintained with respect to the foregoing;

4. Each Charter, together with all rights, powers, privileges, options and other benefits of the applicable Obligor under such Charter, including the immediate and continuing right to receive and collect all Hire Payments, income, revenues, issues, profits, insurance proceeds, requisition proceeds and other payments, tenders and security payable to or receivable by such Obligor under such Charter, and the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of any Vessel or any Part thereof, as well as all the rights, powers and remedies on the part of such Obligor under such Charter, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by such Charter or by law, and to do any and all other things whatsoever which such Obligor or any lessor is or may be entitled to do under or in respect of such Charter and any right to restitution from the Charterer or any other Person in respect of any determination of invalidity of such Charter;

5. The membership interests of each direct and indirect subsidiary of the Borrower (each, a “Membership Interest”), all certificates (if any) representing or evidencing such Membership Interests, and all of the rights of the applicable member under the related LLC Agreement (including, without limitation, all right, title and interest (if any) of the applicable member to direct the operation or management of the related subsidiary of the Borrower and all rights of the applicable member under the related LLC Agreement to the property, assets, ownership interests and distributions under such LLC Agreement), and all present and future rights of the applicable member under the related LLC Agreement to receive payment of money or other distributions or payments arising out of or in connection with such Membership Interest and its rights under such LLC Agreement;

6. All debt securities, Indebtedness and liabilities now or hereafter issued to, owed to or held by any Obligor, in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated and whether now or hereafter outstanding, together with all certificates, promissory notes, Instruments, Chattel Paper or other documents representing or evidencing any of the foregoing (collectively, the “Pledged Debt Interests”);

7. Each Collateral Account, all security entitlements with respect to all Financial Assets (including all Eligible Investments) credited from time to time to the Collateral Accounts, all dividends, distributions, return of capital, interest, Cash, Instruments and other property from time to time received, receivable or otherwise

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distributed in respect of or in exchange for any or all of such security entitlements or such Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto, and all certificates and Instruments, if any, from time to time representing or evidencing the Collateral Accounts;

8. All rights of the Borrower to receive monies and other property or assets due and to become due to the Borrower under or pursuant to the JV Agreement including any Capital Contributions (including any letter of credit relating thereto and any applicable Supporting Obligations), any Equity Holder Subordinated Indebtedness and purchase price and all rights of the Borrower to compel performance and otherwise exercise all rights and/or remedies thereunder against the Equity Holders;

9. All Accounts, Chattel Paper, Instruments, General Intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of Goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases, charters and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Instruments, General Intangibles or obligations;

10. All rents, issues, profits, revenues, insurance or requisition proceeds and other income of the property subjected or required to be subjected to the Lien of this Security Agreement and all other property of the Obligors (including the right of the Borrower to receive any contributions), whether tangible or intangible, now owned or hereafter acquired;

11. All Cash and money delivered to the Security Agent (directly or through a bailee) by or on behalf of any Obligor; and

together with, to the extent not otherwise included above, all Proceeds and products of any and all of the foregoing (or of such Proceeds and products). Notwithstanding the foregoing provisions, such grant of security interest contained herein shall not extend to (i) any Excepted Payment or the right to specifically enforce the same or to sue for damages for breach thereof or (ii) any distribution made to the Equity Holders from funds deposited into the Equity Distribution Account in accordance with the terms hereof and of the other Operative Agreements. All of the foregoing (other than any Excepted Payment or the right to specifically enforce the same or to sue for damages for breach thereof or the distributions to Equity Holders in accordance with the immediately succeeding sentence) is collectively referred to herein as the “Collateral”.

IN ADDITION, THIS SECURITY AGREEMENT WITNESSETH, that, subject to the terms and conditions hereof (including the prior payment in full of such amounts as set forth in Article V hereof), to secure the prompt and complete payment of all Junior Secured Obligations, and in consideration of the premises and of the covenants herein contained, each Obligor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, to the Security Agent and its successors and assigns, for the security and benefit of the Junior Secured Party, a second priority security interest in and mortgage Lien subject and subordinate only to the Senior Lien (the “Junior Lien”) on all estate, right, title and interest of such Obligor

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in, to and under all Collateral other than any estate, right, title or interest in, to or under the GD Guaranty and the Management and Operating Agreement (such non-excluded collateral, collectively together with Proceeds and products thereof, the “Junior Lien Collateral”).

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, its successors and assigns, in trust, for the benefit and security of the Secured Parties, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, each Obligor shall remain liable under each of the agreements and contracts included in the Collateral to which such Obligor is a party (the “Collateral Documents”) and to perform all of the obligations assumed by such Obligor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and that the Security Agent and the Secured Parties shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Security Agent or any of the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of any Obligor under or pursuant to any of the Collateral Documents, except as herein expressly provided, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Each Obligor does hereby constitute the Security Agent the true and lawful attorney of such Obligor, irrevocably, with full power (in the name of such Obligor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Collateral Documents and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other Instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Agent may deem to be necessary or advisable in the premises. Each Charterer will be directed to make all payments (other than Excepted Payments) pursuant to the related Charters directly to the Collections Account established pursuant to this Security Agreement by the Security Agent, for application by the Security Agent as provided in Article IV and Article V of this Security Agreement.

Each Obligor agrees that at any time and from time to time, upon the written request of the Security Agent, such Obligor will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Security Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers granted herein.

Each Obligor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Security Agreement shall remain in effect and shall not have been terminated pursuant to Section 12.01 hereof, any of its estate, right, title or interest hereby assigned, to anyone other than the Security

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Agent, and that, with respect to such right, title and interest hereby assigned, it will not, except as expressly provided in this Security Agreement and the Credit Agreement, (i) accept any payment from any Charterer (other than Excepted Payments) or the Contractor, (ii) enter into any agreement amending or supplementing any of the Collateral Documents, (iii) execute any waiver or modification of, or consent under, the terms of any of the Collateral Documents, (iv) settle or compromise any claim arising under any of the Collateral Documents, or (v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Collateral Documents to arbitration thereunder.

Each Obligor does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the Collateral Documents or of any of the rights created by any thereof or the assignment hereunder.

It is hereby further agreed that any and all property (except for any Vessel made subject to the Lien of this Security Agreement from time to time by execution and delivery of a Joinder Agreement in accordance with the terms hereof or a Charter subject to the related Assignment of Charter) described or referred to in the Granting Clause hereof which is hereafter acquired by any Obligor shall ipso facto, and without any other conveyance, assignment or act on the part of such Obligor or the Security Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of such Obligor contained in the foregoing paragraphs.

To the extent, and only to the extent, any Vessel is subject to and covered by a valid and enforceable Mortgage, the provisions of such Mortgage shall prevail in the event of any conflict between such Mortgage and this Security Agreement. To the extent, and only to the extent, any Charter is subject to and covered by a valid and enforceable Assignment of Charter, the provisions of such Assignment of Charter shall prevail in the event of any conflict between such Assignment of Charter and this Security Agreement. Notwithstanding the foregoing, the proceeds of the Collateral subject to any Mortgage received as a result of the Security Agent taking any action upon an Event of Default to foreclose on such Collateral or exercise any other dispossessory remedies provided in such Mortgage for the purpose of realizing value on the Collateral shall constitute Collateral hereunder and shall be applied to the payment of the Secured Obligations in accordance with the terms hereof.

Notwithstanding the Granting Clause or any of the preceding paragraphs, there is hereby expressly excluded from the foregoing grant, bargain, sale, assignment, transfer, conveyance, pledge, security interest and mortgage all Excepted Payments.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

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ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. For all purposes of this Agreement, (a) terms capitalized herein that are not defined herein shall have the meanings given to them in the Credit Agreement and (b) the following terms which are defined in the UCC are used herein as so defined: Accounts, Cash, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Financial Assets, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, letter of credit, money, Proceeds, promissory note, Securities Account and Supporting Obligation.

In addition, the following terms shall have the meaning herein specified:

“Annual Management Fee” has the meaning given in the Management and Operating Agreement.

“Capital Contributions” has the meaning given in the JV Agreement.

“Class A Member Subordinated Indebtedness” means any subordinated or deemed subordinated Indebtedness of the Borrower to any Class A Member that is incurred in accordance with Section 3.3(g) of the JV Agreement.

“Collateral Account” means any or, in its plural form, all of the accounts established pursuant to Article IV hereof and any ledger accounts and ledger sub-accounts maintained therein in accordance with the terms hereof.

“Commitment Period” has the meaning given in the JV Agreement.

“Drawing Event” has the meaning given in the JV Agreement.

“Equity Holder Subordinated Indebtedness” means, with respect to any Equity Holder, any subordinated Indebtedness of the Borrower to such Equity Holder that are incurred in accordance with Section 3.3(f) of the JV Agreement.

“Funding Notice” has the meaning given in the JV Agreement.

“Guaranteed Obligations” has the meaning given in Section 12.3 hereof.

“Instructing Group” except as otherwise set forth herein, means until such time as all Senior Secured Obligations shall have been paid in full and all Commitments shall have been terminated in accordance with the terms of the Credit Agreement, the Majority Lenders; and, thereafter, the Junior Secured Party.

“Intellectual Property Collateral” means, collectively, (a)(i) all computer and other electronic data processing hardware, (ii) all software programs, (iii) all firmware associated therewith, (iv) all documentation with respect to such hardware, software and firmware described in the preceding clauses (i) through (iii) and (v) all rights with respect to all of the foregoing, (b) all copyrights of each Obligor and all applications for registration thereof, (c)(i) all letters patent and applications for letters patent throughout the world, (ii) all patent licenses of the Obligor, (iii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in the preceding clauses (i) and (ii), and (iii) all

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proceeds of, and rights associated with, the foregoing, (d) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of a like nature, in each case, of the Obligor and (e) common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Obligor.

“Junior Lien” has a meaning given in the Granting Clause.

“Junior Lien Collateral” has a meaning given in the Granting Clause.

“Junior Management Fees” means 50% of the Oversight Fee and 50% of the Annual Management Fee.

“Junior Secured Obligations” means all Guaranteed Obligations, Indebtedness, liabilities and payment obligations of any Obligor owing to the Junior Secured Party arising under or in connection with the Assigned Construction Contract, whether for payment or reimbursement obligations (or the obligation to provide cash collateral), interest, premium, late charges, expenses or otherwise, and any extensions or renewals thereof or replacements therefor (including, but not limited to, any interest, indemnity and other obligation arising or accruing after the occurrence of a bankruptcy event with respect to any Obligor or any other Person, regardless of whether such interest, indemnity or other obligation is an allowed claim under the Bankruptcy Code); in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Indebtedness of any Obligor under any Instrument now or hereafter evidencing or securing any of the foregoing.

“Junior Secured Party” means the Contractor.

“Management Fees” has the meaning given in the Management and Operating Agreement.

“Non-Exercise Event” has the meaning given in the JV Agreement.

“Option Period” has the meaning given in the JV Agreement.

“Oversight Fee” has the meaning given in the Management and Operating Agreement.

“Partial Loss Proceeds Account” has the meaning given in Section 4.01 hereof.

“Related Equity Amounts” means, with respect to any Eligible Expenses, the Allocable Equity Amount of such Eligible Expenses which are to be funded from Capital Contributions and/or amounts on deposit in the Reserve Funding Account or the Letter of Credit Reserve Account.

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“Remaining Capital Commitment” has the meaning given in the JV Agreement.

“Remaining Delivery Fees” has the meaning given in the Management and Operating Agreement.

“Secured Obligations” means the Senior Secured Obligations and the Junior Secured Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Party.

“Senior Lien” has the meaning given in the Granting Clause.

“Senior Management Fees” means 50% of the Oversight Fee and 50% of the Annual Management Fee.

“Senior Secured Obligations” means (a) all Indebtedness, liabilities and obligations of any Obligor owing to any Secured Party arising under or in connection with the Credit Agreement, this Agreement or any other Operative Agreement, whether for principal, reimbursement obligations (or the obligation to provide cash collateral), interest, premium, fees, late charges, expenses or otherwise, and any extensions or renewals thereof or replacements therefor (including, but not limited to, any interest, fee, indemnity and other obligation arising or accruing after the occurrence of a bankruptcy event with respect to any Obligor or any other Person, regardless of whether such interest, fee, indemnity or other obligation is an allowed claim under the Bankruptcy Code) and (b) all Indebtedness, liabilities and obligations under any Hedging Agreement, whenever arising, entered into between any Obligor and any Person which was a Lender, or any Affiliate of a Lender, at the time such Hedging Agreement was entered into; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Indebtedness of any Obligor under any Instrument now or hereafter evidencing or securing any of the foregoing.

“Senior Secured Parties” means “Secured Parties” as defined in and under the Credit Agreement

“Ship Mortgage Act” has the meaning given in Section 2.01(b) hereof.

“Shipping Act” means the Shipping Act of 1916, as amended.

“Targeted Reserve Amount” means, as of any date of determination, 35% of the payments remaining to be made under the Assigned Construction Contract as determined by the Manager, subject to the approval of the Administrative Agent.

“Triggering Event” has the meaning given in the JV Agreement.

“Vessel Purchase Option Notice” has the meaning given in the JV Agreement.

“Vessel Purchase Option” has the meaning given in the JV Agreement.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.02 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations (and any reference to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States), (d) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including money, Securities, Accounts and contract rights. All references in this Security Agreement to a “government” are to such government and any instrumentality or agency thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01 Representations and Warranties of Obligors. Each Obligor represents and warrants as follows:

(a) The signature page to this Security Agreement lists the true legal name of the Obligor as registered in the jurisdiction in which the Obligor is formed. The Obligor’s sole state of formation is the State of Delaware and identification number (if any) as designated by such state is set forth below the Obligor’s name on its signature page hereto. The Obligor is not now and has not been known by any trade name. The place(s) of business of the Obligor or, if the Obligor has more than one place of business, the chief executive office of the Obligor, the office where the Obligor keeps its records concerning its Accounts, and all originals of all Chattel Paper, and such Obligor’s federal identification number are set forth on Schedule I hereto.

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(b) The Obligor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Security Agent relating to this Security Agreement. This Security Agreement creates a valid security interest in the Collateral (other than Vessels documented with the National Vessel Documentation Center), securing the payment of the Secured Obligations, and except for the proper filing of a Uniform Commercial Code Financing Statement with the Secretary of State of the State of Delaware, all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a first priority security interest. Upon the execution, delivery and recording of a Mortgage with respect to any Vessel owned by any Obligor and the filing of such Mortgage at the National Vessel Documentation Center of the U.S. Coast Guard, such Mortgage will be a first “preferred mortgage” within the meaning of the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. § 31301 et. seq. (the “Ship Mortgage Act”) and will qualify for the benefits accorded a “preferred mortgage” under the Ship Mortgage Act, and no other filing or recording or refiling or rerecording or any other act shall be necessary or advisable to create or perfect such security interest under such Mortgage or in the mortgaged property therein described. The Obligor owns no real property.

(c) The Obligor has exclusive possession and control of its Equipment and Inventory other than any in the possession of the Contractor.

(d) The Obligor has, contemporaneously herewith, delivered to the Security Agent possession of all originals of all negotiable Documents and Instruments and Chattel Paper and promissory notes currently owned or held by the Obligor and representing or evidencing any Indebtedness permitted under Section 7.2.2(e) of the Credit Agreement and any other Indebtedness owed to the Obligor in excess of $100,000 (duly endorsed in blank). The Obligor is not a party to any federal, state or local government contract, other than those contracts that have been disclosed to the Security Agent within five (5) days after execution thereof by the Obligor.

(e) The Obligor does not own or have any interest in any material Intellectual Property Collateral as of the Closing Date.

(f) This Security Agreement constitutes the legal, valid and binding obligations of the Obligor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(g) The Obligor does not have any Deposit Accounts, Securities Accounts, collateral accounts or any other accounts with any Person other than the Security Agent (collectively, the “Other Accounts”).

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ARTICLE III

COVENANTS

SECTION 3.01 Certain Covenants of Obligors. So long as any of the Secured Obligations remain outstanding or any Operative Agreement shall remain outstanding, and until all of the Commitments relating thereto shall have been terminated:

(a) Collateral. (i) Until such time as an Event of Default shall have occurred and be continuing and the Security Agent shall have notified the Obligor of the revocation of such power and authority (provided that subject to the rights and remedies of the Security Agent hereunder, the Obligor shall be permitted to use Inventory consisting of spares for the operation of the Vessels), the Obligor (A) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Security Agent (at the direction of the Administrative Agent) may reasonably request or, in the absence of such request, as the Obligor may deem advisable, and (B) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled. Without limiting the generality of the foregoing, the Security Agent shall be entitled upon the occurrence and continuation of an Event of Default to notify any parties obligated on any of the Collateral to make payment to the Security Agent for deposit to the Collections Account of any amounts due or to become due thereunder and may enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness thereunder or evidenced thereby. The Obligor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Security Agent for deposit to the Collections Account of any amounts due or to become due thereunder.

(ii) Without limiting the generality of the foregoing clause (i), the Security Agent is authorized, upon the occurrence and continuation of an Event of Default, to endorse, in the name of the Obligor, any item, howsoever received by the Security Agent, representing any payment on or other Proceeds of any of the Collateral.

(b) Intellectual Property Collateral. (i) In no event shall the Obligor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Security Agent, and upon request of the Security Agent (at the direction of the Administrative Agent) executes and delivers any and all agreements, instruments, documents and papers as the Security Agent may reasonably request to evidence the Security Agent’s security interest in such Intellectual Property Collateral and the goodwill and General Intangibles of the Obligor relating thereto or represented thereby.

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(ii) The Obligor shall, (A) contemporaneously herewith, execute and deliver to the Security Agent any document reasonably required to acknowledge or register or perfect the Security Agent’s interest in any part of the Obligor’s existing Intellectual Property Collateral, (B) provide written notice to the Security Agent within ten (10) Business Days after acquiring ownership or other rights with respect to any new Intellectual Property Collateral, and (C) within thirty (30) days after request by the Security Agent (at the direction of the Administrative Agent), provide any document reasonably required to acknowledge or register or perfect the Security Agent’s interest in any part of such new Intellectual Property Collateral.

(c) Bank Accounts. No Obligor shall establish or deposit any monies, securities or any other assets in any Other Account unless such Obligor has taken all actions necessary to grant “control” (within the meaning of Section 9-104(a) or Section 9-106(c), as applicable, of the UCC) of such Other Account to the Security Agent including, but not limited to, the execution of a control agreement in form and substance satisfactory to the Security Agent.

(d) Pledged Debt Interests. The Obligor shall, contemporaneously herewith and from time to time hereafter, deliver to the Security Agent possession all originals of all negotiable Documents and Instruments and Chattel Paper and promissory notes currently owned or held by the Obligor and representing or evidencing any Indebtedness permitted under Section 7.2.2(e) of the Credit Agreement and any other Indebtedness owed to the Obligor in excess of $100,000 (duly endorsed in blank).

(e) Commercial Tort Claims. If at any time the Obligor shall acquire or otherwise have rights with respect to a Commercial Tort Claim which the Obligor reasonably believes, based upon then-current information, is likely to result in a judgment in favor of the Obligor in excess of $250,000, it shall promptly notify the Security Agent thereof in a writing (such writing to be in form and substance satisfactory to the Security Agent (as directed by the Instructing Group)) signed by it containing brief details thereof to the Security Agent and take such other actions as necessary or desirable or reasonably requested by the Security Agent to grant and perfect a Lien in such Commercial Tort Claim in favor of the Security Agent.

(f) Transfers and Other Liens. The Obligor shall not: (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or (ii) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person, except for the security interest created by this Security Agreement and except for Liens and other charges or encumbrances permitted or contemplated by the Credit Agreement.

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ARTICLE IV

COLLATERAL ACCOUNTS AND REPORTS

SECTION 4.01 Establishment of Collateral Accounts; Collection of Money. (a) On or prior to the Closing Date, the Manager shall direct the Security Agent and the Security Agent shall establish

(i) a single, segregated trust account designated as the “Collections Account”;

(ii) a single, segregated trust account designated as the “Special Payments Account”;

(iii) a single, segregated trust account designated as the “Expenses Account”;

(iv) a single, segregated trust account designated as the “Letter of Credit Reserve Account”;

(v) a single, segregated trust account designated as the “Equity Distribution Account”; and

(vi) a single, segregated trust account designated as the “Reserve Funding Account”;

On or prior to the initial Funding Date for each Vessel, the Manager shall direct the Security Agent, and the Security Agent shall, establish a single, segregated trust account with respect to such Vessel (each a “Vessel Funding Account”) and a single, segregated trust account with respect to such Vessel (each a “Partial Loss Proceeds Account”). The Collections Account, the Special Payments Account, the Expenses Account, the Letter of Credit Reserve Account, each Vessel Funding Account, each Partial Loss Proceeds Account and the Reserve Funding Account (in each case, together with any sub-accounts established by the Security Agent with respect thereto) are referred to herein collectively as the “Collateral Accounts”. All Collateral Accounts and the Equity Distribution Account shall be held by the Security Agent as Securities Accounts in accordance with the provisions of Section 4.08 hereof into which monies shall from time to time be deposited, invested and withdrawn pursuant to this Security Agreement. All Cash, Eligible Investments and other property on deposit in the Collateral Accounts shall be held in trust in the name of the Security Agent as part of the Collateral for the benefit of the Secured Parties and shall be applied to the purposes herein.

(b) Except as otherwise expressly provided in the Credit Agreement, the Security Agent (or the Manager on its behalf) may or, at the direction of the Manager, shall demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Security Agent pursuant to this Security Agreement and the other Operative Agreements, including all payments due with respect to any Vessel in accordance with the terms and conditions of the related Charter or the Assigned Construction Contract and all Capital Contributions due under the JV Agreement, in each case for deposit into the Collateral Account or Collateral Accounts as provided herein. The Security Agent shall segregate and hold all such

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money and property received by it and credited to the Collateral Accounts in trust for the Secured Parties and shall apply it as provided in this Security Agreement. Any Collateral Account may contain any number of sub-accounts for the convenience of the Security Agent in administering such Collateral Account or the Collateral.

(c) The Manager shall direct the Security Agent, and the Security Agent shall, invest, or cause the investment of, all funds on deposit in the Collateral Accounts, the Equity Distribution Account or held by the Security Agent pursuant to any other provision of this Security Agreement in Eligible Investments. All interest and other income from such investments shall be deposited in the applicable Collateral Account (or the Equity Distribution Account) any gain realized from such investments shall be credited to the applicable Collateral Account (or the Equity Distribution Account), and any loss resulting from such investments shall be charged to the applicable Collateral Account (or the Equity Distribution Account). Neither the Security Agent nor the Manager shall in any way be held liable by reason of any insufficiency of funds in any Collateral Account (or the Equity Distribution Account) resulting from any loss relating to any such investment. All funds deposited in the Collateral Accounts (or the Equity Distribution Account) shall, subject to the foregoing provisions of this Section 4.01, be invested by the Security Agent at the written direction of the Manager or otherwise from time to time in Eligible Investments, except that following an Event of Default all funds shall be invested from time to time in Eligible Investments of the types set forth in clause (i) of the definition thereof (or in such Eligible Investments as the Administrative Agent may otherwise direct). The Security Agent shall not be required to invest funds in the Collateral Accounts (or the Equity Distribution Account) other than as required by, or as directed to do so in writing in accordance with, this Section 4.01; provided, however, that, if the Manager fails to so direct the Security Agent, by 12:00 noon (New York time) on the date on which the term of any Eligible Investment terminates, amounts in respect of such terminating Eligible Investment shall be reinvested in money market funds which are Eligible Investments as selected in advance by the Manager from time to time by written notice to the Security Agent.

SECTION 4.02 Collections Account, Special Payments Account, Partial Loss Proceeds Account and Expenses Account. (a) All payments (including any refund of any Construction Contract Payment) received under the Assigned Construction Contract, Hire Payments and other amounts (excluding any Excepted Payments) received under a Charter, all payments received pursuant to any Assignment of Insurances, all Capital Contributions (other than as specified in Section 4.02(c)) and, except for amounts to be deposited into another Collateral Account specified herein, all other amounts which constitute Collateral shall be deposited into the Collections Account. Any funds received in respect of any Vessel for which the related Obligor is obligated to make a payment under Section 3.1(b) or (c) of the Credit Agreement (including any Event of Loss Proceeds) shall be promptly transferred by the Security Agent to the Special Payments Account for application as provided in clause (b) below. Any funds received constituting Partial Loss Proceeds shall be promptly transferred by the Security Agent to the applicable Partial Loss Proceeds Account for application as provided in clause (c) below. Except as expressly provided in this Security Agreement, all funds on deposit in the Collections Account shall be withdrawn by the Security Agent and applied on each Payment Date (or following an Event of Default, on any Business Day) in accordance with the priority of payments set forth in Article V.

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(b) Any amounts (including Event of Loss Proceeds) transferred from the Collections Account to the Special Payment Account in accordance with clause (a) above shall be withdrawn by the Security Agent upon the written instruction of the Manager and applied in accordance with the priority of payments set forth in Section 5.02 hereof.

(c) On the Closing Date, (x) Capital Contributions in an amount equal to the aggregate amount of the closing fees and expenses set forth on Schedule 3.3(b) of the JV Agreement shall be transferred by the Equity Holders to the Security Agent for deposit into the Expenses Account and (y) the amount so deposited pursuant to clause (x) shall at the written direction of the Manager to the Security Agent be applied to the payment of such closing fees and expenses. On each Payment Date, funds shall be transferred from the Collections Account to the Expense Account as provided in Article V. With respect to amounts on deposit in any applicable Partial Loss Proceeds Account, upon the Manager providing verification to the Security Agent (with a copy to the Administrative Agent) that a payment is due in respect of any work performed on the applicable Vessel in respect of which the Partial Loss Proceeds were paid, such amount shall be withdrawn from time to time by the Security Agent upon receipt of written notice by the Manager (with a copy to the Administrative Agent) to pay such payment. Expenses shall also be paid from the Expenses Account as provided in Section 4.07 hereof, except that withdrawals may also be made from time to time by the Security Agent on any Business Day in order to discharge any Tax payable by any Obligor that has become due and payable (of which the Security Agent has written notice).

SECTION 4.03 Equity Letter of Credit. (a) Upon issuance of a Funding Notice to the Class B Member in accordance with the JV Agreement, the Manager shall, by written notice to the Security Agent (with a copy to the Administrative Agent), direct the Security Agent to, whereupon the Security Agent shall, draw upon the Equity Letter of Credit in an amount equal to the amount of the Class B Member Capital Contribution specified in such written notice with such portion of the Proceeds of such draw being deposited into the Collection Account and/or the Vessel Funding Account as specified in such written notice, (b) following an occurrence of a Drawing Event (as defined in the Equity Letter of Credit) pursuant to clause (B)(i) of the Equity Letter of Credit, the Manager shall (or the Administrative Agent may), by written notice to the Security Agent (with a copy to the Administrative Agent), direct the Security Agent to, whereupon the Security Agent shall, draw upon the Equity Letter of Credit in an amount equal to the then Available Drawing Amount (as defined in the Equity Letter of Credit) with the Proceeds thereof being deposited by the Security Agent into the Letter of Credit Reserve Account and (c) following an occurrence of a Drawing Event (as defined in the Equity Letter of Credit) pursuant to clause (B)(ii) or (B)(iii) of the Equity Letter of Credit, the Manager shall (or the Administrative Agent may), by written notice to the Security Agent (with a copy to the Administrative Agent), direct the Security Agent to, whereupon the Security Agent shall, draw upon the Equity Letter of Credit in an amount equal to the then Available Drawing Amount (as defined in the Equity Letter of Credit) with the Proceeds thereof being deposited by the Security Agent into the Reserve Funding Account. With respect to any drawing made pursuant to clause (b) above, in the event that after such draw, the Class B Member obtains a replacement Approved Letter of Credit issued by a then Approved Letter of Credit Provider, addressed to the Security Agent as beneficiary and in an amount equal to the amount then on deposit in Letter of Credit Reserve Account and delivers the original thereof to the Security Agent (with a copy to the Administrative Agent), the Administrative Agent shall direct the Security Agent, whereupon the Security Agent shall, withdraw any such remaining amount on deposit in the Letter of Credit Reserve Account and pay the same to or as directed by the Class B Member.

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SECTION 4.04 Vessel Funding Accounts and Expenses Account on each Funding Date.

(a) Advances made from time to time by each Lender on each Funding Date to fund the payment of any Construction Contract Payment with respect to any Vessel in accordance with the terms of the Credit Agreement shall be transferred to the Security Agent for deposit into the applicable Vessel Funding Account. In addition, on or before such Funding Date, the Related Equity Amounts which are used to fund the payment of such Construction Contract Payment with respect to such Vessel (i) in the case of Capital Contributions from the Class A Member, shall be transferred by the Class A Member to the Security Agent and deposited by the Security Agent (at the written direction of the Manager) into the applicable Vessel Funding Account (or, if applicable, shall be transferred by the Security Agent (at the written direction of the Manager) from the Reserve Funding Account into the applicable Vessel Funding Account) and (ii) in the case of Capital Contributions from the Class B Member, shall be drawn under the Equity Letter of Credit by the Security Agent (at the direction of the Manager) and shall be deposited by the Security Agent into the applicable Vessel Funding Account (or, if applicable, shall be transferred by the Security Agent (at the written direction of the Manager) from the Letter of Credit Reserve Account or the Reserve Funding Account, as the case may be, into the applicable Vessel Funding Account). The Manager agrees that on such Funding Date, but only after such deposits, drawings and/or transfers have been made in full (it being agreed that, to the extent any Class A Member makes a payment to the Contractor under Section 2.1 of the Funding Agreement which is treated as a Capital Contribution, such amount shall be deemed to have been deposited into the applicable Vessel Funding Account for purposes of this clause), the Manager shall, by written notice to the Security Agent (with a copy to the Administrative Agent), direct the Security Agent to, whereupon the Security Agent shall, withdraw amounts from the applicable Vessel Funding Account and pay such amounts to the Contractor in satisfaction of the Borrower’s obligation under the Assigned Construction Contract to pay the Construction Contract Payment for such Vessel on such date. If, for any reason, the Advance (or portion thereof) for any Vessel then on deposit in a Vessel Funding Account has not been utilized to pay the related Construction Contract Payments prior to the next succeeding Payment Date, the Manager agrees to direct the Security Agent to, whereupon the Security Agent shall, pay the applicable Lenders on such Payment Date, ratably, such unutilized Advance on deposit as repayment of principal of such Advance.

(b) Advances made from time to time by each Lender on each Funding Date to fund the payment of any Eligible Expenses (other than the Construction Contract Payments) in accordance with the terms of the Credit Agreement (and set forth in a direction from the Manager) shall be transferred, to the Security Agent for deposit into the Expenses Account. In addition, on or before such Funding Date, the Related Equity Amounts which are used to fund the payment of such Eligible Expenses (i) in the case of Capital Contributions from the Class A Member, shall be transferred by the Class A Member to the Security Agent and deposited by the Security Agent (at the written direction of the Manager) into the Expenses Account (or, if applicable, shall be transferred by the Security Agent (at the written direction of the Manager) from the Reserve Funding Account into the Expenses Account) and (ii) in the case of Capital

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Contributions from the Class B Member, shall be drawn under the Equity Letter of Credit by the Security Agent (at the direction of the Manager) and shall be deposited by the Security Agent into the Expenses Account (or, if applicable, shall be transferred by the Security Agent (at the written direction of the Manager) from the Letter of Credit Reserve Account or the Reserve Funding Account, as the case may be, into the Expenses Account). The Manager agrees that on or after such Funding Date, but only after such deposits, drawings and/or transfers have been made in full, the Manager shall, by written notice to the Security Agent (with a copy to the Administrative Agent), direct the Security Agent to, whereupon the Security Agent shall, withdraw amounts from the Expenses Account and pay such amounts to the applicable Person in satisfaction of the Borrower’s obligation under any Operative Agreement (other than the Assigned Construction Contract) to pay such Eligible Expenses on such date. If, for any reason, the Advance (or any portion thereof) for such Eligible Expenses has not been utilized to pay such Eligible Expenses prior to the next succeeding Payment Date, the Manager shall direct the Security Agent to pay the applicable Lenders on such Payment Date, ratably, such unutilized Advance on deposit as repayment of principal of such Advance.

SECTION 4.05 Reserve Funding Account. In addition to the funds required to be deposited into the Reserve Funding Account pursuant to clause “tenth” of Section 5.02, (i) any Remaining Capital Commitment amount (i) which has not been drawn prior to the end of the Commitment Period shall be transferred by each Class A Member to the Security Agent and, in the case of the Class B Member, by the Security Agent (at the written direction of the Manager) on the last day of the Commitment Period for deposit into the Reserve Funding Account and (ii) after an Event of Default shall have occurred and be continuing and the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, any Remaining Capital Commitment amount shall be transferred by each Class A Member to the Security Agent and, in the case of the Class B Member, by the Security Agent (at the written direction of the Administrative Agent) for deposit into the Reserve Funding Account. On the Payment Date following the date on which the remaining amounts owing to the Contractor under the Assigned Construction Contract have been reduced to zero, the remaining amounts on deposit in the Reserve Funding Account shall distributed in accordance with the priorities set forth in Section 5.01.

SECTION 4.06 Equity Distribution Account. In addition to the funds required to be deposited into the Reserve Funding Account pursuant to clause “tenth” of Section 5.02, (i) any Remaining Capital Commitment amount which has not been drawn prior to the end of the Commitment Period shall be transferred by each Class A Member to the Security Agent and, in the case of the Class B Member, by the Security Agent (at the written direction of the Manager) on the last day of the Commitment Period for deposit into the Reserve Funding Account and (ii) after an Event of Default shall have occurred and be continuing and the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Security Agent shall (at the direction of the Administrative Agent) issue a Funding Notice to the Equity Holders for all Remaining Capital Commitment amounts and, upon receipt of any such amounts, the Security Agent shall deposit the same into the Reserve Funding Account. On the Payment Date following the date on which the remaining amounts owing to the Contractor under the Assigned Construction Contract have been reduced to zero, the remaining amounts on deposit in the Reserve Funding Account shall distributed in accordance with the priorities set forth in Section 5.01.

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SECTION 4.07 Withdrawals and Transfers. Any provision of this Security Agreement relating to any deposit, withdrawal or any transfer to or from, any Collateral Account shall, except as otherwise provided herein, be effected by the Manager directing the Security Agent by a written notice of the Manager (such written notice to be provided to the Security Agent (with a copy to the Administrative Agent) by 1:00 p.m. (New York time) on the date of such deposit, withdrawal or transfer) given in accordance with the terms of this Security Agreement and the Management and Operating Agreement; provided that in the event the Security Agent receives a notice from the Administrative Agent that contradicts the notice received from the Manager, the notice from the Administrative Agent will prevail. Each such written notice to the Security Agent shall be also communicated in computer file format or in such other form as the Manager and the Security Agent agree. No withdrawal or transfer from or to any Collateral Account shall be made except in accordance with the terms of this Security Agreement or the Management and Operating Agreement or by any Person other than the Security Agent (without limiting the foregoing, the Manager agrees to direct the withdrawal and transfer from or to any Collateral Account and to apply any such proceeds to the payment of any expenses, in each case solely in accordance with the terms of this Article IV, Article V hereof and Section 4.10 of the Credit Agreement). The Security Agent shall make the following deposits, transfers and withdrawals to and from the Collateral Accounts:

(i) upon receipt of written notice from the Manager, on any Business Day (including the Closing Date), withdraw from the Expenses Account, such amount as is needed to discharge any Administrative Expenses or Operational Expenses then due and payable and pay such amount to the appropriate payee thereof;

(ii) upon receipt of written notice from the Manager, on any Business Day, withdraw from the applicable Partial Loss Proceeds Account any Partial Loss Proceeds then due and payable and pay such amount to the appropriate payee thereof;

(iii) upon receipt of written notice from the Manager, on the Business Day immediately preceding any Payment Date, transfer from any Collateral Account (other than the Collections Account or the Letter of Credit Reserve Account) to the Collections Account the amount of investment earnings, if any, on investments of funds on deposit therein (or, following an Event of Default, upon receipt from the Administrative Agent, on each Business Day, transfer from any Collateral Account (other than the Collections Account or the Letter of Credit Account) to the Collections Account the amount of investment earnings, if any, on investments of funds on deposit therein);

(iv) upon receipt of written notice from the Manager, on the Business Day immediately preceding any Payment Date, transfer from the Letter of Credit Reserve Account to the Class B Member the amount of investment earnings, if any, on investments of funds on deposit therein;

(v) upon written notice from the Manager, on any Payment Date, withdraw from the Collections Account amounts on deposit therein for application in accordance with Section 5.01 hereof;

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(vi) upon written notice from the Administrative Agent, on any Business Day after an Event of Default shall have occurred and be continuing and the Advances have been declared due and payable pursuant to the Credit Agreement and such declaration and its consequences have not been rescinded and annulled, withdraw from any Collateral Account amounts on deposit therein for application in accordance with Section 5.03 hereof;

(vii) on the Funding Date of any Construction Contract Payment with respect to any Vessel, upon written request from the Manager deposit the Related Equity Amounts and Advances made under the Credit Agreement to fund such Construction Contract Payments into the applicable Vessel Funding Account;

(viii) on any Funding Date of any Construction Contract Payment with respect to any Vessel and upon receipt of written notice of the Manager, pay to the Contractor such Construction Contract Payments from the applicable Vessel Funding Account; and

(ix) on the Delivery Date for a Vessel to the applicable Obligor and upon receipt of written notice from the Manager, pay the balance of the unpaid purchase price (if any) for such Vessel under the Assigned Construction Contract from the applicable Vessel Funding Account.

SECTION 4.08 Securities Accounts. JPMorgan Chase Bank, N.A. agrees to act as the securities intermediary under this Security Agreement with respect to each of the Collateral Accounts in accordance with the provisions hereof (in such capacity, the “Securities Intermediary”). Except in its capacity as Security Agent, JPMorgan Chase, N.A. waives any claim or lien against any Collateral Account it may have, by operation of law or otherwise, for any amount owed to it by any Obligor. The Securities Intermediary hereby agrees that notwithstanding anything to the contrary hereunder, (i) any amounts to be held by the Security Agent hereunder and any Eligible Investments will be credited to the Collateral Accounts for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and the Security Agent is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the UCC) against the Securities Intermediary with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited to any such Collateral Account, (ii) all such amounts and all other property acquired with Cash credited to any Collateral Account will be credited to such Collateral Account, (iii) all items of property (whether Cash, Investment Property, Cash Equivalents, other investments, securities, instruments or other property) credited to a Collateral Account will be treated as a “financial asset” under Article 8 of the UCC, (iv) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e)(1) of the UCC) with respect to a Collateral Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to a Collateral Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any “financial asset” credited to a Collateral Account be registered in the name of any Obligor, payable to or to the order of any Obligor or specially indorsed to any Obligor except to the extent the foregoing have been specially endorsed by such Obligor to the Securities Intermediary or in blank. The Security Agent agrees that it will hold (and will indicate clearly in its books and records that it holds) its

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“securities entitlement” to the “financial assets” credited to the Collateral Accounts in trust for the benefit of the Secured Parties as set forth in this Security Agreement. Each Obligor acknowledges that, by reason of the Security Agent being the “entitlement holder” in respect of the Collateral Accounts as provided above, the Security Agent shall have the sole right and discretion, subject only to the terms of this Security Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) with respect to the Collateral Accounts and any and all Financial Assets and other property credited thereto to the exclusion of each Obligor. The Security Agent shall give the Administrative Agent and each Lender prompt notice if at any time the Security Agent does not constitute an Eligible Institution.

SECTION 4.09 Calculations and Account Information. The Administrative Agent shall make and provide to the Security Agent all calculations with respect to the payment of principal of, and interest on, the Advances and any Unused Fees. The Security Agent shall supply, in a timely fashion, to the other Secured Parties and the Manager any information relating to such calculations and other information regularly maintained by the Security Agent that any of the other Secured Parties or the Manager may from time to time request with respect to the Collateral Accounts and the other portions of the Collateral and provide any other requested information reasonably available to the Security Agent.

ARTICLE V

RECEIPT, DISTRIBUTION AND APPLICATION OF

INCOME FROM THE COLLATERAL

SECTION 5.01 Scheduled Distributions. Except as otherwise provided in Sections 5.02, 5.03 and 5.04 hereof, on each Payment Date, the Manager shall direct in writing the Security Agent to, and the Security Agent shall, distribute amounts on deposit in the Collections Account in the following order of priority (for the avoidance of doubt, the proceeds of the Advances made under the Credit Agreement and the Related Equity Amounts shall not be subject to the order of priorities set forth in this Section 5.01 and Sections 5.02 and 5.03 hereof but shall be applied as provided in Section 4.10 of the Credit Agreement):

First, so much of such amounts shall be distributed to the Security Agent and the Administrative Agent sufficient to pay in full fees, indemnities, costs and expenses (if any) due and owing to the Administrative Agent and the Security Agent on a pro rata basis on such Payment Date;

Second, so much of such amounts remaining shall be deposited into the Expenses Account sufficient to pay in full (A) all other then due Administrative Expenses and the Operational Expenses (including any Reimbursable Expenses owing to the Manager but excluding any payments due to the Contractor under the Assigned Construction Contract), (B) the Senior Management Fees then due and owing to the Manager and (C) to the extent not paid under clause (A), any indemnification payments then due and owing to the Manager under the Management and Operating Agreement on a pro rata basis as of such Payment Date (or which are scheduled to become due and payable prior to the next succeeding Payment Date);

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Third, in no order of priority among each other but on a pro rata basis as to the amounts described in clauses (A), (B), (C) and (D) as follows: (A) so much of such amounts remaining as is required to pay in full the accrued and unpaid Unused Fees due and owing to the Lenders shall be distributed to the Lenders on a pro rata basis based upon the aggregate Unused Fees due to all Lenders; (B) so much of such amounts remaining as is required to pay in full the accrued but unpaid interest then due in respect of the outstanding Advances shall be distributed to the Lenders on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders; (C) so much of such amounts remaining as is required to pay in full the aggregate LIBOR Break Costs, if any, and any other amounts (including any indemnity payments under Section 10.3.2 of the Credit Agreement) owing to the Lenders under the Operative Agreements shall be distributed to the Lenders on a pro rata basis based upon the amount of such LIBOR Break Costs owed to the Lenders and (D) so much of such amounts remaining as is required to pay in full the accrued but unpaid interest then due in respect of the outstanding Class A Member Subordinated Indebtedness shall be distributed to the applicable Class A Member;

Fourth, so much of such amounts remaining shall be distributed to the Class A Members sufficient to pay in full to each Class A Member the distribution permitted under Section 5.1(a)(i)(A) of the JV Agreement on a pro rata basis and, thereafter, so much of such amounts remaining shall be distributed to the Class B Member sufficient to pay in full to the Class B Member the distribution permitted under Section 5.1(a)(i)(C) of the JV Agreement;

Fifth, so much of such amounts remaining shall be deposited into the Vessel Funding Accounts which, together with amounts then on deposit therein, are sufficient to pay all payments due to the Contractor under the Assigned Construction Contract on a pro rata basis as of such Payment Date (or which are scheduled to become due and payable thereunder prior to the next succeeding Payment Date);

Sixth, so much of such amounts remaining shall be distributed to the Manager sufficient to pay in full to the Manager the remaining Management Fees (including the remaining Junior Management Fees) then due and owing on a pro rata basis on such Payment Date;

Seventh, so much of such amounts remaining shall be distributed to the Lenders in order to pay in full the outstanding principal amount of all Advances on a pro rata basis based upon the outstanding principal amount of all Advances funded by the Lenders;

Eighth, so much of such amounts remaining shall be distributed to the applicable Class A Member in order to pay in full the outstanding principal amount of all such Class A Member Subordinated Indebtedness;

Ninth, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to pay in full all such Equity Holder Subordinated Indebtedness;

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Tenth, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to reimburse such Equity Holder for payment (if any) made by such Equity Holder whether in the form of a capital contribution or a subordinated loan permitted under the JV Agreement to allow the Borrower to comply with the requirements of Section 3.1(c) of the Credit Agreement; and

Eleventh, the balance, if any, of such payments or amounts remaining thereafter shall be deposited into the Equity Distribution Account for distribution to the Equity Holders in accordance with Sections 5.1(a)(iii) through 5.1(a)(vi) of the JV Agreement.

SECTION 5.02 Certain Mandatory Prepayment Events. Except as otherwise provided in Section 5.03 and 5.04 hereof, any payment received by the Security Agent with respect to any Vessel under the circumstances specified in Section 3.1(b) and (c) of the Credit Agreement shall be deposited to the Special Payments Account and be applied in the following order of priority:

First, so much of such amounts shall be distributed to the Security Agent, the Administrative Agent and the Lenders sufficient to reimburse the Security Agent, the Administrative Agent and the Lenders on a pro rata basis for any costs or expenses reasonably incurred in connection with such prepayment;

Second, so much of such amounts remaining as is required to pay in full the Senior Management Fees applicable to such Vessel then due and owing to the Manager;

Third, so much of such amounts remaining as is required to pay in full the accrued but unpaid interest thereon plus related LIBOR Break Costs (if any) shall be distributed to the Lenders on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders;

Fourth, so much of such amounts remaining shall be distributed to the Class A Members sufficient to pay in full to each Class A Member the distribution permitted under Section 5.1(a)(i)(B) of the JV Agreement on a pro rata basis and, thereafter, so much of such amounts remaining shall be distributed to the Class B Member sufficient to pay in full to the Class B Member the distribution permitted under Section 5.1(a)(i)(D) of the JV Agreement;

Fifth, so much of such amounts remaining shall be distributed to the Manager sufficient to pay in full all remaining Management Fees (including the remaining Junior Management Fees) applicable to such Vessel which are then due and owing;

Sixth, so much of such amounts remaining shall be distributed to the Lenders in order to pay the outstanding principal amount of all Advances on a pro rata basis based upon the outstanding principal amount of all Advances funded by the Lenders; and

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Seventh, so much of such amounts remaining shall be distributed to the applicable Class A Member in order to pay in full all such Class A Subordinated Indebtedness;

Eighth, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to pay in full all such Equity Holder Subordinated Indebtedness;

Ninth, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to reimburse such Equity Holder for payment (if any) made by such Equity Holder whether in the form of a capital contribution or a subordinated loan permitted under the JV Agreement to allow the Borrower to comply with the requirements of Section 3.1(c) of the Credit Agreement;

Tenth, to the Reserve Funding Account until the balance of such Account is equal to the Targeted Reserve Amount as of such date; and

Eleventh, the balance, if any, of such payments or amounts remaining thereafter shall be deposited into the Equity Distribution Account for distribution to the Equity Holders in accordance with Sections 5.1(a)(iii) through 5.l(a)(vi) of the JV Agreement.

SECTION 5.03 Payment After Event of Default, etc. Except as otherwise expressly provided in Sections 5.04 and 4.04 hereof, after an Event of Default shall have occurred and be continuing and the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, all payments (other than any Excepted Payments) received or held in any Collateral Account shall be promptly distributed by the Security Agent in the following order of priority:

First, so much of such amounts shall be distributed to the Security Agent and the Administrative Agent sufficient to pay in full fees, indemnities, costs and expenses (if any) then due and owing to the Administrative Agent and the Security Agent on a pro rata basis (including to reimburse the Security Agent for any expense, charge or other loss incurred by the Security Agent (to the extent not previously reimbursed) in connection with the enforcement or preservation of rights under the Operative Agreements (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Security Agent in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Security Agent, liquidated or otherwise, upon such Event of Default);

Second, so much of such amounts remaining shall be distributed as so directed to pay in full (A) accrued and unpaid Administrative Expenses and the Operational Expenses, (B) the remaining Senior Management Fees then due and owing to the Manager and (C) to the extent not paid under clause (A), any indemnification payments then due and owing to the Manager under the Management and Operating Agreement on a pro rata basis;

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Third, in no order of priority among each other but on a pro rata basis as to the amounts described in clauses (A), (B), (C) and (D) as follows: (A) so much of such amounts remaining as is required to pay in full the accrued and unpaid Unused Fees owing to the Lenders shall be distributed to the Lenders on a pro rata basis based upon the aggregate Unused Fees due to all Lenders; (B) so much of such amounts remaining as is required to pay in full the accrued but unpaid interest then due in respect of the outstanding Advances, shall be distributed to the Lenders on a pro rata basis based upon the outstanding principal amount of all Advances funded by such Lenders; and (C) so much of such amounts remaining as is required to pay in full the aggregate LIBOR Break Costs, if any, and any other amounts (including any indemnity payments under Section 10.3.2 of the Credit Agreement) owing to the Lenders under the Operative Agreements shall be distributed to the Lenders on a pro rata basis based upon the amount of such LIBOR Break Costs and such other amounts owed to the Lenders and (D) so much of such amounts remaining as is required to pay in full the accrued but unpaid interest then due in respect of the outstanding Class A Member Subordinated Indebtedness shall be distributed to the applicable Class A Member;

Fourth, so much of such amounts remaining shall be distributed to the Equity Holders to pay to each Equity Holder the distributions permitted under Section 5.1(a)(ii) of the JV Agreement;

Fifth, so much of such amounts remaining shall be distributed to the Lenders in order to pay the outstanding principal amount of all Advances and all amounts under any Hedging Agreement constituting Senior Secured Obligations on a pro rata basis based upon the outstanding principal amount of all Advances funded by the Lenders;

Sixth, so much of such amounts remaining shall be distributed to the applicable Class A Member in order to pay in full the outstanding principal amount of all such Class A Member Subordinated Indebtedness;

Seventh, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to reimburse such Equity Holder for payment (if any) made by such Equity Holder whether in the form of a capital contribution or a subordinated loan permitted under the JV Agreement to allow the Borrower to comply with the requirements of Section 3.1(c) of the Credit Agreement;

Eighth, only after payment in full of all amounts above (including all Senior Secured Obligations pursuant to clauses “first”, “third”, “fourth”, “fifth” and “sixth” above), so much of such amount remaining shall be distributed to the Junior Secured Party sufficient to pay in full the Junior Secured Obligations then due and owing;

Ninth, so much of such amounts remaining as is required to pay in full the Manager any accrued and unpaid Management Fees (including the remaining Junior Management Fees);

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Tenth, so much of such amounts remaining shall be distributed to the applicable Equity Holder in order to pay in full all such Equity Holder Subordinated Indebtedness; and

Eleventh, the balance, if any, of such payments or amounts remaining thereafter less the amount of the payments remaining to be made under the Assigned Construction Contract shall be deposited into the Equity Distribution Account for distribution to the Equity Holders in accordance with Sections 5.1(a)(iii) through 5.1(a)(vi) of the JV Agreement.

SECTION 5.04 Certain Payments. If any Equity Holder extends credit to the Borrower whether in the form of a capital contribution or a subordinated loan permitted under the JV Agreement to allow the Borrower to comply with the requirements of Section 3.1(c) of the Credit Agreement, then, so long as no additional amounts are due under such Section 3.1(c) with respect to such Event of Loss, any Event of Loss Proceeds relating to such Event of Loss received thereafter shall be promptly distribute to such Equity Holder (up to the aggregate amount of such extension of credit net of all previous repayments thereof). Any payments received by the Security Agent for which no provision as to the application thereof is made in this Security Agreement but for which application thereof is provided in another Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of any other Operative Agreement. The Security Agent will distribute promptly upon receipt any Excepted Payment directly to the Person entitled thereto.

SECTION 5.05 Other Payments. Any payments received by the Security Agent for which no provision as to the application thereof is made elsewhere in this Security Agreement shall be distributed by the Security Agent (i) to the extent received or realized at any time prior to the payment in full of the Secured Obligations, in the order of priority specified in Section 5.01 hereof, and (ii) to the extent received or realized at any time after payment in full of the Secured Obligations, in the order of priority specified (and as applicable) in Section 5.03 hereof.

SECTION 5.06 Payments from Collateral Only. All payments to be made by each Obligor under this Security Agreement and the other Operative Agreements shall be made only from the income and the Proceeds from the Collateral to the extent included in the Collateral and only to the extent that there are sufficient income or Proceeds from the Collateral to the extent included in the Collateral to enable the Security Agent to make payments in accordance with the terms hereof. Each Secured Party agrees that it will look solely to the income and Proceeds from the Collateral to the extent available for distribution to it as herein provided; provided that this provision shall not be construed in a manner that limits the liability of any Obligor under any Operative Agreement.

SECTION 5.07 Termination of Interest in Collateral. (a) No Lender nor any other Senior Secured Party shall, as such, have any Senior Lien in the Collateral when and if the principal amount of and interest with respect to all Advances and all other Senior Secured Obligations shall have been paid in full and all Commitments shall have been terminated in accordance with the terms of the Credit Agreement; provided, however, that the Junior Lien Collateral shall remain subject to the Junior Lien until terminated in accordance with Section 5.07(b).

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(b) The Junior Secured Party shall not have any further Junior Lien in the Junior Lien Collateral when and if all Junior Secured Obligations shall have been paid in full.

ARTICLE VI

REMEDIES OF SECURITY AGENT

SECTION 6.01 Remedies. (a) If an Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Security Agent may (and upon the direction of the Instructing Group, shall) upon five (5) Business Days’ notice to the Borrower and each relevant Obligor (if and to the extent not precluded by law from giving such notice), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VI (including the right to exercise all voting, consensual and other powers of ownership pertaining to each Membership Interest in accordance with the applicable LLC Agreement) and any and all remedies pursuant to the Security Documents, including any applicable Mortgage and applicable Assignment of Charter and may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created thereby or hereby or pursuant hereto or thereto and may exclude the Borrower, the Manager, each other Obligor and all Persons claiming under it wholly or partly therefrom. Without limiting any of the foregoing, it is understood and agreed that the Security Agent may, acting in accordance with the foregoing provisions, exercise any right of sale of any Vessel or any other portion of the Collateral available to it, even though it shall not have taken possession of such Vessel or such portion of the Collateral and shall not have possession thereof at the time of such sale.

(b) If an Event of Default shall have occurred and be continuing, and the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Borrower agrees that the Security Agent shall upon written direction by the Instructing Group, to the extent permitted by Applicable Law, exercise any remedies of a secured party under the UCC or under the Mortgages and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder, and, to the extent not inconsistent with the preceding clause, exercise any other rights and remedies that may be available at law or in equity.

(c) Each Lender shall be entitled, at any sale of any Vessel or any other portion of the Collateral, to credit against any purchase price bid at such sale by such Lender all or any part of the unpaid Senior Secured Obligations owing to such Lender; provided, however, each Lender agrees, solely for the benefit of each other Lender and no other Person, that no Lender shall be so entitled to bid in the unpaid Senior Secured Obligations owing to it unless the amount thereof, after giving effect to the application of all cash payments in accordance with the provisions of Section 5.03 hereof, would equal the amount payable to such Lender thereunder. Such Lender shall, upon any such purchase, acquire good title to the property so purchased.

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SECTION 6.02 Sale, Assigned Construction Contract Remedies, etc. (a) If an Event of Default shall have occurred and be continuing, at the written request of the Security Agent (given upon written direction of the Instructing Group) and subject to Section 6.10 hereto, each Obligor shall promptly execute and deliver to the Security Agent such instruments of title, assignment agreements, and other documents as the Security Agent may deem necessary or advisable to enable the Security Agent or an agent or representative designated by the Security Agent, at such time or times and place or places as the Security Agent may specify, to obtain possession of all or any part of the Collateral (subject to the terms of the Assigned Construction Contract and to the rights of any Charterer under the related Charter) to which the Security Agent shall at the time be entitled hereunder. If any Obligor shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Agent, the Security Agent may obtain a judgment conferring on the Security Agent the right to immediate possession and requiring such Obligor to execute and deliver such instruments and documents to the Security Agent, to the entry of which judgment each Obligor hereby specifically consents. All expenses of obtaining such judgment shall, until paid, be secured by the Lien of this Security Agreement.

(b) Upon any such taking of possession, the Security Agent shall have the right to maintain, control or manage the Collateral or any portion thereof and to carry on the business and to exercise all rights and powers of each Obligor (including with respect to the Assigned Construction Contract as provided in clause (c) below) relating to the Collateral or such portion, as the Security Agent (at the instructions of the Instructing Group) shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, chartering, contact, management or disposition of the Collateral or any portion thereof; and the Security Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral or such portion thereof. Such tolls, rents, revenues, issues, income products and profits shall be applied to pay the expenses of control, management or disposition of the Collateral or such portion thereof and of conducting the business thereof, and to make all payments which the Security Agent may be required or may elect to make, if any, for Taxes, assessments, insurance or other proper charges upon the Collateral or such portion thereof (including the employment of accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Security Agent may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Security Agent, and of all Persons properly engaged and employed by the Security Agent.

(c) Without limiting the foregoing, if an Event of Default has occurred and is continuing, the Security Agent may (upon instructions of the Instructing Group), to the extent applicable, exercise one or more of the following remedies with respect to the Assigned Construction Contract:

(i) Upon notice to the Contractor, assume the rights and obligations of the Borrower under the Assigned Construction Contract with respect to any or all of the Vessels (including, without limitation, the right to continue the construction of any of the undelivered Vessels in accordance with the Assigned Construction Contract and the right, if applicable, to exercise rights and remedies against the Contractor under Article 26(b) of the Assigned Construction Contract); or

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(ii) Upon notice to the Contractor, assign to any Person the rights and obligations of the Borrower as “Purchaser” under the Assigned Construction Contract with respect to any or all Vessels, free and clear of any rights of the Borrower and of any claim of the Borrower in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to the Borrower except to the extent expressly provided in this Security Agreement.

SECTION 6.03 Remedies Cumulative. Each and every right, power and remedy given to the Security Agent specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Obligor or to be an acquiescence therein. For the avoidance of doubt, the Security Agent shall be the only party entitled to exercise the remedies set forth hereunder. For the avoidance of doubt, at the direction of the Instructing Group, the Security Agent shall be entitled to exercise all rights hereunder or otherwise that it may have against one Vessel and all related Collateral (including all Membership Interest in the Obligor owning such Vessel) without taking action against any other Collateral and may apply the Proceeds thereof as Proceeds of Collateral in any fashion otherwise permitted hereunder (without regard to the specific source of such funds).

SECTION 6.04 Collection of Indebtedness and Suits for Enforcement by Security Agent. Each Obligor covenants that if an Event of Default shall occur in respect of the payment of any interest on or principal of the related Advance such Obligor will, upon demand by the Security Agent (as directed by the Administrative Agent), pay to the Security Agent, for the benefit of the affected Lender, the whole amount then due and payable on such Advance for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the Applicable Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Security Agent and such Lender and their respective agents and counsel.

(a) If the applicable Obligor fails to pay such amounts forthwith upon such demand, the Security Agent, in its own name, may with the prior written consent of the Majority Lenders, and shall at the direction of the Majority Lenders, (i) institute a Proceeding for the collection of the sums so due and unpaid, (ii) prosecute such Proceeding to judgment or final decree, and (iii) enforce the same against such Obligor and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

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(b) If an Event of Default occurs and is continuing, the Security Agent may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Security Agent shall deem most effectual, if no direction by the Instructing Group is received by the Security Agent, or as the Security Agent may be directed by the Majority Lenders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Security Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Security Agent by this Security Agreement or by law.

SECTION 6.05 Waiver of Past Defaults. Upon written instructions from the Majority Lenders, the Security Agent shall waive any past Event of Default and its consequences and upon any such waiver such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Security Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from the Majority Lenders, the Security Agent shall not waive any Event of Default (i) in the payment of the principal of, or interest on, or other amounts due under, any Advance then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article XI hereof, cannot be modified or amended without the consent of such Lender.

SECTION 6.06 Discontinuance of Proceedings. In case the Security Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Agent, then and in every such case the applicable Obligor and the Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Security Agent shall continue as if no such proceedings had been instituted.

SECTION 6.07 Application of Monies. The application of any money collected by the Security Agent pursuant to this Article VI and any money that may then be held or thereafter received by the Security Agent hereunder shall be applied subject to, and in accordance with, Section 5.03.

SECTION 6.08 Decision Relating to Exercise of Remedies. Notwithstanding anything in this Security Agreement or in any other Security Document to the contrary, the Security Agent shall exercise, or shall refrain from exercising, any remedy provided for in this Security Agreement or in any other Security Document in accordance with the instructions of the Instructing Group (and the Lenders, the Junior Secured Party and all other Secured Parties shall be bound by such instructions). Prior to the payment in full of the Senior Secured Obligations and the termination of all Commitments in accordance with the terms of the Credit Agreement, the sole rights of the Junior Secured Party under this Security Agreement and the other Security Documents shall be to be secured by the Junior Lien Collateral and to receive the payments provided for in Section 5.03.

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SECTION 6.09 Limitations on Exercise of Remedies. Notwithstanding anything in this Security Agreement to the contrary, the Security Agent shall not exercise any remedy provided for in this Security Agreement (or under any other Security Document) for the purpose of realizing value on the Junior Lien Collateral to be applied to the payment of the Junior Secured Obligations unless (y) such remedy is concurrently being exercised at the direction of the Instructing Group for the purpose of realizing value on the Collateral to be applied to the payment of the Senior Secured Obligations or (z) all Senior Secured Obligations shall have been paid in full and all Commitments shall have been terminated in accordance with the terms of the Credit Agreement.

SECTION 6.10 Additional Limitations on Exercise of Remedies. Notwithstanding anything in this Security Agreement to the contrary, the Security Agent shall not take any action upon an Event of Default to foreclose on the Collateral or exercise any other dispossessory remedies provided for in this Article VI for the purpose of realizing value on the Collateral to be applied to the payment of the Secured Obligations until the 120th day following the occurrence of the first Triggering Event or solely with respect to any Vessel that upon such 120th day will be within its applicable Option Period (but subject to the last proviso of this sentence), until the end of such Option Period (such period, the “No-Action Period”); provided that the foregoing provisions of this Section 6.10 shall not apply to the Investment Property (other than any foreclosure of a Membership Interest in the Obligor that owns a Vessel subject to a Vessel Purchase Option), Cash or any other Collateral deposited in the Collateral Accounts and provided further that with respect to any Vessel which is subject to a Vessel Purchase Option to the extent that (i) such Vessel Purchase Option is permitted at such time pursuant to the terms of the JV Agreement and (ii) the Vessel Purchase Option Notice with respect to such Vessel has been delivered prior to the end of the No-Action Period, such No-Action Period shall be extended with respect to the applicable Vessel to a date occurring ninety (90) days after the Delivery Date of such Vessel (or such longer period, if any, as may be contemplated by Section 11.2(e)(i) or Section 11.5 of the JV Agreement) to allow for the closing of the sale pursuant to the Vessel Purchase Option Notice.

ARTICLE VII

DUTIES OF THE SECURITY AGENT

SECTION 7.01 Notices. (a) Notice of Event of Default. In the event the Security Agent shall have knowledge of an Event of Default or of a Default, the Security Agent shall give prompt written notice thereof to each Obligor, the Administrative Agent and the Lenders. Subject to the terms of Sections 6.01(a), 6.05, 6.10, 7.03 and 8.08 hereof, the Security Agent shall take such action or refrain from taking such action with respect to any such Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Security Agent shall be instructed in writing by the Instructing Group.

(b) The Security Agent will furnish to the Administrative Agent, and upon written request, to each Lender and the Junior Secured Party promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Security Agent under this Security Agreement and any other Security Document.

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SECTION 7.02 Action Upon Instructions. Subject to the terms of Sections 6.01(a), 6.05, 7.01 and 7.03 hereof, upon the written instructions at any time and from time to time of the Instructing Group, the Security Agent shall take such of the following actions as may be specified in such instructions:

(i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Operative Agreement or in respect of any part or all of the Collateral as shall be specified in such instructions;

(ii) take such action with respect to, or to preserve or protect, the Collateral (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Security Agreement;

(iii) take such action as may be required under the terms of the Management and Operating Agreement; and

(iv) take such other action in respect of the subject matter of this Security Agreement as is consistent with the terms hereof and the other Operative Agreements.

SECTION 7.03 Indemnification. The Security Agent shall not be required to take any action or refrain from taking any action under Section 7.01 (other than the first sentence thereof) or 7.02 or Article VI hereof unless the Security Agent shall have been indemnified against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. The Security Agent shall not be under any obligation to take any action under this Security Agreement and nothing in this Security Agreement contained shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Security Agent shall not be required to take any action under Section 7.01 (other than the first sentence thereof) or 7.02, Article VI hereof, nor shall any other provision of this Security Agreement be deemed to impose a duty on the Security Agent to take any action, if the Security Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

SECTION 7.04 No Duties Except as Specified in Security Agreement or Instructions. The Security Agent shall not have any duty or obligation to control, manage, charter, sell, dispose of or otherwise deal with any Vessel or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Security Agreement, any Vessel or any other part of the Collateral, except as expressly provided by the terms of this Security Agreement or as expressly provided in written instructions from the Instructing Group as provided in this Security Agreement; and no implied duties or obligations shall be read into this Security Agreement against the Security Agent. The Security Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 9.01 hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership or the

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administration of the Collateral or any other transaction pursuant to this Security Agreement or any document included in the Collateral. Each reference in this Security Agreement to the representatives of the Security Agent shall be deemed to include one or more Lenders, as applicable.

SECTION 7.05 No Action Except Under Security Agreement or Instructions. Each of the Obligors, the Manager and the Security Agent agree that they will not control, manage, charter, sell, dispose of or otherwise deal with any part of the Collateral except (i) as required by the terms of the Assigned Construction Contract, the applicable Charter or the Management and Operating Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the applicable Obligor and the Security Agent pursuant to this Security Agreement and in accordance with the express terms hereof or (iii) in the case of the Security Agent, in accordance with written instructions from the Instructing Group pursuant to Section 7.01 or 7.02 hereof.

ARTICLE VIII

THE SECURITY AGENT

SECTION 8.01 Acceptance of Duties. The Security Agent accepts the duties set forth herein and agrees to perform the same but only upon the terms thereof and of this Security Agreement and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Security Agent shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence, except as provided in the penultimate sentence of Section 7.04 hereof, except for liabilities that may result from the inaccuracy of any representation or warranty of the Security Agent in any other Operative Agreement.

SECTION 8.02 Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 7.01 or 7.02 hereof, and except as provided in, and without limiting the generality of, Sections 7.03 and 7.04 hereof, the Security Agent shall have no duty (i) to see to any recording or filing of this Security Agreement, any Mortgage or any other document, or to see to the maintenance of such recording or filing or rerecording or refiling, (ii) to see to the payment or discharge of any Taxes, assessment or governmental charges or Lien of any kind against any part of the Collateral, (iii) to confirm, verify or inquire into the failure to receive any financial statements of any Obligor, (iv) to see to any insurance or (v) to ascertain or inquire as to the performance or observance of any of the Obligors’ covenants under the applicable Operative Agreement.

SECTION 8.03 No Representations or Warranties to the Documents. The Security Agent neither makes nor shall be deemed to make any representation or warranty as to the validity, legality or enforceability of this Security Agreement or any of other Operative Agreements or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Security Agent made in its individual capacity, under this Security Agreement or in the other Operative Agreements.

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SECTION 8.04 Reliance; Agents; Advice of Counsel. The Security Agent shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Security Agent may accept a copy of a resolution of the board of members, managers or trustees of any party to the Operative Agreements, certified by the secretary, an assistant secretary or manager thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. In the administration of its duties hereunder, the Security Agent may execute any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled Persons to be selected and retained by it, and the Security Agent shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled Persons.

SECTION 8.05 Capacity in Which Acting. The Security Agent acts hereunder solely as agent as herein provided, and not in its individual capacity, except as otherwise expressly provided herein or in the Mortgages.

SECTION 8.06 Compensation and Indemnity. The Security Agent shall be entitled to reasonable compensation, including expenses and disbursements for all services rendered hereunder and indemnities hereunder, and shall have a priority claim on the Collateral for the payment of such compensation and indemnities, to the extent that such compensation or indemnities shall not be paid by the Obligors, and shall have the right to use or apply any monies held by it hereunder in the Collateral toward such payments. The Security Agent agrees that it shall have no right against the Administrative Agent or any Lender or the Junior Secured Party for any fee as compensation for its services as security agent under this Security Agreement.

SECTION 8.07 Further Assurances; Financing Statements. (a) At any time and from time to time, upon the written request of the Security Agent (at the direction of the Instructing Group), each Obligor shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request (which request shall be accompanied by the execution form of such instruments and documents) and as are necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby, or to obtain for the Security Agent the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of UCC financing statements and, subject to Section 7.02 hereof, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.

(b) The Administrative Agent (or, upon payment in full of the Senior Secured Obligations and termination of all commitments under the Credit Agreement, the Junior Secured Party) is hereby authorized to file or cause to be filed such financing statements and other similar documents and cause to be executed (and, if applicable, the Security Agent agrees to execute) and filed such continuation statements and other similar documents, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Security Agent (or its assignee) in the Collateral and in the Proceeds thereof, including, without

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limitation, instruments relating to the perfection of the mortgage, security interest or assignments created or intended to be created hereby. Each of the Obligors hereby authorizes the Administrative Agent (or, upon payment in full of the Senior Secured Obligations and termination of all commitments under the Credit Agreement, the Junior Secured Party) to file UCC financing statements, continuation statements or similar instruments relating to the perfection of the security interest effected or intended to be effected hereby or by any other Security Document.

SECTION 8.08 Compliance with the Shipping Act. Notwithstanding any right, power or remedy granted to the Security Agent herein, or at law, in equity, admiralty or otherwise, the Security Agent will not take any action that causes a violation of Section 2 or Section 9 of the Shipping Act. The Security Agent represents and warrants to each Secured Party that as of the date hereof it is a U.S. Citizen. The Security Agent agrees that if to the actual knowledge of its officers directly involved in the transactions the subject of this Security Agreement the Security Agent is not or ceases to be a U.S. Citizen, it will resign as Security Agent in accordance with the provisions hereof.

SECTION 8.09 Merger or Sale of Security Agent. Any corporation or association into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Security Agent may be sold or otherwise transferred, shall be the successor Security Agent hereunder without any further act.

SECTION 8.10 Certain Matters Affecting the Security Agent.

(a) The Security Agent shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Security Agreement.

(b) The Security Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Administrative Agent; provided, however, that if the payment within a reasonable time to the Security Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Security Agent, not assured to the Security Agent by the security afforded to it by the terms of this Security Agreement, the Security Agent may require indemnity satisfactory to the Security Agent against such cost, expense or liability as a condition to taking any such action.

(c) The right of the Security Agent to perform any discretionary act enumerated in this Security Agreement shall not be construed as a duty, and the Security Agent shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.

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(d) The Security Agent shall not be liable in its individual capacity for an error of judgment made in good faith by the Security Agent, unless it shall be proved that the Security Agent was negligent in ascertaining the pertinent facts.

(e) The Security Agent shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Security Agreement or at the direction of the Administrative Agent, relating to the time, method and place of conducting any proceeding for any remedy available to the Security Agent, or exercising or omitting to exercise any trust or power conferred upon the Security Agent, under this Security Agreement.

(f) The Security Agent shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Security Agent shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Security Agent may conclusively assume that there is no Default or Event of Default.

ARTICLE IX

INDEMNIFICATION OF SECURITY AGENT BY BORROWER

SECTION 9.01 Scope of Indemnification. Each Obligor hereby agrees to indemnify the Security Agent in accordance with Section 10.3.2 of the Credit Agreement.

ARTICLE X

SUCCESSOR AGENTS

SECTION 10.01 Resignation of Security Agent; Appointment of Successor. (a) The Security Agent or any successor thereto may resign at any time without cause by giving at least thirty (30) calendar days’ prior written notice to each Obligor, the Manager, the Administrative Agent, each Lender and the Junior Secured Party, such resignation to be effective upon the acceptance of the agency by a successor Security Agent. In addition, the Instructing Group may at any time remove the Security Agent without cause by an instrument in writing delivered to the Borrower and the Security Agent, and the Instructing Group shall promptly notify each Lender thereof, the Administrative Agent and the Junior Secured Party in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Security Agent. In the case of the resignation or removal of the Security Agent, the Instructing Group may appoint a successor Security Agent by an instrument signed by such Lenders. If a successor Security Agent shall not have been appointed within ninety (90) calendar days after such notice of resignation or removal, the Security Agent, any Obligor, the Manager, the Administrative Agent or any Lender may apply to any court of competent jurisdiction to appoint a successor Security Agent to act until such time, if any, as a successor shall have been appointed as above provided. The successor Security Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Agent appointed as above provided within one year from the date of the appointment by such court.

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(b) Any successor Security Agent, however appointed, shall execute and deliver to each Obligor, the Manager and to the predecessor Security Agent an instrument accepting such appointment, and thereupon such successor Security Agent, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Security Agent hereunder with like effect as if originally named the Security Agent herein; but nevertheless upon the written request of such successor Security Agent, such predecessor Security Agent shall execute and deliver an instrument transferring to such successor Security Agent all the estates, properties, rights and powers of such predecessor Security Agent, and such predecessor Security Agent shall duly assign, transfer, deliver and pay over to such successor Security Agent all monies or other property then held by such predecessor Security Agent hereunder.

(c) Any successor Security Agent, however appointed, shall be a U.S. Citizen, and shall also be a bank or trust company having its principal place of business in the United States of America and having a combined capital and surplus of at least $500,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Security Agent hereunder upon reasonable or customary terms.

(d) Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation to which substantially all the corporate trust business of the Security Agent may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Security Agent under this Security Agreement without further act.

ARTICLE XI

SUPPLEMENTS AND AMENDMENTS TO THIS

SECURITY AGREEMENT AND OTHER DOCUMENTS

SECTION 11.01 Instructions of Majority; Limitations. (a) At any time and from time to time, each Obligor, the Manager and the Security Agent (but only on the written request of the Instructing Group) shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Security Agreement as specified in such request or with respect to transferring, mortgaging or pledging any property (including any Vessel) to or with the Security Agent; provided, however, that, without the consent of each Lender and, but only with respect to clauses (i), (ii), (iv) and (v) of the Junior Secured Party, no such amendment of or supplement to this Security Agreement or waiver or modification of the terms of any thereof, shall (i) modify any of the provisions of this Section 11.01, (ii) alter or modify the provisions of Article V hereof with respect to the order of priorities, (iii) modify, amend or supplement the Assigned Construction Contract releasing the Contractor from its obligations thereunder, (iv) expressly release the Assigned Construction Contract, any Obligor or any Vessel from the Lien of this Security Agreement except as expressly provided hereunder or (v) modify the Granting Clause hereof. This Section 11.01 shall not apply to any supplements permitted by, and complying with the terms of Section 11.04 hereof.

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(b) In the event that the Security Agent receives a request for the giving of any notice or for its consent to any amendment, supplement, modification, approval, consent or waiver under the Assigned Construction Contract or any other Security Document, the Security Agent will exercise its voting rights as directed by the Instructing Group.

SECTION 11.02 Security Agents Protected. If, in the opinion of the institution acting as the Security Agent hereunder, any document required to be executed pursuant to the terms of Section 11.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Security Agreement such institution may in its discretion decline to execute such document.

SECTION 11.03 Documents Mailed to Secured Parties. Promptly after the execution by the Borrower or the Security Agent of any document entered into pursuant to Section 11.01 hereof, the Borrower shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Administrative Agent and the Junior Secured Party in accordance with the Credit Agreement, but the failure of the Borrower to mail such conformed copies shall not impair or affect the validity of such document.

SECTION 11.04 No Request Necessary for Joinder Agreement. Notwithstanding anything contained in Section 11.01 hereof, no written request or consent of the Security Agent or any Lender pursuant to Section 11.01 hereof shall be required to enable the Borrower to enter into any supplement to any Operative Agreement in order to subject any Charters related to the applicable Vessel or other property thereto to the Lien of this Security Agreement or to execute and deliver a Joinder Agreement and other appropriate instruments pursuant to the terms hereof.

SECTION 11.05 Joinder Agreement and Mortgage. The Borrower agrees to cause any new Borrower’s Subsidiary that was not in existence or not an Obligor on the date of this Security Agreement to enter into this Security Agreement as an Obligor. Upon execution and delivery by the Security Agent, the Borrower and such Borrower Subsidiary of a Joinder Agreement in the form of Exhibit J to the Credit Agreement, such Borrower Subsidiary shall become an Obligor hereunder with the same force and effect as if originally named as an Obligor herein. The execution and delivery by such Borrower Subsidiary of the Joinder Agreement shall not require the consent of any other Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Security Agreement. On each Delivery Date, the applicable Obligor agrees to execute and deliver a Mortgage substantially in the form of Exhibit D of the Credit Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Termination of Security Agreement. Upon (or at any time after) payment in full of all Secured Obligations and termination of all Commitments in accordance with the Credit Agreement, the Instructing Group shall direct the Security Agent to execute and deliver to or as requested in writing by the Borrower the appropriate instruments releasing the Vessels from the Lien of this Security Agreement and the other Security

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Documents and releasing the Collateral Documents from the assignment and/or pledge thereof hereunder, and the Security Agent shall execute and deliver such instruments as aforesaid and, at the Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to give effect to such release; provided, however, that this Security Agreement shall earlier terminate and this Security Agreement shall be of no further force or effect upon any sale or other final disposition by the Security Agent of all property part of the Collateral and the final distribution by the Security Agent of all monies or other property or Proceeds constituting part of the Collateral in accordance with the terms hereof. Further, in the event a Vessel is sold pursuant to and in accordance with Section 7.2.7 of the Credit Agreement, upon receipt by the Security Agent of the purchase price therefor, each of the Instructing Group and the Manager shall direct the Security Agent to execute and deliver to or as requested in writing by the Manager (a) if such Vessel is subject to a Mortgage, an appropriate release of Mortgage releasing such Vessel from the Lien of such Mortgage and (b) an appropriate instrument releasing such Vessel and, if the Membership Interest in such Obligor is part of such sale, such Obligor from the Lien of this Security Agreement and releasing the Collateral Documents pertaining solely thereto, including the applicable Charter, Assignment of Charter and Assignment of Insurances, from the assignment and pledge hereunder, and the Security Agent shall execute and deliver such release and instruments as aforesaid. In the event that any Hedging Agreement is transferred to any Person that is not an Obligor (in accordance with the Operative Agreements), such Hedging Agreement shall be released from the Lien of this Security Agreement and, if requested by the Borrower (and at the Borrower’s expense), the Security Agent shall execute a release with respect thereto (in form and substance satisfactory to the Administrative Agent). Except as aforesaid otherwise provided, this Security Agreement shall continue in full force and effect in accordance with the terms hereof.

SECTION 12.02 No Legal Title to Collateral in the Secured Parties. None of the Secured Parties shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any of the Secured Obligations or other right, title and interest of any of the Secured Parties in and to the Collateral or hereunder shall operate to terminate this Security Agreement or entitle such Secured Parties or any successor or transferee of such Secured Parties to an accounting or to the transfer to it of legal title to any part of the Collateral.

SECTION 12.03 Sale of Vessel by Security Agent is Binding. Any sale or other conveyance of all or any part of any part of the Collateral by the Security Agent made pursuant to the terms of this Security Agreement shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Security Agent, the Borrower, the other Obligors and such Secured Parties therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other Proceeds with respect thereto by the Security Agent.

SECTION 12.04 Security Agreement for Benefit of each Obligor, the Manager, the Security Agent and Secured Parties. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than each Obligor, the Manager, the Security Agent and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

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SECTION 12.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to the Borrower or any other Obligor, addressed to it at its office at c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P, 666 Fifth Avenue New York, New York 10103, Telephone: 212-318-3000, Facsimile: 212-318-3400, Attention: Paul Jacobs and Roy L. Goldman, (ii) if to the Security Agent, addressed to it at its office at 4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212-623-5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor, (iii) if to the Manager, addressed to it at its office at c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, (iv) if to the Administrative Agent or any Lender, in accordance with the Credit Agreement, or (v) if to the Junior Secured Party, addressed to it at its office at National Steel and Shipbuilding Company, 2798 East Harbor Drive, San Diego, CA 92113, Telephone: 619-544-8715, Facsimile: 619-544-8880, Attention: Maurice Caskey, New Construction Contracts. Whenever any notice in writing is required to be given by any party hereto to the other party to this Agreement, such notice shall be deemed and such requirement satisfied when such notice is received (i) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 12.06 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.07 No Oral Modifications or Continuing Waivers. No terms or provisions of this Security Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

SECTION 12.08 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.

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SECTION 12.09 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.10 Governing Law; Counterpart Form. This Security Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York (excluding any non-mandatory conflicts of law provisions thereof that would result in the application of the law of any jurisdiction other than the State of New York), including all matters of construction, validity and performance. This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed to be originally executed on the date transmitted.

SECTION 12.11 No Petition. Each party hereto hereby (and each Secured Party by its acceptance hereof) covenants and agrees that, it will not institute against any Obligor, or join any other person in instituting against such Obligor, any Insolvency Proceeding so long as any Secured Obligations (or any Commitment) shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any Secured Obligations shall have been paid in full (and all Commitments shall have been terminated).

SECTION 12.12 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE SECURITY AGENT AND THE MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OBLIGORS, THE SECURITY AGENT OR THE MANAGER. EACH OF THE OBLIGORS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, SECURITY AGENT AND THE MANAGER ENTERING INTO THIS SECURITY AGREEMENT AND EACH SUCH OTHER OPERATIVE AGREEMENT.

SECTION 12.13 Guaranty of Assigned Construction Contract and Subordination. Upon the terms and subject to the conditions set forth in this Security Agreement, each Obligor (other than the Borrower) jointly and severally with the other Obligors (other than the Borrower) unconditionally, absolutely and irrevocably guarantees the payment of all obligations of the Borrower to the Junior Secured Party arising under the Assigned Construction Contract (collectively, the “Guaranteed Obligations”). Such Guaranteed Obligations shall constitute a part of the Junior Secured Obligations and shall rank pari passu with the other Junior Secured Obligations and, as such, will be subordinate to the Senior Secured Obligations as provided in the Schedule II “Subordination Provisions” to the Credit Agreement which is incorporated herein by reference.

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SECTION 12.14 Consent to Jurisdiction. Each party hereto (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware in any action arising out of this Security Agreement or any other Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) to the fullest extent permitted by law, consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Security Agreement has been made and delivered in The City of New York, and this Security Agreement having become effective only upon such execution and delivery.

USS PRODUCTS INVESTOR LLC,
as Borrower

By:	USS PRODUCT CARRIERS LLC, its Managing Member

By:	/s/ Paul Bradley
Name:	Paul Bradley
Title:	Chairman and CEO

USS PRODUCT MANAGER LLC,
as the Manager

By:	/s/ Paul Bradley
Name:	Paul Bradley
Title:	Chairman and CEO

JPMORGAN CHASE BANK, N.A.,
as the Security Agent

By:	/s/ Esther Antoine
Name:	Esther Antoine
Title:	Trust Officer

BLACKSTONE CORPORATE DEBT
ADMINISTRATION L.L.C.,
as the Administrative Agent

By:	/s/
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as the Securities Intermediary (solely for purposes of Section 4.08)

By:	/s/ Esther Antoine
Name:	Esther Antoine
Title:	Trust Officer

Schedule I

Chief Executive Office

USS Products Investor LLC

399 Thornall Street

Edison, New Jersey 08837

Federal Identification Number

205277827

EXHIBIT F

to

Revolving Notes Facility Agreement

FORM OF ASSIGNMENT OF CHARTER

[NAME OF VESSEL]

THIS ASSIGNMENT OF CHARTER (this “Assignment”), dated as of                 , 20__, between [NAME OF BORROWER SUBSIDIARY], a limited liability company organized and existing under the laws of the State of Delaware (the “Assignor”), in favor of [JPMORGAN CHASE BANK, N.A.], not in its individual capacity but solely as Security Agent under the Revolving Notes Facility Agreement (as hereinafter defined) (the “Assignee”).

PRELIMINARY STATEMENTS

WHEREAS:

(A) The Assignor is the sole owner of the whole of the United States flag vessel                     , Official No.                  (the “Vessel”).

(B) USS Products Investor LLC (the “Borrower”), the Assignor, the other Borrower subsidiaries identified therein (each, an “Obligor” and together with the Borrower and the Assignor, the “Obligors”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Blackstone Corporate Debt Administration L.L.C., as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) for the Lenders, the Assignee and Lehman Brothers Inc., as sole lead arranger and sole bookrunner, have heretofore entered into a Revolving Notes Facility Agreement dated as of August 7, 2006 (as supplemented, amended, restated or otherwise modified from time to time, the “Revolving Notes Facility Agreement”) pursuant to which, at the Borrower’s request, the Lenders have made available to the Obligors a credit facility of up to $325,000.00, the proceeds of which have been or will be used, among other things, to fund the construction and delivery of the Vessel;

(C) Concurrently with the Revolving Notes Facility Agreement, the Borrower, the Assignor, the other Obligors, USS Product Manager LLC, as the Manager (the “Manager”) and the Assignee have entered into a Security Agreement (as supplemented, amended, restated or otherwise modified from time to time, the “Security Agreement”) pursuant to which the Assignor and the other Obligors have pledged to the Assignee certain of their properties, rights, interests and privileges as security for their obligations under the Revolving Notes Facility Agreement and the other Operative Documents (as defined in the Revolving Notes Facility Agreement);

(D) The Assignor and                 , as charterer (the “Charterer”) have entered into that certain time charter dated as of                  (as supplemented, amended, restated or otherwise modified from time to time, the “Charter”) with respect to the Vessel; and

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(E) Under the terms of the Revolving Notes Facility Agreement and the Security Agreement, the Assignor is required to execute and deliver to the Assignee, as security for the obligations of the Obligors to the Secured Parties, an assignment of all of the Assignor’s right, title and interest in and to the Charter of the Vessel and any proceeds related thereto.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Revolving Notes Facility Agreement shall have the same meanings when used herein and the other definitional provisions set forth in Section 1.5 thereof shall apply hereto.

2. Grant of Security. The Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to (i) the Charter, including all moneys and claims for moneys due and to become due thereunder, whether as charter hire, freights, indemnities, payments or otherwise, and all claims for damages arising out of any breach of the Charter and all rights, powers and remedies on the part of the Assignor under the Charter to take such action upon the occurrence of a breach thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Charter or by law, and to do any and all other things whatsoever that the Assignor is or may be entitled to do under or in respect of the Charter and any right to restitution from the Charterer or any other Person in respect of any determination of invalidity of the Charter, (ii) all security deposits or collateral posted by or on behalf of the Charterer in respect of its obligations under the Charter, and (iii) all proceeds of all of the foregoing.

3. Notice of Assignment. The Assignor shall promptly give notice of this Assignment, in the form annexed hereto as Annex A, to the Charterer.

4. Payment. The Assignor shall cause all sums payable to the Assignor and assigned hereby, whether as charter hire, freight, indemnities or otherwise, to be paid directly to the Assignee to the Collections Account (or such other account as the Assignee may direct). The Assignor shall require the Charterer to make all payments due the Assignor pursuant to the Charter directly to the Assignee for credit to the above referenced account.

5. Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under the Charter. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under the Charter to perform the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under the Charter by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to the Charter or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

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6. Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its rights, title or interest in the whole or any part of the Charter and the moneys and claims hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment; and the Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises and to file any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment without the signature of the Assignor which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby. No amendment, modification or alteration of the terms or provisions of the Charter shall be valid unless the same shall be consented to in writing by the Assignee.

7. Application of Proceeds. All moneys collected to received from time to time by the Assignee pursuant to this Assignment shall be applied in accordance with the terms of the Security Agreement.

8. Further Assurances. The Assignor agrees that any time and from time to time upon the written request of the Assignee it will duly execute and deliver any and all such further instruments and documents as may be specified in such request (which request shall be accompanied by the execution form of such instruments and documents) and as are necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby, or to obtain for the Assignee the full benefit of the specific rights and powers granted herein.

9. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given to the Assignee specifically or otherwise in this Assignment shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower, the Assignor or any other Obligor or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from the Obligors to the Secured Parties and

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maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby. For the avoidance of doubt, the Assignee shall be the only party entitled to exercise the remedies set forth hereunder.

10. Invalidity. Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

11. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Obligors under the Operative Agreements and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee or any other Secured Party for all or any part of the moneys hereby secured.

12. Waiver; Amendment. No terms or provisions of this Assignment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or shall be effective only in the specific instance and for the specific purpose given.

13. Termination. If all of the Secured Obligations (as defined in the Security Agreement) have been paid in full or the Assignor is released therefrom in accordance with the terms of the Security Agreement, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate.

14. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Assignment to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as

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electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to the Assignor, addressed to it at its office at [c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P, 666 Fifth Avenue, New York, New York 10103, Telephone: 212-318-3000, Facsimile: 212-318-3400, Attention: Paul Jacobs and Roy L. Goldman], and (ii) if to the Assignee, addressed to it at its office at [4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212-623-5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor]. Whenever any notice in writing is required to be given by either of the Assignor or the Assignee to the other, such notice shall be deemed and such requirement satisfied when such notice is received (x) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (y) on the next Business Day if sent by recognized overnight courier service and (z) on the third Business Day following the date sent by certified mail, return receipt requested. Each of the Assignor and the Assignee may change the address to which notices to such party will be sent by giving notice of such change to the other.

16. Governing Law. This Assignment shall in all respects be governed by, and construed in accordance with, the law of the State of New York (excluding any non-mandatory conflicts of law provisions thereof that would result in the application of the law of any jurisdiction other than the State of New York), including all matters of construction, validity and performance.

17. Headings. The headings of the various Sections are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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IN WITNESS WHEREOF; the Assignor has caused this Assignment to be executed on the day and year first above written.

[NAME OF BORROWER SUBSIDIARY]

By:
Name:
Title:

ANNEX A

FORM OF CHARTER ASSIGNMENT NOTICE

TO:

TAKE NOTICE:

(a) that by an Assignment of Charter dated the          day of                  made by us to [JPMORGAN CHASE BANK, N.A.], as Security Agent, (the “Assignee”), we, the owner of the United States flag vessel                     , Official No.                  (the “Vessel”), have assigned to the Assignee as from the date hereof a security interest in all our right, title and interest in and to:

(i) that certain time charter dated as of                  (the “Charter”) between the undersigned as owner and you as charterer respecting the Vessel;

(ii) all moneys and claims for moneys due and to become due under the Charter, whether as charter hire, freight, indemnities, payments or otherwise, and all claims for damages arising out of any breach of the Charter; and

(iii) all security deposits or collateral posted by or on behalf of the Charterer in respect of its obligations under the Charter; and

(b) that you are hereby irrevocably authorized and instructed to pay as from the date hereof all of such aforesaid moneys to the Assignee, for the account of the undersigned (Account No.             ), at                      (or at such other place as the Assignee may direct).

DATED THIS              day of

[NAME OF BORROWER SUBSIDIARY]

By:
Name:
Title:

EXHIBIT G

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of                      (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by USS PRODUCTS INVESTOR LLC, a Delaware limited liability company (the “Pledgor”), to JPMORGAN CHASE BANK, N.A., as security agent (the “Security Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Pledgor has requested that the Lenders make available to the Pledgor and each subsidiary of the Pledgor signatory to the Credit Agreement (each, a “Pledgor’s Subsidiary” and together with the Pledgor, the “Obligors”) a revolving notes facility of up to $325,000,000, the Proceeds of which are to be used to fund, among other things, the construction and delivery of the Vessels;

WHEREAS, the Lenders have entered into a Revolving Notes Facility Agreement dated as of August 7, 2006 (the “Credit Agreement”) with the Pledgor, as borrower, the other Obligors, the Security Agent and Blackstone Corporate Debt Administration L.L.C. as Administrative Agent (the “Administrative Agent”);

WHEREAS, the Pledgor owns 100% of the Membership Interest in [NAME OF THE PLEDGOR’S SUBSIDIARY] (the “Pledged Obligor”) and it is a condition precedent to the Lenders making Advances to the Obligors under the Credit Agreement that the Pledgor has executed and delivered this Agreement;

WHEREAS, the Pledgor, by virtue of the execution of that certain Assignment Agreement with respect to the Assigned Construction Contract, dated the date hereof, between the Pledgor and USS Product Carriers LLC shall become a party to the Assigned Construction Contract with respect to the Vessels;

WHEREAS, the Contractor has requested that the Pledgor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to enter into the Credit Agreement, to make extensions of credit thereunder, to accommodate the Contractor’s request and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Certain Definitions; Rules of Construction. For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Security Agreement (as defined below); (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefore, the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, any reference herein to any Person shall be construed to include such Person’s successors and assigns, and the other rules of construction or interpretation set forth in the Credit Agreement shall apply to the interpretation of this Agreement and (iii) the following terms which are defined in the UCC on the date hereof are used herein as so defined: authenticate, Cash Proceeds, General Intangible, Instrument, money, Proceeds and Supporting Obligation.

In addition, the following terms shall have the meaning herein specified:

“Administrative Agent” has the meaning given in the preliminary statements to this Agreement.

“Agreement” has the meaning given in the first paragraph of this Agreement.

“Credit Agreement” has the meaning given in the preliminary statements to this Agreement.

“Instructing Group” except as otherwise set forth herein, means, until such time as all Senior Secured Obligations shall have been paid in full and all Commitments shall have been terminated in accordance with the terms of the Credit Agreement, the Majority Lenders; and, thereafter, the Junior Secured Party.

“Junior Secured Obligations” means all Guaranteed Obligations, Indebtedness, liabilities and payment obligations of any Obligor owing to the Junior Secured Party arising under or in connection with the Assigned Construction Contract, whether for payment or reimbursement obligations (or the obligation to provide cash Pledge Agreement Collateral), interest, premium, late charges, expenses or otherwise, and any extensions or renewals thereof or replacements therefor (including, but not limited to, any interest, indemnity and other obligation arising or accruing after the occurrence of a bankruptcy event with respect to any Obligor or any other Person, regardless of whether such interest, indemnity or other obligation is an allowed claim under the Bankruptcy Code); in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Indebtedness of any Obligor under any Instrument now or hereafter evidencing or securing any of the foregoing.

“Junior Secured Party” means the Contractor.

“Pledge Agreement Collateral” has the meaning given in Section 2 of this Agreement.

“Pledged Equity Interests” has the meaning given in Section 2 of this Agreement.

“Pledged Obligor” has the meaning given in the preliminary statements to this Agreement.

“Pledgor” has the meaning given in the first paragraph of this Agreement.

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“Secured Obligations” means the Senior Secured Obligations and the Junior Secured Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Party.

“Security Agent” has the meaning given in the first paragraph of this Agreement.

“Security Agreement” means that certain Security Agreement dated as of August 7, 2006 among the Pledgor, each Pledgor’s Subsidiary from time to time party thereto, USS Product Manager LLC, as manager, the Administrative Agent and the Security Agent.

“Senior Lien” has the meaning given in Section 2 of this Agreement.

“Senior Secured Obligations” means (a) all Indebtedness, liabilities and obligations of any Obligor owing to any Secured Party arising under or in connection with the Credit Agreement, this Agreement or any other Operative Agreement, whether for principal, reimbursement obligations (or the obligation to provide cash Pledge Agreement Collateral), interest, premium, fees, late charges, expenses or otherwise, and any extensions or renewals thereof or replacements therefor (including, but not limited to, any interest, fee, indemnity and other obligation arising or accruing after the occurrence of a bankruptcy event with respect to any Obligor or any other Person, regardless of whether such interest, fee, indemnity or other obligation is an allowed claim under the Bankruptcy Code) and (b) all Indebtedness, liabilities and obligations under any Hedge Agreement, whenever arising, entered into between any Obligor and any Person which was a Lender, or any Affiliate of a Lender, at the time such Hedge Agreement was entered into; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Indebtedness of any Obligor under any Instrument now or hereafter evidencing or securing any of the foregoing.

“Senior Secured Parties” means “Secured Parties” as defined in and under the Credit Agreement.

“Vessel Purchase Option” has the meaning given in the JV Agreement.

SECTION 2. Pledge and Grant of Security Interest. (y) To secure the prompt and complete payment of all Senior Secured Obligations and the performance and observance by each Obligor of all the agreements, covenants and provisions contained in the Operative Agreements for the benefit of the Senior Secured Parties, and in consideration of the premises and of the covenants herein contained, the Pledgor does hereby grant, bargain, sell, assign, transfer, convey, pledge and confirm, to the Security Agent and its successors and assigns, for the security and benefit of the Senior Secured Parties, a first priority security interest (the “Senior Lien”) in, and (z) subject to the terms and conditions hereof (including the prior payment in full of such amounts as set forth in Article V of the Security Agreement), to secure the prompt and complete payment of all Junior Secured Obligations, and in consideration of the premises and of the covenants herein contained, each Obligor does hereby grant, bargain, sell, assign, transfer, convey, pledge and confirm, to the Security Agent and its successors and assigns, for the security and benefit of the Junior Secured Party, a second priority security interest subject and

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subordinate only to the Senior Lien, any and all of the Pledgor’s right, title and interest in and to the following, wherever located, whether now owned or hereafter acquired, tangible or intangible (collectively, the “Pledge Agreement Collateral”):

(a)	the Membership Interest listed on Schedule I attached hereto and all other equity interests and all other securities convertible or exchangeable for the Membership Interest now owned or hereafter acquired by the Pledgor, together with all warrants, options (other than any Vessel Purchase Option) or other rights to purchase or subscribe for any such securities, whether or not presently convertible, exchangeable or exercisable and all certificates representing any of the foregoing (collectively, the “Pledged Equity Interests”);

(b)	all General Intangibles relating to or arising in connection with any of the Pledge Agreement Collateral referred to in clause (a) above, including (i) all choses in action and causes of action and (ii) all rights, privileges and claims, whether contractual (including pursuant to any subscription agreement, stock purchase agreement, acquisition agreement, shareholders agreement, limited liability agreement, operating agreement or partnership agreement, in each case relating to or arising in connection with any Pledge Agreement Collateral referred to in clause (a) above;

(c)	all payments of principal or interest, dividends, money, securities, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of any Pledge Agreement Collateral referred to in clauses (a) and (b) above (including pursuant to any split, reclassification, consolidation or merger);

(d)	all books, records, files, correspondences and other documents (including any computer records, files, programs and other materials) pertaining to any Pledge Agreement Collateral; and

(e)	to the extent not otherwise included above, all Supporting Obligations for, and all Proceeds and products of, any and all of the foregoing (or of such Proceeds and products).

SECTION 3. Delivery of Pledged Equity Interests; Uncertificated Pledged Equity Interests; Schedule Supplements. The Pledgor agrees to promptly deliver or cause to be delivered to the Security Agent all certificates representing Pledged Equity Interests in the Pledged Obligor. Each such delivery to the Security Agent shall be accompanied by stock powers duly executed in blank or other instruments of transfer or assignment reasonably satisfactory to the Security Agent and by such other instruments and documents as the Security Agent may reasonably request.

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SECTION 4. Security for Secured Obligations. This Agreement secures the prompt and complete payment of all Secured Obligations and the performance and observance by each Obligor of all the agreements, covenants and provisions contained in the Operative Agreements for the benefit of the Senior Secured Parties and, as applicable, the Junior Secured Party. Without limiting the generality of the foregoing, to the extent permitted by applicable law, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and which would be owed to the Secured Parties but for the fact that a claim therefor may not be allowable in a bankruptcy, reorganization or similar proceeding involving any Pledgor or any other Person.

SECTION 5. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable for all of its duties and obligations under and with respect to its Pledge Agreement Collateral to the same extent as if this Agreement had not been executed (and the Pledgor agrees to indemnify and hold harmless the Security Agent and the other Secured Parties from and against any and all such liabilities), (b) the exercise by the Security Agent of any right hereunder shall not release any Pledgor from any of its duties or obligations under or with respect to any Pledge Agreement Collateral, and (c) neither the Security Agent nor any other Secured Party shall have any obligation or liability under any Pledge Agreement Collateral by reason of this Agreement, nor shall the Security Agent or any other Secured Party be obligated (i) to perform any obligation or duty of any Pledgor thereunder, (ii) to make any payment, (iii) to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, (iv) to present or file any claim, or (v) to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by the Pledgor. This Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

(b) Representation and Warranties in other Security Documents. The Pledgor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement and the Security Agreement are true and correct.

SECTION 7. Covenants. So long as any of the Secured Obligations remain outstanding or any Operative Agreement shall remain outstanding, and until all of the Commitments relating thereto shall have been terminated:

(a) Change in Jurisdiction, Name, Location, Identity or Structure. The Pledgor agrees promptly to notify the Security Agent in writing of any change (i) in the jurisdiction in which it is organized, (ii) in its corporate name, (iii) in the location of its chief executive office, (iv) in its identity or corporate structure or (v) in its federal taxpayer identification number. The Pledgor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Security Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Pledge Agreement Collateral.

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(b) Regarding Pledge Agreement Collateral Generally. The Pledgor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Pledge Agreement Collateral, or any Lien on the Pledge Agreement Collateral in favor of any Person, other than the Security Agent or as otherwise permitted under the Credit Agreement. The Pledgor shall, at its own cost and expense, take any and all actions necessary to defend title to all the material Pledge Agreement Collateral against all persons and to defend the security interest of the Security Agent in the Pledge Agreement Collateral and the priority thereof against any Lien. The Pledgor will not pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledge Agreement Collateral or incurred in connection with this Agreement. Except as permitted by the Credit Agreement, no Pledgor will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Pledge Agreement Collateral or any interest therein.

(c) Records; Inspection; Verification; Reports. The Pledgor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Pledge Agreement Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Pledgor is engaged.

(d) Further Assurances. The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Security Agent may reasonably request, in order to better assure, preserve, perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or any right or remedy of the Security Agent hereunder, or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledge Agreement Collateral. Without limiting the generality of the foregoing, the Pledgor will execute, or otherwise authenticate (as necessary) and file, with a copy thereof to the Security Agent, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Security Agent may reasonably request, in order to perfect and preserve the pledge, security interest and lien granted or purported to be granted hereby. The Pledgor hereby authorizes the Security Agent to execute and file one or more financing statements, continuation statements, amendments, memorandums or other records with the applicable Governmental Authority for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest and lien granted by this Agreement with respect to the Pledge Agreement Collateral, without the signature of the Pledgor, and naming the Pledgor as debtor and the Security Agent as Secured Party (in each case, to the extent permitted by applicable law). A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Pledge Agreement Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

SECTION 8. Registration in Nominee Name; Denominations. The Security Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Equity Interests in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Security Agent; provided that the Security Agent shall not exercise any such right without the prior consent of the Pledgor unless and until an Event of Default has occurred and is continuing

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and subject to Section 15. The Pledgor will promptly give to the Security Agent copies of any notices or other communications received by it with respect to Pledged Equity Interests registered in the name of the Pledgor. The Security Agent shall at all times have the right to exchange the certificates representing the Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 9. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing, and, in the case of the following clause (iii), the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled:

(i) The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Equity Interests or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Operative Agreements; provided that no Pledgor will be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Equity Interests or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Operative Agreement or the ability of the Secured Parties to exercise the same.

(ii) The Security Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii) The Pledgor shall be entitled to receive and retain any and all cash dividends, distributions, interest and principal paid on the Pledged Equity Interests subject to the terms and conditions of the Operative Agreements (including the prior payment in full of such amounts as set forth in Article V of the Security Agreement). All non-cash dividends, distributions, interest and principal, and all dividends, distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Equity Interests, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Membership Interest of the Pledged Obligor or received in exchange for the Pledged Equity Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall (A) be and become part of the Pledge Agreement Collateral, and, (B) if such Pledge Agreement Collateral constitutes certificated Pledged Equity Interests in the Pledged Obligor shall be held in trust for the benefit of the Security Agent and shall be forthwith delivered to the Security Agent in the same form as so received (with any necessary endorsement in accordance with the terms hereof).

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(b) If an Event of Default shall have occurred and be continuing, and the Advances have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, all rights of the Pledgor to dividends, distributions, interest or principal that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Security Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by any Pledgor contrary to the provisions of this Section shall be held in trust for the benefit of the Security Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Security Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Security Agent pursuant to the provisions of this paragraph (b) shall be retained by the Security Agent in the Collections Account and shall be applied in accordance with the provisions of the Security Agreement.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Security Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Security Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that unless otherwise directed by the Instructing Group, the Security Agent shall have the right (as directed by the Administrative Agent) from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 10. Security Agent Appointed Attorney-in-Fact. The Pledgor irrevocably makes, constitutes and appoints the Security Agent (and all officers, employees or agents designated by the Security Agent) as the Pledgor’s true and lawful agent and attorney-in-fact, and in such capacity the Security Agent shall have the right, with power of substitution for the Pledgor and in the Pledgor’s name or otherwise, for the use and benefit of the Security Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledge Agreement Collateral or any part thereof including with respect to any interest or dividend or distribution payable in respect of any Pledge Agreement Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledge Agreement Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledge Agreement Collateral or to enforce any rights in respect of any Pledge Agreement Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledge Agreement Collateral; (e) to make proof of loss, claims for insurance, and settlements and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledge Agreement Collateral, and to do all other acts and

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things necessary to carry out the purposes of this Agreement, as fully and completely as though the Security Agent were the absolute owner of the Pledge Agreement Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Security Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Security Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Pledge Agreement Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken under this Section by the Security Agent or any Secured Party with respect to the Pledge Agreement Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Security Agent or any Secured Party. It is understood and agreed that the appointment of the Security Agent as the agent and attorney-in-fact of the Pledgor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Pledgor of any of its obligations hereunder or under any other Operative Agreement with respect to the Pledge Agreement Collateral or any part thereof or impose any obligation on the Security Agent or any Secured Party to proceed in any particular manner with respect to the Pledge Agreement Collateral or any part thereof, or in any way limit the exercise by the Security Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Operative Agreement, by law or otherwise.

SECTION 11. Security Agent’s Duties, Standard of Care. The powers conferred on the Security Agent hereunder are solely to protect its interest in the Pledge Agreement Collateral and shall not impose any duty upon it to exercise any such powers. The Security Agent shall have no duty as to any Pledge Agreement Collateral except for using reasonable care in the custody and preservation of any Pledge Agreement Collateral in its physical possession and the accounting for moneys actually received by it hereunder; without limiting the foregoing, it is agreed that the Security Agent shall have no duty (a) to take any steps to preserve rights against prior parties (or any other Person) or to preserve any other rights pertaining to any Pledge Agreement Collateral, (b) to ascertain or to take any action with respect to or to inform the Pledgor of maturities, conversion, call, or exchange rights, tenders, offers to purchase any Pledge Agreement Collateral or any similar matters (notwithstanding the Security Agent’s knowledge thereof) nor (c) to take any action to protect against the possibility of a decline in the value of any Pledge Agreement Collateral, and no such duties shall be implied as arising hereunder (but, in each case, the Security Agent may in its sole discretion do so and all expenses reasonably incurred in connection therewith shall be part of the Secured Obligations). The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledge Agreement Collateral in its possession if such Pledge Agreement Collateral is accorded treatment substantially equal to that which it accords or would accord its own property. In no event shall the Security Agent be liable or responsible for any loss or damage to any of the Pledge Agreement Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Security Agent in good faith. Notwithstanding any provision of this Agreement to the contrary, the Security Agent shall not be required to make any request, demand or determination, take or omit to take any action or do any other discretionary function to be done by it under this Agreement unless it has been directed to do so in writing by the Administrative Agent (acting at the direction of the Instructing Group).

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SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Security Agent may exercise in respect of the Pledge Agreement Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon a default under the New York Uniform Commercial Code (whether or not the New York Uniform Commercial Code applies to the affected Pledge Agreement Collateral) or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where Secured Party enforces such rights and remedies, and also may, without notice, except as specified below, sell the Pledge Agreement Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Security Agent may deem commercially reasonable. The Pledgor agrees that to the extent a notice of sale shall be required by law, at least ten days notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Agent shall not be obligated to make any sale of Pledge Agreement Collateral regardless of whether a notice of sale shall have been given. The Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any Secured Party may, in its own name, or in the name of a designee or nominee, buy the Pledge Agreement Collateral at any public sale and, if permitted by applicable law, at any private sale; and shall have the right to credit against the amount of the bid made therefor the amount payable to such Secured Party out of the net proceeds of such sale in accordance with the terms hereof. If sale of all or any part of the Pledge Agreement Collateral is made on credit or for future delivery: (1) the Pledge Agreement Collateral so sold may be retained by the Security Agent until the sale price is paid by the purchaser or purchasers thereof, (2) the Secured Obligations shall be reduced only to the extent that payment is actually received by the Security Agent in respect of such sale, and (3) the Security Agent shall not incur any liability if any purchaser or purchasers shall fail to take up and pay for the Pledge Agreement Collateral so sold and, in case of any such failure, such Pledge Agreement Collateral may be sold again upon like notice.

(b) The Pledgor acknowledges that the Security Agent may proceed to make one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledge Agreement Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales may be at prices and other terms less favorable to the Pledgor than if such Pledge Agreement Collateral were sold at a public sale and that the Security Agent shall have no obligation to delay the sale of any such portion of the Pledge Agreement Collateral for the period of time necessary to permit the issuer of such Pledge Agreement Collateral to register or qualify such Pledge Agreement Collateral, even if such issuer would, or should, proceed to register or qualify such Pledge Agreement Collateral for public sale. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.

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(c) If any consent, approval or authorization of, or filing with, any Governmental Authority or any other Person is necessary to effect any disposition of the Pledge Agreement Collateral, including, without limitation, under any federal or state securities laws, the Pledgor agrees to execute all such applications, registrations and other documents and instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same. The Pledgor further agrees to use its best efforts to effectuate such sale, or other disposition of its Pledge Agreement Collateral, as the Security Agent may deem necessary or desirable pursuant to the terms of this Agreement.

(d) Notwithstanding any other provision of the Operative Agreements or any other obligation of the Security Agent, in connection with any disposition of the Pledge Agreement Collateral the Security Agent may disclose to prospective purchasers all of the information relating to the Pledge Agreement Collateral (and the issuer thereof) that is in the Security Agent’s possession or otherwise available to the Security Agent.

The Pledgor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Pledge Agreement Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and the Pledgor hereby waives all benefit or advantage of all such laws. The Pledgor covenants that it will not hinder, delay or impede the execution of any power granted to the Security Agent or any other Secured Party in this Agreement or any other Operative Agreement. The Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledge Agreement Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Pledge Agreement Collateral may at any such sale be offered and sold as an entirety. The Pledgor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Operative Agreements) in connection with this Agreement and any action taken by the Security Agent with respect to the Pledge Agreement Collateral.

Upon the occurrence and during the continuation of any Event of Default, the Security Agent may commence and maintain an action therefor and may maintain successive actions for each other Event of Default. The Security Agent’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless each Secured Obligation has been fully performed or paid.

Upon any sale of the Pledge Agreement Collateral by the Security Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Security Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledge Agreement Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Security Agent or such officer or be answerable in any way for the misapplication thereof.

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The Cash Proceeds of any sale of Pledge Agreement Collateral pursuant to this Section, as well as any Pledge Agreement Collateral consisting of cash, shall be applied by the Security Agent to the payment in full of the Secured Obligations in accordance with Section 5.03 of the Security Agreement.

The Security Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. For the avoidance of doubt, at the direction of the Instructing Group, the Security Agent shall be entitled to exercise all rights hereunder or otherwise that it may have against a part of the Pledge Agreement Collateral without taking action against any other Pledge Agreement Collateral and may apply the Proceeds thereof as Proceeds of Pledge Agreement Collateral in any fashion otherwise permitted hereunder (without regard to the specific source of such funds).

SECTION 13. Decision Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, the Security Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 12 in accordance with the instructions of the Instructing Group (and the Lenders, the Junior Secured Party and all other Secured Parties shall be bound by such instructions). The sole rights of the Junior Secured Party under this Security Agreement shall be to be secured by the Pledge Agreement Collateral and to receive the payments provided for in Section 12.

SECTION 14. Limitations on Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, the Security Agent shall not exercise any remedy provided for in Section 12 for the purpose of realizing value on the Pledge Agreement Collateral to be applied to the payment of the Junior Secured Obligations unless (y) such remedy is concurrently being exercised at the direction of the Instructing Group for the purpose of realizing value on the Collateral to be applied to the payment of the Senior Secured Obligations or (z) all Senior Secured Obligations shall have been paid in full and all Commitments shall have been terminated in accordance with the terms of the Credit Agreement.

SECTION 15. Additional Limitations on Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, the Security Agent shall not take any action upon an Event of Default to foreclose on the Pledge Agreement Collateral or exercise any other dispossessory remedies provided for in Section 12 for the purpose of realizing value on the Pledge Agreement Collateral to be applied to the payment of the Secured Obligations except in compliance with Section 6.10 of the Security Agreement.

SECTION 16. Costs; Indemnity. The Pledgor hereby agrees to pay, upon demand, to the Security Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other reasonable charges of its counsel and of any experts or agents, which the Security Agent may incur in connection with (i) the execution, delivery or administration of this Agreement (including the costs of any search, filing, recording or registration fee, taxes, stamp taxes, excise taxes and similar imposts), (ii) the retaking, custody or preservation of, preparation for sale, sale of, collection from or other realization upon, any of the

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Pledge Agreement Collateral and the like (and attorneys’, expert witnesses’ and consultants’ fees and disbursements related thereto or incurred in connection with any appeal, the enforcement of any judgment, or any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Pledgor that in any way affect the exercise by the Security Agent of its rights and remedies hereunder), (iii) the exercise, enforcement or protection of any of the rights of the Security Agent hereunder or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof. Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Security Agent, its affiliates and their respective officers, directors, employees, advisors, agents and the control persons (each, an “Indemnitee”) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating hereto, to any such transaction or to any Pledge Agreement Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. Notwithstanding any other provision of this Agreement, neither the Security Agent nor any other Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any indirect, special, punitive or consequential damages in connection with its activities hereunder or related to the Pledge Agreement Collateral. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Operative Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Advances, the invalidity or unenforceability of any term or provision of this Agreement or any other Operative Agreement, or any investigation made by or on behalf of the Security Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the rate specified in Section 3.2.2 of the Credit Agreement.

SECTION 17. Waivers; Amendments. No failure or delay of the Security Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Security Agent hereunder, and of the Security Agent, the Administrative Agent, the Lenders and the Junior Secured Party under the other Operative Agreements, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances. No waiver of any provisions of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by the next succeeding sentence, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) pursuant to an agreement or agreements in writing entered into by the Security Agent (acting at the direction of the Instructing Group) and the Pledgor with respect to

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which such waiver, amendment or modification is to apply and (ii) with any consent required under Section 10.1.1 of the Credit Agreement; provided, however, that, without the consent of the Junior Secured Party, no such amendment of Security Agreement or waiver or modification of the terms of any thereof, shall (i) modify any of the provisions of this Section 17, (ii) alter or modify the provisions of Section 12 hereof with respect to the order of priorities, or (iii) modify Section 2 hereof.

SECTION 18. Notices; Etc. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to the Pledgor, addressed to it at its office at 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P, 666 Fifth Avenue New York, New York 10103, Telephone: 212-318-3000, Facsimile: 212-318-3400, Attention: Paul Jacobs and Roy L. Goldman, (ii) if to the Security Agent, addressed to it at its office at 4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212-623-5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor, (iii) if to the Administrative Agent or any Lender, in accordance with the Credit Agreement, or (iv) if to the Junior Secured Party, in accordance with the Assigned Construction Contract. Whenever any notice in writing is required to be given by any party hereto to the other party to this Agreement, such notice shall be deemed and such requirement satisfied (i) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 19. Compliance with the Shipping Act. Notwithstanding any right, power or remedy granted to the Security Agent herein, or at law, in equity, admiralty or otherwise, the Security Agent will not take any action that causes a violation of Section 2 or Section 9 of the Shipping Act. The Security Agent represents and warrants to each Secured Party that as of the date hereof it is a U.S. Citizen. The Security Agent agrees that if to the actual knowledge of its officers directly involved in the transactions the subject of this Agreement the Security Agent is not or ceases to be a U.S. Citizen, it will resign as Security Agent in accordance with the provisions of the Security Agreement.

SECTION 20. Merger or Sale of Security Agent. Any corporation or association into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Security Agent may be sold or otherwise transferred, shall be the successor Security Agent hereunder without any further act.

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SECTION 21. Survival. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Security Agent and the Secured Parties and shall survive the making of the Advances and the execution and delivery of this Agreement and the other Operative Agreements regardless of any investigation made by the Security Agent or any Secured Party or on their behalf.

SECTION 22. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 23. Security Interest Absolute; Continuing Security Interest; Release. (a) All rights of the Security Agent hereunder, the security interest and lien granted hereby, and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Operative Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Operative Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other Pledge Agreement Collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement (other than the indefeasible payment in full of all of the Secured Obligations and the expiration or termination in full of all Commitments of the Lenders).

(b) This Agreement shall create a continuing security interest in the Pledge Agreement Collateral and shall (i) remain in full force and effect until all Commitments of the Lenders shall have expired or terminated in full and the principal of and accrued interest on the Advances shall have been repaid in full and any other Secured Obligation for which demand for payment has been made or which is otherwise then due and payable shall have been repaid in full, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Security Agent, the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Secured Obligations to the extent and in the manner provided in the Operative Agreements and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon (y) the exercise of the Vessel Purchase Option as a result of which all Membership Interest in the Obligor holding the title for such Vessel shall have been sold in compliance with the requirement of the Operating Agreements or (z) the payment in full of the principal of and accrued interest on the Advances (and any other Secured Obligation for which demand for payment has been made or which is otherwise then due and payable) and the expiration or termination in full of all Commitments of the Lenders, the security interest granted hereby shall terminate and all rights to the Pledge Agreement Collateral shall be

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transferred to the Class B Member or revert to the Pledgor, as applicable. Upon such termination, the Security Agent will, at the Pledgor’s expense, execute (or otherwise authenticate) and deliver to the Pledgor such documents or records as the Pledgor shall reasonably request to evidence such termination and/or transfer to the Pledgor or the Class B Member, as applicable, any Pledge Agreement Collateral (or rights or interests therein) in the Security Agent’s possession or under its control.

(c) If the Pledgor requests the release of the security interest and lien hereof on any Pledge Agreement Collateral to be sold or otherwise disposed of in a transaction permitted under the terms of the JV Agreement and delivers to the Security Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of the JV Agreement, then the Security Agent, if satisfied in good faith that such certificate is delivered in accordance with the terms of this Section, shall without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as the Pledgor may reasonably request (and at the Pledgor’s expense), which are necessary to effectuate the release of such Pledge Agreement Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition.

SECTION 24. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Security Agent in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Security Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

SECTION 25. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE CREATION, VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGE AGREEMENT COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 26. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY HERETO (i) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY IN ANY ACTION ARISING OUT OF THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (iv) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. THE PLEDGOR HEREBY

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IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 27. Headings. Article and Section headings used herein and preliminary statements are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 28. Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission shall be as effective as delivery of a manually executed counterpart. This Agreement and the other Operative Agreements, constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

USS PRODUCTS INVESTOR LLC, as Borrower

By: USS PRODUCT CARRIERS LLC, its Managing Member

By:
Name:
Title:

Agreed and Accepted:

JPMORGAN CHASE BANK, N.A., as Security Agent

By:
Name:
Title:

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SCHEDULE I

to Pledge Agreement

Name of the Pledgor	Name of the issuer	% of ownership	Number of Units	Certificate #

Schedule I-1

EXHIBIT H

to

Revolving Notes Facility Agreement

FORM OF ASSIGNMENT OF INSURANCES

[NAME OF VESSEL]

THIS ASSIGNMENT OF INSURANCES (this “Assignment”), dated as of ____________, 20    , between [NAME OF BORROWER SUBSIDIARY], a limited liability company organized and existing under the laws of the State of Delaware (the “Assignor”), in favor of [JPMORGAN CHASE BANK, N.A.] not in its individual capacity but solely as trustee and Security Agent under the Revolving Notes Facility Agreement (as hereinafter defined) (the “Assignee”).

PRELIMINARY STATEMENTS

WHEREAS:

(A) The Assignor is the sole owner of the whole of the United States flag vessel ____________, Official No. __________ (the “Vessel”).

(B) USS Products Investor LLC (the “Borrower”), the Assignor, the other Borrower subsidiaries identified therein (each, an “Obligor” and together with the Borrower and the Assignor, the “Obligors”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Blackstone Corporate Debt Administration L.L.C., as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) for the Lenders, the Assignee and Lehman Brothers Inc., as sole lead arranger and sole bookrunner, have heretofore entered into a Revolving Notes Facility Agreement dated as of August 7, 2006 (as supplemented, amended, restated or otherwise modified from time to time, the “Revolving Notes Facility Agreement”) pursuant to which, at the Borrower’s request, the Lenders have made available to the Obligors a credit facility of up to $325,000.00, the proceeds of which have been or will be used, among other things, to fund the construction and delivery of the Vessel;

(C) Concurrently with the Revolving Notes Facility Agreement, the Borrower, the Assignor, the other Obligors, USS Product Manager LLC, as the Manager (the “Manager”) and the Assignee have entered into a Security Agreement (as supplemented, amended, restated or otherwise modified form time to time, the “Security Agreement”) pursuant to which the Assignor and the other Obligors have pledged to the Assignee certain of their properties, rights, interests and privileges as security for their obligations under the Revolving Notes Facility Agreement and the other Operative Documents (as defined in the Revolving Notes Facility Agreement);

(D) By a First Preferred Ship Mortgage dated the date hereof (the “Mortgage”) by the Assignor in favor of the Assignee, the Assignor agreed, among other things, to insure and keep the Vessel insured in the name of the Assignor, naming the Assignee as an additional insured and as loss payee; and

(E) Under the terms of the Revolving Notes Facility Agreement and the Security Agreement, the Assignor is required to execute and deliver to the Assignee, as security for the obligations of the Obligors to the Secured Parties (as defined in the Revolving Notes Facility Agreement), an assignment of all of the Assignor’s right, title and interest in and to the insurances in respect of the Vessel and any proceeds related thereto.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Revolving Notes Facility Agreement shall have the same meanings when used herein and the other definitional provisions set forth in Section 1.5 thereof shall apply hereto.

2. Grant of Security. The Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in, to and under (i) all policies and contracts of insurance, including the Assignor’s rights under all entries in any protection and indemnity or war risks association or club, which are from time to time taken out by or for the Assignor in respect of the Vessel, her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof, including all claims of whatsoever nature, as well as returns premiums (all of which are herein collectively called the “Insurances”), and (ii) in and to all moneys and claims for moneys in connection therewith and all proceeds of all of the foregoing.

3. Notices; Loss Payable Clauses. (A) All Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in accordance with Section 12 of Article I of the Mortgage and in the form of Annex A hereto or in such other form as the Assignee may agree.

(B) All entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in accordance with Section 12 of Article I of the Mortgage and in the form of Annex B hereto or in such other form as the Assignee may agree.

4. Covenants and Undertakings. The Assignor hereby covenants with the Assignee that:

(A) It will do or permit to be done each and every act or thing which the Assignee may from time to time require to be done for the purpose of enforcing the Assignee’s rights under this Assignment and will allow its name to be used as and when required by the Assignee for that purpose; and

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(B) It will forthwith give notice in the form set out in Annex C attached hereto, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and earnings related thereto and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel and her earnings.

5. No Duty of Inquiry. The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder except such reasonable action as may be requested by any underwriter, association or club. The Assignor shall remain liable to perform all the obligations assumed by it in relation to the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.

6. Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its rights, title or interest in the whole or any part of the moneys and claims hereby assigned, to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment; and the Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned, including filing any and all UCC financing statements or renewals thereof in connection with this Assignment without the signature of the Assignor which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

7. Application of Proceeds. All moneys collected to received from time to time by the Assignee pursuant to this Assignment shall be applied in accordance with the terms of the Security Agreement.

8. Further Assurances. The Assignor agrees that any time and from time to time upon the written request of the Assignee it will duly execute and deliver any and all such further instruments and documents as may be specified in such request (which request shall be accompanied by the execution form of such instruments and documents) and as are necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby, or to obtain for the Assignee the full benefit of the specific rights and powers granted herein.

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9. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given to the Assignee specifically or otherwise in this Assignment shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower, the Assignor or any other Obligor or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from the Obligors to the Secured Parties and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby. For the avoidance of doubt, the Assignee shall be the only party entitled to exercise the remedies set forth hereunder.

10. Invalidity. Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

11. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Obligors under the Operative Agreements and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee or any other Secured Party for all or any part of the moneys hereby secured.

12. Waiver; Amendment. No terms or provisions of this Assignment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or shall be effective only in the specific instance and for the specific purpose given.

13. Termination. If all of the Secured Obligations (as defined in the Security Agreement) have been paid in full or the Assignor is released therefrom in accordance with the terms of the Security Agreement, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate.

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14. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Assignment to be made, given, furnished or filed shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), and shall be sent via electronic mail, confirmed telecopy, recognized overnight courier service or certified mail, return receipt requested and (i) if to the Assignor, addressed to it at its office at [c/o U.S. Shipping L.P., 399 Thornall Street, Edison, NJ 08837, Facsimile: 732-635-1918, Attention: Peter Simon, with a copy to: Fulbright & Jaworski L.L.P, 666 Fifth Avenue New York, New York 10103, Telephone: 212 318 3000, Facsimile: 212-318-3400, Attention: Paul Jacobs and Roy L. Goldman], and (ii) if to the Assignee, addressed to it at its office at [4 New York Plaza, 6th Floor, New York, NY 10004, Telephone: 212-623-5600, Facsimile: 212 623 5932, Attention: Worldwide Securities Services/Structured Finance Services-USS Products Investor]. Whenever any notice in writing is required to be given by either of the Assignor or the Assignee to the other, such notice shall be deemed and such requirement satisfied when such notice is received (x) on the date of delivery if sent by electronic mail with confirmed return receipt, or confirmed telecopy, (y) on the next Business Day if sent by recognized overnight courier service and (z) on the third Business Day following the date sent by certified mail, return receipt requested. Each of the Assignor and the Assignee may change the address to which notices to such party will be sent by giving notice of such change to the other.

16. Governing Law. This Assignment shall in all respects be governed by, and construed in accordance with, the law of the State of New York (excluding any non-mandatory conflicts of law provisions thereof that would result in the application of the law of any jurisdiction other than the State of New York), including all matters of construction, validity and performance.

17. Headings. The headings of the various Sections herein are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered on the day and year first above written.

[NAME OF BORROWER SUBSIDIARY]

By
Name:
Title:

6

ANNEX A

FORM OF LOSS PAYABLE CLAUSE

Hull and Machinery

Loss, if any, payable to [JPMORGAN CHASE BANK, N.A.], as trustee and security agent, mortgagee (the “Mortgagee”), for distribution by it to itself and to [NAME OF BORROWER SUBSIDIARY] (the “Owner”), as Owner, as their respective interests may appear, or order.

In the event of the actual total loss or agreed, compromised or constructive total loss of the Vessel, payment shall be made to the Mortgagee, for distribution by it to itself and to the Owner as their respective interests appear.

The Mortgagee shall be advised:

(1) at least thirty (30) days before cancellation of this insurance may take effect;

(2) of any failure to renew any such insurance at least thirty (30) days prior to the date of renewal thereof;

(3) of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(4) of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

ANNEX B

FORM OF LOSS PAYABLE CLAUSE

Protection and Indemnity

Payment of any recovery that [NAME OF BORROWER SUBSIDIARY] (the “Owner”) is entitled to make out of the funds of the [Association] in respect of any liability, costs or expenses incurred by him shall be made to the Owner or to his order unless and until the protection and indemnity association receives notice from [JPMORGAN CHASE BANK N.A.], as trustee and security agent, mortgagee (the “Mortgagee”), that the Owner is in default under the mortgage, in which event all recoveries shall thereafter be paid to the Mortgagee for distribution by it to itself and to the Owner, as their respective interests may appear, or order; provided always that no liability whatsoever shall attach to the protection and indemnity association, its managers or their agents for failure to comply with the latter obligation until after the expiry of two (2) business days from the receipt of such notice.

The Mortgagee shall be advised:

(1) at least fifteen (15) days before cancellation of this insurance may take effect;

(2) of any failure to renew any such insurance at least fifteen (15) days prior to the date of renewal thereof;

(3) of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(4) of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

ANNEX C

FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

TO:

TAKE NOTICE:

(a) that by an assignment of insurances (the “Assignment”) dated the ___________________ day of __________ made by us to [JPMORGAN CHASE BANK N.A.], as trustee and Security Agent (the “Assignee”), a copy of which is attached hereto, we have assigned to the Assignee as from the date hereof, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any protection and indemnity or war risk association or club, which are from time to time taken out by us in respect of the United States flag vessel ________________, Official No. ___________ (the “Vessel”), and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the “Insurances”);

(b) that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under

(i) all Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Annex A of the Assignment; and

(ii) all entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Annex B of the Assignment; and

(c) that you are hereby instructed to endorse the Assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.

DATED AS OF THE ______ day of _______________.

[NAME OF BORROWER SUBSIDIARY]

By:
Name:
Title:

We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:

By:
Name:
Title:

2

EXHIBIT I

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________________,             , is by and among [NAME OF BORROWER SUBSIDIARY] (the “Borrower Subsidiary”, Blackstone Corporate Debt Administration L.L.C., as Administrative Agent (the “Administrative Agent”) and JPMorgan Chase Bank, N.A., as Security Agent (the “Security Agent”) under that certain Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among USS Products Investor LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Borrower Subsidiaries as are or may become parties thereto, as obligors (collectively the “Obligor” and each individually, an “Obligor”), certain financial institutions as are or may become parties thereto, as lenders (collectively, the “Lenders”), the Administrative Agent and the Security Agent, as Security Agent from the Secured Parties (as defined in the Credit Agreement). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement and the Security Agreement, as applicable.

WHEREAS, pursuant to the terms of Section 7.3.13 of the Credit Agreement, each Borrower Subsidiary is required to become an “Obligor” under the Credit Agreement and the Security Agreement by execution of this Joinder Agreement. Accordingly, the Borrower Subsidiary hereby agrees as follows:

1. The Borrower Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Borrower Subsidiary will be deemed to be a party to the Credit Agreement and an “Obligor” for all purposes of the Credit Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Credit Agreement. The Borrower Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Borrower Subsidiary hereby agrees to be jointly and severally together with the other Obligors liable to each Lender and the Administrative Agent, as provided in Section 10.15 of the Credit Agreement, for the prompt payment and performance by the Borrower and the other Obligors of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The Borrower Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Borrower Subsidiary will be deemed to be a party to the Security Agreement and an “Obligor” for all purposes of the Security Agreement, and shall have all the obligations of an Obligor thereunder as if it had executed the Security Agreement. The Borrower Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Borrower Subsidiary hereby grants to the Security Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Borrower Subsidiary in and to the Collateral of the Borrower Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations. The Borrower Subsidiary hereby represents and warrants to the Security Agent that:

(a) The signature page to this Agreement lists the true legal name of the Borrower Subsidiary as registered in the jurisdiction in which the Borrower Subsidiary is formed. The Borrower Subsidiary sole state of formation is the State of [.] and identification number (if any) as designated by such state is set forth below the Obligor’s name on its signature page hereto. The Borrower Subsidiary is not now and has not been known by any trade name. The place(s) of business of the Borrower Subsidiary or, if the Borrower Subsidiary has more than one place of business, the chief executive office of the Borrower Subsidiary, the office where the Borrower Subsidiary keeps its records concerning its Accounts, and all originals of all Chattel Paper and such Obligor’s federal identification number are set forth on Schedule I hereto.

(b) The Borrower Subsidiary owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by the Security Agreement and except as permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Security Agent relating to the Security Agreement. This Security Agreement creates a valid security interest in the Collateral (other than Vessels documented with the National Vessel Documentation Center), securing the payment of the Secured Obligations, and except for the proper filing of a Uniform Commercial Code Financing Statement with the Secretary of State of the State of [Borrower Subsidiary state of formation], all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a first priority security interest. Upon the execution and delivery of a Mortgage with respect to any Vessel owned by any Obligor and the filing of such Mortgage at the National Vessel Documentation Center of the U.S. Coast Guard, such Mortgage will be a first referred mortgage within the meaning of the Ship Mortgage Act and will qualify for the benefits accorded preferred mortgage under the Ship Mortgage Act, and no other filing or recording or refiling or rerecording or any other act shall be necessary or advisable to create or perfect such security interest under such Mortgage or in the mortgaged property therein described. The Borrower Subsidiary owns no real property.

(c) The Borrower Subsidiary has exclusive possession and control of the Equipment and Inventory other than any in the possession of the Contractor or any Charterer (which is subject to a valid and enforceable Assignment of Charter).

(d) The Borrower Subsidiary has, contemporaneously herewith, delivered to the Security Agent possession of all originals of all negotiable Documents and Instruments and Chattel Paper and promissory notes currently owned or held by the Borrower Subsidiary (duly endorsed in blank, if requested by the Security Agent). The Borrower Subsidiary is not a party to any federal, state or local government contract, other than those contracts that have been disclosed to the Security Agent within five (5) days after execution thereof by the Borrower Subsidiary.

(e) The Borrower Subsidiary does not own or have any interest in any Intellectual Property Collateral as of the date hereof.

(f) The Security Agreement constitutes the legal, valid and binding obligations of the Borrower Subsidiary enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(g) The Borrower Subsidiary does not have any Deposit Accounts, Securities Accounts, collateral accounts or any other accounts with any Person other than the Security Agent.

(h) All Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the Borrower Subsidiary are listed on Schedule II attached hereto.

(i) The Vessel described on Schedule III attached hereto has been delivered to the Borrower Subsidiary, and, upon execution and delivery of this Agreement, will be included in the property of the Borrower Subsidiary and covered by the Lien of the Security Agreement and related Mortgage.

3. The address of the Borrower Subsidiary for purposes of all notices and other communications is as follows:

[c/o USS Products Investor LLC]

____________________________

____________________________

Telephone: __________________

Telecopy:   __________________

Attn:          ___________________

4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and each of Administrative Agent, for the benefit of the Lenders, and the Security Agent, for the benefit of the Secured Parties, has caused the same to be acknowledged and accepted by its authorized officer, as of the day and year first above written.

[NAME OF BORROWER SUBSIDIARY], as the Borrower Subsidiary

By:
Name:
Title:

Acknowledged and accepted:

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as the Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Security Agent

By:
Name:
Title:

Schedule I

[PLACE OF BUSINESS]

Schedule II

[COMMERCIAL TORT CLAIMS]

Schedule III

[DESCRIPTION OF VESSEL]

SCHEDULE I

DISCLOSURE SCHEDULE

Section 6.3 (Government Approval, Regulation, etc.) Filings of UCC-I financing statements must be made with the Secretary of State of Delaware to perfect the security interests. The mortgages must be filed and recorded with the United States Coast Guard National Vessel Documentation Center.

Section 6.5 (No Material Adverse Change, etc.)             None.

Section 6.6 (Litigation, etc.) None.

Section 7.2.4 (Investments) None.

I-1

SCHEDULE II

SUBORDINATION PROVISIONS

All Subordinated Indebtedness (as hereinafter defined) is subordinated and subject in right of payment to the prior payment in full of all Secured Obligations. Each holder (each, a “Subordinated Debt Holder”) of the instrument to which this schedule is attached (such instrument, the “Subordinated Note”), by its acceptance thereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Revolving Notes Facility Agreement, dated as of August 7, 2006 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among USS Products Investor LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Borrower Subsidiaries as are or may become parties thereto, as obligors (together with the Borrower, the “Obligor” and each individually, an “Obligor”), certain financial institutions as are or may become parties thereto, as lenders (collectively, the “Lenders”), Blackstone Corporate Debt Administration L.L.C., as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the “Administrative Agent”), and JPMorgan Chase Bank, N.A., as security agent (in such capacity together with its successors in such capacity, the “Security Agent”) for the Secured Parties (as defined in the Credit Agreement). In addition, the following terms shall have the meaning herein specified:

“Subordinated Indebtedness”, as used herein, shall mean all obligations of any Obligor that is the payor under the Subordinated Note (the “Payor Obligor”) now or hereafter existing under the Subordinated Note (whether created directly or acquired by assignment or otherwise), whether direct or indirect, absolute or contingent, and whether for principal, interest (including interest payable in respect of any such obligations subsequent to the commencement of any proceeding against or with respect to the Payor Obligor under any chapter of the Bankruptcy Code, or any provision of a state bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor, whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding, and whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses, indemnities or otherwise.

“Termination Date” means the date on which the financing liabilities (other than unasserted contingent liabilities which by their nature survive the termination of the applicable Senior Documents) shall have been paid in full in cash.

Prior to the Termination Date, no payment of any kind (whether in cash, property or securities) on account of all or any part of the Subordinated Indebtedness shall be made by the Payor Obligor unless payment in full of all amounts outstanding on all Secured Obligations has been made; provided, that nothing herein shall be deemed to prohibit payment in respect of the Subordinated Indebtedness paid made in accordance with the terms of the Loan Documents or to prohibit any receipt by the Payor Obligor of any debt or equity securities of the Payor Obligor as reorganized or readjusted, or debt or equity securities of the Payor Obligor (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Payor Obligor), that are subordinated, to at least the same extent as the Subordinated Indebtedness, to the payment of all Secured Obligations that will be outstanding after giving effect to such plan of reorganization or readjustment (such securities, the “Reorganization Debt Securities”). For purposes of these provisions, the Secured Obligations shall not be deemed paid in full until the obligee of such Secured Obligations shall have indefeasibly received payment in full in cash.

No Subordinated Debt Holder shall ask, demand, sue for, take or receive from the Payor Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral or any guaranty of payment or performance), payment of all or any of the Subordinated Indebtedness unless and until the Termination Date shall have occurred; provided, that nothing herein shall be deemed to prohibit any payment in respect of any of the Subordinated Indebtedness made in accordance with the proviso to the first sentence of the immediately preceding paragraph or to prohibit any receipt by any Subordinated Debt Holder of any Reorganization Debt Securities.

Upon any payment or distribution of all or any of the assets of the Payor Obligor of any kind or character, whether in cash, property or securities, to creditors of the Payor Obligor upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Payor Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor Obligor, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Secured Obligations shall first be paid in full before any Subordinated Debt Holder shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Indebtedness (whether for principal, premium, interest or otherwise), provided, that nothing herein shall be deemed to prohibit any payment in respect of any of the Subordinated Indebtedness made in accordance with the proviso to the first sentence of the third paragraph hereof or to prohibit any receipt by any Subordinated Debt Holder of any Reorganization Debt Securities, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Payor Obligor of any kind or character, whether in cash, property or securities, to which such Subordinated Debt Holder would be entitled, except as otherwise provided herein, shall be paid by the Payor Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by any Subordinated Debt Holder if received by it, directly to the Security Agent for application in accordance with the Loan Documents. So long as the Secured Obligations are outstanding, no Subordinated Debt Holder shall commence, or join with any creditor other than the Security Agent or the Secured Parties in commencing, or directly or indirectly cause the Payor Obligor to commence, or assist the Payor Obligor in commencing, any proceeding referred to in the preceding sentence or take or permit any action prejudicial or inconsistent with the priority position of the Secured Obligations over the Subordinated Indebtedness. At any meeting of creditors of the Payor Obligor or in the event of any case or proceeding referred to above, the Security Agent, on behalf of the Secured Parties, is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Payor Obligor distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Indebtedness, and apply such cash to or to hold such other assets or securities as collateral for the Secured Obligations, and to apply to the Secured Obligations any cash proceeds of any realization upon such other assets or securities, until all of the Secured Obligations shall have been paid in full.

No Subordinated Debt Holder shall, without the prior written consent of the holders of the Secured Obligations, have any right to accelerate payment of, or institute any proceedings to enforce (including the commencement of any insolvency proceeding), the terms of the Subordinated Indebtedness so long as any Secured Obligations are outstanding.

After the termination and the payment or satisfaction in full of the Secured Obligations, the holders of the Subordinated Indebtedness shall be subrogated to the rights of the Secured Parties to receive payments or distributions of cash, property or securities of the Payor Obligor applicable to the Secured Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Indebtedness shall be paid in full subject to the terms and conditions of any agreement among the holders of the Subordinated Indebtedness and any other Subordinated Indebtedness of the Payor Obligor. Until payment in full of the Secured Obligations, no Subordinated Debt Holder shall have any right of subrogation, reimbursement, restitution, continuation or indemnity whatsoever from any assets of the Payor Obligor. Each Subordinated Debt Holder further waives any and all rights with respect to marshaling.

If any payment or distribution of assets of the Payor Obligor of any kind or character, whether in cash, property or securities, shall be received by any Subordinated Debt Holder before all Secured Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over to, the Security Agent, on behalf of the Secured Parties, for application to the payment in full of the Secured Obligations until all Secured Obligations shall have been paid in full; provided, that nothing herein shall be deemed to prohibit any payment in respect of any of the Subordinated Indebtedness made in accordance with the proviso to the first sentence of the fifth paragraph hereof or to prohibit any receipt by any Subordinated Debt Holder of any Reorganization Debt Securities. If any Subordinated Debt Holder, in contravention of the terms of this instrument, shall commence, prosecute or participate in any suit, action or proceeding against the Payor Obligor, then the Payor Obligor may interpose as a defense or plea the making of this instrument, and the Secured Parties or the Secured Agent, acting upon directions of the Administrative Agent, may intervene and interpose such defense or plea in its name or in the name of the Payor Obligor. If any Subordinated Debt Holder, in contravention of the terms of this instrument, shall attempt to collect any of the Subordinated Indebtedness or enforce any of the terms of the Subordinated Indebtedness or any documents related to the Subordinated Indebtedness, then the Secured Parties, the Security Agent or the Payor Obligor, by virtue of this instrument, restrain the enforcement thereof in the name of the Secured Parties, the Security Agent or the Payor Obligor.

Nothing contained in this instrument is intended to or shall impair as between the Payor Obligor, creditors of the Payor Obligor (other than the Secured Parties) and the Subordinated Debt Holders, the obligations of the Payor Obligor to pay to the Subordinated Debt Holders, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Subordinated Debt Holders and creditors of the Payor Obligor (other than the Secured Parties).

Neither the Security Agent nor any Secured Party shall be prejudiced in their respective rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Payor Obligor.

Each Subordinated Debt Holder agrees to execute and deliver such further documents and to do such other acts and things as the Security Agent, acting upon directions of the Administrative Agent, or any Secured Party may reasonably request in order fully to effect the purposes of these subordination provisions. Each Subordinated Debt Holder by its acceptance hereof authorizes and directs the Security Agent on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and irrevocably appoints the Security Agent as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Secured Parties, shall not be affected by (i) any amendment of, or addition or supplement to, any Loan Document, or any other document evidencing or securing the Secured Obligations, (ii) any exercise or nonexercise of any right, power or remedy under or in. respect of any Loan Document, or any other document evidencing or securing the Secured Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of any Loan Document, or any other document evidencing or securing the Secured Obligations, whether or not any Subordinated Debt Holder shall have had notice or knowledge of any of the foregoing. No failure on the part of the Security Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Each Subordinated Debt Holder and the Payor Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and these terms of subordination and any requirement that the Security Agent or any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Payor Obligor or any other Person or in respect of any Collateral.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Security Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of the Payor Obligor or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Secured Obligations and termination of the Loan Documents, (ii) be binding upon each Subordinated Debt Holder and the Payor Obligor and each of their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Security Collateral Agent and the Secured Parties.

Without limiting the generality of the foregoing clause (iii), the Security Agent and any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Loan Documents to any other Person (to the extent permitted by the Loan Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Security Agent or such Secured Party herein or otherwise.

Each Subordinated Debt Holder agrees that the Payor Obligor and Secured Parties may agree to increase the amount of the Secured Obligations or otherwise modify the terms of any of the Secured Obligations, and the Secured Parties may grant extensions of the time of payment or performance and make compromises, including releases of collateral or guaranties, and settlements with the Payor Obligor and all other persons, in each case without the consent of any Subordinated Debt Holder or the Corporation and without affecting the agreements of such Subordinated Debt Holder or the Payor Obligor contained in this instrument; provided, however, that nothing contained in this paragraph shall constitute a waiver of the right of the Payor Obligor to agree or consent to a settlement or compromise of a claim which the Secured Parties may have against the Payor Obligor.

No Subordinated Debt Holder will, at any time while this instrument is in effect modify any of the terms of any of the Subordinated Indebtedness or any of the documents related to the Subordinated Indebtedness without prior written consent of the Security Agent (acting upon directions of the Administrative Agent).

Notwithstanding anything in this instrument to the contrary, all payments in respect of the Subordinated Indebtedness shall be applied in accordance with payment priorities set forth in Article V of the Security Agreement.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York but without giving effect to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

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